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As filed with the Securities and Exchange Commission on September 22, 2005.	Registration No. 333-123179

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 5 TO
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VIRGIN RIVER CASINO CORPORATION
RBG, LLC
B & B B, INC.
(Exact name of registrant as specified in its charter)

NEVADA NEVADA NEVADA (State or other jurisdiction of incorporation or organization)	6510 7990 7990 (Primary Standard Industrial Classification Code Number)	88-0238611 86-0860535 88-0254007 (I.R.S. Employer Identification No.)
897 West Mesquite Boulevard Mesquite, Nevada 89027 (702) 346-4000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert R. Black, Sr.
Chief Executive Officer and Manager
911 North Buffalo, Suite #201
Las Vegas, Nevada 89128
(702) 222-2222
(Name, address, including zip code, and
telephone number, including area code, of agent for service)

with a copy to:
Sherwood N. Cook, Esq. Kummer Kaempfer Bonner & Renshaw 3800 Howard Hughes Parkway, 7th Floor Las Vegas, Nevada 89109 (702) 792-7000	Curt Mayer Virgin River Casino Corporation 897 West Mesquite Boulevard Mesquite, Nevada 89027 (702) 346-4000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant files a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement becomes effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), determines.

TABLE OF ADDITIONAL REGISTRANTS

        Each of the following direct and indirect subsidiaries of RBG, LLC and each other subsidiary that is or becomes a guarantor of the securities registered hereby, is hereby deemed to be a registrant.

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.	Address, including zip code, and telephone number, of principal executive offices
Casablanca Resorts, LLC	Nevada	7990	88-0492081	897 West Mesquite Blvd Mesquite, NV 89027
Oasis Interval Ownership, LLC.	Nevada	6510	88-0500066	897 West Mesquite Blvd Mesquite, NV 89027
Oasis Interval Management, LLC	Nevada	6531	88-0500065	897 West Mesquite Blvd Mesquite, NV 89027
Oasis Recreational Properties, Inc.	Nevada	7990	88-0499167	897 West Mesquite Blvd Mesquite, NV 89027

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 22, 2005

PROSPECTUS

Virgin River Casino Corporation
RBG, LLC
B & B B, Inc.

OFFER TO EXCHANGE
$125,000,000 aggregate principal amount
9% Senior Secured Notes due 2012
AND
$66,000,000 aggregate principal amount at maturity
12 3/4% Senior Subordinated Discount Notes due 2013

        We are offering to exchange any and all outstanding 9% Senior Secured Notes due 2012, or the old senior notes, for a like aggregate principal amount of 9% Senior Secured Notes due 2012 that have been registered under the Securities Act of 1933, or the new senior notes. We are also offering to exchange any and all outstanding 12 3/4% Senior Subordinated Discount Notes due 2013, or the old senior subordinated notes, for a like aggregate principal of 12 3/4% Senior Subordinated Discount Notes due 2013 that have been registered under the Securities Act of 1933, or the new senior subordinated notes. We refer to the old senior notes together with the old senior subordinated notes as the old notes. We refer to the new senior notes together with the new senior subordinated notes as the new notes. We refer to the old notes together with the new notes as the notes. The new notes are identical to the applicable old notes, except that the new notes have been registered under the federal securities laws, are not entitled to certain registration rights relating to such old notes and do not contain provisions for liquidated damages. The new notes will represent the same debt as the applicable old notes and we will issue the new notes under the same indenture as the applicable old notes.

        The principal features of the exchange offer are as follows:

  •
  The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2005, unless extended.

  •
  The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission.

  •
  We will exchange all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

  •
  You may withdraw tendered old notes at any time before the expiration of the exchange offer.

  •
  We do not intend to apply for listing of the new notes on any securities exchange or arrange for them to be quoted on any automated quotation system.

  •
  We will not receive any proceeds from the exchange offer. We will pay all expenses incurred by us in connection with the exchange offer and the issuance of the exchange notes.

        You should carefully consider the risk factors beginning on page 17 of this prospectus before participating in the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        None of the Nevada Gaming Commission, the Nevada Gaming Control Board or any other gaming authority has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus.

The date of this prospectus is                        , 2005.

        You should rely only upon the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-4, together with any amendments thereto, with the Securities and Exchange Commission, or the Commission, under the Securities Act of 1933, or Securities Act, with respect to the new notes. This prospectus, which constitutes a part of the registration statement, omits certain information contained in the registration statement and reference is made to the registration statement and the exhibits and schedules thereto for further information with respect to us and the new notes offered hereby. This prospectus contains summaries of the material terms and provisions of certain documents and in each instance reference is made to the copy of the such document filed as an exhibit to the registration statement. Each such summary is qualified in its entirety by such reference.

        Upon effectiveness of the registration statement, we will be subject to the informational reporting requirements of the Securities Exchange Act of 1934, or Exchange Act. We have agreed that, whether or not required to do so by the rules and regulations of the Commission (and within the time periods that are or would be prescribed thereby), for so long as any of the notes remains outstanding, we will furnish to the holders of the notes and file with the Commission (unless the Commission will not accept such filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if we were required to file such forms, include a "Management's Discussion and Analysis on Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our certified independent accountants/auditors and (ii) all reports that would be required to be filed with the Commission on Form 8-K if we were required to file such reports. In addition, for so long as any of the old notes remain outstanding, we have agreed to make available, upon request, to any prospective purchaser or beneficial owner of the old notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act. Information also may be obtained from us at Virgin River Casino Corporation, 897 West Mesquite Boulevard, Mesquite, NV 89027, Attention: Curt Mayer, Chief Financial Officer, telephone (702) 346-4000.

        The registration statement (including the exhibits and schedules thereto) and the periodic reports and other information may be inspected and copied at the public reference facilities of the Commission, Room 1580, 100 F Street NE, Washington, D.C. 20002. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of such material can be obtained from the Commission by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, Room 1580, 100 F Street NE, Washington, D.C. 20002. In addition, the Commission maintains a website (http://www.sec.gov) that contains such reports and other information we have filed.

TRADEMARKS

        Starbucks® is a registered trademark of Starbucks U.S. Brands Corporation; Wheel of Fortune® is a registered trademark of Califon Productions, Inc. and is licensed to International Game Technology ("IGT") for its Wheel of Fortune® branded games; Megabucks® is a registered trademark of IGT; Monopoly® is a registered trademark of Hasbro, Inc. and is licensed to WMS Gaming Inc. for its Monopoly® branded games.

FORWARD LOOKING STATEMENTS

        This prospectus includes "forward-looking statements" within the meaning of the federal securities laws. These statements relate to matters that are not historical facts that we refer to as "forward-looking statements" regarding, among other things, our business strategy, our plans and prospects, our financial position, projections of future results of operations or financial condition, expectations for our casino properties, expectations of the continued availability of capital resources and all statements with respect to the Transactions (as defined herein). These statements may be identified by the use of forward-looking terminology such as "believes," "estimates," "expects," "plans," "predicts," "intends," "may," "will," "should," "could," "would," "likely," "continue" or "anticipates" or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties.

        Although we believe that these forward-looking statements are reasonable, they are based upon our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Forward-looking statements should not be regarded as a representation by us or any other person that the forward-looking statements will be achieved. Given these uncertainties, undue reliance should not be placed on any forward-looking statements.

        Forward-looking statements included in this prospectus are made as of the date of this prospectus. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur, and you should read this prospectus completely with the understanding that actual future results may differ materially from what we expect.

PROSPECTUS SUMMARY

        This summary highlights information from this prospectus, but is not complete and may not contain all the information that may be important to you. You should carefully read this entire prospectus and the documents we have referred you to carefully before you decide whether to participate in the exchange offer. This summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the combined financial statements and notes thereto, appearing elsewhere in this prospectus.

        Unless the context otherwise indicates and except with respect to any description of the notes, reference to "Company," "we," "us," and "our" refer collectively to Virgin River Casino Corporation, RBG, LLC and B & B B, Inc., and its direct and indirect wholly owned subsidiaries Casablanca Resorts, LLC, Oasis Interval Ownership, LLC, Oasis Interval Management, LLC and Oasis Recreational Properties, Inc. Unless otherwise specified herein, references to the "Transactions" shall mean the transactions described below under "The Transactions."

Virgin River Casino Corporation
RBG, LLC
B & B B, Inc.

The Company

        The Company owns and operates the CasaBlanca Hotel & Casino ("CasaBlanca"), the Oasis Hotel & Casino ("Oasis") and the Virgin River Hotel & Casino ("Virgin River") in Mesquite, Nevada, which is located approximately 80 miles north of Las Vegas. We own three of the four casinos operating in Mesquite and our properties have a dominant market share, having collectively captured approximately 75% of Mesquite's gaming revenue since fiscal year 2002, the first full year of operations of the Oasis by us. Our properties are well established, each having been in operation for at least nine years, and serve as significant drive-in gaming and resort destinations. Our properties collectively feature 2,421 slot machines, 76 table games, 2,149 hotel rooms and 85 timeshare units, and offer extensive amenities, including championship golf courses, full service spas, a bowling center, movie theaters, restaurants, and banquet and conference facilities. With each of our properties, we leverage our extensive value-oriented amenities and emphasis on slot play to target middle market gaming customers, who overwhelmingly favor slot play. For the twelve months ended December 31, 2004, we generated net revenues of $157.3 million and for the six months ended June 30, 2005 we generated net revenues of $85.3 million. We expect to continue to benefit from the rapidly growing Mesquite market and further capitalize on growth opportunities by renovating and expanding our properties.

        The following table summarizes our properties:

	CasaBlanca	Oasis	Virgin River
Year Opened	1995	1981	1990
Gaming Square Feet	27,000	34,700	36,000
Slot Machines	779	825	817
Table Games	27	31	18
Hotel Rooms	477 tower rooms (includes 18 suites) 22 timeshare units	950 rooms (includes 49 suites) 63 timeshare units	722 rooms (includes 2 suites)
Amenities	• Race & sports book • Golf course • Full service spa • Swimming pool • Tennis courts • Volleyball court	• Live poker room • Golf course • Full service spa • Swimming pool • Tennis courts • Pizza pub & sports book	• Race & sports book • Live poker room • 24-lane bowling center • Swimming pools • 24-hour café • Buffet restaurant

	CasaBlanca	Oasis	Virgin River

	• 24-hour café • Fine dining restaurant • Buffet restaurant • Starbucks® • Ice cream parlor • Gift shop • Banquet room • 550-seat showroom • Conference facilitie	• 24-hour café • Fine dining restaurant • Buffet restaurant • Ice cream parlor • Gift Shop • Banquet room • Night club • Gun club	• Gift shop • Four movie theaters • 350-seat bingo hall
Parking	1,940 automobiles 45 unit R.V. park	1,800 automobiles 87 unit R.V. park	1,650 automobiles 47 unit R.V. park

Competitive Strengths

        Limited Competition.    Our properties have collectively captured approximately 75% of the market since fiscal year 2002. Our principal competition in the Mesquite gaming market is the Eureka Hotel & Casino ("Eureka"), the only other licensed resort gaming facility in Mesquite. We also own the Mesquite Star Hotel & Casino ("Mesquite Star"), currently a non-operating casino, which we acquired out of bankruptcy in November 2000. We are presently using the Mesquite Star as a special events facility and for overflow hotel traffic from our other properties.

        Well-Situated.    Mesquite is located centrally in the Virgin River Valley at the tri-state intersection of Nevada, Arizona and Utah. Our properties are conveniently located off of exits 120 and 122 on Interstate 15, a highway that extends from San Diego, California to the Canadian border at Sweetgrass, Montana and runs directly through Mesquite as well as major cities such as Las Vegas and Salt Lake City, Utah.

        Growing Mesquite Market.    According to the Nevada State Gaming Control Board, the Mesquite market generated $118.4 million of gaming revenue for the twelve months ended September 30, 2004, representing a 6.9% increase over the same period in 2003. Furthermore, Mesquite's gaming revenue has grown from $92.9 million in 1999 to $118.4 million in the twelve months ended September 30, 2004, a compounded annual growth rate of 5.2%.

        Strong Ownership and Experienced Management Team.    We are indirectly majority owned and controlled by Robert R. Black, Sr., our Chairman of the Board, Chief Executive Officer and President. Mr. Black spearheaded the development of the Virgin River and was the driving force behind the acquisition of the CasaBlanca, the Oasis and the Mesquite Star. In addition, we have a proven operating management team with substantial experience in the gaming industry and with our properties.

Operating Strategy

        Expand and Renovate Existing Properties.    In order to offer our customers attractive and modern facilities, we plan to continue to renovate our facilities, add amenities and remodel and expand some of our restaurants and spa facilities. We believe these initiatives will enhance our environment to promote customer loyalty and satisfaction, repeat business, enhanced playing time and increased brand recognition. Furthermore, to accommodate long-term market growth and high hotel occupancy rates, we plan to expand the CasaBlanca by adding a 160-220 room hotel tower and a 12,000-18,000 square foot convention center.

        Emphasize Slot Play.    We emphasize slot machine wagering, which we believe is the fastest growing, most stable and most profitable segment of the casino entertainment business. According to the

Nevada State Gaming Control Board, for the twelve months ended September 30, 2004, 85% of the gaming revenues in the Mesquite market were generated through slot play, compared to an average of 54% for the Las Vegas market during the same period. To cater to our local customer base and appeal to our middle market guests, we offer over 950 video poker machines and over half of our slot machines are of penny, nickel or quarter denominations. In addition, to offer a greater variety of slot machines, higher frequency payouts and longer periods of play for the casino play entertainment dollar relative to traditional reel devices, we are in the process of converting our slot machines to coinless slot technology or to slot machines with advanced electronic games. The conversion of our slot machines to new technologies will also allow us to increase our slot revenue by increasing our win per machine and increase our profitability by reducing our casino labor costs.

        Continue to Offer High Quality Value-Oriented Product.    Our casinos provide a high-quality gaming and resort entertainment experience at an affordable price targeted at middle market guests. We offer various amenities at an affordable price to complement our gaming options. Through our three distinct properties with extensive amenities, we are able to appeal to and attract different customer segments of the middle market and effectively market promotional packages that include hotel rooms and golf and spa getaways at value prices.

        Attract New and Repeat Customers.    We advertise extensively through several media outlets, including highway billboards, bus billboards, radio and television to attract new and repeat customers and to create a high level of brand recognition. To attract repeat customers and increase revenue from our existing customer base, we will continue to leverage our player-tracking database and our golf player database and make direct marketing a key component for reaching our customer base.

Competition

        We face competition in the market in which our gaming facilities are located as well as in or near any geographic area from which we attract or expect to attract a significant number of our customers. As a result, our casino properties face direct competition from all other casinos and hotels in the Las Vegas, Nevada region and the Wendover, Nevada region as well as the California gaming market.

        Mesquite, Nevada.    There are four hotel casinos in Mesquite, Nevada, three of which are owned by us. The only other licensed resort gaming facility in Mesquite is the Eureka. Although we captured approximately 75% of the gaming market in Mesquite, we believe that the hotel casinos are sufficiently distinct and diversified such that each property caters to a different type of clientele. However, there is no limit on the number of gaming licenses that may be granted in Mesquite or in some of the other gaming markets in which we compete. In particular, other than zoning limitations and licensing requirements of the City of Mesquite, there are no restrictions on additional casinos being constructed and opened in Mesquite, including by competitors that may have greater financial and other resources than we do.

        Las Vegas, Nevada.    Many of our competitors in the Las Vegas market have significantly greater name recognition and financial, marketing and other resources than we do. However, our focus on providing value-oriented amenities with a quality casino experience attracts many of the Las Vegas locals who want to enjoy a weekend getaway.

        West Wendover, Nevada.    West Wendover, Nevada is located on the eastern border of Nevada in Elko County. We compete with these casinos for gaming customers located in Salt Lake City, Utah and the outlying areas. Nonetheless, we believe our more favorable climate and more attractive amenities give us a competitive advantage.

        California Gaming Market.    Voters in California approved an amendment to the California constitution on March 7, 2000 that gave Native American tribes in California the right to offer a limited number of slot machines and a range of house-banked card games. A number of Native American tribes have already signed and others have begun signing gaming compacts with the State of California. The competitive impact on our gaming establishments from the continued growth of gaming in California cannot be definitively determined but, depending on the nature, extent and location of the growth, the impact could be material.

Risk Factors

        An investment in the notes involves a high degree of risk including the following risks:

  •
  Substantial Debt—Our substantial level of debt could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes and our other debt. We have substantial debt. As of June 30, 2005 we have total debt of approximately $178.6 million, excluding our swap liability of $0.8 million. In addition, we and our subsidiaries are permitted under the indentures governing the notes to incur additional debt including up to $15.0 million principal amount of debt under our new senior secured credit facility and certain debt to purchase furniture, fixtures and equipment. Additionally, if we satisfy debt coverage tests in our debt agreements, we could issue additional notes and incur further debt. If new debt were to be incurred in the future, the related risks could intensify.

  •
  Geographic Concentration of Properties—We will be subject to greater risks than a geographically diversified gaming company. All of our properties are located in Mesquite, Nevada. Therefore, the impact on our properties of many economic and other business factors in Mesquite and Nevada in general will be more significant to us than it would be to a geographically diversified gaming company, and we will be subject to more significant fluctuations in our operating results than a geographically diversified gaming company.

  •
  Governmental Regulations—We face extensive regulation from gaming and other government authorities.As owners and operators of gaming facilities, we are subject to extensive Nevada state and local regulation. Nevada state and local government authorities require us and our subsidiaries to obtain gaming licenses and require our officers and key employees to demonstrate suitability to hold gaming licenses. The Nevada state and local government authorities may limit, condition, suspend or revoke a license for any cause deemed reasonable by the respective licensing agency. They may also levy substantial fines against us or our subsidiaries or the individuals involved in violating any gaming laws or regulations. The occurrence of any of these events could have a material adverse effect on our business, financial condition and results of operations.

  •
  Concentration of Ownership—Our Chairman of the Board, Chief Executive Officer and President owns a substantial majority of the Company and could have interests that conflict with yours.All of the voting equity interests in the Company (other than a 1.92% minority interest in RBG, LLC) are directly or indirectly owned by Robert R. Black, Sr., our Chairman of the Board, Chief Executive Officer and President. Because of his controlling interests, he has the power to elect a majority of our board, appoint new management and approve any action requiring the approval of holders of our equity interests, including adopting amendments to our organizational documents, approving mergers or sales of substantially all of our assets or changes to our capital structure, or pursuing other transactions which may increase the value of his equity investment even though these transactions may involve risks to you as a holder of notes.

        Any of the above-listed factors could have a material adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the notes and our other debt.

        For a more extensive discussion of factors that you should consider in connection with your participation in the exchange offer, see "Risk Factors" beginning on page 16 of this prospectus.

        You should carefully consider the above risks, as well as other information set forth in this prospectus, before tendering your old notes in the exchange offer. If any of the foregoing risks actually occurs, our business, financial condition and/or operating results could be materially adversely affected, which, in turn, could adversely affect our ability to pay interest or principal on the notes. In such a case, you may lose all or part of your original investment.

The Transactions

        The net proceeds from the old notes, together with a $16.0 million equity contribution, were used to redeem and purchase the interests in the Company not owned by Robert R. Black, Sr. or his affiliates and a minority owner, to refinance existing indebtedness and to pay fees and expenses.

        These transactions (collectively referred to as the "Transactions") are described in more detail below:

  •
  Old Notes Offering. On December 20, 2004, we issued and sold $125.0 million aggregate principal amount of our 9% Senior Secured Notes due 2012 and $66.0 million aggregate principal amount at maturity ($39,911,520 in gross proceeds) of our 12 3/4% Senior Subordinated Notes due 2013 to Jefferies & Company, Inc. in transactions not registered under the Securities Act.

  •
  Equity Contribution. Concurrently with the closing of the old notes offering, Robert R. Black, Sr. and his affiliate made a $16.0 million equity contribution to us. Robert R. Black, Sr. made a $1.0 million equity contribution to us and R. Black, Inc. made a $15.0 million equity contribution to us. To finance the $15.0 million equity contribution, R. Black Inc. issued a $15.0 million 8% convertible senior secured note to Michael J. Gaughan, the Chief Executive Officer of Coast Casinos, Inc., a subsidiary of Boyd Gaming Corporation. The proceeds of the notes as well as the $16.0 million equity contribution were used to redeem and purchase the equity interests in Virgin River Casino Corp., RBG, LLC and B & B B, Inc. not owned by Robert R. Black Sr., or his affiliates and a minority owner, to refinance existing indebtedness and to pay fees and expenses.

  •
  Redemption and Purchase. Upon completion of the old notes offering, we redeemed and purchased the equity interests in the Company not owned by Robert R. Black, Sr. or his affiliates and a minority holder. We refer to the redemption and repurchase as the Buyout. As depicted in the chart below, following the Buyout, we are beneficially owned by Robert R. Black, Sr. and his affiliates, except for a 1.92% minority interest in RBG, LLC.

  •
  New Senior Secured Credit Facility. Concurrently with the closing of the old notes offering, we entered into a new $15.0 million senior secured credit facility. See "Description of Other Indebtedness—Senior Credit Facility." This new senior secured credit facility replaced our previous credit facility.

        The closing of the old notes offering on December 20, 2004 occurred simultaneously with, and was contingent upon, the closing of the redemption and purchase, the equity contribution and our new senior secured credit facility, including the receipt of the requisite Nevada gaming approvals for such transactions, which approvals we received on December 16, 2004.

        The following chart illustrates our corporate structure.

(1)
Concurrently with the closing of the old notes offering, Robert R. Black, Sr. and an affiliate of Robert R. Black, Sr. made a $16.0 million equity contribution to us. To finance $15.0 million of the equity contribution, R. Black Inc. issued a $15.0 million 8% convertible senior secured note to Michael J. Gaughan, the Chief Executive Officer of Coast Casinos, Inc., a subsidiary of Boyd Gaming Corporation. The convertible note is secured by 33 1/3% of the equity interests directly and indirectly owned by Robert R. Black, Sr. in the issuers of the notes. The convertible note will mature in four years provided that the convertible note issuer may elect up to three one-year extensions and, effective upon each extension, the interest rate would increase 1% per annum. Notwithstanding the convertible note issuer's election to extend the maturity, the holder of the convertible note may require the convertible note issuer to then satisfy the note, but in such event, at the convertible note issuer's option, the convertible note may be satisfied either in cash or in shares of common stock (or any conversion thereof) representing a 33 1/3% fully-diluted interest (decreased in proportion to any principal paid in cash) in the common stock of each of the issuers or, if formed, a holding company that wholly owns the issuers of the notes or a surviving entity of a merger or combination of the issuers of the notes.

  The convertible note will be solely the obligation of R. Black, Inc. and will not be guaranteed by, will not be secured by any assets of, and will not otherwise be an obligation of, the Company.

(2)
We are currently preparing to seek the requisite gaming approvals to form a holding company to wholly own each of the three issuers of the notes, which holding company would not be an issuer of the notes and would be owned by the current equity holders of the issuers. Such transaction is subject to compliance with the covenants of the indentures governing the notes. It is anticipated that, subject to requisite gaming approvals, a portion of the 1.92% minority ownership interest in RBG, LLC will be exchanged for interests in each of Virgin River Casino Corporation and B & B B, Inc. such that the minority owner will have a smaller uniform interest in each of the three companies or any such holding company.

(3)
B & B B, Inc. owns the Virgin River Hotel & Casino personal property.

(4)
Virgin River Casino Corporation owns the Virgin River Hotel & Casino real property as well as the Mesquite Star Hotel & Casino.

(5)
RBG, LLC owns the Casablanca Hotel & Casino.

(6)
Casablanca Resorts, LLC owns the Oasis Hotel & Casino.

(7)
Casablanca Resorts, LLC, Oasis Interval Ownership, LLC, Oasis Interval Management, LLC and Oasis Recreational Properties, Inc. are guarantors of the notes.

The Exchange Offer

        The following summary of the exchange offer is not intended to be complete. For a more complete description of the terms of the exchange offer, see "The Exchange Offer" in this prospectus.

The Old Notes	On December 20, 2004, we issued $125.0 million aggregate principal amount of our 9% Senior Secured Notes due 2012 and $66.0 million aggregate principal amount at maturity of our 12 3/4% Senior Subordinated Discount Notes due 2013 to Jefferies & Company, Inc. in a private placement. We refer to Jefferies & Company, Inc. as the "initial purchaser." The initial purchaser then sold the notes to qualified institutional buyers in reliance on Rule 144A and Regulation S under the Securities Act. Because they have been sold pursuant to exemptions from registration under the Securities Act, the old notes are subject to transfer restrictions. In connection with the issuance of the old notes, we entered into a registration rights agreement with the initial purchaser in which we agreed to file with the Commission a registration statement covering the new notes, use our best efforts to cause the registration statement to become effective under the Securities Act, and prior to the 30th business day after the registration statement has become effective, complete the exchange offer.
The Exchange Offer
We are offering to exchange up to $125.0 million aggregate principal amount of new senior notes and up to $66.0 million aggregate principal amount at maturity of new senior subordinated notes for an identical principal amount of the applicable old notes. The terms of each of the new notes are identical to the applicable old notes, except that the new notes have been registered under the federal securities laws, are not entitled to certain registered rights relating to such old notes and do not contain provisions for liquidated damages. Each of the new notes will represent the same debt as the applicable old notes and we will issue the new notes under the same indenture as the applicable old notes.
Resale of the New Notes
We believe you may offer for resale, resell or otherwise transfer the new notes you receive in the exchange offer without further compliance with the registration and prospectus delivery provisions of the Securities Act unless you:
• are an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;
• are a broker-dealer who purchased old notes directly from us for resale under Rule 144A or Regulation S or any other exemption under the Securities Act:

	•	acquired the new notes other than in the ordinary course of your business; or
	•	have an arrangement with any person to engage in the distribution of new notes.

Each broker-dealer who is issued new notes in the exchange offer for its own account in exchange for old notes acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes issued in the exchange offer. A broker-dealer may use this prospectus for an offer to resell, a resale or any other transfer of the new notes issued to it in the exchange offer.
Expiration Date
5:00 p.m., New York City time, on , 2005, unless extended, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended. See "The Exchange Offer—Expiration Date; Extensions."
Withdrawal Rights
You may withdraw old notes you tendered by furnishing a notice of withdrawal to the exchange agent or by complying with DTC's Automated Tender Offer Program System ("ATOP") withdrawal procedures at any time before 5:00 p.m. New York City time on the expiration date. See "The Exchange Offer—Withdrawal Rights."
Conditions to the Exchange Offer	The exchange offer is subject only to the following conditions:
	•	the compliance of the exchange offer with applicable securities laws;
	•	the proper tender of the applicable old notes; and
	•	our receipt of certain representations made by the holders of the applicable old notes, as described below.
Representations	By participating in the exchange offer, you will represent to us that, among other things:
	•	you will acquire the new notes you receive in the exchange offer in the ordinary course of your business;
	•	you are not engaging in and do not intend to engage in a distribution of the new notes;
	•	you do not have an arrangement or understanding with any person to participate in the distribution of the new notes or resale of the new notes in violation of the Securities Act; and
	•	you are not an "affiliate," as defined under Rule 405 of the Securities Act, of ours.
Procedures for Tendering Old Notes	To accept the exchange offer, you must send the exchange agent either:
	•	a properly completed and validly executed letter of transmittal; or

• a computer-generated agent's message transmitted pursuant to ATOP; and either
• tendered old notes held in certificated form; or
• a timely confirmation of book-entry transfer of your old notes into the exchange agent's account at DTC.
Additional documents may be required if you tender pursuant to the guaranteed delivery procedures described below. For more information, see "The Exchange Offer—Procedures for Tendering."
Tenders by Beneficial Owners
If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or are a holder in book-entry form and wish to tender those old notes in the exchange offer, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf. See "The Exchange Offer—Procedures for Tendering."
Guaranteed Delivery Procedures
If you are unable to comply with the procedures for tendering, you may tender your old notes according to the guaranteed delivery procedures described in this prospectus under the heading "The Exchange Offer—Guaranteed Delivery Procedures."
United States Federal Income Tax Consequences	See "Certain United States Federal Income Tax Considerations" for a discussion of U.S. federal income tax considerations you should consider before tendering old notes in the exchange offer.
Exchange Agent
The Bank of New York Trust Company, N.A. is serving as exchange agent for the exchange offer. The address and telephone number for the exchange agent is listed under "The Exchange Offer—Exchange Agent; Assistance."
Use of Proceeds	We will not receive any proceeds upon completion of the exchange offer.
Fees and Expenses	We will pay all expenses relating to the exchange offer and compliance with the registration rights agreements.
Accounting Treatment
The registration of the notes is considered part of the issuance of the original securities. It was required as part of the indenture that the notes be registered. Accordingly, costs associated with the registration of the notes will be capitalized and amortized as interest expense using the effective interest method. The costs associated with the exchange of unregistered notes for registered notes will be expensed as incurred.

Summary of the Terms of the Notes

        The terms of the new notes to be issued in the exchange offer are identical to the terms of the applicable outstanding old notes except that we have registered the new notes under the Securities Act and the new notes are not entitled to certain registration rights relating to the old notes and do not contain provisions for liquidated damages. The new notes issued in the exchange offer will evidence the same debt as the applicable old notes, and both the old notes and the new notes are governed by the same applicable indenture. We refer to the old senior notes together with the new senior notes as the "Senior Secured Notes." We refer to the old subordinated notes together with the old subordinated notes as the "Senior Subordinated Notes."

        The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The section of this prospectus entitled "Description of Notes" contains a more detailed description of the terms and conditions of the new notes. In the summary below, references to "we," "our" and "us" refer only to the Company, exclusive of their subsidiaries.

Issuers	Virgin River Casino Corporation, RBG, LLC and B & B B, Inc., jointly and severally as co-issuers of the notes.
Senior Secured Notes
Securities Offered	$125.0 million aggregate principal amount of 9% Senior Secured Notes due 2012.
Maturity Date	January 15, 2012.
Interest Rate	We will pay cash interest on the Senior Secured Notes at an annual rate of 9%.
Interest Payment Dates	We will make interest payments on the Senior Secured Notes semiannually, on each January 15 and July 15, beginning on July 15, 2005.
Security Interest
The Senior Secured Notes and the guarantees thereof will be secured by a security interest in substantially all of our and the guarantors' existing and future assets (other than certain excluded assets) and a pledge of the equity interests owned by Robert R. Black, Sr. and his affiliate in the issuers, subject to certain limitations. The liens on the collateral that secures the Senior Secured Notes and the guarantees thereof will be contractually subordinated pursuant to an intercreditor agreement to the liens securing the principal amount of borrowings of up to $15.0 million (plus related interest, fees, indemnities, costs and expenses) under the new senior secured credit facility that we expect to enter into concurrently with the closing of this offering.
Guarantees	The Senior Secured Notes will be guaranteed on a senior secured basis by all of our existing and future domestic restricted subsidiaries.
Ranking
The Senior Secured Notes will be our senior secured obligations, will rank equally in right of payment with all of our existing and future senior debt, including our new senior secured credit facility, and will rank senior in right of payment to all of our existing and future

	subordinated debt (including the Senior Subordinated Notes). As of June 30, 2005, $11.1 million of our existing debt as well as our $15.0 million credit facility ranked pari passu with the Senior Secured Notes.

	The guarantees of the Senior Secured Notes will rank equally in right of payment with all of the existing and future senior debt of the guarantors, including their guarantees of our new senior secured credit facility, and will rank senior in right of payment to all of the existing and future subordinated debt of the guarantors (including their guarantees of the Senior Subordinated Notes).

	However, because of the intercreditor agreement, lenders under our new senior secured credit facility will be entitled to be repaid the principal amount of borrowings of up to $15.0 million (plus related interest, fees, indemnities, costs and expenses) from the proceeds of the collateral securing our new senior secured credit facility (which collateral also secures the Senior Secured Notes) before any payment is made to holders of Senior Secured Notes from such proceeds.
Optional Redemption
	On or after January 15, 2009, we may, at our option, redeem some or all of the Senior Secured Notes at any time and from time to time at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the applicable date of redemption, if redeemed during the 12-month period beginning on January 15 of the years indicated below:
	For the period	Percentage
	2009	104.500%
	2010	102.250%
	2011 and thereafter	100.000%

	Prior to January 15, 2008, we may, at our option, use the net proceeds of certain equity offerings to redeem up to 35% of the original aggregate principal amount of the Senior Secured Notes at a redemption price equal to 109.000% plus accrued and unpaid interest to the applicable date of redemption, provided that at least 65% of the original principal amount of the Senior Secured Notes remains outstanding.
Senior Subordinated Discount Notes
Securities Offered	$66.0 million aggregate principal amount at maturity of 12 3/4% Senior Subordinated Discount Notes due 2013.
Maturity Date	January 15, 2013.
Interest Rate
	The Senior Subordinated Notes were issued at a discount in order to yield 12 3/4% per annum to maturity and will accrete to par by January 15, 2009. Prior to January 15, 2009, non-cash interest will accrue on the Senior Subordinated Notes at an annual rate of 12 3/4% in the form of an increase in the accreted value. On and after January 15, 2009, cash interest will accrue on the Senior Subordinated Notes at an annual rate of 12 3/4%.
Interest Payment Dates
	No cash interest payments will be made on the Senior Subordinated Notes prior to January 15, 2009. We will make cash interest payments on the Senior Subordinated Notes semiannually, on each January 15 and July 15, beginning on July 15, 2009.

Security Interest	The Senior Subordinated Notes and the guarantees thereof will not be secured.
Guarantees	The Senior Subordinated Notes will be guaranteed on a senior subordinated unsecured basis by all of our existing and future domestic restricted subsidiaries.
Ranking
	The Senior Subordinated Notes will be our senior subordinated unsecured obligations, will rank equally in right of payment with all of our future senior subordinated debt, if any, and will be subordinated to all of our existing and future senior debt (including our new senior secured credit facility and the Senior Secured Notes). As of June 30, 2005, the Senior Subordinated Discount Notes were subordinated to $11.1 million of our existing debt as well as to $125 million of the Senior Secured Notes and our $15 million senior secured credit facility. The guarantees of the Senior Subordinated Notes will rank equally in right of payment with all of the future senior subordinated debt, if any, of the guarantors and will be subordinated to all of the existing and future senior debt of the guarantors (including their guarantees of our new senior secured credit facility and the Senior Secured Notes).
Optional Redemption
	On or after January 15, 2009, we may, at our option, redeem some or all of the Senior Subordinated Notes at any time and from time to time at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the applicable date of redemption, if redeemed during the 12-month period beginning on January 15 of the years indicated below:
	For the period	Percentage
	2009	106.375%
	2010	103.188%
	2011 and thereafter	100.000%

	Prior to January 15, 2008, we may, at our option, use the net proceeds of certain equity offerings to redeem up to 35% of the original aggregate principal amount at maturity of the Senior Subordinated Notes at a redemption price equal to 112 3/4% plus accrued and unpaid interest to the applicable date of redemption, provided that at least 65% of the original principal amount at maturity of the Senior Subordinated Notes remains outstanding.
Terms Applicable to Both Issues
Change of Control Offer
	If a change of control occurs, the holders of the notes will have the right to require us to purchase their notes at 101% of the principal amount, plus accrued and unpaid interest to the date of repurchase.
Asset Sale Offer
	If we sell assets or an event of loss occurs, we may use the proceeds in our discretion to retire certain debt or to invest the proceeds in our business assets. Any funds we do not apply to these purposes shall be categorized as excess proceeds. If we do not use the excess proceeds for specified purposes and the excess proceeds reach $5,000,000, we will be required to use such excess proceeds to offer to repurchase some of the notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest to the date of repurchase.

Certain Indenture Provisions	The indentures governing the notes will limit our ability and the ability of our restricted subsidiaries to, among other things:
• incur more debt;
• pay dividends, redeem stock or make other distributions;
• issue stock of restricted subsidiaries;
• make investments;
• create liens;
• enter into transactions with affiliates;
• merge or consolidate; and
• transfer or sell assets.
These covenants are subject to a number of important exceptions. See "Covenants" under "Description of Senior Secured Notes" and "Description of Senior Subordinated Notes."
Absence of a Public Market; PORTAL Trading
The notes are new issues of securities, and there is currently no established market for them. The notes will not be listed on any securities exchange or included in any automated quotation system. The notes are eligible for trading in PORTAL. The initial purchaser has advised us that it intends to make a market in the notes. The initial purchaser, however, is not obligated to do so and any such market may be discontinued by the initial purchaser in its discretion at any time without notice. See "Risk Factors—Risks Related to this Offering and the Notes—No Existing Trading Market for the Notes" and "Plan of Distribution."

Summary Financial Data

        The summary financial data of Virgin River Casino Corporation, RBG, LLC and B & B B, Inc. set forth below as of December 31, 2003 and 2004 and for each of the three years ended December 31, 2002, 2003 and 2004 have been derived from our audited financial statements. The summary financial data of Virgin River Casino Corporation, RBG, LLC and B & B B, Inc. as of June 30, 2005 and for the six months ended June 30, 2005 and 2004 have been derived from our unaudited financial statements, which include all adjustments, consisting of normal recurring adjustments, which are in our opinion, necessary for a fair presentation of our financial position and results of operations at such dates and for such periods. Financial and operating results of Virgin River Casino Corporation, RBG, LLC and B & B B, Inc. for the six months ended June 30, 2005 and 2004 are not necessarily indicative of the results for the full year. The information presented below summarizes certain selected financial data, which you should read in conjunction with our financial statements and the related notes contained elsewhere in this prospectus and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        Virgin River Casino Corporation and B & B B, Inc. have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code of 1986, as amended, which permits the owners of our companies to pay income taxes on our taxable income. RBG, LLC, a limited-liability company, is classified as a partnership for federal income tax purposes. Accordingly, a provision for income taxes is not included in our financial data.

	Year ended December 31,			Six months ended June 30,
	2002	2003	2004	2004	2005
	(dollars in thousands)			(dollars in thousands)
				(unaudited)
Statement of Operations Data:
Net revenues
Virgin River Casino Corporation	$105,116	$108,869	$116,700	$61,724	$62,709
RBG, LLC	98,233	101,624	109,269	57,894	58,984
B & B B, Inc.	44,350	43,526	46,861	23,522	25,692
Operating expenses
Virgin River Casino Corporation	97,797	98,883	105,632	53,495	55,572
RBG, LLC	96,111	96,933	103,191	52,489	54,168
B & B B, Inc.	42,091	43,581	45,018	22,125	23,686
Operating income (loss)
Virgin River Casino Corporation	7,319	9,986	11,068	8,229	7,137
RBG, LLC	2,122	4,691	6,078	5,405	4,816
B & B B, Inc.	2,259	(55)	1,843	1,397	2,006
Net income (loss)
Virgin River Casino Corporation	779	2,830	1,349	5,888	(1,520)
RBG, LLC	(5,148)	(1,875)	(101)	4,538	4,477
B & B B, Inc.	2,279	(31)	1,840	1,408	862
Other Financial Data:
Depreciation and amortization
Virgin River Casino Corporation	7,060	7,142	7,115	3,710	4,805
RBG, LLC	5,798	5,925	5,976	3,144	3,865
B & B B, Inc.	1,669	1,650	1,396	685	1,359
Capital expenditures
Virgin River Casino Corporation	3,011	2,609	2,529	1,108	7,617
RBG, LLC	2,868	2,459	2,492	1,083	7,364
B & B B, Inc.	712	914	1,044	414	1,122

	As of December 31,
			As of June 30, 2005
	2003	2004
	(dollars in thousands)		(unaudited)
Balance Sheet Data:
Cash and cash equivalents
Virgin River Casino Corporation	$8,884	$11,114	$10,269
RBG, LLC	7,429	7,544	7,744
B & B B, Inc.	4,058	5,918	7,457
Total assets
Virgin River Casino Corporation	114,798	179,151	184,689
RBG, LLC	86,786	120,246	128,162
B & B B, Inc.	11,818	28,486	32,447
Total debt and capital leases
Virgin River Casino Corporation	85,135	167,730	174,580
RBG, LLC	85,135	167,730	174,580
B & B B, Inc.	75,104	165,902	171,545
Total stockholder's/members' (deficit) equity
Virgin River Casino Corporation	9,474	(20,918)	(25,149)
RBG, LLC	(17,314)	(62,456)	(65,898)
B & B B, Inc.	(72,389)	(144,598)	(150,201)

RISK FACTORS

        An investment in the notes involves a high degree of risk. You should carefully consider the following risks, as well as other information set forth in this prospectus, before tendering your old notes in the exchange offer. If any of the following risks actually occurs, our business, financial condition and/or operating results could be materially adversely affected, which, in turn, could adversely affect our ability to pay interest or principal on the notes. In such a case, you may lose all or part of your original investment.

Risks Related to this Offering and the Notes

Substantial Debt—Our substantial level of debt could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes and our other debt.

        We have substantial debt. As of June 30, 2005 we have total debt of $178.6 million, excluding our swap liability of $0.8 million.

        In addition, we and our subsidiaries are permitted under the indentures governing the notes to incur additional debt including up to $15.0 million principal amount of debt under our new senior secured credit facility and certain debt to purchase furniture, fixtures and equipment. Additionally, if we satisfy debt coverage tests in our debt agreements, we could issue additional notes and incur further debt. If new debt were to be incurred in the future, the related risks could intensify.

        Our substantial debt could have important consequences to you and significant effects on our business. For example, it could:

  •
  make it more difficult for us to satisfy our obligations under the notes and our other debt;

  •
  result in an event of default if we fail to satisfy our obligations under the notes or our other debt or fail to comply with the financial and other restrictive covenants contained in the indentures or our new senior secured credit facility, which event of default could result in all of our debt becoming immediately due and payable and could permit our lenders to foreclose on our assets securing such debt;

  •
  require us to dedicate a substantial portion of our cash flow from our business operations to pay our debt, thereby reducing the availability of cash flow to fund working capital, capital expenditures, development projects, general operational requirements and other purposes;

  •
  limit our ability to obtain additional financing for working capital, capital expenditures and other activities;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  increase our vulnerability to general adverse economic and industry conditions or a downturn in our business; and

  •
  place us at a competitive disadvantage compared to competitors that are not as highly leveraged.

        Any of the above-listed factors could have a material adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the notes and our other debt.

Ability to Service Debt—To service our debt, we will require a significant amount of cash. If we fail to generate sufficient cash flow from future operations, we may have to refinance all or a portion of our debt or seek to obtain additional financing.

        We expect to obtain the funds to pay our expenses and to pay the amounts due under the notes, our new senior secured credit facility and our other debt primarily from our operations. Our ability to meet our expenses and make these payments thus depends on our future performance, which will be affected by financial, business, economic and other factors, many of which we cannot control. Our business may not generate sufficient cash flow from operations in the future and our currently anticipated growth in revenue and cash flow may not be realized, either or both of which could result in our being unable to pay amounts due under our debt, including the notes, or to fund other liquidity needs, including the approximately $5.5 million in aggregate capital expenditures we plan to spend in the remainder of 2005 and 2006 for hotel room renovation and refurbishment throughout all of our properties, for new and expanded dining options throughout all of our properties, for a consolidation of our laundry operation, and for a new property management and back office computer system. Furthermore, we plan to spend approximately $20.0 million beginning in the second half of 2005 to expand the CasaBlanca by adding a 245-room hotel tower and convention center. If we do not have sufficient cash flow from operations, we may be required to refinance all or part of our then existing debt (including the notes), sell assets, reduce or delay capital expenditures or borrow more money. We cannot assure you that we will be able to accomplish any of these alternatives on terms acceptable to us, or at all. In addition, the terms of existing or future debt agreements, including our new senior secured credit facility and the indentures governing the notes, may restrict us from adopting any of these alternatives. The failure to generate sufficient cash flow or to achieve any of these alternatives could materially adversely affect the value of the notes and our ability to pay the amounts due under the notes. The cash available to us as of June 30, 2005 was $17.7 million, not including $14.3 million available under our new senior secured credit facility. There are no restrictions on our ability to use the senior secured credit facility to make payments to holders of the notes.

Value of Collateral Securing the Senior Secured Notes—The fair market value of the collateral securing the Senior Secured Notes may not be sufficient to pay the amounts owed under the Senior Secured Notes. As a result, you may not receive full payment on your Senior Secured Notes following an event of default.

        The Senior Secured Notes and the guarantees thereof will be secured by a security interest in substantially all of our and the guarantors' existing and future assets (other than certain excluded assets) and a pledge of the equity interests owned by Robert R. Black, Sr. and his affiliate in the issuers, subject to certain limitations. For more information on these limitations, see "Summary—The Transactions" and "Description of Senior Secured Notes—Senior Secured Note Collateral—Some Limitations on Senior Secured Note Collateral."

        The proceeds of any sale of collateral following an event of default with respect to the Senior Secured Notes may not be sufficient to satisfy, and may be substantially less than, amounts due on the Senior Secured Notes. No appraisal has been made of the collateral. Shortly following the issue date of the Senior Secured Notes, we expect that the total value of the collateral will be less than the amount due on the Senior Secured Notes.

        The value of the collateral in the event of liquidation will depend upon market and economic conditions, the availability of buyers and similar factors. The collateral does not include contracts, agreements, licenses (including gaming, and liquor licenses) and other rights that by their express terms prohibit the assignment thereof or the grant of a security interest therein. Some of these may be material to us and such exclusion could have a material adverse effect on the value of the collateral. By its nature, some or all of the collateral may not have a readily ascertainable market value or may not be saleable or, if saleable, there may be substantial delays in its liquidation. To the extent that liens, security interests and other rights granted to other parties (including the lenders under our new senior secured credit facility) encumber assets owned by us, those parties have or may exercise rights and remedies with respect to the property subject to their liens that could adversely affect the value of that collateral and the ability of the trustee under the indenture governing the Senior Secured Notes or the holders of the Senior Secured Notes to realize or foreclose on that collateral. Consequently, we cannot assure you that liquidating the collateral securing the Senior Secured Notes would produce proceeds in an amount sufficient to pay any amounts due under the Senior Secured Notes after also satisfying the obligations to pay any creditors with prior claims on the collateral.

        In addition, under the intercreditor agreement between the trustee under the Senior Secured Note indenture and the lenders under our new senior secured credit facility, described below, the right of the lenders to exercise remedies with respect to the collateral could delay liquidation of the collateral. The gaming licensing process, along with bankruptcy laws and other laws relating to foreclosure and sale, as discussed below, also could substantially delay or prevent the ability of the trustee or any holder of the Senior Secured Notes to obtain the benefit of any collateral securing the Senior Secured Notes. Such delays could have a material adverse effect on the value of the collateral.

        The indenture governing the Senior Secured Notes and the agreements governing our other secured debt also permit us to designate one or more of our restricted subsidiaries as an unrestricted subsidiary. If we designate a restricted subsidiary as an unrestricted subsidiary, all of the liens on any collateral owned by the unrestricted subsidiary or any of its subsidiaries and any guarantees of the Senior Secured Notes by the unrestricted subsidiary or any of its subsidiaries will be released under the Senior Secured Note indenture but not necessarily under our new senior secured credit facility. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the Senior Secured Notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a prior claim (ahead of the Senior Secured Notes) on the assets of such unrestricted subsidiary and its subsidiaries.

        If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the Senior Secured Notes, the holders of the Senior Secured Notes (to the extent not repaid from the proceeds of the sale of the collateral), would have only an unsecured claim against our remaining assets.

Lien Subordination of Senior Secured Notes—The lien on the collateral securing the Senior Secured Notes is contractually subordinated pursuant to the intercreditor agreement to the liens securing our new senior secured credit facility and also is subject to the prior claim of purchase money lenders and holders of mechanics' liens.

        The security interests securing the Senior Secured Notes and the guarantees of the Senior Secured Notes are contractually subordinated to up to $15.0 million principal amount of debt (plus related interest, fees, indemnities, costs and expenses) that may be incurred under our new senior secured credit facility, pursuant to an intercreditor agreement between the trustee under the Senior Secured Note indenture and the lenders under our new senior secured credit facility. In addition, lenders of furniture, fixtures and equipment financing and other purchase money debt will have a security interest in the assets securing that debt, although those assets, so long as they secure only such debt, do not secure the Senior Secured Notes. As a result, upon any distribution to our creditors, whether or not in bankruptcy, liquidation, reorganization or similar proceedings, or following acceleration of our debt or an event of default under such debt, the lenders under our new senior secured credit facility and the lenders of furniture, fixtures and equipment financing and other purchase money debt will be entitled to be repaid in full from the proceeds of the assets securing such debt before any payment is made to holders of Senior Secured Notes from such proceeds.

        Consequently, it is unlikely that the liquidation of the collateral securing the Senior Secured Notes would produce proceeds in an amount sufficient to pay the amounts due on the Senior Secured Notes after also satisfying the obligations to pay our new senior secured credit facility lenders and purchase money lenders, even if the fair market value of the collateral securing the Senior Secured Notes would be sufficient, absent our new senior secured credit facility and purchase money debt, to pay all amounts due on the Senior Secured Notes. If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the Senior Secured Notes, the holders of the Senior Secured Notes (to the extent not repaid from the proceeds of the sale of the collateral), would have only an unsecured claim against our remaining assets.

Limited Ability of Holders of Senior Secured Notes to Exercise Remedies—The rights of the trustee and holders of Senior Secured Notes to exercise remedies under the indenture are limited by an intercreditor agreement between the trustee and the lenders under our new senior secured credit facility.

        A number of the rights and remedies of the trustee and the holders of the Senior Secured Notes are significantly limited under the intercreditor agreement. For instance, if the Senior Secured Notes become due and payable prior to the stated maturity or are not paid in full at the stated maturity at a time during which we have debt outstanding under our new senior secured credit facility, the Senior Secured Note trustee will not have the right to foreclose upon the collateral unless and until the lenders under our new senior secured credit facility fail to take steps to exercise remedies with respect to or in connection with the collateral within 120 days following notice to such lenders of the occurrence of an event of default under the indenture. In addition, the intercreditor agreement prevents the trustee and the holders of the Senior Secured Notes from pursuing remedies with respect to the collateral in an insolvency proceeding.

        The rights and remedies of the Senior Secured Note trustee also are subject to additional practical limitations with respect to certain collateral so long as such collateral also secures our credit facility. The Senior Secured Note trustee will not have possession (if certificated) of the equity interests of the guarantors or the equity interests owned by Robert R. Black, Sr. and his affiliate in the issuers (even though such equity interests constitute Senior Secured Note collateral), so long as such equity interests also secure our credit facility. As a result, so long as such equity interests also secure our new senior secured credit facility, the trustee (although it does have a perfected security interest in such equity interests) will not be able to take possession of such equity interests upon the occurrence of an event of default under the indenture governing the Senior Secured Notes. In addition, the Senior Secured Note trustee does not have a perfected security interest in certain other portions of the Senior Secured Note collateral—including deposit accounts—that consist of assets that are not perfected by filing a Uniform Commercial Code financing statement, or that require that the issuers or any guarantor, as applicable, cause the trustee to obtain "control" (as defined in the Uniform Commercial Code) or possession of such assets (and, after commercially reasonable efforts, the issuers or such guarantor, as applicable, are unable to cause the trustee to obtain such control or possession).

Limited Ability of Holders of Senior Secured Notes to Realize on Collateral—Gaming laws, bankruptcy laws and other factors may delay or otherwise impede the trustee's ability to foreclose on the collateral securing the Senior Secured Notes.

        In addition to our intercreditor arrangements with lenders under our credit facility, described above, the gaming laws of the State of Nevada and the licensing processes, along with other laws relating to foreclosure and sale, could substantially delay or prevent the ability of the trustee or any holder of the Senior Secured Notes to obtain the benefit of any collateral securing the Senior Secured Notes. For example, if the trustee sought to operate, or retain an operator for, any of our gaming properties, the trustee would be required to obtain Nevada gaming licenses. Potential purchasers of our gaming properties or the gaming equipment would also be required to obtain a Nevada gaming license. This could limit the number of potential purchasers in a sale of our gaming properties or gaming equipment, which may delay the sale of and reduce the price paid for the collateral.

        In addition, the trustee's ability to repossess and dispose of collateral is subject to the procedural and other restrictions of state real estate, commercial and gaming law, as well as the prior approval of the lenders under our new senior secured credit facility. Among other things, if the trustee did conduct a foreclosure sale, and if the proceeds of the sale were insufficient, after expenses, to pay all amounts due on the Senior Secured Notes, the trustee might, under certain circumstances, be permitted to assert a deficiency claim against us. There can be no assurance that the trustee would be able to obtain a judgment for the deficiency or that we would have sufficient other assets to pay a deficiency judgment.

        Federal bankruptcy law also could impair the trustee's ability to foreclose upon the collateral. If we or a guarantor become a debtor in a case under the United States Bankruptcy Code, as amended (the "Bankruptcy Code"), the automatic stay, imposed by the Bankruptcy Code upon the commencement of a case, would prevent the trustee from foreclosing upon the collateral or (if the trustee has already taken control of the collateral) from disposing of it, without prior bankruptcy court approval.

        The bankruptcy court might permit us to continue to use the collateral while the bankruptcy case was pending, even if the Senior Secured Notes were then in default. Under the Bankruptcy Code, holders of Senior Secured Notes and the trustee would be entitled to "adequate protection" of the interest of holders of Senior Secured Notes in the collateral, if necessary to protect against any diminution in value during the case. Because the Bankruptcy Code does not define "adequate protection," and because the bankruptcy court has broad discretion, however, there can be no assurance that the court would require us to provide holders of Senior Secured Notes with any form of "adequate protection," or that any protection so ordered would, in fact, be adequate.

        In a bankruptcy case, the court would allow a claim for all amounts due under the Senior Secured Notes, including all accrued and unpaid interest through the date of bankruptcy. Under the Bankruptcy Code, interest stops accruing on the date of bankruptcy except under certain specified circumstances, and there can be no assurance that the court would allow a claim for post-bankruptcy interest. If the court held that the value of the collateral securing the Senior Secured Notes was less than the amount due, the trustee would be permitted to assert a secured claim in an amount equal to the collateral's value and an unsecured claim for the deficiency.

        For these and other reasons, if we or our subsidiaries become debtors in cases under the Bankruptcy Code, there can be no assurance:

  •
  whether any payments under the notes would be made;

  •
  whether or when the trustee could foreclose upon or sell the collateral;

  •
  whether the term or other conditions of the notes or any rights of the holders could be altered in a bankruptcy case without the trustee's or your consent;

  •
  whether the trustee or you would be able to enforce your rights against the guarantors under their guarantees; or

  •
  whether or to what extent holders of the Senior Secured Notes would be compensated for any delay in payment or decline in the collateral's value.

        Finally, the trustee's ability to foreclose on the collateral on behalf of the holders of Senior Secured Notes may be subject to the consent of third parties, prior liens (as discussed above) and practical problems associated with the realization of the trustee's security interest in the collateral.

Senior Subordinated Notes Are Unsecured—If we fail to meet our payment or other obligations under our secured debt, including the Senior Secured Notes and our new senior secured credit facility, the holders of our secured debt could foreclose on, and acquire control of, substantially all of our assets.

        The Senior Subordinated Notes and the guarantees thereof are unsecured. The Senior Secured Notes and our new senior secured credit facility are secured by a security interest in substantially all of our and the guarantors' existing and future assets (other than certain excluded assets) and a pledge of the equity interests owned by Robert R. Black, Sr. and his affiliate in the issuers, subject to certain limitations. As a result of these security interests, if we fail to meet our payment or other obligations under such secured debt, the trustee of the Senior Secured Notes and the lenders under our new senior secured credit facility would be entitled to foreclose on all of our assets and liquidate those assets in accordance with the intercreditor agreement. Similarly, in a bankruptcy or liquidation you may not receive any payment on your Senior Subordinated Notes, except to the extent that the value of our assets exceeds our secured debt. Accordingly, we may not have sufficient funds to pay amounts due on the Senior Subordinated Notes. As a result you may lose a portion of or the entire value of your investment in the Senior Subordinated Notes.

Subordination of Senior Subordinated Notes—Your right to receive payments on the Senior Subordinated Notes or under the guarantees thereof is subordinated to our senior debt, including the Senior Secured Notes and our new senior secured credit facility.

        The Senior Subordinated Notes and the guarantees thereof are subordinated in right of payment to all of our and the guarantors' existing and future senior debt, including the Senior Secured Notes and our new senior secured credit facility. As a result, upon any distribution to our creditors or the creditors of any of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or any of the guarantors or our or their property, the holders of our or the guarantor's senior debt, including the Senior Secured Notes and our new senior secured credit facility, will be entitled to be paid in full before any payment may be made with respect to the Senior Subordinated Notes or the guarantees thereof. In such case, holders of the Senior Subordinated Notes will participate with trade creditors, other holders of unsecured debt, and any secured creditor not already paid in full in the assets remaining after we and the guarantors have paid all of the senior debt. In these cases, we and the guarantors may not have sufficient funds to pay all of our creditors, and holders of the Senior Subordinated Notes may receive less, ratably, than the holders of our senior debt.

        In addition, all payments on the Senior Subordinated Notes and the guarantees thereof, including the principal of and premium, if any, and interest (and Liquidated Damages, if any) on the Senior Subordinated Notes, or on account of the redemption provisions of the Senior Subordinated Notes or any repurchases of Senior Subordinated Notes, will be blocked in the event of a payment default on our designated senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on our designated senior debt. See "Description of Senior Subordinated Notes—Subordination to Senior Debt."

        As of June 30, 2005, the Senior Subordinated Notes and the guarantees thereof were subordinated to approximately $136.1 million of senior debt, consisting of $125.0 million aggregate principal amount of the Senior Secured Notes, $9.4 of gaming equipment financing, $1.2 million of equipment financing, $0.1 million borrowed on the senior secured credit facility, and $0.4 million of timeshare financing. Additionally, as of June 30, 2005, approximately $14.3 million was available for borrowing as additional senior debt under our new senior secured credit facility. We are permitted to borrow substantial additional debt, including senior debt, in the future under the terms of the indenture governing the Senior Subordinated Notes.

Restrictive Covenants—The indentures governing the notes and our new senior secured credit facility contain covenants that significantly restrict our operations.

        The indentures governing the notes and the agreement governing our new senior secured credit facility contain, and any other future debt agreements may contain, numerous covenants imposing financial and operating restrictions on our business. These restrictions may affect our ability to operate our business, may limit our ability to take advantage of potential business opportunities as they arise and may adversely affect the conduct of our current business. These covenants restrict on our ability and the ability of our restricted subsidiaries to, among other things:

  •
  pay dividends, redeem stock or make other distributions or restricted payments;

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  incur debt or issue preferred equity interests;

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  make certain investments;

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  create liens;

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  agree to payment restrictions affecting the subsidiary guarantors;

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  consolidate or merge;

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  sell or otherwise transfer or dispose of assets, including equity interests of our restricted subsidiaries;

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  enter into transactions with our affiliates;

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  designate our subsidiaries as unrestricted subsidiaries; and

  •
  use the proceeds of permitted sales of our assets.

        The indentures governing the notes do not allow us to incur additional debt unless the debt is classified as permitted indebtedness or we meet certain financial ratios. Permitted indebtedness includes, among other things:

  •
  indebtedness evidenced by the notes or refinancing of the notes;

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  indebtedness to finance purchases of furniture, fixture and equipment, or FF& E, so long as the financing does not exceed $2.5 million for non-gaming FF&E;

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  indebtedness to finance our general liability insurance premium so long as the amount does not exceed $1.0 million;

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  indebtedness secured by our contracts between us and owners of timeshare interests in our timeshare units so long as the amount does not exceed $1.0 million; and

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  other indebtedness in an amount not to exceed $1.0 million.

We may also incur additional indebtedness that does not qualify as permitted indebtedness if we are not in default under our existing indebtedness and we meet certain financial ratios after incurring such additional indebtedness. In addition, we may incur a maximum of $15.0 million in indebtedness under our new senior secured credit facility. Our organizational documents do not contain any limitations on the amount or percentage of indebtedness we may incur. We plan to incur additional indebtedness in compliance with these restrictions in order to finance our general liability insurance premium, to finance our purchases of FF&E and to obtain advances against use our timeshare contracts.

        Our new senior secured credit facility also requires us to meet certain financial ratios and tests. Compliance with these financial ratios and tests may adversely affect our ability to adequately finance our operations or capital needs in the future or to pursue attractive business opportunities that may arise in the future. Our ability to meet these ratios and tests and to comply with other provisions governing our debt may be adversely affected by our operations and by changes in economic or business conditions or other events beyond our control. Our failure to comply with our debt-related obligations could result in an event of default under the notes and our other debt.

Ability to Repurchase Notes—Our ability to repurchase the notes upon a change of control or an asset sale may be limited.

        Upon the occurrence of specific "change of control" events and "asset sale" events, in each case as defined in the indentures, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount (in the case of a change of control) and 100% of the principal amount (in the case of an asset sale), in each case, plus accrued and unpaid interest to the date of repurchase. The lenders under our new senior secured credit facility have a similar right to be repaid upon a change of control. Any of our future debt agreements may contain similar provisions with respect to a change of control or asset sale. However, we may not have sufficient funds at the time of the change of control or asset sale to make the required repurchase of notes or repayment of our other debt. The terms of our new senior secured credit facility also limit our ability to purchase the notes until all debt under our new senior secured credit facility is paid in full. Any of our future debt agreements may contain similar restrictions. If we fail to repurchase any notes submitted in a change of control or asset sale offer, it would constitute an event of default under the indentures which would, in turn, constitute an event of default under our new senior secured credit facility and could constitute an event of default under our other debt, even if the change of control itself would not cause a default.

        In addition, all payments on the Senior Subordinated Notes and the guarantees thereof, including on account of any repurchases of Senior Subordinated Notes, are blocked in the event of a payment default on our designated senior debt. See "—Subordination of Senior Subordinated Notes" above. Under the Senior Subordinated Note indenture, prior to complying with any of the provisions of the change of control or asset sale covenants, but in any event within 90 days following a change in control or an asset sale, respectively, we are required either to repay all outstanding senior debt or obtain the requisite consents, if any, under all agreements governing outstanding senior debt to permit the repurchase of Senior Subordinated Notes required by the change of control or asset sale covenants, respectively.

        Important corporate events, such as takeovers, recapitalizations or similar transactions, may not constitute a change of control under the indentures governing the notes and thus not permit the holders of the notes to require us to repurchase or redeem the notes.

Required Regulatory Redemption—Noteholders may be required to be licensed by a gaming authority and, if not so licensed, their notes will be subject to redemption.

        We are required to notify the Nevada State Gaming Control Board as to the identity of, and may be required to submit background information regarding, each record or beneficial owner of the notes. For purposes of these rules, "beneficial interest" includes all direct and indirect forms of ownership or control, voting power or investment power held through any contract, lien, lease, partnership, stockholding, syndication, joint venture, understanding, relationship, present or reversionary right, title or interest, or otherwise. The Nevada State Gaming Control Board may determine that holders of the notes have a "beneficial interest" in the issuers.

        If the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, or the City of Mesquite and other local authorities (collectively, the "Nevada Gaming Authorities") require any person, including a record or beneficial owner of the notes, to be licensed, qualified or found suitable, that person must apply for a license, qualification or finding of suitability within the time period specified by the Nevada Gaming Authority. The person would be required to pay all costs of obtaining a license, qualification or finding of suitability. If you are unable or unwilling to obtain such license, qualification or finding of suitability, such agencies and authorities may not grant us or, if already granted, may suspend or revoke our licenses unless we terminate our relationship with you. Under these circumstances, we would be required to repurchase your notes. There can be no assurance that we will have sufficient funds or otherwise will be able to repurchase any or all of your notes. See "Regulation and Licensing."

Fraudulent Transfer—Under certain circumstances, a court could cancel the guarantees of our subsidiaries or limit the obligations of an individual issuer under the notes.

        Unless designated as an unrestricted subsidiary, each domestic subsidiary we form or acquire will be required to guarantee the notes and grant a security interest in certain of its assets (junior to the security interest granted to the lenders under our new senior secured credit facility) to secure its guarantee. Under federal bankruptcy law and comparable provisions of state and federal nonbankruptcy fraudulent transfer laws, under certain circumstances a court could avoid (i.e., cancel) a guarantee and the security interest in the guarantor's assets, and order the return of any payments made thereunder to the guarantor or to a fund for the benefit of its other creditors.

        A court might take these actions if it found that when the guarantor entered into its guarantee (or, in some jurisdictions, when payments became due on its guarantee), (i) it received less than reasonably equivalent value or fair consideration for its guarantee, and (ii) any of the following conditions was then satisfied:

  •
  the guarantor was insolvent or rendered insolvent by reason of incurring its obligations under its guarantee or granting a security interest in its assets;

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  the guarantor was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

  •
  the guarantor intended to incur, or believed (or reasonably should have believed) that it would incur, debts beyond its ability to pay as those debts matured.

        In applying these factors, a court would likely find that a subsidiary guarantor did not receive fair consideration or reasonably equivalent value for its guarantee, except to the extent that it benefited directly or indirectly from the notes' issuance. The determination of whether a subsidiary was or was rendered "insolvent" would vary depending on the law of the jurisdiction being applied. Generally, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts (including contingent or unliquidated debts) as they become absolute and matured.

        A court might also avoid a guarantor's guarantee and the security interest in its assets, if the court concluded that the guarantor entered into the guarantee with actual intent to hinder, delay, or defraud creditors. If a court avoided a guarantor's guarantee, you would no longer have a claim against that subsidiary, and the claims of creditors of the subsidiary generally would be entitled to payment in full before the subsidiary paid any dividends or made any distributions to us for the purpose of our satisfying any claims under the notes.

        Similarly, under federal bankruptcy law and comparable provisions of state and federal non-bankruptcy fraudulent transfer laws, under certain circumstances a court could limit or avoid the issuers' obligations under the notes and the security interest in the issuers' assets, and order the return of any payments made thereunder to the issuers or to a fund for the benefit of their other creditors.

        The notes are joint and several obligations of each of the three issuers. However, none of the issuers, individually, has sufficient cash flow to service the notes or assets that exceed the aggregate principal amount of the notes. To prevent the obligations of an issuer under the notes being subject to avoidance as a fraudulent obligation, each of the indentures provides that the obligations under such indenture and the notes are allocated among each of the issuers, pro rata, based on their respective asset book values as of the issue date of the notes. Each issuer has agreed in the indentures to be responsible for its pro rata share of such obligations and to reimburse the other issuers to the extent that any issuer pays more than its pro rata share of such obligations. However, there can be no assurances that each of the issuers will be able to pay its pro rata share of such obligations or that any issuer will be able to reimburse any other issuer that pays more than its pro rata share. In that case, under federal bankruptcy laws, a court could order the avoidance of all or a portion of an individual issuer's obligations under the notes and order the return of any payments made by an issuer in excess of its pro rata share either to such issuer or to a fund for the benefit of such issuer's other creditors.

        In addition, a substantial portion of the net proceeds from the offering of the old notes was used to redeem and purchase equity interests in the Company not owned by Robert R. Black, Sr. or his affiliates and a minority owner. Although we cannot predict how a court would rule in this case, courts have found that an issuer did not receive reasonably equivalent value or fair consideration if the proceeds of the issuance were paid to such issuer's equity holders.

        Regardless of the factors identified above, a court might also avoid the obligations of the issuers under the notes and the security interest in their assets and order the return of any payments made under the notes either to the issuers or to a fund for the benefit of the issuers' other creditors if the court found that the issuers incurred the obligations under the notes with actual intent to hinder, delay, or defraud creditors of the issuers.

No Existing Trading Market for the Notes—There is currently no trading market for the notes, and an active trading market may not develop for the notes. The failure of a market to develop for the notes could affect the liquidity and value of your notes.

        The notes are new issues of securities, and there is no existing trading market for the notes. An active market may not develop for the notes, and there can be no assurance as to the liquidity of any market that may develop for the notes. If an active market does not develop, the market price and liquidity of the notes may be adversely affected. Any of the notes traded after their initial issuance may trade at a discount from their initial offering price.

        The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, our ability to effect the exchange offer, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. Historically, the market for high-yield debt has been subject to disruptions that have caused substantial fluctuations in the prices of these securities. In addition, securities of gaming companies historically have been more volatile than securities of other companies. The notes and any markets for the notes may be subject to such disruptions and volatility, either of which could have an adverse effect on the price and liquidity of the notes.

        The initial purchaser of the old notes has informed us that it intends to make a market in the notes. However, the initial purchaser is under no obligation to do so and may cease its market making at any time. In addition, market-making activities may be limited during the exchange offer with respect to the notes or the pendency of any resale registration statement with respect to the notes. Although the notes are eligible for trading in PORTAL, we do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.

Restrictions on Transfer—There are restrictions on transfers of the old Notes.

        The old notes were issued in reliance on exemptions from registration under the Securities Act and applicable state securities laws. The old notes may be transferred or resold only in a transaction registered under or exempt from the registration requirements of the Securities Act and applicable state securities laws. The Commission has broad discretion to determine whether any registered exchange offer or resale registration statement will be declared effective and may delay or deny the effectiveness of any such registration statements filed by us for a variety of reasons. Failure to have any registration statement declared effective could adversely affect the liquidity and value of the notes. See "Notice to Investors."

Original Issue Discount on Senior Subordinated Notes—The Senior Subordinated Notes have significant original issue discount ("OID") for United State federal income tax purposes, and accordingly, United States holders of the Senior Subordinated Notes will be required to include OID in income in advance of the receipt of cash attributable to such income.

        Because the Senior Subordinated Notes do not provide for cash payment of stated interest prior to January 15, 2009, the Senior Subordinated Notes have significant OID for United States federal income tax purposes. United States holders generally must include OID income for United States federal income tax purposes under a constant yield accrual method regardless of their regular method of tax accounting. As a result, United States holders of the Senior Subordinated Notes will include OID in income in advance of the receipt of cash attributable to such income. See "Certain United States Federal Income Tax Consequences."

Interest Rate Swaps—Our interest rate swaps are ineffective.

        During 2001, as part of entering into the Original Credit Agreement, we entered into two interest-rate swaps, each with notional amounts equal to $28.0 million to reduce our exposure to changes in interest rates. We refer to these interest rate swaps as the swaps. The swaps effectively converted $56.0 million of our floating rate debt to a fixed rate. The swaps became effective on June 29, 2001 and are scheduled to terminate on June 30, 2006. We pay a fixed rate of 5.88% on the swaps, which was priced to assume no value at inception.

        The swaps were originally accounted for under the guidance of SFAS No. 133, "Accounting for Derivative Instruments in Hedging Activities." Under the guidance of SFAS No. 133, the swaps qualified as hedge instruments and met the requirements under SFAS No. 133 to be accounted for as a cash flow hedge. As a result, we designated the hedges and had recorded a liability at December 31, 2003 of approximately $5.3 million which reflected the market value of the swaps as of December 31, 2003. Subsequent changes in fair market value of the swaps from inception through December 31, 2003 were recorded as a comprehensive loss in the accompanying combined statements of income and combined statements of stockholder's and members' equity.

        Since January 1, 2004, the swaps are no longer effective and have lost the ability to qualify as a hedge instrument. Accordingly changes in fair value of the swaps since January 1, 2004 and going forward through termination are and will be accounted for as income or loss to current earnings. We have no plans of reestablishing the swaps as effective hedges in the foreseeable future.

No Registration Rights—The new notes are not entitled to the certain registered rights and do not contain provisions for liquidated damages.

        The terms of the offering for the old notes required us to file a registration statement to register the new notes under the Securities Act. We were required to (1) file a registration statement for the new notes within 90 days after the issue date of the old notes; (2) use our best efforts to cause that registration statement to be declared effective as promptly as practicable but in no event later than 150 days after the issue date of the old notes; and (3) complete the exchange offer for new notes within 30 business days after the registration statement is declared effective. If we fail to meet these requirements, we will be required to pay holders of the old notes liquidated damages in the amount of 0.25% per annum per week for every $1,000 of principal amount at maturity of the old notes for the first 90 days we failed to meet the requirements. For every subsequent 90 day period we are required to pay an additional 0.25% per annum, up to a maximum of 1.00% per annum. Because the registration statement was not effective within 150 days after the issue date of the old notes, from May 19, 2005 to the date of this prospectus, we were required to pay liquidated damages as described above. Because the new notes will be registered under the Securities Act, the holders of the new notes will not be entitled to additional registration rights or the right to liquidated damages described above.

Redemption—We may choose to redeem the notes at anytime on or after January 15, 2009.

        The notes are redeemable at our option on or after January 15, 2009. This means that we have the right, without your consent, to redeem or "call" all or a portion of your notes at any time on or after January 15, 2009. This does not mean that you have a similar right to require us to repay your notes. We may choose to redeem your notes, for example, when prevailing interest rates are lower than the rate then borne by your notes. In that case you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Any such redemption right also may adversely impact your ability to sell your notes, and/or the price at which you could sell your notes, as the redemption date approaches. You should consult with a competent professional on related consequences of purchasing redeemable notes before purchasing them.

Past Breach of Credit Facility Covenants—We have breached certain covenants of our previous credit facility.

        On June 28, 2001 we entered into a credit agreement with Bank of America, N.A., Wells Fargo Bank, N.A. and U.S. Bank, N.A. We refer to the credit agreement as the Original Credit Agreement. The terms of the Original Credit Agreement contained certain financial and other covenants. These included a leverage ratio which was calculated quarterly based on the ratio of funded debt to our trailing twelve-month adjusted EBITDA. In addition to the leverage ratio, we were to maintain throughout the term of the Original Credit Agreement, a certain adjusted fixed charge ratio and, commencing June 30, 2002, a minimum trailing twelve-month adjusted EBITDA of no less than $23.0 million.

        As of March 31, 2004, December 31, 2003 and September 30, 2003, we were not in compliance with the adjusted fixed charge coverage ratio and the minimum trailing twelve-month EBITDA. Further, at December 31, 2003 and March 31, 2004 we were not in compliance with the leverage ratio. On July 6, 2004, we entered into a forbearance agreement with the lenders whereby the lenders agreed to forbear exercising their legal remedies under the Original Credit Agreement by reason of technical default while we renegotiated the terms of the Original Credit Agreement with the lenders. On November 4, 2004, we obtained an amended credit agreement which cured all past covenant violations and extended the due date of the loans. We used the proceeds of the notes to pay this credit facility in full. At the closing of the transactions on December 20, 2004, we obtained our new senior secured credit facility to replace the Original Credit Agreement. We are not in breach of any of the covenants of our new senior secured credit facility.

Risks Related to Our Business

Geographic Concentration of Properties—We will be subject to greater risks than a geographically diversified gaming company.

        All of our properties are located in Mesquite, Nevada. Therefore, the impact of many economic and other business factors in Mesquite, and Nevada in general, on our properties will be more significant to us than it would be to a geographically diversified gaming company, and we will be subject to more significant fluctuations in our operating results than a geographically diversified gaming company due to factors such as:

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  a downturn in local or regional economic conditions;

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  an increase in competition in the surrounding area;

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  inaccessibility to our properties due to road construction or closure of Interstate 15; and

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  natural and other disasters in the surrounding area, including severe weather, flooding and fire, and other casualty losses.

        Any of the foregoing factors could limit or result in a decrease in the number of customers at our properties or a decrease in the amount that customers are willing to wager. Although we maintain insurance policies, which may cover certain casualties, insurance proceeds may not adequately compensate us for all economic consequences of any such event. If our properties are not able to generate sufficient cash flow, we may not be able to meet our payment obligations under the notes and our other indebtedness.

Competition—We face substantial competition in the gaming industry.

        There is substantial competition among companies in the gaming industry, which includes land-based casinos, dockside casinos, riverboat casinos, casinos located on Native American land and other forms of legalized gaming. If other casinos operate more successfully, if existing properties are enhanced or expanded, or if additional hotels and casinos are established in and around the locations where we conduct business, we may lose market share. We also compete, to some extent, with other forms of gaming on both a local and national level, including state-sponsored lotteries, Internet gaming, on-and off-track wagering and card parlors. In particular, the legalization of gaming or the expansion of legalized gaming in or near any geographic area from which we attract or expect to attract a significant number of our customers could have a significant adverse effect on our business, financial condition and results of operations. In addition, there is no limit on the number of gaming licenses that may be granted in Mesquite or in some of the other gaming markets in which we compete. In particular, other than zoning limitations and licensing requirements of the City of Mesquite, there are no restrictions on additional casinos being constructed and opened in Mesquite, including by competitors that may have greater financial and other resources than we do.

        Our casino properties face direct competition from all other casinos and hotels in the southern Nevada region, including, to some degree, from each other. In addition, we also face competition from all other types of entertainment, recreational activities and other attractions in and near Las Vegas. Future visits to our properties may be negatively affected as customers who have previously visited our properties may choose to experience Las Vegas casinos and hotels with greater name recognition, different attractions, amenities and entertainment options. Further, many of our competitors have greater financial, selling and marketing, technical and other resources than we do. We must continually attract customers to our properties, which requires us to maintain a high level of investment in marketing and customer service. We may not be able to compete effectively with our competitors.

        Increased competition also may require us to make substantial capital expenditures to maintain and enhance the competitive positions of our properties, including updating slot machines to reflect changing technology, refurbishing rooms and public service areas periodically, replacing obsolete equipment on an ongoing basis and making other expenditures to increase the attractiveness and add to the appeal of our properties. Because we are highly leveraged, after satisfying our obligations under our outstanding indebtedness, there can be no assurance that we will have sufficient funds to undertake these expenditures or that we will be able to obtain sufficient financing to fund such expenditures. If we are unable to make such expenditures, our competitive position and our results of operations could be materially adversely affected.

Dependence on Management—We rely on our Chairman of the Board, Chief Executive Officer and President, the loss of whose services could materially and adversely affect our business.

        Our success is substantially dependent upon the efforts and skills of Robert R. Black, Sr., our Chairman of the Board, Chief Executive Officer and President. Mr. Black is important to our success because he has been instrumental in setting our strategic direction, operating our business, identifying, recruiting and training personnel, identifying opportunities and arranging financing. We have not entered into an employment agreement with Mr. Black. If we were to lose his services, our business, financial condition and results of operations could be materially adversely affected.

Governmental Regulations—We face extensive regulation from gaming and other government authorities.

        As owners and operators of gaming facilities, we are subject to extensive Nevada state and local regulation. Nevada state and local government authorities require us and our subsidiaries to obtain gaming licenses and require our officers and key employees to demonstrate suitability to hold gaming licenses. The Nevada state and local government authorities may limit, condition, suspend or revoke a license for any cause deemed reasonable by the respective licensing agency. They may also levy substantial fines against us or our subsidiaries or the individuals involved in violating any gaming laws or regulations. The occurrence of any of these events could have a material adverse effect on our business, financial condition and results of operations.

        No assurances can be given that any new licenses, registrations, findings of suitability, permits and approvals, including for any proposed expansion of our properties, will be given or that existing ones will be renewed when they expire. Any failure to renew or maintain our licenses or receive new licenses when necessary would have a material adverse effect on us.

        We are subject to a variety of other rules and regulations, including zoning, environmental, construction and land-use laws and regulations governing the serving of alcoholic beverages. We also pay substantial taxes and fees in connection with our operations as a gaming company, which taxes and fees are subject to increase or other change at any time. Any changes to these laws could have a material adverse effect on our business, financial condition and results of operations.

        The compliance costs associated with these laws, regulations and licenses are significant. A change in the laws, regulations and licenses applicable to our business or a violation of any current or future laws or regulations or our gaming licenses could require us to make material expenditures or could otherwise materially adversely affect our business, financial condition or results of operations.

        For more detailed information, see "Regulation and Licensing."

        From time to time, legislators and special interest groups have proposed legislation that would expand, restrict or prevent gaming operations in the jurisdictions in which we operate. Any such change to the regulatory environment or the adoption of new federal, state or local government legislation could have a material adverse effect on our business.

Concentration of Ownership—Our Chairman of the Board, Chief Executive Officer and President owns a substantial majority of the Company and could have interests that conflict with yours.

        All of the voting equity interests in the Company (other than a 1.92% minority interest in RBG, LLC) are directly or indirectly owned by Robert R. Black, Sr., our Chairman of the Board, Chief Executive Officer and President. Mr. Black directly owns 100% of B & B B, Inc. and Virgin River Casino Corporation. Virgin River Casino Corporation, in turn, directly owns 94.23% of RBG, LLC. In addition, Mr. Black and his affiliates directly own 3.85% of the RBG, LLC. As a result, Mr. Black and his affiliates directly or indirectly own an aggregate of 98.08% of RBG, LLC. For more detailed information, see "Summary—The Transactions" and "Security Ownership of Certain Beneficial Owners and Management."

        There can be no assurance that the interests of Mr. Black will not conflict with your interests as a holder of notes. Because of his controlling interests, he has the power to elect a majority of our board, appoint new management and approve any action requiring the approval of holders of our equity interests, including adopting amendments to our organizational documents, approving mergers or sales of substantially all of our assets or changes to our capital structure, or pursuing other transactions which may increase the value of his equity investment even though these transactions may involve risks to you as a holder of notes.

Union Efforts to Organize Employees—Our business, financial condition, and results of operation may be harmed by union efforts to organize our employees.

        Our employees are not covered by collective bargaining agreements. However, the Industrial Technical and Professional Employees Union has twice sought to organize the workers at our properties. If the Industrial Technical and Professional Employees Union or any other union seeks to organize any of our employees, we could experience disruption in our business and incur significant costs, both of which could have a material adverse effect on our results of operation and financial condition. If a union were successful in organizing any of our employees we could experience significant increases in our labor costs which could also have a material adverse effect on our business, financial condition, and results of operations.

Factors Beyond Our Control—Our business, financial condition and results of operations are dependent in part on a number of factors that are beyond our control.

        The economic health of our business is generally affected by a number of factors that are beyond our control, including:

  •
  continued increase in healthcare costs;

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  general economic conditions and economic conditions specific to our primary markets;

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  levels of disposable income of casino customers;

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  increases in transportation costs;

  •
  local conditions in key gaming markets, including seasonal and weather-related factors;

  •
  increase in gaming taxes or fees;

  •
  decline in tourism and travel due to occurrences or threats of terrorism or other destabilizing events;

  •
  substantial increases in the cost of electricity, natural gas and other forms of energy;

  •
  competitive conditions in the gaming industry, including the effect of such conditions on the pricing of our games and products;

  •
  the relative popularity of entertainment alternatives to casino gaming that compete for the leisure dollar;

  •
  the adoption of anti-smoking regulations; and

  •
  an outbreak or suspicion of an outbreak of an infectious communicable disease.

        Any of these factors could negatively impact our properties or geographic location in particular or the casino industry generally, and as a result, our business, financial condition and results of operations.

Environmental Matters—We are subject to environmental laws and potential exposure to environmental liabilities. This may cause us to incur costs or affect our ability to develop, sell or rent our property or to borrow money where such property is required to be used as collateral.

        We are subject to various federal, state and local environmental laws, ordinances and regulations, including those governing discharges to air and water, the generation, handling, management and disposal of petroleum products and hazardous substances, and the health and safety of our employees. Permits may be required for our operations and these permits are subject to renewal, modification and, in some cases, revocation. In addition, as a property owner and operator, we may be liable for the costs of investigating and remediating hazardous substances or petroleum products on, under, or in our property, without regard to whether we knew of, or caused, the presence of the contaminants, and regardless of whether the practices that resulted in the contamination were legal at the time they occurred. The presence of, or failure to remediate properly, the substances may adversely affect our ability to sell or rent our property or to borrow funds using it as collateral. Additionally, we may be subject to claims by third parties based on damages and costs resulting from environmental contamination emanating from our property.

        We have reviewed environmental assessments, and limited soil and groundwater testing, relating to our properties. As a result, we have become aware that there is contamination present on some of our properties apparently due to past operations, which included a truck stop and a gas station. In particular, groundwater contamination at our Oasis property (which appears to have migrated onto our CasaBlanca property) is the subject of investigation and cleanup activities being conducted by the prior owners of the Oasis. The water supply for the Oasis property and the CasaBlanca property does not come from ground water that has been contaminated. Although we believe that the prior owners are responsible for such matters under an indemnity agreement we negotiated at the time we purchased the Oasis, we cannot assure you that we will not incur costs related to this matter. Further, we could be held strictly liable for the environmental clean-up of the contaminated properties.

        We do not anticipate any material adverse effects on our earnings or competitive position relating to environmental matters, but it is possible that future developments could lead to material environmental compliance costs or other liabilities for us and that these costs could have a material adverse effect on our business and financial condition.

Risks Associated with Construction Projects—Expansion and renovation efforts are inherently subject to significant development and construction risks.

        Our expansion projects and periodic renovations will be subject to the many risks in expanding or renovating an existing enterprise or developing new projects, including unanticipated design, construction, regulatory, environmental and operating problems, and the significant risks commonly associated with implementing an expansion strategy. In particular, any such projects are subject to the risks associated with the following:

  •
  the availability of financing and the terms and covenants in our new senior credit facility and other debt;

  •
  shortages in materials;

  •
  insufficient public infrastructure improvements or maintenance;

  •
  shortages of skilled labor or work stoppages;

  •
  unforeseen construction, scheduling, engineering, environmental or geological problems;

  •
  weather interference, floods, fires or other casualty losses;

  •
  the failure to obtain required licenses, permits or approvals;

  •
  regulatory or private litigation arising out of projects; and

  •
  unanticipated cost increases and budget overruns.

        In addition, although we design our projects for existing facilities to minimize disruption of business operations, expansion and renovation projects require, from time to time, portions of the existing operations to be closed or disrupted. Any extended disruptions in our operations could have a material adverse affect on our business, financial condition or results of operations.

Uninsured Losses—We may incur losses that are not adequately covered by insurance which may harm our financial condition and results of operations.

        Although we maintain insurance which we believe is customary and appropriate for our business, we cannot assure you that insurance will be available or adequate to cover all loss and damage to which our business and our assets might be subjected. In connection with insurance renewals subsequent to the events of September 11, 2001, the insurance coverage for certain types of damages or occurrences has been diminished substantially and is unavailable at commercial rates. The lack of adequate insurance for certain types or levels of risk could expose us to significant losses in the event that a catastrophe occurred for which we are underinsured. Any losses we incur that are not adequately covered by insurance may decrease our future operating income, require us to find replacements or repairs for destroyed property and reduce the funds available for payment of our obligations on the notes.

USE OF PROCEEDS

        This exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the issuance of the old notes. We will not receive any proceeds from the issuance of the new notes in the exchange offer. You will receive, in exchange for old notes tendered by you and accepted by us in the exchange offer, applicable new notes in the same principal amount. The old notes surrendered in exchange for the new notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any increase of our existing debt.

        We used the net proceeds from the sale of the old notes to redeem and purchase equity interests not owned by Robert R. Black, Sr. or his affiliates and a minority owner, to repay the Original Credit Agreement, to repay a stockholder note payable, to pay related transaction fees and expenses and for general corporate purposes.

SELECTED FINANCIAL DATA

        The selected income statement data for the years ended December 31, 2002, 2003 and 2004 and the selected balance sheet data at December 31, 2003 and 2004 are derived from our audited financial statements appearing elsewhere in this prospectus. The selected income statement data for the years ended December 31, 2000 and 2001, and the selected balance sheet data at December 31, 2000, 2001 and 2002 are derived from our audited financial statements that are not included in this prospectus. The selected income statement data for the six months ended June 30, 2005 and 2004, and the selected balance sheet data at June 30, 2005 are derived from our unaudited financial statements appearing elsewhere in this prospectus.

        The selected financial data as of June 30, 2005 and for the sixmonths ended June 30, 2005 and 2004 include all adjustments, consisting of normal recurring adjustments, which are, in our opinion, necessary for a fair presentation of our financial position and results of operations at such dates and for such periods. Financial and operating results for the sixmonths ended June 30, 2005 and 2004 have not been audited and are not necessarily indicative of the results for the full year. The information presented below summarizes certain selected financial data, which you should read in conjunction with our financial statements and the related notes contained elsewhere in this prospectus and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        Virgin River Casino Corporation and B & B B, Inc. have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code of 1986, as amended, which permits the owners of our companies pay income taxes on our taxable income. RBG, LLC, a limited-liability company, is classified as a partnership for federal income tax purposes. Accordingly, a provision for income taxes is not included in our financial data.

	Year Ended December 31,					Six months ended June 30,
	2000	2001	2002	2003	2004	2004	2005
	(dollars in thousands)					(dollars in thousands) (unaudited)
Income statement data:
Virgin River Casino Corporation
Revenues:
Casino	$26,218	$38,284	$52,065	$54,201	$57,753	$29,437	$31,578
Food and beverage	13,452	19,197	26,670	28,293	30,509	15,885	15,837
Hotel	8,294	11,268	17,077	18,254	19,256	10,557	10,819
Other	18,630	21,466	23,868	25,545	26,406	14,846	13,982

Total revenues	66,594	90,215	119,680	126,293	133,924	70,725	72,216
Promotional allowances	(7,850)	(10,593)	(14,564)	(17,424)	(17,224)	(9,001)	(9,507)

Net revenues	58,744	79,622	105,116	108,869	116,700	61,724	62,709
Operating expenses:
Casino	14,263	22,812	26,431	28,005	28,809	14,544	15,018
Food and beverage	9,076	13,719	18,427	18,026	19,013	9,599	9,818
Hotel	3,094	4,770	6,433	6,875	7,200	3,653	3,422
Other	9,030	10,177	12,678	13,384	14,436	7,481	7,369
General and administrative	9,233	18,598	26,137	25,260	29,004	14,488	14,490
Depreciation and amortization	3,608	5,176	7,060	7,142	7,115	3,710	4,805
Loss (gain) on sale and disposal of assets	(2,477)	243	631	191	55	20	650

Total operating expenses	45,827	75,495	97,797	98,883	105,632	53,495	55,572

Operating income	12,917	4,127	7,319	9,986	11,068	8,229	7,137
Other income (expenses):
Change in fair value of interest rate swaps	—	—	—	—	(1,493)	3,019	736
Interest expense	(4,464)	(5,567)	(8,470)	(7,801)	(7,489)	(3,615)	(8,716)
Related company interest income (expense)	32	—	(50)	(76)	(94)	—	—

Gain on termination of capital lease	—	—	—	—	1,279	—	—
Loss on early retirement of debt	—	—	—	—	(596)	—	—
Other	283	—	—	—	—	—	(175)

Total other income (expense)	(4,149)	(5,567)	(8,520)	(7,877)	(8,393)	(596)	(8,155)
Extraordinary loss	—	(252)	—	—	—	—	—
Income (loss) before minority interest	8,768	(1,692)	(1,201)	2,109	2,675	7,633	(1,018)
Minority interests	(2,129)	1,689	1,980	721	(1,326)	(1,745)	(502)

Net income (loss)	6,639	(3)	779	2,830	(1,349)	5,888	(1,520)
Changes in fair value of interest rate swaps	—	—	(2,842)	2	—	—	—

Total comprehensive income (loss)	$6,639	$(3)	$(2,063)	$2,832	$1,349	$5,888	$(1,520)

Ratio of earnings to fixed charges(1):	2.9	—	—	1.3	1.3	3.0	0.5
Insufficient to cover fixed charges by ($):	—	1,692	1,201	—	—	—	—
RBG, LLC
Revenues:
Casino	$26,218	$38,284	$52,065	$54,201	$57,753	$29,437	$31,578
Food and beverage	13,452	19,197	26,670	28,293	30,509	15,885	15,837
Hotel	8,294	11,268	17,077	17,892	18,704	10,167	10,400
Other	12,465	14,632	16,985	18,658	19,511	11,406	10,676

Total revenues	60,429	83,381	112,797	119,044	126,477	66,895	68,491
Promotional allowances	(7,850)	(10,593)	(14,564)	(17,420)	(17,208)	(9,001)	(9,507)

Net revenues	52,579	72,788	98,233	101,624	109,269	57,894	58,984
Operating expenses:
Casino	14,263	22,812	26,431	28,005	28,809	14,544	15,018
Food and beverage	9,076	13,719	18,427	18,026	19,013	9,599	9,818
Hotel	3,094	4,770	6,433	6,304	6,506	3,400	3,136
Other	9,030	10,177	12,678	13,384	14,436	7,481	7,369
General and administrative	8,732	17,637	25,713	25,098	28,396	14,301	14,312
Depreciation and amortization	2,645	3,886	5,798	5,925	5,976	3,144	3,865
Loss (gain) on sale and disposal of assets	(2,500)	243	631	191	55	20	650

Total operating expenses	44,340	73,244	96,111	96,933	103,191	52,489	54,168

Operating income (loss)	8,239	(456)	2,122	4,691	6,078	5,405	4,816
Other income (expenses):
Change in fair value of interest rate swaps	—	—	—	—	(1,069)	2,162	527
Interest expense	(2,704)	(3,837)	(6,940)	(6,482)	(5,903)	(3,029)	(691)
Related company interest income	—	—	(330)	(84)	(41)	—	—
Gain on termination of capital lease	—	—	—	—	1,279	—	—
Loss on early retirement of debt	—	—	—	—	(445)	—	—
Other	—	—	—	—	—	—	(175)

Total other income (expense)	(2,704)	(3,837)	(7,270)	(6,566)	(6,179)	4,538	(339)
Extraordinary loss	—	(97)	—	—	—	—	—

Net income (loss)	5,535	(4,390)	(5,148)	(1,875)	(101)	4,538	4,447
Changes in fair value of interest rate swaps	—	—	(2,035)	1	—	—	—

Total comprehensive income (loss)	$5,535	$(4,390)	$(7,183)	$(1,874)	$(101)	$4,538	$4,447

Ratio of earnings to fixed charges(1):	2.9	—	—	—	—	2.4	6.5
Insufficient to cover fixed charges by ($):	—	4,390	5,148	1,875	101	—	—

B & B B Inc.
Revenues:
Casino	$29,325	$30,564	$30,536	$29,678	$32,145	$15,881	$17,545
Food and beverage	10,104	10,178	10,221	10,488	11,427	5,748	5,995
Hotel	6,927	6,789	6,958	7,182	7,636	4,057	4,655
Other	2,609	2,612	2,687	2,748	2,814	1,406	1,398

Total revenues	48,965	50,143	50,402	50,096	54,022	27,092	29,593
Promotional allowances	(4,377)	(4,203)	(6,052)	(6,570)	(7,161)	(3,570)	(3,901)

Net revenues	44,588	45,940	44,350	43,526	46,861	23,522	25,692
Operating expenses:
Casino	14,078	14,671	13,160	13,284	13,972	6,937	7,030
Food and beverage	6,783	6,984	6,573	6,882	6,977	3,545	3,657
Hotel	2,509	2,739	2,674	2,715	2,860	1,493	1,379
Other	1,276	1,328	1,302	1,444	1,476	722	750
General and administrative	13,611	14,766	16,737	17,609	18,451	8,743	9,554
Depreciation and amortization	1,621	1,561	1,669	1,650	1,396	685	1,359
Gain on sale and disposal of assets	(9)	(72)	(24)	(3)	(114)	—	(43)

Total operating expense	39,869	41,977	42,091	43,581	45,018	22,125	23,686

Operating income (loss)	4,719	3,963	2,259	(55)	1,843	1,397	2,006
Other income (expenses):
Interest expense	(4)	(16)	(30)	(52)	(97)	(20)	(1,144)
Related company interest income	1	—	50	76	94	31	—

Total other income (expenses)	(3)	(16)	20	24	(3)	11	(1,144)

Net income (loss)	$4,716	$3,947	$2,279	$(31)	$1,840	$1,408	$862

Ratio of earnings to fixed charges(1):	206.0	110.6	143.4	—	52.1	177.0	1.7
Insufficient to cover fixed charges by ($):	—	—	—	31	—	—	—

	As of December 31,
						As of June 30, 2005
	2000	2001	2002	2003	2004
	(dollars in thousands)					(dollars in thousands) (unaudited)
Balance sheet data:
Virgin River Casino Corporation
Cash and cash equivalents	$3,230	$6,481	$7,131	$8,884	$11,114	$10,269
Total assets	72,696	118,132	116,802	114,798	179,151	184,689
Total debt	42,966	88,791	89,148	85,135	167,730	174,580
Stockholder's equity (deficit)	17,037	10,623	7,116	9,474	(20,918)	(25,149)
RBG, LLC
Cash and cash equivalents	1,558	6,158	7,000	7,429	7,544	7,744
Total assets	41,356	88,898	88,991	86,786	120,246	128,162
Total debt	22,629	88,791	89,148	85,135	167,730	174,580
Members' equity (deficit)	13,649	(14,515)	(18,441)	(17,314)	(62,456)	(65,898)

B & B B, Inc.
Cash and cash equivalents	1,740	2,364	4,176	4,058	5,918	7,457
Total assets	10,081	10,010	13,665	11,818	28,486	32,447
Total debt	20,419	78,000	77,983	75,104	165,902	171,545
Stockholder's (deficit) equity	(13,581)	(73,959)	(73,281)	(72,389)	(144,598)	(150,201)

(1)
The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Earnings consist of income (loss) before income taxes and fixed charges (adjusted for interest capitalized during the period). Fixed charges consist of interest expense on indebtedness (whether expensed or capitalized), amortization of deferred financing costs and that portion of rental expense that we believe is representative of the interest component of rental expense.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis should be read in conjunction with the "Selected Financial Data" of Virgin River Casino Corporation, RBG, LLC, and B & B B, Inc. and the consolidated financial statements and related notes of Virgin River Casino Corporation and RBG, LLC, and the financial statements and related notes to B & B B, Inc., included elsewhere in this prospectus.

Overview

        We own and operate the CasaBlanca, the Oasis and the Virgin River in Mesquite, Nevada, which is located approximately 80 miles north of Las Vegas. We own three of the four casinos operating in Mesquite and our properties have a dominant market share in Mesquite. Our properties are well established, each having been in operation for at least nine years, and serve as significant drive-in gaming and resort destinations. Our properties collectively feature over 2,400 slot machines, 75 table games, and 2,100 deluxe hotel rooms, and offer extensive amenities, including championship golf courses, full service spas, a bowling center, movie theaters, restaurants, and banquet and conference facilities. With each of our properties, we leverage our extensive value-oriented amenities and emphasis on slot play to target middle market gaming customers.

        Our revenues are primarily derived from gaming revenues, which include revenues from slot machines, table games, live keno, race and sports book wagering and bingo. Gaming revenues are generally defined as gaming wins less gaming losses. In addition, we derive a significant amount of revenue from our hotel rooms and our food and beverage outlets. We also derive revenues from our golf courses, spa facilities, timeshare units, bowling center and other amenities. Promotional allowances consist primarily of food and beverages furnished gratuitously to customers. The retail value of such services is included in the respective revenue classifications and is then deducted as promotional allowances. We calculate operating income as net revenues less total operating costs and expenses. Operating income represents only those amounts that relate to our operations and excludes interest income, interest expense, and other non-operating income and expenses.

        Our entities are classified as "flow-through" entities under the partnership or Subchapter S provisions of the Internal Revenue Code of 1986, as amended. Under those provisions, the owners of the companies pay or are responsible for reporting our taxable income on their separate returns. Accordingly, a provision for income taxes is not included in our financial data.

        RBG, LLC, a Nevada limited-liability company, was formed in February 1997 for the purpose of acquiring the assets of Player's Island Resort in Mesquite, Nevada, currently operating as the CasaBlanca. RBG, LLC acquired the CasaBlanca for $30.5 million. In February 2001, RBG, LLC formed a subsidiary, Casablanca Resorts, LLC, a Nevada limited-liability company, in order to purchase the assets of the Oasis in Mesquite. RBG, LLC acquired the Oasis for $31.7 million. Currently, RBG, LLC directly owns and operates the CasaBlanca, and through its wholly-owned subsidiary, owns and operates the Oasis. In May 2001, Casablanca Resorts, LLC formed three subsidiaries—Oasis Interval Ownership, LLC, a Nevada limited-liability company; Oasis Recreational Properties, Inc., a Nevada corporation; and Oasis Interval Management, LLC, a Nevada limited-liability company. Oasis Interval Ownership, LLC and Oasis Interval Management, LLC were formed in connection with the operation and management of time share operations. Oasis Recreational Properties, Inc. owns the recreational facility that is associated with the Oasis.

        B & B B, Inc., a Nevada corporation, was formed in December 1989 in connection with the construction and development of the Virgin River Hotel & Casino. B & B B, Inc. operates the hotel casino and owns certain personal property including furniture and fixtures, leasehold improvements and gaming equipment within the casino. Virgin River Casino Corporation, a Nevada corporation, was formed in July 1988 in connection with the construction of the Virgin River. Virgin River Casino Corporation currently owns the land and buildings associated with the Virgin River as well as the Mesquite Star. Virgin River Casino Corporation generates income from rents received from B & B B, Inc., which operates the Virgin River.

        The Mesquite Star is currently a nonoperating casino, which we acquired out of bankruptcy for $6.3 million in November 2000. The Mesquite Star has 12,000 square feet of gaming space and 210 hotel rooms. We are presently using the property as a special events facility and for overflow hotel traffic from our other properties. We believe that the Mesquite Star gives us a competitive advantage in the Mesquite market because it allows us the flexibility of opening the casino to meet market demand and to maintain our market share in the future on a cost-effective basis.

        In order to offer our customers attractive and modern facilities, we plan to continue to renovate our facilities, add amenities and remodel and expand some of our restaurants and spa facilities. In particular, we plan to (i) add a steakhouse, a Starbucks® and an additional movie theater, remodel the buffet restaurant and the coffee shop, and refurbish the hotel rooms at the Virgin River, (ii) add a Starbucks® and a convention facility, expand and remodel the spa facility, recondition the parking lot, and refurbish the hotel rooms at the Oasis, and (iii) add an additional restaurant, expand and remodel the spa facility, remodel the fine dining restaurant, and refurbish the hotel rooms at the CasaBlanca. In addition, to offer a greater variety of slot machines and increase our slot revenue and profitability, we are in the process of converting our slot machines to coinless slot technology or to slot machines with advanced electronic games. As of June 30, 2005, more than 95% of our slot machines had been converted to coinless slot technology or to advanced electronic slot games. For the remainder of 2005 and 2006, we plan to spend an aggregate of approximately $5.5 million in capital expenditures for hotel room renovation and refurbishment throughout all of our properties, for new and expanded dining options throughout all of our properties, for a consolidation of our laundry operation, and for a new property management and back office computer system. Furthermore, to accommodate long-term market growth and high hotel occupancy rates, we plan to spend approximately $20.0 million in capital expenditures to expand the CasaBlanca by adding an approximately 160-220 room hotel tower and an approximately 12,000-18,000 square foot convention center. Of the total new rooms approximately 20 are expected to be suites with the remaining rooms being standard rooms. We have completed the architectural phase of the project, which cost approximately $0.3 million, and are currently receiving bids for the project from several general contractors so the exact number of rooms and square footage of the convention center is still unknown and will be until the general contractor is selected. We expected to break ground for construction in November 2005 with an estimated timetable of twelve to fourteen months to complete the entire project.

Key Performance Indicators

        Our operating results are highly dependent on the volume of customers at our properties, which in turn impacts the price we can charge for our hotel rooms and other amenities. We generate a significant portion of our operating income from the gaming and hotel portions of our operations. Key performance in our gaming and hotel operations are as follows:

        Gaming revenue indicators—table games drop and slot handle (volume indicators); "win" or "hold" percentage, which is not fully controllable by us. Our normal table games win percentage is in the range of 15% to 18% of table games drop and our normal slot win percentage is in the range of 5% to 6% of slot handle.

        Hotel revenue indicators—hotel occupancy (volume indicator); average daily rate ("ADR," price indicator); revenue per available room ("REVPAR"), a summary measure of hotel results, combining ADR and occupancy rate.

        Most of our revenue is essentially cash-based, through customers wagering with cash or paying for non-gaming services with cash or credit cards. Our industry is capital intensive and we rely heavily on the ability of our properties to generate operating cash flow to repay debt financing, fund maintenance capital expenditures and provide excess cash for future development.

        Our results of operations tend to be seasonal in nature. Typically, 38% of our operating income is generated in the first quarter and 31% is generated in the second quarter with the remainder being generated during the final half of the year.

Financial Highlights of Virgin River Casino Corporation

	Year ended December 31,					Six-months ended June 30,
			% Change	Year ended December 31, 2004	% Change			% Change
	2002	2003				2005	2004
Casino revenues	$52,065	$54,201	4.1%	$57,753	6.6%	$31,578	$29,437	7.3%
Casino expenses	26,431	28,005	6.0%	28,809	2.9%	15,018	14,544	3.3%
Profit margin	49.2%	48.3%	—	50.1%	—	52.4%	50.6%	—
Food and beverage revenues	$26,670	$28,293	6.1%	$30,509	7.8%	$15,837	$15,885	(0.3)%
Food and beverage expenses	18,427	18,026	(2.2)%	19,013	5.5%	9,818	9,599	2.3%
Profit margin	30.9%	36.3%	—	37.7%	—	38.0%	39.6%	—
Hotel revenues	$17,077	$18,254	6.9%	$19,256	5.5%	$10,819	$10,557	2.5%
Hotel expenses	6,433	6,875	6.9%	7,200	4.7%	3,422	3,653	(6.3)%
Profit margin	62.3%	62.3%	—	62.6%	—	68.4%	65.4%	—
Other revenues	$23,868	$25,545	7.0%	$26,406	3.4%	$13,982	$14,846	(5.8)%
Other expenses	12,678	13,384	5.6%	14,436	7.9%	7,369	7,481	(1.5)%
Promotional allowances	$14,564	$17,424	19.6%	$17,224	(1.1)%	$9,507	$9,001	5.6%
Percent of gross revenues	12.2%	13.8%	—	12.9%	—	13.2%	12.7%	—
General and administrative expenses	$26,137	$25,260	(3.4)%	$29,004	14.8%	$14,490	$14,488	—
Percent of net revenues	24.9%	23.2%	—	24.9%	—	23.1%	23.5%	—

  Six Months Ended June 30, 2005 and 2004

        Consolidated Net Revenues.    Consolidated net revenues increased by 1.6% to $62.7 million for the six-months ended June 30, 2005 as compared to $61.7 million for the six-months ended June 30, 2004. The increase was primarily due to a $2.2 million increase in casino revenues, a $0.2 million increase in hotel revenues offset by a $0.9 million decrease in other revenues, and a $0.5 million increase in promotional allowances.

        Consolidated Operating Income.    Consolidated operating income decreased by 13.3% to $7.1 million for the six-months ended June 30, 2005 as compared to $8.2 million for the six-months ended June 30, 2004. This was mainly due to our higher depreciation and amortization expense and a $0.6 million loss on disposal of assets.

        Casino.    Casino revenues increased 7.3% to $31.6 million for the six-months ended June 30, 2005 as compared to $29.4 million for the six-months ended June 30, 2004. The increase in casino revenues was due to the increase in slot revenues, which increased $2.4 million between periods as coin-in increased $12.8 million on increased overall slot hold. Casino profit margin increased to 52.4% for the six-months ended June 30, 2005 as compared to 50.6% for six-months ended June 30, 2004. The increase in casino profit margin is primarily due to most costs remaining relatively flat as our efficiency increased due to the purchase of the new ticket-in ticket-out slot machines which allowed us to reduce labor in our slot department. Overall casino expenses increased 3.3% for the six months-months ended June 30, 2005 compared to the same period in the prior year mainly due to promotional allowances given to gaming customers.

        Food and Beverage.    Food and beverage revenues decreased by 0.3% to $15.8 million for the six-months ended June 30, 2005 as compared to $15.9 million for the six-months ended June 30, 2004 mainly due to a decrease in restaurant revenue at the CasaBlanca due to lower occupancy from the room remodel. Food and beverage expenses increased 2.3% to $9.8 million for the six-months ended June 30, 2005 compared to $9.6 million for the same period in the prior year. Increases in food and beverage expenses were due to general increases in labor and cost of sales.

        Hotel.    Hotel revenues increased by 2.5% to $10.8 million for the six-months ended June 30, 2005 as compared to $10.6 million for the six-months ended June 30, 2004. The hotel revenue increase was entirely due to an increase in ADR as overall occupied rooms were flat for the six-months ended June 30, 2005 compared to the six-months ended June 30, 2004, increasing less than 1.0% on a combined, basis as occupied rooms were down 7% at the Casablanca due to the room remodel. Hotel expenses decreased 6.3% for the same time period to $3.4 million from $3.7 million mainly due to lease termination, while other costs remained relatively flat for the six-months ended June 30, 2005 compared to prior year. As a result hotel profit margin increased to 68.4% for the six-months ended June 30, 2005 from 65.4% in the prior year.

        Other Revenues.    Other revenues decreased by 5.8% to $14.0 million for the six-months ended June 30, 2005 compared to $14.8 million for the same period in 2004. Other revenue decreased due to a $0.5 million decrease in time share revenue and $0.4 million decrease in golf revenue during the six-months ended June 30, 2005 compared to the six-months ended June 30, 2004. The decrease in golf revenue mainly occurred during the three-months ended March 31, 2005 due to the inclement weather in Mesquite.

        Promotional Allowances.    Promotional allowances increased by 5.6% to $9.5 million for the six-months ended June 30, 2005 as compared to $9.0 million for the six-months ended June 30, 2004. As a percent of gross revenues, promotional allowances increased to 13.2% for the six-months ended June 30, 2005 compared to 12.7% in the prior year as we focused our marketing attention on our better gaming customers.

        General and Administrative ("G&A").    G&A expenses remained flat for the six-months ended June 30, 2005 as compared to the six-months ended June 30, 2004. As a percent of net revenues, G&A expenses decreased to 23.1% for the six-months ended June 30, 2005 as compared to 23.5% in the prior year due to the increase in net revenues.

        Depreciation and Amortization.    Depreciation and amortization increased to $4.8 million for the six-months ended June 30, 2005 compared to $3.7 million for the six-months ended June 30, 2004. The increase was due to an increase in the depreciable asset base due to the Buyout on December 20, 2004 and slot machine purchases during the year.

        Loss on sale and disposal of assets.    Loss on disposal of assets increased to $0.6 million for the six-months ended June 30, 2005 compared to $0.0 million for the six-months ended June 30, 2004. The increase was due to the disposal of slot machines with the purchase of ticket-in ticket-out slot machines during the year.

        Change in Fair Value of Swaps.    Change in fair value of swaps decreased to $0.7 million during the six-months ended June 30, 2005 compared to $3.0 million in the same period in the prior year. The decrease is due to a smaller increase in interest rates in the six-months ended June 30, 2005 compared to the same period in the prior year.

        Interest Expense.    Interest expense was $8.7 million for the six-months ended June 30, 2005 compared to $3.6 million for the six-months ended June 30, 2004. The increase in interest expense was due to an increase in our average outstanding borrowings during the six-months ended June 30, 2005 compared to the same periods in the prior year.

  Year 2004 Compared to Year 2003

        Consolidated Net Revenues.    Consolidated net revenues increased by 7.2% to $116.7 million for the year ended December 31, 2004 as compared to $108.9 million for the year ended December 31, 2003. The increase was primarily due to a $3.6 million increase in casino revenues, a $2.2 million increase in food and beverage revenues, and a $1.0 million increase in hotel revenues.

        Consolidated Operating Income.    Consolidated operating income increased by 10.8% to $11.1 million for the year ended December 31, 2004 as compared to $10.0 million from the prior year. In addition, our operating income margin increased to 9.5% of net revenues for the year ended December 31, 2004 as compared to 9.2% in the same period in the prior year.

        Casino.    Casino revenues increased 6.6% to $57.8 million for the year ended December 31, 2004 as compared to $54.2 million for the year ended December 31, 2003. The increase in casino revenues was due to the increase in slot revenues, which increased $3.3 million between periods as coin-in increased 6.7% or $59.0 million for the year ended December 31, 2004 compared to the same period in the prior year. Casino profit margin increased to 50.1% for the year ended December 31, 2004 as compared to 48.3% for year ended December 31, 2003. The increase in casino profit margin is primarily due to an increase in casino revenue. Overall casino expenses increased 2.9% for the year ended December 31, 2004 compared to the same period in the prior year.

        Food and Beverage.    Food and beverage revenues increased by 7.8% to $30.5 million for the year ended December 31, 2004 as compared to $28.3 million for the year ended December 31, 2003. Food and beverage expenses increased 5.5% to $19.0 million for the same period. The increase in food and beverage revenues was due to a 6.8% increase in the price per cover for the year ended December 31, 2004 as compared to the year ended December 31, 2003. The increase in the price per cover also resulted in our food and beverage profit margin increasing to 37.7% of net revenues for the year ended December 31, 2004 as compared to 36.3% of net revenues for the year ended December 31, 2003.

        Hotel.    Hotel revenues increased by 5.5% to $19.3 million for the year ended December 31, 2004 as compared to $18.3 million for the year ended December 31, 2003. Hotel profit margin remained relatively constant at 62.6% for the year ended December 31, 2004 as compared to 62.3% for the year ended December 31, 2003. The increase in hotel revenues for the period was due to a 4.7% increase in the ADR.

        Other Revenues.    Other revenues increased by 3.4% to $26.4 million for the year ended December 31, 2004 as compared to $25.5 million for the year ended December 31, 2003. Other revenue increases were primarily due to increases in spa, gun club, arcade and go-kart revenues.

        Promotional Allowances.    We provide promotional allowances at our properties including complimentary hotel rooms, food and beverage, golf rounds, spa treatments and gift shop purchases. Promotional allowances decreased by 1.1% to $17.2 million for the year ended December 31, 2004 as compared to $17.4 million for the year ended December 31, 2003. As a percent of gross revenues, promotional allowances remained relatively constant at 12.9% of gross revenues for the year ended December 31, 2004 compared to 13.8% of gross revenues for the year ended December 31, 2003. The main reason for the decrease in promotional allowance as a percent of gross revenue is that the player club liability increased $0.2 million during the year ended December 31, 2004 compared to $0.9 million during the year ended December 31, 2003.

        General and Administrative.    G&A expenses increased by 14.8% to $29.0 million for the year ended December 31, 2004 as compared to $25.3 million for the year ended December 31, 2003. As a percent of net revenues, G&A expenses increased to 24.9% for the year ended December 31, 2004 as compared to 23.2% for the year ended December 31, 2003. The increase in G&A was primarily due to the increase in medical claims, an isolated workers' compensation claim, general liability insurance utilities and recognition of liability for a lawsuit.

        Depreciation and Amortization.    Depreciation and amortization remained flat at $7.1 million for the year ended December 31, 2004 compared to $7.1 million for the year ended December 31, 2003.

        Interest Expense.    Interest expense decreased to $7.5 million for the year ended December 31, 2004 as compared to $7.8 million for the year ended December 31, 2003 due to a decrease in our average outstanding borrowings.

  Year 2003 Compared to Year 2002

        Consolidated Net Revenues.    Consolidated net revenues increased by 3.6% to $108.9 million for the year ended December 31, 2003 as compared to $105.1 million for the year ended December 31, 2002. The increase was primarily due to a $2.1 million increase in casino revenues, a $1.6 million increase in food and beverage revenues, a $1.2 million increase in hotel revenues, a $1.7 million increase in other revenues offset by a $2.9 million increase in promotional allowances.

        Consolidated Operating Income.    Consolidated operating income increased by 36.4% due to a $2.1 million increase in casino revenues for the year ended December 31, 2003 from the prior year and a $.9 million decrease in general and administrative expenses for the year ended December 31, 2003 from the prior year. Our operating income margin increased to 9.2% of net revenue for the year ended December 31, 2003 as compared to 7.0% of net revenue for the year ended December 31, 2002.

        Casino.    Casino revenues increased by 4.1% to $54.2 million for the year ended December 31, 2003 as compared to $52.1 million for the year ended December 31, 2002. The increase in casino revenue is due to a $2.2 million increase in slot revenue as coin-in increased by 6.6% for the year ended December 31, 2003 compared to the prior year on a slightly lower hold percentage. Casino profit margin decreased to 48.3% for the year ended December 31, 2003 as compared to 49.2% for the year ended December 31, 2002.

        Food and Beverage.    Food and beverage revenues increased by 6.1% to $28.3 million for the year ended December 31, 2003 as compared to $26.7 million for the year ended December 31, 2002. The increase in food and beverage revenues was due to a $1.0 million increase in bar sales due to pricing at the Oasis and a $0.7 million increase in Starbucks and ice cream sales at the Casablanca due to a full year of operation of Starbucks® and George and Randy's Ice Cream parlor which opened in December 2002. Food and beverage expenses decreased 2.2% for the year ended December 31, 2003 compared to the year ended December 31, 2002. Food and beverage profit margin increased to 36.3% for the year ended December 31, 2003 as compared to 30.9% for the year ended December 31, 2002. The increase in food and beverage margin was due to the increase in beverage prices at the Oasis, with no associated cost, and the opening of the Starbucks® at the CasaBlanca.

        Hotel.    Hotel revenues increased by 6.9% to $18.3 million for the year ended December 31, 2003 as compared to $17.1 million for the year ended December 31, 2002. Hotel profit margin remained consistent at 62.3% for the year ended December 31, 2003 as compared to 62.3% for the year ended December 31, 2002. The increase in hotel revenues was due to a 4.0% increase in occupied rooms and a 1.7% increase in ADR for the year ended December 31, 2003 as compared to the year ended December 31, 2002. The increase in occupancy rates was primarily due to a general increase in travel to and through Mesquite during year ended December 31, 2003.

        Other Revenues.    Other revenues increased to $25.5 million for the year ended December 31, 2003 as compared to $23.9 million the same period in the prior year. The increases were due to increases in golf, spa and time share revenue.

        Promotional Allowances.    Promotional allowances increased by 19.6% to $17.4 million for the year ended December 31, 2003 as compared to $14.6 million for the year ended December 31, 2002. As a percent of gross revenues, promotional allowances increased to 13.8% for the year ended December 31, 2003 as compared to 12.2% for the year ended December 31, 2002. The increase was due to (i) an increased use of player cards during the year ended December 31, 2003 as all of our properties utilized their respective player cards for the entire year, whereas it was phased in during the year ended December 31, 2002; (ii) an increase in our player club liability totaling $0.6 million for the year ended December 31, 2003 as compared $0.3 million for the year ended December 31, 2002; and (iii) an increase in beverage prices at the Oasis.

        General and Administrative.    G&A expenses decreased 3.4% to $25.3 million for the year ended December 31, 2003 as compared to $26.1 million for the year ended December 31, 2002 due to decreases in medical claims paid and management fees. As a percent of net revenues, G&A expenses decreased to 23.2% for the year ended December 31, 2003 as compared to 24.9% for the year ended December 31, 2002 due to net revenues increasing.

        Depreciation and Amortization.    Depreciation and amortization remained relatively flat at $7.1 million for the year ended December 31, 2003 as compared to $7.1 million for the year ended December 31, 2002.

        Interest Expense.    Interest expense decreased to $7.8 million for the year ended December 31, 2003 as compared to $8.5 million for the same period in the prior year due to a decrease in our average outstanding borrowings.

  Liquidity and Capital Resources for Virgin River Casino Corporation

        The following liquidity and capital resources discussion contains certain forward-looking statements with respect to our business, financial condition, results of operations, expansion projects and our subsidiaries, which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, financial market risks, the ability to maintain existing management, competition within the gaming industry, the cyclical nature of the hotel business and gaming business, economic conditions, regulatory matters and litigation and other risks described in our filings with the Securities and Exchange Commission. In addition, construction projects such as our tower and convention center projects entail significant risks, including shortages of materials or skilled labor, unforeseen regulatory problems, work stoppages, weather interference, and unanticipated cost increases. The anticipated costs and construction periods are based on budgets, conceptual design documents and construction schedule estimates. There can be no assurance that the budgeted costs or construction period will be met. All forward-looking statements are based on our current expectations and projections about future events.

Cash Flows

        Our primary sources of liquidity and capital resources have been cash flow from operations and our credit facilities. As of June 30, 2005 and December 31, 2004, cash and cash equivalents were $10.3 million and $11.1 million, respectively.

Operating Activities

        Cash provided by operating activities for the six-months ended June 30, 2005 was $11.9 million compared to $8.5 million for the six-months ended June 30, 2004. The $3.4 million increase was attributable to a $0.6 million increase in operating income (excluding depreciation and amortization expense and other noncash charges) and we paid $2.6 million less in cash for interest in the six-months ended June 30, 2005 compared to the six-months ended June 30, 2004.

        Cash provided by operating activities for the year ended December 31, 2004 was $12.9 million compared to $9.8 million for the year ended December 31, 2003. The $3.1 million increase was primarily due to a $2.2 million increase in operating income (excluding depreciation and amortization expense and other non-cash charges) driven primarily by increases in casino revenue. In addition we paid $0.7 million less in interest during the year ended December 31, 2004 compared to the prior year.

        Cash provided by operating activities was $9.8 million for the year ended December 31, 2003 compared to $7.9 million for the year ended December 31, 2002. The $1.9 million increase was primarily due to a $2.3 million increase in operating income (excluding depreciation and amortization expense and other non-cash charges) driven primarily by increases in casino revenue.

Investing Activities

        Cash used in investing activities for the six-months ended June 30, 2005 was $8.5 million compared to $1.0 million for the six-months ended June 30, 2004. For the six-months ended June 30, 2005, the majority of cash used in investing activities consisted of $2.4 million related to gaming equipment purchases at the properties, $2.2 million related to the room remodel at the Casablanca, $1.2 million of tax payments related to the prior owners that adjusted the purchase price of the Buyout, $0.2 million for the Casablanca spa expansion, $0.2 million for the Casablanca tower and convention center, $0.3 million for the Starbucks at the Oasis, $0.4 million related to the Oasis hotel room remodel, $0.2 million related to the Oasis casino remodel and remainder for various maintenance capital expenditures offset. The majority of cash used in investing activities for the six-months ended June 30, 2004 related to capital expenditures for slot machines and various maintenance capital expenditures.

        Cash used in investing activities for the year ended December 31, 2004 was $2.3 million compared to $2.7 million for the year ended December 31, 2003. The majority of cash used in investing activities was related to capital expenditures for slot machines and related equipment.

        Cash used in investing activities was $2.7 million for the year ended December 31, 2003, compared to $2.8 million for the year ended December 31, 2002. The majority of cash used in investing activities was related to capital expenditures for slot machines and related equipment.

Financing Activities

        Cash used in financing activities for the six-months ended June 30, 2005 was $4.2 million compared to $6.7 million for the six-months ended June 30, 2004. For the six-months ended June 30, 2005, $1.5 million represented a decrease in the bank overdraft balance, $0.9 million related to payments on long-term debt associated with equipment and time share financing, $1.8 million related to tax distributions, $0.4 million related to payments on gaming equipment financing, and $0.2 million related to payment of debt issuance costs associated with the notes, and our new senior secured credit facility. These financing outflows were offset by $0.5 million of borrowings associated with our time share financing. For the six-months ended June 30, 2004, $4.8 million represented payments on long-term debt (of which $4.0 million was related to our old credit facility and the remainder related to equipment and time share financing), $1.3 million represented a decrease in our bank overdraft balance, $0.6 million in tax distributions and $0.4 million related to payments on our gaming equipment financing. These financing outflows were offset by $0.2 million of borrowings associated with our time share financing.

        Cash used in financing activities for the year ended December 31, 2004 was $8.4 million compared to $5.4 million for the year ended December 31, 2003. For the year ended December 31, 2004, $11.7 million represented payments on long-term debt (of which $10.0 million related to our Original Credit Agreement), $0.7 million related to payments on gaming equipment financing, $0.9 million related to tax distributions, and $1.0 million related to payment of debt issuance costs associated with the old notes and our new senior secured credit facility. These financing outflows were offset by $2.0 million of subordinated borrowing from one of the stockholders and $3.4 million in net proceeds from the Notes. For the year ended December 31, 2003, $4.7 million represented payments on long-term debt (of which $3.0 million was related to our Original Credit Agreement), $1.0 million related to payments on gaming equipment financing, and $1.8 million was related to tax and owner distributions which were partially offset by $1.3 million in stockholder contributions and $0.6 million in borrowings on our hypothecation loan.

        Cash used in financing activities for the year ended December 31, 2003 was $5.4 million compared to $4.4 million for the year ended December 31, 2002. The uses of cash for the year ended December 31, 2003, was $4.7 million in payments on long-term debt of which $3.0 million related to our Original Credit Agreement, $1.0 million related to payments on gaming equipment financing, and $1.8 million was related to tax and owner distributions which were partially offset by $1.3 million in stockholder contributions and $0.6 million in borrowings on our hypothecation loan. The uses of cash for the year ended December 31, 2002, were $5.4 million in payments on long-term debt of which $5.0 million was related to our Original Credit Agreement, $1.2 million related to payments on gaming equipment financing, and $1.9 million was related to tax and stockholder distributions which was partially offset by $4.5 million in borrowings of which $4.0 million were from the Original Credit Agreement and $0.5 million in borrowings on our hypothecation loan.

Financial Highlights of RBG, LLC

	Year ended December 31,					Six-months ended June 30,
			% Change	Year ended December 31, 2004	% Change			% Change
	2002	2003				2005	2004
Casino revenues	$52,065	$54,201	4.1%	$57,753	6.6%	$31,578	$29,437	7.3%
Casino expenses	26,431	28,005	6.0%	28,809	2.9%	15,018	14,544	3.3%
Profit margin	49.2%	48.3%	—	50.1%	—	52.4%	50.6%	—
Food and beverage revenues	$26,670	$28,293	6.1%	$30,509	7.8%	$15,837	$15,885	(0.3)%
Food and beverage expenses	18,427	18,026	(2.2)%	19,013	5.5%	9,818	9,599	2.3%
Profit margin	30.9%	36.3%	—	37.7%	—	38.0%	39.6%	—
Hotel revenues	$17,077	$17,892	4.8%	$18,704	4.5%	$10,400	$10,167	2.3%
Hotel expenses	6,433	6,304	(2.0)%	6,506	3.2%	3,136	3,400	(7.8)%
Profit margin	62.3%	64.8%	—	65.2%	—	69.8%	66.6%	—
Other revenues	$16,985	$18,658	9.8%	$19,511	4.6%	$10,676	$11,406	(6.4)%
Other expenses	12,678	13,384	5.6%	14,436	7.9%	7,369	7,481	(1.5)%
Promotional allowances	$14,564	$17,420	19.6%	$17,208	(1.2)%	$9,507	$9,001	5.6%
Percent of gross revenues	12.9%	14.6%	—	13.6%	—	13.9%	13.5%	—

General and administrative expenses	$25,713	$25,098	(2.4)%	$28,396	13.1%	$14,312	$14,301	0.1%
Percent of net revenues	26.2%	24.7%	—	26.0%	—	24.3%	24.7%	—

Six Months Ended June 30, 2005 and 2004

        Consolidated Net Revenues.    Consolidated net revenues increased by 1.9% to $59.0 million for the six-months ended June 30, 2005 as compared to $57.9 million for the six-months ended June 30, 2004. The increase was primarily due to a $2.1 million increase in casino revenues, a $0.2 million increase in hotel revenues offset by a $0.7 million decrease in other revenues and a $0.5 million increase in promotional allowances.

        Consolidated Operating Income.    Consolidated operating income decreased by 10.9% to $4.8 million for the six-months ended June 30, 2005 as compared to $5.4 million for the six-months ended June 30, 2004. Te decrease was mainly due to our higher depreciation and amortization expense and the $0.6 million loss on disposal of assets.

        Casino.    Casino revenues increased 7.3% to $31.6 million for the six-months ended June 30, 2005 as compared to $29.4 million for the six-months ended June 30, 2004. The increase in casino revenues was due to the increase in slot revenues, which increased $2.4 million between periods as coin-in increased $12.8 million on increased overall slot hold. Casino profit margin increased to 52.4% for the six-months ended June 30, 2005 as compared to 50.6% for six-months ended June 30, 2004. The increase in casino profit margin is primarily due to most costs remaining relatively flat as our efficiency increased due to the purchase of the new ticket-in ticket-out slot machines which allowed us to reduce labor in our slot department. Overall casino expenses increased 3.3% for the six months-months ended June 30, 2005 compared to the same period in the prior year mainly due to the increase in promotional allowances given to gaming customers.

        Food and Beverage.    Food and beverage revenues decreased by 0.3% to $15.8 million for the six-months ended June 30, 2005 as compared to $15.9 million for the six-months ended June 30, 2004 mainly due to a decrease in restaurant revenue at the Casablanca due to lower occupancy from the room remodel. Food and beverage expenses increased 2.3% to $9.8 million for the six-months ended June 30, 2005 compared to $9.6 million for the same period in the prior year. Increases in food and beverage expenses were due to general increases in labor and cost of sales.

        Hotel.    Hotel revenues increased by 2.3% to $10.4 million for the six-months ended June 30, 2005 as compared to $10.2 million for the six-months ended June 30, 2004. The hotel revenue increase was entirely due to an increase in ADR as overall occupied rooms were flat for the six-months ended June 30, 2005 compared to the six-months ended June 30, 2004, increasing less than 1.0% on a combined basis, as occupied rooms were down 7% at the Casablanca due to the room remodel. Hotel expenses decreased 7.8% for the same time period to $3.1 million from $3.4 million mainly due to the termination of the lease with MDW, while other costs remained relatively flat for the six-months ended June 30, 2005 compared to prior year. As a result hotel profit margin increased to 69.8% for the six-months ended June 30, 2005 from 66.6% in the prior year.

        Other Revenues.    Other revenues decreased by 6.4% to $10.7 million for the six-months ended June 30, 2005 compared to $11.4 million for the same period in 2004. Other revenue decreased due to a $0.5 million decrease in time share revenue and $0.4 million decrease in golf revenue during the six-months ended June 30, 2005 compared to the six-months ended June 30, 2004. The decrease in golf revenue mainly occurred during the three-months ended March 31, 2005 due to the inclement weather in Mesquite.

        Promotional Allowances    Promotional allowances increased by 5.6% to $9.5 million for the six-months ended June 30, 2005 as compared to $9.0 million for the six-months ended June 30, 2004 as we focused our marketing attention on our better gaming customers. As a percent of gross revenues, promotional allowances increased to 13.9% for the six-months ended June 30, 2005 compared to 13.5% in the prior year.

        General and Administrative.    G&A expenses remained flat for the six-months ended June 30, 2005 as compared to the six-months ended June 30, 2004. As a percent of net revenues, G&A expenses decreased to 24.3% for the six-months ended June 30, 2005 as compared to 24.7% in the prior year due to the increases in net revenues.

        Depreciation and Amortization.    Depreciation and amortization increased to $3.9 million for the six-months ended June 30, 2005 compared to $3.1 million for the six-months ended June 30, 2004. The increase was due to an increase in the depreciable asset base due to Buyout on December 20, 2004 and slot machine purchases during the year.

        Loss on sale and disposal of assets.    Loss on disposal of assets increased to $0.6 million for the six-months ended June 30, 2005 compared to $0.0 million for the six-months ended June 30, 2004. The increase was due to the disposal of slot machines with the purchase of ticket-in ticket-out slot machines during the year.

        Change in Fair Value of Swaps.    Change in fair value of swaps decreased to $0.5 million during the six-months ended June 30, 2005 compared to $2.2 million in the same period in the prior year. The decrease is due to a smaller increase in interest rates in the three and six-months ended June 30, 2005 compared to the same period in the prior year.

        Interest Expense.    Interest expense was $0.7 million for the six-months ended June 30, 2005 compared to $3.0 million for the six-months ended June 30, 2004. The decrease in interest expense was due to a decrease in our average outstanding borrowings during the three and six-months ended June 30, 2005 compared to the same period in the prior year.

  Year 2004 Compared to Year 2003

        Consolidated Net Revenues.    Consolidated net revenues increased by 7.5% to $109.3 million for the year ended December 31, 2004 as compared to $101.6 million for the year ended December 31, 2003. The increase was primarily due to a $3.6 million increase in casino revenues, a $2.2 million increase in food and beverage revenues, and a $.8 million increase in hotel revenues.

        Consolidated Operating Income.    Consolidated operating income increased by 29.6% to $6.1 million for the year ended December 31, 2004 as compared to $4.7 million for the prior year. In addition, our operating income margin increased to 5.6% of net revenues for the year ended December 31, 2004 as compared to 4.6% in the same period in the prior year.

        Casino.    Casino revenues increased 6.6% to $57.8 million for the year ended December 31, 2004 as compared to $54.2 million for the year ended December 31, 2003. The increase in casino revenues was due to the increase in slot revenues, which increased $3.3 million between periods as coin-in increased 6.7% or $59.0 million for the year ended December 31, 2004 compared to the same period in the prior year. Casino profit margin increased to 50.1% for the year ended December 31, 2004 as compared to 48.3% for year ended December 31, 2003. The increase in casino profit margin is primarily due to an increase in casino revenue. Overall casino expenses increased 2.9% for the year ended December 31, 2004 compared to the same period in the prior year.

        Food and Beverage.    Food and beverage revenues increased by 7.8% to $30.5 million for the year ended December 31, 2004 as compared to $28.3 million for the year ended December 31, 2003. Food and beverage expenses increased 5.5% to $19.0 million for the same period. The increase in food and beverage revenues was due to a 6.8% increase in the price per cover for the year ended December 31, 2004 as compared to the year ended December 31, 2003. The increase in the price per cover also resulted in our food and beverage profit margin increasing to 37.7% of net revenues for the year ended December 31, 2004 as compared to 36.3% of net revenues for the year ended December 31, 2003.

        Hotel.    Hotel revenues increased by 4.5% to $18.7 million for the year ended December 31, 2004 as compared to $17.9 million for the year ended December 31, 2003. Hotel profit margin remained relatively constant at 65.2% for the year ended December 31, 2004 as compared to 64.8% for the year ended December 31, 2003. The increase in hotel revenues for the period was due to a 4.7% increase in the average daily rate.

        Other Revenues.    Other revenues increased by 4.6% to $19.5 million for the year ended December 31, 2004 as compared to $18.7 million for the year ended December 31, 2003. Other revenue increases were primarily due to increases in spa, gun club, arcade and go-kart revenues.

        Promotional Allowances.    We provide promotional allowances at our properties including complimentary hotel rooms, food and beverage, golf rounds, spa treatments and gift shop purchases. Promotional allowances decreased by 1.2% to $17.2 million for the year ended December 31, 2004 as compared to $17.4 million for the year ended December 31, 2003. As a percent of gross revenues, promotional allowances remained relatively constant at 13.6% of gross revenues for the year ended December 31, 2004 compared to 14.6% of gross revenues for the year ended December 31, 2003. The main reason for the decrease in promotional allowance as a percent of gross revenue is that the player club liability increased $0.2 million during the year ended December 31, 2004 compared to $0.9 million during the year ended December 31, 2003.

        General and Administrative.    G&A expenses increased by 13.1% to $28.4 million for the year ended December 31, 2004 as compared to $25.1 million for the year ended December 31, 2003. As a percent of net revenues, G&A expenses increased to 26.0% for the year ended December 31, 2004 as compared to 24.7% for the year ended December 31, 2003. The increase in G&A was primarily due to the increase in medical claims, an isolated workers' compensation claim, general liability insurance and utilities.

        Depreciation and Amortization.    Depreciation and amortization increased to $6.0 million for the year ended December 31, 2004 compared to $5.9 million for the year ended December 31, 2003. The decrease was due to an overall increase in the depreciable asset base.

        Interest Expense.    Interest expense decreased to $5.9 million for the year ended December 31, 2004 as compared to $6.5 million for the year ended December 31, 2003 due to a decrease in our average outstanding borrowings.

  Year 2003 Compared to Year 2002

        Consolidated Net Revenues.    Consolidated net revenues increased by 3.5% to $101.6 million for the year ended December 31, 2003 as compared to $98.2 million for the year ended December 31, 2002.

The increase was primarily due to a $2.1 million increase in casino revenues, a $1.6 million increase in food and beverage revenues, a $.8 million increase in hotel revenues, and a $1.7 million increase in other revenues for the year ended December 31, 2003 as compared to the prior year.

        Consolidated Operating Income.    Consolidated operating income increased to $4.7 million in 2003 from $2.1 million in 2002. Our operating income margin increased to 4.6% of net revenue for the year ended December 31, 2003 as compared to 2.2% of net revenue for the year ended December 31, 2002.

        Casino.    Casino revenues increased by 4.1% to $54.2 million for the year ended December 31, 2003 as compared to $52.1 million for the year ended December 31, 2002. The increase in casino revenue is due to a $2.2 million increase in slot revenue as coin-in increased by 6.6% for the year ended December 31, 2003 compared to prior year on a slightly lower hold percentage. Casino profit margin decreased to 48.3% for the year ended December 31, 2003 as compared to 49.2% for the year ended December 31, 2002.

        Food and Beverage.    Food and beverage revenues increased by 6.1% to $28.3 million for the year ended December 31, 2003 as compared to $26.7 million for the year ended December 31, 2002. The increase in food and beverage revenues was due to a $1.0 million increase in bar sales due to pricing at the Oasis and a $0.7 million increase in Starbucks and ice cream sales at the Casablanca due to a full year of operation of Starbucks® and George and Randy's Ice Cream parlor which opened in December 2002. Food and beverage expenses decreased 2.2% for the year ended December 31, 2003 compared to the year ended December 31, 2002. Food and beverage profit margin increased to 36.3% for the year ended December 31, 2003 as compared to 30.9% for the year ended December 31, 2002. The increase in food and beverage margin was due to the increase in beverage prices at the Oasis, with no associated cost, and the opening of the Starbucks® at the CasaBlanca.

        Hotel.    Hotel revenues increased by 4.8% to $17.9 million for the year ended December 31, 2003 as compared to $17.1 million for the year ended December 31, 2002. Hotel profit margin increased to 64.8% for the year ended December 31, 2003 as compared to 62.3% for the year ended December 31, 2002. The increase in hotel revenues was due to a 4.0% increase in occupied rooms and a 1.7% increase in ADR for the year ended December 31, 2003 as compared to the year ended December 31, 2002. The increase in occupancy rates was primarily due to a general increase in travel to and through Mesquite during year ended December 31, 2003.

        Other Revenues.    Other revenues increased to $18.7 million for the year ended December 31, 2003 as compared to $17.0 million for the same period in the prior year. The increases were due to increases in golf, spa and time share revenue.

        Promotional Allowances.    Promotional allowances increased by 19.6% to $17.4 million for the year ended December 31, 2003 as compared to $14.6 million for the year ended December 31, 2002. As a percent of gross revenues, promotional allowances increased to 14.6% for the year ended December 31, 2003 as compared to 12.9% for the year ended December 31, 2002. The increase was due to (i) an increased use of player cards during the year ended December 31, 2003 as all of our properties utilized their respective player cards for the entire year, whereas it was phased in during the year ended December 31, 2002; (ii) an increase in our player club liability totaling $0.6 million for the year ended December 31, 2003 as compared $0.3 million for the year ended December 31, 2002; and (iii) an increase in beverage prices at the Oasis.

        General and Administrative.    G&A expenses decreased 2.4% to $25.1 million for the year ended December 31, 2003 as compared to $25.7 million for the year ended December 31, 2002. As a percent of net revenues, G&A expenses decreased to 24.7% for the year ended December 31, 2003 as compared to 26.2% for the year ended December 31, 2002 due to the increase in net revenues.

        Depreciation and Amortization.    Depreciation and amortization remained relatively flat at $5.9 million for the year ended December 31, 2003 as compared to $5.8 million for the year ended December 31, 2002.

        Interest Expense.    Interest expense decreased to $6.5 million for the year ended December 31, 2003 as compared to $6.9 million for the same period in the prior year, principally due to a decrease in our average outstanding borrowings.

  Liquidity and Capital Resources for RBG, LLC

        The following liquidity and capital resources discussion contains certain forward-looking statements with respect to our business, financial condition, results of operations, expansion projects and our subsidiaries, which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, financial market risks, the ability to maintain existing management, competition within the gaming industry, the cyclical nature of the hotel business and gaming business, economic conditions, regulatory matters and litigation and other risks described in our filings with the Securities and Exchange Commission. In addition, construction projects such as our tower and convention center projects entail significant risks, including shortages of materials or skilled labor, unforeseen regulatory problems, work stoppages, weather interference, and unanticipated cost increases. The anticipated costs and construction periods are based on budgets, conceptual design documents and construction schedule estimates. There can be no assurance that the budgeted costs or construction period will be met. All forward-looking statements are based on our current expectations and projections about future events.

Cash Flows

        Our primary sources of liquidity and capital resources have been cash flow from operations and our credit facility. As of June 30, 2005 and December 31, 2004, cash and cash equivalents were $7.7 million and $7.5 million, respectively.

Operating Activities

        Cash provided by operating activities for the six-months ended June 30, 2005 was $9.6 million compared to $6.8 million for the six-months ended June 30, 2004. The $2.8 million increase was attributable to a $0.8 million increase in operating income (excluding depreciation and amortization expense and other noncash charges) and a favorable change in the fair market value of the swap. In addition, we paid $2.6 million less in cash for interest in the six-months ended June 30, 2005 compared to the six-months ended June 30, 2005.

        Cash provided by operating activities for the year ended December 31, 2004 was $6.2 million compared to $4.8 million for the year ended December 31, 2003. The $1.4 million increase was primarily due to a $1.3 million increase in operating income (excluding depreciation and amortization expense and other non-cash charges) driven by increases primarily in casino revenue.

        Cash provided by operating activities was $4.8 million for the year ended December 31, 2003 compared to $2.9 million for the year ended December 31, 2002. The $1.9 million increase was primarily due to a $2.3 million increase in operating income (excluding depreciation and amortization expense and other non-cash charges) driven by increases primarily in casino revenue.

Investing Activities

        Cash used in investing activities for the six-months ended June 30, 2005 was $7.0 million compared to $1.0 million for the six-months ended June 30, 2004. For the six-months ended June 30, 2005, the majority of cash used in investing activities consisted of $2.4 million related to gaming equipment purchases at the properties, $2.2 million related to the room remodel at the Casablanca, $0.2 million for the Casablanca spa expansion, $0.2 million for the Casablanca tower and convention center, $0.3 million for the Starbucks at the Oasis, $0.4 million related to the Oasis hotel room remodel, $0.4 million related to the Oasis hotel room remodel, $0.2 million related to the Oasis casino remodel and remainder for various maintenance capital expenditures offset. The majority of cash used in investing activities for the six-months ended June 30, 2004 related to capital expenditures for slot machines and various maintenance capital expenditures.

        Cash used in investing activities for the year ended December 31, 2004 was $2.2 million compared to $2.5 million for the year ended December 31, 2003. The majority of cash used in investing activities was related to capital expenditures for slot machines and related equipment.

        Cash used in investing activities was $2.5 million for the year ended December 31, 2003, compared to $2.7 million for the year ended December 31, 2002. The majority of cash used in investing activities was related to capital expenditures for slot machines and related equipment.

Financing Activities

        Cash used in financing activities for the six-months ended June 30, 2005 was $2.4 million compared to $3.7 million for the six-months ended June 30, 2004. For the six-months ended June 30, 2005, $1.5 million represented a decrease in the bank overdraft balance, $0.8 million related to payments on long-term debt associated with equipment and time share financing and $0.4 million related to payments on gaming equipment financing. These financing outflows were offset by $0.2 million of borrowings associated with our time share financing. For the six-months ended June 30, 2004, $2.3 million represented payments on long-term debt (of which $4.0 million was related to our old credit facility and the remainder related to equipment and time share financing), $1.3 million represented a decrease in our bank overdraft balance and $0.4 million related to payments on our gaming equipment financing. These financing outflows were offset by $0.2 million of borrowings associated with our time share financing.

        Cash used in financing activities for the year ended December 31, 2004 was $3.8 million compared to $1.9 million for the year ended December 31, 2003. For the year ended December 31, 2004, $3.4 million represented payments on long-term debt (of which $1.8 million related to our Original Credit Agreement), and $0.7 million related to payments on gaming equipment financing. These financing outflows were offset by $0.4 million associated with our time share borrowing. For the year ended December 31, 2003, $1.7 million represented payments on long-term debt (of which $0 was related to our Original Credit Agreement), and $1.0 million related to payments on gaming equipment financing. These financing outflows were offset by $0.6 million of borrowings associated with our time share financing.

        Cash used in financing activities for the year ended December 31, 2003 was $1.9 million compared to cash provided by financing activities of $0.7 million for the year ended December 31, 2002. For the year ended December 31, 2003, $1.7 million represented payments on long-term debt (of which $0 was related to our Original Credit Agreement), and $1.0 million related to payments on gaming equipment financing. These financing outflows were offset by $0.6 million of borrowings associated with our time share financing. The uses of cash for the year ended December 31, 2002, were $2.1 million in payments on long-term debt (of which $0.8 million was related to our Original Credit Agreement), and $1.2 million related to payments on gaming equipment financing which was partially offset by $4.5 million in borrowings of which $4.0 million were from the Original Credit Agreement and $0.5 million in borrowings on our hypothecation loan.

Financial Highlights of B & B B, Inc.

	Year ended December 31,			Year ended December 31,		Six-months ended June 30,
			% Change		% Change			% Change
	2002	2003		2004		2005	2004
Casino revenues	$30,536	$29,678	(2.8)%	$32,145	8.3%	$17,545	$15,881	10.5%
Casino expenses	13,160	13,284	0.9%	13,972	5.2%	7,030	6,937	1.3%
Profit margin	56.9%	55.2%	—	56.5%	—	59.9%	56.3%	—
Food and beverage revenues	$10,221	$10,488	2.6%	$11,427	9.0%	$5,995	$5,748	4.3%
Food and beverage expenses	6,573	6,882	4.7%	6,977	1.4%	3,657	3,545	3.2%
Profit margin	35.7%	34.4%	—	38.9%	—	39.0%	38.3%	—
Hotel revenues	$6,958	$7,182	3.2%	$7,636	6.3%	$4,655	$4,057	14.7%
Hotel expenses	2,674	2,715	1.5%	2,860	5.3%	1,379	1,493	(7.6)%
Profit margin	61.6%	62.2%	—	62.5%	—	70.4%	63.2%	—
Other revenues	$2,687	$2,748	2.3%	$2,814	2.4%	$1,398	$1,406	(0.6)%
Other expenses	1,302	1,444	10.9%	1,476	2.2%	750	722	3.9%
Promotional allowances	$6,052	$6,570	8.6%	$7,161	9.0%	$3,901	$3,570	9.3%
Percent of gross revenues	12.0%	13.1%	—	13.3%	—	13.2%	13.2%	—
General and administrative expenses	$16,737	$17,609	5.2%	$18,451	4.8%	$9,554	$8,743	9.3%
Percent of net revenues	37.7%	40.5%	—	39.4%	—	37.2%	37.2%	—

Six Months Ended June 30, 2005 and 2004

        Net Revenues.    Net revenues increased by 9.2% to $25.7 million for the six-months ended June 30, 2005 as compared to $23.5 million for the six-months ended June 30, 2004. The increase was primarily due to a $1.6 million increase in casino revenues, a $0.6 million increase in hotel revenues and a $0.2 million increase in food and beverage revenues offset by a $0.3 million increase in promotional allowances.

        Operating Income.    Operating income increased by 43.6% to $2.0 million for the six-months ended June 30, 2005 as compared to $1.4 million for the six-months ended June 30, 2004. This was mainly due to increases in casino revenues and flat or improving operating margins.

        Casino.    Casino revenues increased 10.5% to $17.5 million for the six-months ended June 30, 2005 as compared to $15.9 million for the six-months ended June 30, 2004. The increase in casino revenues was due to the increase in slot revenues, which increased $1.7 million between periods as coin-in increased $1.3 million on increased overall slot hold. Casino profit margin increased to 59.9% for the six-months ended June 30, 2005 as compared to 56.3% for six-months ended June 30, 2004. The increase in casino profit margin is primarily due to most costs remaining relatively flat as our efficiency increased due to the purchase of the new ticket-in ticket-out slot machines which allowed us to reduce labor in our slot department. Overall casino expenses increased 1.3% for the six months-months ended June 30, 2005 compared to the same period in the prior year.

        Food and Beverage.    Food and beverage revenues increased by 4.3% to $6.0 million for the six-months ended June 30, 2005 as compared to $5.7 million for the six-months ended June 30, 2004. Food and beverage expenses increased 3.2% to $3.7 million for the six-months ended June 30, 2005 compared to $3.5 million for the same period in the prior year. Increases in food and beverage expenses were due to general increases in labor and cost of sales.

        Hotel.    Hotel revenues increased by 14.7% to $4.7 million for the six-months ended June 30, 2005 as compared to $4.1 million for the six-months ended June 30, 2004. The hotel revenue increase was entirely due to an increase in ADR as overall occupied rooms rose slightly for the six-months ended June 30, 2005 compared to the six-months ended June 30, 2004. Hotel expenses decreased 7.6% for the same time period to $1.4 million from $1.5 million due to higher amount of complementary hotel revenues which resulted in a larger reclassification of hotel expenses to the casino department during the six-months ended June 30, 2005 compared to the prior year. As a result hotel profit margin increased to 70.4% for the six-months ended June 30, 2005 from 63.2% in the prior year.

        Other Revenues.    Other revenues were flat at $1.4 million for the six-months ended June 30, 2005 compared to $1.4 million for the same period in 2004.

        Promotional Allowances.    Promotional allowances increased by 9.3% to $3.9 million for the six-months ended June 30, 2005 as compared to $3.6 million for the six-months ended June 30, 2004 as we focused our marketing attention on our better gaming customers. As a percent of gross revenues, promotional allowances remained flat at 13.2% for the six-months ended June 30, 2005 compared to 13.2% in the prior year.

        General and Administrative.    G&A expenses increased 9.3% to 9.6 million for the six-months ended June 30, 2005 as compared to $8.7 million for the six-months ended June 30, 2004. As a percent of net revenues, G&A expenses remained flat at 37.2% for the six-months ended June 30, 2005 as compared to 37.2% in the prior year. The main reason for the increase was due to a $0.2 million increase in administrative salaries, $0.2 million increase in management fees, $0.2 million in accrued bonuses and a $0.1 million increase in legal and other professional fees.

        Depreciation and Amortization.    Depreciation and amortization increased to $1.4 million for the six-months ended June 30, 2005 compared to $0.7 million for the six-months ended June 30, 2004. The increase was due to an increase in the depreciable assets and amortization of intangible assets, arising as a result of the Buyout.

        Interest Expense.    Interest expense was $1.1 million for the six-months ended June 30, 2005 compared to $0.0 million for the six-months ended June 30, 2004.The increase in interest expense was due to the Buyout on December 20, 2004.

  Year 2004 Compared to Year 2003

        Combined Net Revenues.    Net revenues increased by 7.7% to $46.9 million for the year ended December 31, 2004 as compared to $43.5 million for the year ended December 31, 2003. The increase was primarily due to a $2.5 million increase in casino revenues, a $0.9 million increase in food and beverage revenues, and a $0.5 million increase in hotel revenues.

        Combined Operating Income.    Operating income increased to $1.8 million for the year ended December 31, 2004 compared to an operating loss of $.1 million in the prior year. Our operating income margin increased to 3.9% of net revenues for the year ended December 31, 2004 as compared to (.1%) in the same period in the prior year.

        Casino.    Casino revenues increased 8.3% to $32.1 million for the year ended December 31, 2004 as compared to $29.7 million for the year ended December 31, 2003. The increase in casino revenues was due to the increase in slot revenues, which increased $2.1 million between periods as coin-in increased 10.7% for the year ended December 31, 2004 compared to the same period in the prior year. Casino profit margin increased to 56.5% for the year ended December 31, 2004 as compared to 55.2% for year ended December 31, 2003 as overall casino expenses increased 5.2% for the year ended December 31, 2004 compared to the same period in the prior year.

        Food and Beverage.    Food and beverage revenues increased by 9.0% to $11.4 million for the year ended December 31, 2004 as compared to $10.5 million for the year ended December 31, 2003. Food and beverage expenses increased 1.4% to $7.0 million for the same period. The increase in food and beverage revenues was due to an increase in restaurant revenue which increase $.4 million on a 6.5% increase in the price per cover for the year ended December 31, 2004 as compared to the year ended December 31, 2003. Bar restaurant also increased $.5 million for the year ended December 31, 2004 compared to the prior year. The increase in revenue resulted in an increase in our food and beverage profit margin to 38.9% of net revenues for the year ended December 31, 2004 as compared to 34.4% of net revenues for the year ended December 31, 2003.

        Hotel.    Hotel revenues increased by 6.3% to $7.6 million for the year ended December 31, 2004 as compared to $7.2 million for the year ended December 31, 2003. Hotel profit margin remained relatively constant at 62.5% for the year ended December 31, 2004 as compared to 62.2% for the year ended December 31, 2003. The increase in hotel revenues for the period was due to a 8.1% increase in the average daily rate.

        Other Revenues.    Other revenues increased by 2.4% to $2.8 million for the year ended December 31, 2004 as compared to $2.7 million for the year ended December 31, 2003 due mainly to increases in gift shop revenue.

        Promotional Allowances.    We provide promotional allowances at our properties including complimentary hotel rooms, food and beverage, golf rounds, spa treatments and gift shop purchases. Promotional allowances increased by 9.0% to $7.2 million for the year ended December 31, 2004 as compared to $6.6 million for the year ended December 31, 2003. As a percent of gross revenues, promotional allowances remained relatively constant at 13.3% of gross revenues for the year ended December 31, 2004 compared to 13.1% of gross revenues for the year ended December 31, 2003.

        General and Administrative.    G&A expenses increased by 4.8% to $18.5 million for the year ended December 31, 2004 as compared to $17.6 million for the year ended December 31, 2003. As a percent of net revenues, G&A expenses decreased to 39.4% for the year ended December 31, 2004 as compared to 40.5% for the year ended December 31, 2003. The increase in G&A was primarily due to the increase in medical claims, professional fees and utilities.

        Depreciation and Amortization.    Depreciation and amortization decreased to $1.4 million for the year ended December 31, 2004 compared to $1.7 million for the year ended December 31, 2003. The decrease was due to an overall decrease in the depreciable asset base.

        Interest Expense.    Interest expense remained relatively constant at $0.1 million for the year ended December 31, 2004 as compared to the same period in the prior year.

  Year 2003 Compared to Year 2002

        Net Revenues.    Net revenues decreased by 1.9% to $43.5 million for the year ended December 31, 2003 as compared to $44.3 million for the year ended December 31, 2002. The decrease was primarily due to a $.9 million decrease in casino revenues for the year ended December 31, 2003 as compared to the prior year.

        Operating Income.    Operating income decreased to an operating loss of $.1 million for the year ended December 31, 2004 compared to operating income of $2.3 million for the year ended December 31, 2003 due mainly to a $0.9million decrease in casino revenues and a $0.9 million increase in general and administrative expenses for the year ended December 31, 2003, respectively. Our operating income margin decreased to a negative 0.1% of net revenue for the year ended December 31, 2003 as compared to 5.1% of net revenue for the year ended December 31, 2002.

        Casino.    Casino revenues decreased by 2.8% to $29.7 million for the year ended December 31, 2003 as compared to $30.5 million for the year ended December 31, 2002 due to a $0.8 million decrease in slot revenue which declined due to a 3.8% decrease in coin-in. Casino profit margin decreased to 55.2% for the year ended December 31, 2003 as compared to 56.9% for the year ended December 31, 2002 mainly due to the decrease in casino revenues.

        Food and Beverage.    Food and beverage revenues increased by 2.6% to $10.5 million for the year ended December 31, 2003 as compared to $10.2 million for the year ended December 31, 2002 due mainly to a $0.2 million increase in restaurant revenue. The increase in restaurant revenue was due to a 3.2% increase in covers served during the year ended December 31, 2003 compared to the prior year. Food and beverage expenses increased 4.7% for the year ended December 31, 2003 compared to the year ended December 31, 2002. Food and beverage profit margin decreased to 34.4% for the year ended December 31, 2003 as compared to 35.7% for the year ended December 31, 2002. The decrease in food and beverage margin was due to a $0.3 million increase in the cost of sales during the year ended December 31, 2003 compared to the year ended December 31, 2002.

        Hotel.    Hotel revenues increased by 3.2% to $7.2 million for the year ended December 31, 2003 as compared to $7.0 million for the year ended December 31, 2002. Hotel profit margin increased to 62.2% for the year ended December 31, 2003 as compared to 61.6% for the year ended December 31, 2002. The increase in hotel revenues was due to the increase in occupancy rates to 92.0% for the year ended December 31, 2003 as compared to 90.8% for the year ended December 31, 2002 along with a 2.4% increase in ADR. The increase in occupancy rates was primarily due to a general increase in travel to and through Mesquite during year ended December 31, 2003.

        Other Revenues.    Other revenues remained relatively constant at $2.7 million for the year ended December 31, 2003 as compared to the same period in the prior year.

        Promotional Allowances.    Promotional allowances increased by 8.6% to $6.6 million for the year ended December 31, 2003 as compared to $6.1 million for the year ended December 31, 2002. As a percent of gross revenues, promotional allowances increased to 13.1% for the year ended December 31, 2003 as compared to 12.0% for the year ended December 31, 2002. The increase was due to (i) an increased use of player cards during the year ended December 31, 2003 as the casino utilized their respective player card for the entire year, whereas it was phased in during the year ended December 31, 2002; and (ii) an increase in our player club liability totaling $0.6 million for the year ended December 31, 2003 as compared to $0.2 million for the year ended December 31, 2002.

        General and Administrative.    G&A expenses increased 5.2% to $17.6 million for the year ended December 31, 2003 as compared to $16.7 million for the year ended December 31, 2002. As a percent of net revenues, G&A expenses increased to 40.5% for the year ended December 31, 2003 as compared to 37.7% for the year ended December 31, 2002. The main cause for the increase in G&A expenses was due to increase in medical claims, salaries and wages, professional fees, and general liability insurance premiums.

        Depreciation and Amortization.    Depreciation and amortization remained relatively flat at $1.7 million for the year ended December 31, 2003 as compared to the prior year.

        Interest Expense.    Interest expense remained relatively constant at $0.1 million for the year ended December 31, 2003 as compared to the same period in the prior year.

  Liquidity and Capital Resources for B & B B, Inc.

        The following liquidity and capital resources discussion contains certain forward-looking statements with respect to our business, financial condition, results of operations, expansion projects and our subsidiaries, which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, financial market risks, the ability to maintain existing management, competition within the gaming industry, the cyclical nature of the hotel business and gaming business, economic conditions, regulatory matters and litigation and other risks described in our filings with the Securities and Exchange Commission. In addition, construction projects such as our tower and convention center projects entail significant risks, including shortages of materials or skilled labor, unforeseen regulatory problems, work stoppages, weather interference, and unanticipated cost increases. The anticipated costs and construction periods are based on budgets, conceptual design documents and construction schedule estimates. There can be no assurance that the budgeted costs or construction period will be met. All forward-looking statements are based on our current expectations and projections about future events.

Cash Flows

        Our primary sources of liquidity and capital resources have been cash flow from operations and our credit facilities. As of June 30, 2005 and December 31, 2004, cash and cash equivalents were $7.5 million and $5.9 million, respectively.

Operating Activities

        Cash provided by operating activities for the six-months ended June 30, 2005 was $3.2 million compared to $2.6 million for the six-months ended June 30, 2004. The $0.6 million increase was attributable to a $1.2 million increase in operating income (excluding depreciation and amortization expense and other noncash charges) and $0.7 million collection on accounts and related company receivables offset by the $1.3 million payment on the related company payable.

        Cash provided by operating activities for the year ended December 31, 2004 was $3.8 million compared to $3.4 million for the year ended December 31, 2003. The $0.4 million increase was primarily due to a $1.5 million increase in operating income (excluding depreciation and amortization expense and other non-cash charges) driven by increases primarily in casino and beverage and hotel revenues.

        Cash provided by operating activities was $3.4 million for the year ended December 31, 2003 compared to $2.8 million for the year ended December 31, 2002. The $0.6 million increase was primarily due to a $1.4 million decrease in receivables for the year ended December 31, 2003 compared to a $1.7 million increase in receivables during the year ended December 31, 2002 offset by a $2.3 million decrease in operating income (excluding depreciation and amortization expense and other noncash charges).

Investing Activities

        Cash used in investing activities for the six-months ended June 30, 2005 was $1.0 million compared to $0.4 million for the six-months ended June 30, 2004. For the six-months ended June 30, 2005, the majority of cash used in investing activities consisted of $1.0 million related to gaming equipment purchases at the property. The majority of cash used in investing activities for the six-months ended June 30, 2004 related to capital expenditures for slot machines and various maintenance capital expenditures.

        Cash used in investing activities for the year ended December 31, 2004 was $1.0 million compared to $0.9 million for the year ended December 31, 2003. The majority of cash used in investing activities was related to capital expenditures for slot machines and related equipment.

        Cash used in investing activities was $0.9 million for the year ended December 31, 2003, compared to $0.7 million for the year ended December 31, 2002. The majority of cash used in investing activities was related to capital expenditures for slot machines and related equipment.

Financing Activities

        Cash used in financing activities for the six-months ended June 30, 2005 was $0.7 million compared to $0.4 million for the six-months ended June 30, 2004. The majority of this increase was attributable to an increase in deposits of $0.3 million for the six-months ended June 30, 2005 as compared to the prior year.

        Cash used in financing activities for the year ended December 31, 2004 was $0.9 million compared to $2.6 million for the year ended December 31, 2003. For the year ended December 31, 2003, $2.1 million was related to tax and stockholder distributions paid. For the year ended December 31, 2004, there were no distributions paid.

        Cash used in financing activities for the year ended December 31, 2003 was $2.6 million compared to $1.0 million for the year ended December 31, 2002. For the year ended December 31, 2002, $2.1 million was related to tax and stockholder distributions paid. For the year ended December 31, 2002, there were $0.5 million in tax and stockholder distributions paid.

Capital Expenditures for Virgin River Casino Corporation, RBG, LLC and B & B B, Inc.

        For the remainder of fiscal 2005 and 2006, we plan to spend an aggregate of approximately $5.5 million in capital expenditures for hotel room renovation and refurbishment throughout all of our properties, for a consolidation of our laundry operation, for a new property management and back office computer system, for new and expanded dining options throughout all of our properties. In addition, we plan to spend approximately $20.0 million in capital expenditures for the development and construction of a new hotel tower and convention center. Of the approximately $25.5 million in capital expenditures referred to above, we plan to spend approximately $9.5 million in fiscal year 2005 and approximately $16.0 million in fiscal year 2006.

        We believe that existing cash, cash flows from operations, equipment financing and available borrowings under our new senior secured credit facility will be adequate to satisfy our anticipated uses of capital during the remainder of 2005 and 2006.

Off Balance Sheet Arrangements for Virgin River Casino Corporation, RBG, LLC and B & B B, Inc.

        We have no off balance sheet arrangements at June 30, 2005 or December 31, 2004.

Contractual Obligations and Commitments for Virgin River Casino Corporation, RBG, LLC and B & B B, Inc.

        The following table summarizes our contractual obligations and commitments as of December 31, 2004.

		Payments Due by Period
	Total	Less than 1 Year	1-3 Years	4-5 Years	After 5 Years
	(dollars in thousands)
Contractual obligations:
Long-term debt(1)(2)(3)	$307,626	$14,218	$23,748	$30,915	$238,745
Capital leases	26	26	—	—	—
Operating leases	23,371	534	783	492	21,562

Total contractual obligations	$331,023	$14,778	$24,531	$31,407	$260,307

(1)
Includes both principal and interest on our long-term debt and interest related to interest rate swaps estimated based on the notional amount and net interest spread as of December 31, 2004.

(2)
As of March 31, 2005, we were in compliance with the restrictive covenants of the indentures governing our notes and our credit facility.

(3)
As of March 31, 2005, we had borrowed $233,000 against our credit facility. The total amount available under our credit facility was $14.0 million.

We have no intention at the present time of entering into any new swaps to hedge the new debt incurred as a result of the Transactions. The existing interest rate swaps will continue to be ineffective for the foreseeable future; however, we believe the ineffectiveness of the existing swaps will have no adverse effect on our ongoing compliance with the new debt.

        In addition to our contractual obligations and commitments presented above, we have the following additional contractual obligations related to our gaming equipment financing as of June 30, 2005:

Year Ending	Amount
(in thousands)
2005	$544
2006	4,524
2007	4,988
2008	588

Total	$10,644

Critical Accounting Policies for Virgin River Casino Corporation, RBG, LLC and B & B B, Inc.

Significant Accounting Policies and Estimates

        We prepare our financial statements in conformity with accounting principles generally accepted in the United States. Certain of our accounting policies, including the determination of bad debt reserves, the estimated useful lives assigned to our assets, asset impairment, and insurance reserves require that we apply significant judgment in defining the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. Our judgments are based on our historical experience, terms of existing contracts, observance of trends in the gaming industry and information available from other outside sources. There can be no assurance that actual results will not differ from our estimates. To provide an understanding of the methodology we apply, our significant accounting policies and basis of presentation are discussed below, as well as where appropriate in this discussion and analysis and in the notes to our financial statements.

Casino Revenue and Promotional Allowances

        We recognize as casino revenue the net win from gaming activities, which is the difference between gaming wins and losses. The retail value of rooms, food and beverage furnished to customers without charge is included in gross revenues and then deducted as promotional allowances.

Players Club Liability

        During 2002, we adopted the consensus provisions of EITF 22, "Accounting for "Points' and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to Be Delivered in the Future." EITF 00-22 requires that the redemption of points, such as points earned in slot players clubs, be recorded as a reduction of revenue. Although the consensus reached in EITF 00-22 applies to a redemption of points for cash as opposed to a redemption of points for free products and services, management believes the premise of EITF 00-22 applies to our slot club program, which provides for the redemption of points for only free products and services (and not for cash).

Self-Insurance Reserves

        We are self insured up to certain stop loss amounts for workers' compensation, major medical and general liability costs. Insurance claims and reserves include accruals of estimated settlements for known claims, as well as accruals of estimates for claims incurred but not reported. In estimating these accruals, we consider historical loss experience and make judgments about the expected levels of costs per claim. We believe our estimates of future liability are reasonable based upon our methodology; however, changes in health care costs, accident frequency and severity and other factors could materially affect the estimate for these liabilities.

Vacation Interval Sales

        We recognize revenue on the sale of vacation intervals when a minimum of 10% of the sales price has been received in cash, collectibility of the receivable representing the remainder of the sales price is reasonably assured, and we have completed substantially all of the obligations with respect to any development related to the real estate sold. Sales incentives provided to buyers are treated as services provided by the seller and are treated as an increase to the sales price for computing the minimum down-payment threshold. Such sales incentives, consisting of complimentary rooms, food and beverages ordinarily are expensed as incurred.

Property Held for Vacation Interval Sales

        Property held for vacation interval sales includes the acquisition costs of the vacation intervals and renovations and the cost of land, development and construction of the vacation interval project. As intervals are sold, the cost of the interval and the estimated cost of renovations or the estimated total costs at completion for the project are charged ratably to cost of vacation interval sales. Interest on renovations or development and construction of vacation intervals is capitalized or charged to expense depending on the duration of the renovations.

Notes Receivable

        Our notes receivables are considered homogenous and are evaluated for impairment collectively, except for individual receivables placed on nonaccrual status, in which case, receivables are reviewed individually for impairment. Impairment is measured based on the fair value of the collateral. If the measurement of fair value is less than our recorded investment in the note receivable, the impairment is recognized by creating a specific allowance. Significant changes in the original assumptions of the measure of impairment are an adjustment to the specific allowance. We periodically review the relevant factors and the formula by which additions are made to the allowance for uncollectible notes receivable. The general allowance is provided based on a number of factors, including current economic trends, estimated collateral values, management's assessment of credit risk inherent in the portfolio and historical loss experience.

Property and Equipment

        Property and equipment is stated at cost, including interest capitalized on internally constructed assets calculated at the overall weighted average borrowing rate of interest.

        We evaluate the carrying value for real estate inventories, including property held for vacation interval sales, in accordance with Financial Accounting Standards Board ("FASB") Statement No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets" ("SFAS 144"). SFAS 144 requires that when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, companies should evaluate the need for an impairment write-down. Impairment write-downs are recorded to real estate inventories when indicators of impairment are present and the undiscounted cash flows estimated to be generated from those assets are less than the carrying amount of the assets. When an impairment write-down is required, the related assets are adjusted to their estimated fair value less costs to sell.

Intangibles Assets

        In June 2001, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." We adopted SFAS No. 141 for all business combinations completed after June 30, 2001, which requires among other things that such business combinations be accounted for under the purchase method. We also adopted SFAS No. 142 in 2002 for all intangible assets recognized in our balance sheet as of December 31, 2002.

        We review intangible assets that are subject to amortization for impairment in accordance with SFAS 144. In accordance with SFAS 144, an impairment loss will be recognized if the carrying amount of an intangible asset is not recoverable and its carrying amount exceeds its fair value.

        After an impairment loss is recognized, the adjusted carrying amount of the intangible asset becomes the new accounting basis.

Income Taxes

        B & B B, Inc. and Virgin River Casino Corporation have elected S Corporation status under the Internal Revenue Code. RBG, LLC is a limited-liability company. As such, federal income taxes are an obligation of the individual owners and no provision for income taxes is reflected in the accompanying financial statements.

Interest Rate Swaps

        From time to time we use interest rate swaps and similar financial instruments to assist in managing interest incurred on our long-term debt. The difference between amounts received and amounts paid under such agreements, as well as any costs or fees, is recorded as a reduction of, or addition to, interest expense as incurred over the life of the swap or similar financial instrument.

        We account for interest rate swap agreements in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and its corresponding amendments under SFAS 138 and SFAS 149. SFAS 133 requires that we measure every derivative instrument (including certain derivative instruments embedded in other contracts) at fair value and record them in the balance sheet as either an asset or liability. Changes in fair value of derivatives are recorded currently in earnings unless special hedge accounting criteria are met. We have designated the interest rate swaps as cash flow hedges, and accordingly, the effective portions of changes in the fair value of the interest rate swaps are reported in other comprehensive income. Any ineffective portions of hedges are recognized in earnings in the current period.

Recently Issued Accounting Standards

        In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." The objective of FIN 46 is to improve financial reporting by companies involved with variable interest entities. FIN 46 changes certain consolidation requirements by requiring a variable interest entity to be consolidated by a company that is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. In October and December 2003, the FASB agreed to defer the effective date of FIN 46 for variable interests held by public companies in all entities that were acquired prior to February 1, 2003 to the quarter ending March 31, 2004. For entities acquired after February 1, 2003, we were required to adopt FIN 46 for the quarter ended September 30, 2003. We have determined that all variable interest entities that we hold interests in at December 31, 2004 do not require consolidation under the provisions of FIN 46 as we are not subject to a majority of the risk of loss or entitled to receive a majority of the variable interest entity's residual returns. We have determined that FIN 46 did not have a significant impact on our results of operations or financial position.

        In April 2003, the FASB issued SFAS No. 149, "Amendment to Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is applied prospectively and is effective for contracts entered into or modified after June 30, 2003, except for SFAS No. 133 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003 and certain provisions relating to forward purchases and sales on securities that do not yet exist. We have determined that SFAS No. 149 did not have a significant impact on our results of operations or financial position.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments With Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. On October 29, 2003, the FASB voted to defer for an indefinite period the application of the guidance in SFAS No. 150 to non-controlling interests that are classified as equity in the financial statements of the subsidiary but would be classified as a liability in the parent's financial statements under SFAS No. 150. The FASB decided to defer the application of FASB No. 150 to these non-controlling interests until it could consider some of the resulting implementation issues associated with the measurement and recognition guidance for these non-controlling interests. We currently have no instruments impacted by the adoption of this statement and therefore the adoption did not have a significant impact on our results of operations or financial position.

        In November 2004, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 151, "Inventory Costs." The statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We are currently evaluating the provisions of SFAS No. 151 to determine its impact on our future financial statements.

        In December 2004, the FASB issued SFAS 152, "Accounting for Real Estate Time-Sharing Transactions." SFAS 152 amends existing accounting guidance to reference the financial accounting and reporting guidance for real estate time-sharing transactions provided in AICPA Statement of Position 04-02, "Accounting for Real Estate Time-Sharing Transactions." SFAS 152 is effective for our financial statements issued after January 1, 2006. The new accounting guidance requires, among other things, that costs incurred to sell timeshare units generally be charged to expense as incurred, including marketing expenses. The new standard will also require a change in the classification of certain items currently reported as expenses, requiring these items to be reflected as reductions of revenue. We are in the process of evaluating the impact of SFAS 152; however, the impact to reported revenue and net income is not expected to be significant.

        In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets." This statement is based on the principle that exchanges of nonmonetary assets should be measured based on fair value of the assets exchanged. This statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Companies are currently evaluating the provisions of SFAS No. 153 to determine its impact on our future financial statements.

Quantitative and Qualitative Disclosures About Market Risk for Virgin River Casino Corporation, RBG, LLC and B & B B, Inc.

        Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates and commodity prices. Our primary exposure to market risk is interest rate risk associated with our long-term debt. Historically, we have attempted to limit our exposure to interest rate risk by managing the mix of our long-term fixed-rate borrowings, which include our Senior Secured Notes and Senior Subordinated Notes and short-term borrowings under our new senior secured credit facility. Borrowings under our new senior secured credit facility bear interest at a margin above the Base Rate plus Base Rate Margin or the LIBOR rate plus LIBOR Rate Margin (each, as defined) as selected by us. However, the amount of outstanding borrowings is not expected to fluctuate and may be reduced from time to time. Our new secured senior credit facility matures in December 2008. Our Senior Secured Notes bear interest at 9% and mature in January 2012. Our Senior Subordinated Notes bear interest at 12 3/4% and mature in January 2013. Our Senior Subordinated Notes accrue interest in the form of increased accreted value until January 2009 when the carrying value of the Senior Subordinated Notes will be $66.0 million.

        The following table provides information about our long-term debt at June 30, 2005:

	Maturity Date	Face Amount	Carrying Value	Estimated Fair Value
	(in thousands)
Revolving credit facility at an interest rate of 8.25%	December 2008	$15,000	$115	$115
9% senior secured notes	January 2012	125,000	125,000	130,375
12 3/4% senior subordinated notes	January 2013	66,000	42,456	46,200
Notes payable, interest at 6.97%	June 2006	2,292	833	833
Hypothecation Note, interest at 9.25%	April 2004	10,000	392	392
Notes payable, interest at 7.0%	December 2008	574	116	116
Notes payable, interest at 6.21%	2004-2007	988	232	232
Market value of interest rate swaps	June 2006	758	758	758

Total		$220,612	$169,902	$179,021

        We are also exposed to market risk in the form of fluctuations in interest rates and their potential impact upon our debt. Historically, this market risk is managed by utilizing derivative financial instruments in accordance with established policies and procedures. We evaluate our exposure to market risk by monitoring interest rates in the marketplace, and do not utilize derivative financial instruments for trading purposes. Our derivative financial instruments consist exclusively of interest rate swap agreements. Interest differentials resulting from these agreements are recorded on an accrual basis as an adjustment to interest expense. As of June 30, 2005, as a result of the Buyout, the interest rate swaps related to debt are not matched with any of our specific fixed-rate or variable-rate debt obligations.

        The following table provides information about our financial instruments that are sensitive to changes in interest rates:

	As of June 30,
	2005	2006	2007	2008	2009	Thereafter	Total
	(dollars in thousands)
Long-term debt (including current portion):
Fixed-rate	$1,101	$80	$—	$—	$—	$191,000	$192,181
Average interest rate	9.99%	10.09%	10.19%	10.29%	10.30%	10.30%	9.93%
Variable-rate	$392	$—	$—	$115	$—	$—	$507
Average interest rate	9.25%	—	—	8.25%	—	—	9.02%
Capital leases (including current portion):	$9	$—	$—	$—	$—	$—	$9
Average interest rate	4.67%	—	—	—	—	—	4.67%
Interest rate swaps:
Notional amount	$—	$39,200	$—	$—	$—	$—	$39,200
Average payable rate	—	5.88%	—	—	—	—	5.88%
Average receivable rate	—	3.50%	—	—	—	—	3.50%

        The gaming equipment financing are agreements that because of their long-term nature we impute interest expense for accounting purposes. Contractually these agreements carry no interest therefore we believe that there is no exposure to interest rate risk and therefore have excluded those contracts from the presentation above.

BUSINESS

The Company

        The Company owns and operates the CasaBlanca, the Oasis and the Virgin River in Mesquite, Nevada, which is located approximately 80 miles north of Las Vegas. In addition, we own the Mesquite Star, which is currently used as a special events facility and for overflow hotel traffic from our other properties. The websites for the CasaBlanca, the Oasis and the Virgin River properties are www.cassablancaresort.com, www.oasisresort.com and www.virginriver.com, respectively. We do not have a website for the Mesquite Star property.

        We own three of the four casinos operating in Mesquite and our properties have a dominant market share, having collectively captured approximately 75% of Mesquite's gaming revenue since fiscal year 2002, the first full year of operations of the Oasis by us. Our operating properties are well established, each having been in operation for at least nine years, and serve as significant drive-in gaming and resort destinations. Our properties collectively feature 2,421 slot machines, 76 table games, 2,149 hotel rooms and 85 timeshare units, and offer extensive amenities, including championship golf courses, full service spas, a bowling center, movie theaters, restaurants, and banquet and conference facilities. With each of our properties, we leverage our extensive value-oriented amenities and emphasis on slot play to target middle market gaming customers, who overwhelmingly favor slot play. For the twelve months ended December 31, 2004, we generated net revenues of $157.3 million. We expect to continue to benefit from the rapidly growing Mesquite market and further capitalize on growth opportunities by renovating and expanding our properties.

Casino Properties

        CasaBlanca Hotel & Casino.    The CasaBlanca is a full service entertainment and resort destination located off of exit 120 on Interstate 15. The CasaBlanca targets middle market guests looking for a high-quality gaming experience in a full service resort environment and a value alternative to Las Vegas. The CasaBlanca offers 477 tower rooms (includes 18 suites with Jacuzzi tubs) and 22 timeshare units. The approximately 27,000 square foot casino offers 779 video poker and slot machines, 27 table games, a full service race and sports book, live keno, lounge entertainment and dancing. The CasaBlanca offers various resort and entertainment amenities, including championship golf, a full service spa, tennis courts, a lagoon swimming pool with a waterfall and slide, a hot tub, a sand volleyball court and an arcade. In addition, the CasaBlanca offers a 320-seat buffet restaurant, a 180-seat 24-hour café, a 136-seat fine dining restaurant, an ice cream parlor, a Starbucks®, a gift shop and 10,000 square foot banquet and conference facilities. The CasaBlanca is situated on an approximately 43-acre site, containing a parking lot with a capacity for approximately 1,940 cars as well as a 45-unit full service R.V. park. Approximately one mile from the casino hotel, situated on a 221-acre site, is the CasaBlanca Golf Club featuring an 18-hole, 7,011 yard championship course designed by Cal Olson. We lease the land on which the golf club is located pursuant to a 99-year lease that expires in June 2094. We also own approximately 34 acres of unimproved land near the golf club. For the twelve months ended September 30, 2004, the average daily room rate was approximately $45 and the occupancy rate was 93%.

        Oasis Hotel & Casino.    The Oasis is a full service entertainment and resort destination located off of exit 120 on Interstate 15 across Mesquite Boulevard from the CasaBlanca. The Oasis also targets middle market guest looking for value alternatives to Las Vegas and a high quality gaming experience in a full service resort environment. The Oasis offers 950 rooms (includes 49 suites) and 63 timeshare units. The approximately 34,700 square foot casino offers 825 video poker and slot machines, 31 table games, a full service sports book, live keno and a live poker room. The Oasis offers various resort and entertainment amenities, including golf, a full service spa, swimming pools and hot tubs, tennis courts, arcade, go-kart track, miniature golf range, lounge entertainment and a nightclub. In addition, the Oasis offers a 260-seat buffet restaurant, a 210-seat 24-hour café, a 125-seat fine dining restaurant, an ice cream parlor, a gift shop and 5,000 square foot banquet and conference facilities. The Oasis is situated on an approximately 26-acre site, containing a parking lot with a capacity for approximately 1,800 cars as well as an 87 unit full-service R.V. park. Approximately four miles from the casino hotel is the Palms Golf Course featuring an 18-hole and approximately 7,000 yard championship course. The Palms Golf Course straddles the Nevada/Arizona border and is located on a 256-acre site, of which 180 acres is leased from the State of Arizona pursuant to a 10-year lease that expires in May 2008. For the twelve months ended September 30, 2004, the average daily room rate was approximately $35 and the occupancy rate was 81%.

        Virgin River Hotel & Casino.    The Virgin River is located off of exit 122 on Interstate 15 across the highway from the Mesquite Star. The Virgin River mostly attracts local customers and drive-in middle market customers. The Virgin River offers 722 rooms (includes two suites) and a 36,000 square foot casino with 817 video poker and slot machines, 18 table games, a full service race and sports book, a 350-seat bingo parlor, live keno and a poker room. The Virgin River offers various resorts and entertainment amenities, including swimming pools and hot tubs, a 24-lane state-of-the art bowling center, four first-run movie theaters, an arcade and lounge entertainment and dancing. In addition, the Virgin River offers a 182-seat 24-hour café, a 178-seat buffet restaurant and a gift shop. The Virgin River is situated on an approximately 32-acre site, containing a parking lot with a capacity for approximately 1,650 cars as well as a 47 unit full-service R.V. park. We also own approximately 31 acres of unimproved land adjacent to the Virgin River. For the twelve months ended September 30, 2004, the average daily room rate was approximately $35 and the occupancy rate was 90%.

        Mesquite Star Hotel & Casino.    The Mesquite Star is situated on an approximately 14-acre site located off of the Interstate 15 and East Mesquite Boulevard interchange. We acquired the Mesquite Star out of bankruptcy in November 2000. The Mesquite Star has 12,000 square feet of potential gaming space and 210 hotel rooms. We currently use the Mesquite Star as a special event facility and for overflow hotel traffic from our other properties. At acquisition, the Mesquite Star had a gourmet restaurant, a cocktail lounge with a performance stage, one coffee shop, an arcade and a gift shop. Although the Mesquite Star has 12,000 square feet of potential gaming space, we do not hold a gaming license to operate a casino at the Mesquite Star. We will apply for a gaming license in the future if we determine to operate a casino at the Mesquite Star.

Competitive Strengths

        Limited Competition.    We own three of the four casinos operating in Mesquite. Our properties have collectively captured approximately 75% of the market since fiscal year 2002, the first full year of operations of the Oasis by us. Our principal competition in the Mesquite gaming market is the Eureka, the only other licensed resort gaming facility in Mesquite. The Eureka has been in operation since February 1997, and we believe that the Eureka features approximately 720 slot machines, 11 table games and 210 hotel rooms. We also own the Mesquite Star. We are presently using the Mesquite Star as a special events facility and for overflow hotel traffic from our other properties. We believe that the Mesquite Star gives us a competitive advantage in the Mesquite market because it allows us the flexibility of opening the casino to meet market demand and to maintain our market share in the future on a cost effective basis.

        Well-Situated.    We believe that we are ideally situated to serve our target market, which consists primarily of drive-in customers. Mesquite is located centrally in the Virgin River Valley at the tri-state intersection of Nevada, Arizona and Utah. Our properties are conveniently located off of exits 120 and

122 on Interstate 15, a highway that extends from San Diego, California to the Canadian border at Sweetgrass, Montana and runs directly through Mesquite as well as major cities such as Las Vegas and Salt Lake City, Utah. Mesquite is located approximately 80 miles north of Las Vegas and 345 miles south of Salt Lake City. Given the central location of Mesquite and the prominent location of our gaming facilities on Interstate 15, we are able to attract significant drive-in customers. According to the Las Vegas Convention and Visitors Authority, approximately 22,802 vehicles passed our properties daily on Interstate 15 for the eight months ended August 31, 2004. Mesquite's central location has made the city a gateway city and a convenient place to stay and plan a trip to nine national parks, twelve national monuments, six national forests, three national recreation areas and many state parks within a day's drive. As a result of our well-situated market, we attract significant drive-in customers from Utah, Southern California, Arizona and Colorado in addition to our established customer base in the major population centers of Las Vegas, Salt Lake City and St. George, Utah. According to the Las Vegas Visitor and Convention Authority, there were approximately 1.7 million visitors to Mesquite in 2003, a 7.4% increase over 2002. Approximately 82%, or 1.4 million, of the visitors were repeat visitors and 86% of the visitors gambled while in Mesquite in 2003. Moreover, Mesquite was voted the #1 Nevada Getaway by Las Vegas Review-Journal readers for four consecutive years ending in 2003.

        Growing Mesquite Market.    According to the Nevada State Gaming Control Board, the Mesquite market generated $118.4 million of gaming revenue for the twelve months ended September 30, 2004, representing a 6.9% increase over the same period in 2003. Furthermore, Mesquite's gaming revenue has grown from $92.9 million in 1999 to $118.4 million in the twelve months ended September 30, 2004, a compounded annual growth rate of 5.2%. Mesquite is located in Clark County, Nevada. According to the Nevada State Demographer's Office, Clark County's population has increased from approximately 770,280 in 1990 to 1,620,748 in 2003, a compounded annual growth rate of 5.9%. We also benefit from numerous convention and golfing events held in Mesquite, including annual events such as the nationally televised RE/MAX World Long Drive Championship, the Mesquite Amateur, the Nevada Open, the Nevada Women's Open, the Nevada Senior Open as well as the nationally televised inaugural hosting of the 2004 Duff Challenge national finals. We plan to capitalize on the projected growth of the Mesquite market and the increasing popularity of Mesquite as a destination resort by renovating and expanding our hotel facilities and by opening the Mesquite Star. In addition, we own approximately 90 total acres of undeveloped land adjacent to or near each of our properties. We believe that this excess land gives us a competitive advantage with respect to any future development of casino properties or further expansion of our existing properties.

        Strong Ownership and Experienced Management Team.    Except for a 1.92% minority interest in RBG, LLC, we are indirectly wholly owned and controlled by Robert R. Black, Sr., our Chairman of the Board, Chief Executive Officer and President. Mr. Black has an established track record of developing, operating, and acquiring casino properties. Mr. Black spearheaded the development of the Virgin River and was the driving force behind the acquisition of the CasaBlanca, the Oasis and the Mesquite Star. In addition, we have a proven operating management team with substantial experience in the gaming industry and with our properties. Our general managers have 34 collective years of experience in the gaming industry.

Operating Strategy

        Expand and Renovate Existing Properties.    In order to offer our customers attractive and modern facilities, we plan to continue to renovate our facilities, add amenities and remodel and expand some of our restaurants and spa facilities. In particular, we plan to (i) add a steakhouse, a Starbucks® and an additional 250-seat movie theater, remodel the buffet restaurant and the coffee shop and refurbish the hotel rooms at the Virgin River, (ii) add a Starbucks® and a convention facility and expand and remodel the spa facility, recondition the parking lot and refurbish the hotel rooms at the Oasis, and (iii) add a sushi and oyster bar, expand and remodel the spa facility, remodel the fine dining restaurant and refurbish the hotel rooms at the CasaBlanca. We believe these initiatives will enhance our environment to promote customer loyalty and satisfaction, repeat business, enhanced playing time and increased brand recognition. Furthermore, to accommodate long-term market growth and high hotel occupancy rates, we plan to expand the CasaBlanca. According to the Nevada State Gaming Control Board, Mesquite's average hotel occupancy rate was 84.4% for the twelve months ended September 30, 2004. For the same period our properties collectively had an average hotel occupancy rate of 86.5% and the CasaBlanca had an occupancy rate of 93.0%. As a result, we plan to expand the CasaBlanca by adding an approximately 160-220 room hotel tower and an approximately 12,00-18,000 square foot convention center. Of the total new rooms approximately 20 are expected to be suites with the remaining rooms being standard rooms. We have completed the architectural phase of the project, which cost approximately $0.3 million, and are currently receiving bids for the project from several general contractors so the exact number of rooms and square footage of the convention center is still unknown and will be until the general contractor is selected. We expect to break ground for construction in November 2005 with an estimated timetable of twelve to fourteen months to complete the entire project.

        Emphasize Slot Play.    We emphasize slot machine wagering, which we believe is the fastest growing, most stable and most profitable segment of the casino entertainment business. According to the Nevada State Gaming Control Board, for the twelve months ended September 30, 2004, 85% of the gaming revenues in the Mesquite market were generated through slot play, compared to an average of 54% for the Las Vegas market during the same period. We continuously enhance and modify our mix of slot machines to meet the demand of our customers. We offer a broad variety of slot machines, including video poker, wide area progressives and popular licensed games such as Wheel of Fortune®, Monopoly® and Megabucks®. To cater to our local customer base and appeal to our middle market guests, we offer over 950 video poker machines and over half of our slot machines are of penny, nickel or quarter denominations. In addition, to offer greater variety of slot machines, higher frequency payouts and longer periods of play for the casino play entertainment dollar relative to traditional reel devices, we are in the process of converting our slot machines to coinless slot technology or to slot machines with advanced electronic games. The conversion of our slot machines to new technologies will also allow us to increase our slot revenue by increasing our win per machine and increase our profitability by reducing our casino labor costs. As of September 30, 2004, more than half of our slot machines have been converted to coinless slot technology or to advanced electronic slot games. We anticipate that in fiscal year 2005, a substantial majority of our slot machines will utilize these new technologies.

        Continue to Offer High Quality Value-Oriented Product.    Our casinos provide a high-quality gaming and resort entertainment experience at an affordable price targeted at middle market guests. We offer various amenities at an affordable price to complement our gaming options. Through our three distinct properties with extensive amenities, we are able to appeal to and attract different customer segments of the middle market and effectively market promotional packages that include hotel rooms and golf and spa getaways at value prices. Examples of our promotional offerings include the CasaBlanca Golf and Spa Getaway, the Oasis Golf and Spa Getaway and the Golf Mesquite experience. The CasaBlanca Golf and Spa Getaway and the Oasis Golf and Spa Getaway each include a two-night stay and a choice of two rounds of golf or two spa treatments starting at $149 and $129, respectively. The Golf Mesquite package includes a three-night stay at one of the four Mesquite hotels and three rounds of golf at any of the seven Mesquite area golf courses. We believe that our close proximity to Las Vegas and our value oriented products provide our customers a value alternative to the options found in Las Vegas. According to the Nevada State Gaming Control Board, the average daily hotel room rates for the twelve months ended September 30, 2004 in Mesquite and Las Vegas were $39.19 and $87.66, respectively.

        Attract New and Repeat Customers.    We advertise extensively through several media outlets, including highway billboards, bus billboards, radio and television to attract new and repeat customers and to create a high level of brand recognition. There are approximately 130 billboards along Interstate 15 between San Bernardino, California and Edmonton, Canada that advertise our properties. Radio and television are utilized for advertising in our primary markets and to promote special events. Each year we also hold party events in major population centers, such as Salt Lake City, Utah; Grand Junction and Denver, Colorado; Boise, Idaho; and Anchorage and Fairbanks, Alaska, to attract customers and to promote our properties. In addition, we will continue to offer a variety of value-oriented gateway packages in order to attract customers from outside markets as well as from the closer, drive-in markets who are looking for a quality gaming and resort entertainment experience at value prices. To attract repeat customers and increase revenue from our existing customer base, we will continue to leverage our player-tracking database and our golf player database and make direct marketing a key component for reaching our customer base. Our database systems allow us to target our marketing programs to our most valued customers and allow us to better tailor our pricing, promotions, gaming machine selection and other guest services to customer preferences. We currently have an aggregate of over 387,000 active players in our combined gaming player databases and an aggregate of 190,000 players in our golf database.

Competition

        General.    We face competition in the market in which our gaming facilities are located as well as in or near any geographic area from which we attract or expect to attract a significant number of our customers. As a result, our casino properties face direct competition from all other casinos and hotels in the Las Vegas, Nevada region and the Wendover, Nevada region as well as the California gaming market.

        Mesquite, Nevada.    There are four hotel-casinos in Mesquite, Nevada, three of which are owned by us. In total there are approximately 2,700 hotel rooms in Mesquite, Nevada. Approximately 2,450 of the existing hotel rooms are associated with the four hotel-casinos. Through our three properties, we own approximately 2,240 of those rooms. Also, within the four hotel-casinos there are eleven dining options, nine of those dining options exist at one of our three properties. We also compete with free standing dining facilities in Mesquite, Nevada as a restaurant option. The only other licensed resort gaming facility in Mesquite is the Eureka. Although we captured approximately 75% of the gaming market in Mesquite, we believe that the hotel casinos are sufficiently distinct and diversified such that each property caters to a different type of clientele. For instance, the CasaBlanca, which contains a spacious casino floor and a tower hotel, appeals to the customer who seeks to enjoy a mega resort type experience that is away from the hustle and bustle of Las Vegas. On the other hand, the Virgin River caters to the local Mesquite customer who is more likely to be attracted by the intimate gaming atmosphere and amenities such as a bowling alley and movie theaters. With 210 rooms and 2 dining facilities, we believe the Eureka targets the local Mesquite customer and completes directly with the Virgin River and to a lesser extent the Oasis. There is no limit on the number of gaming licenses that may be granted in Mesquite or in some of the other gaming markets in which we compete. In particular, other than zoning limitations and licensing requirements of the City of Mesquite, there are no restrictions on additional casinos being constructed and opened in Mesquite, including by competitors that may have greater financial and other resources than we do.

        Las Vegas, Nevada.    Many of our competitors in the Las Vegas market have significantly greater name recognition and financial, marketing and other resources than we do. However, our focus on providing value-oriented amenities with a quality casino experience attracts many of the Las Vegas locals who want to enjoy a weekend getaway.

        West Wendover, Nevada.    West Wendover, Nevada is located on the eastern border of Nevada in Elko County. The city is contiguous with Wendover, Utah and is approximately 120 miles west of Salt Lake City, Utah, less than half the distance between Mesquite and Salt Lake City, Utah. According to the Nevada State Gaming Control Board, the West Wendover casinos collectively contain over 3,900 slot machines and more than 160 games and tables as of September 30, 2004. We compete with these casinos for gaming customers located in Salt Lake City, Utah and the outlying areas. Nonetheless, we believe our more favorable climate and more attractive amenities give us a competitive advantage. In West Wendover, during October through January, the average number of days with precipitation ranges from five to nine days with temperatures ranging from 27 to 51 degrees Fahrenheit. Mesquite, on the other hand, has on average two to three days of precipitation with temperatures ranging from 44 to approximately 65 degrees Fahrenheit during the same months.

        California Gaming Market.    Voters in California approved an amendment to the California constitution in March, 2000 that gave Native American tribes in California the right to offer a limited number of slot machines and a range of house-banked card games. A number of Native American tribes have already signed and others have begun signing gaming compacts with the State of California. More than 60 compacts had been approved by the federal government as of December 31, 2003, and casino-style gaming is legal in California on those tribal lands. According to the California Gaming Control Commission, there were more than 50 operating tribe casinos in California as of May 17, 2004. In addition, several Native American tribes in California have reached agreements with the state of California that allow for increased number of gaming machines within such tribes in exchange for a revenue-based payment to the state. The competitive impact on our gaming establishments from the continued growth of gaming in California cannot be definitively determined but, depending on the nature, extent and location of the growth, the impact could be material.

        Many of our competitors have significantly greater name recognition and financial, marketing and other resources than we do. We also compete, to some extent, with other forms of gaming on both a local and national level, including state-sponsored lotteries, Internet gaming, on- and off-track wagering and card parlors. The recent and continued expansion of legalized casino gaming to new jurisdictions throughout the United States has increased competition faced by us and will continue to do so in the future. Additionally, if gaming were legalized or expanded in jurisdictions near our properties or any geographic area from which we expect to attract a significant number of our customers, we could face additional competition which could have a significant adverse impact on our business, financial condition and results of operations. There can be no assurance that we will be able to continue to compete successfully in our existing markets or that we will be able to compete successfully against any such future competition.

Employees

        As of June 30, 2005, we employed approximately 2,800 employees. None of our employees is covered by a collective bargaining agreement. We believe that our relationship with our employees is good.

Legal Proceedings

        From time to time, we are a party to various claims arising in the normal course of business. However, other than the proceeding described below, management believes that there are no proceedings pending or threatened against us which, if determined adversely, would have a material adverse effect on our financial condition, results of operations or liquidity.

        A.F. Construction Litigation v. Virgin River Casino Corporation et al.    On or about May 19, 2000, Virgin River Casino Corporation filed an action against A.F. Construction Company to quiet title of the Mesquite Star and to protect its interest with respect to a deed of trust. On or about July 19, 2000, A.F. Construction Company filed an answer and asserted a counterclaim for quantum meruit against Virgin River Casino Corporation. This action is a result of a series of transactions involving the Mesquite Star and its original owner, Nevstar Gaming and Entertainment Corporation. In 1994, A.F. Construction entered into a contract with Nevstar Gaming and Entertainment Corporation to construct the Mesquite Star. On or about August 27, 1998, A.F. Construction Company recorded a mechanic's lien against the Mesquite Star in the amount of $854,000, which was amended on or about September 4, 1998. On or about January 27, 1998, Nevstar Gaming and Entertainment Corporation obtained a $5,000,000 loan from First Credit Bank, executing a deed of trust in favor of First Credit Bank as beneficiary against the Mesquite Star. In December 1999, Nevstar Gaming and Entertainment Corporation filed for bankruptcy protection. On or about April 17, 2000, Virgin River Casino Corporation purchased the deed of trust from First Credit Bank and was assigned the beneficial interest thereunder. In the meantime, on February 12, 1999, A.F. Construction Company filed a complaint, naming only Nevstar Gaming and Entertainment Corporation as the defendant, in the Clark County District Court to enforce its mechanic's lien against the Mesquite Star. Because Nevstar Gaming and Entertainment Corporation failed to answer the complaint, the Clark County District Court entered a default foreclosure judgment against Nevstar Gaming and Entertainment Corporation on March 20, 2000. As a result, on or about May 16, 2000 Virgin River Casino Corporation received a notice of sale from A.F. Construction Company indicating the company's intention to conduct a sheriff's sale of the Mesquite Star in order to foreclose on its lien. On or about February 14, 2001, the Clark County District Court granted Virgin River Casino Corporation partial summary judgment in the quiet title action and declared that Virgin River Casino Corporation owned the Mesquite Star free and clear of any encumbrances. The only claim that remained to be adjudicated was A.F. Construction Company's counterclaim. On November 6, 2002, the Nevada Supreme Court reversed the Clark County District Court's order and remanded the case for further proceedings. We settled this matter in May of 2005. Under the terms of the settlement agreement, we paid $375,000 to A.F. Construction Company. As a result of the settlement, all associated liens have been removed from the Mesquite property.

Environmental Matters

        We are subject to various federal, state and local environmental laws, ordinances and regulations, including those governing discharges to air and water, the generation, handling, management and disposal of petroleum products and hazardous substances, and the health and safety of our employees. Permits may be required for our operations and these permits are subject to renewal, modification and, in some cases, revocation. In addition, as a property owner and operator, we may be liable for the costs of investigating and remediating hazardous substances or petroleum products on, under, or in our property, without regard to whether we knew of, or caused, the presence of the contaminants, and regardless of whether the practices that resulted in the contamination were legal at the time they occurred. The presence of, or failure to remediate properly, the substances may adversely affect our ability to sell or rent our property or to borrow funds using it as collateral. Additionally, we may be subject to claims by third parties based on damages and costs resulting from environmental contamination emanating from our property.

        We have reviewed environmental assessments, and limited soil and groundwater testing, relating to our properties. As a result, we have become aware that there is contamination present on some of our properties apparently due to past operations, which included a truck stop and a gas station. In particular, groundwater contamination at our Oasis property (which appears to have migrated onto our CasaBlanca property) is the subject of investigation and cleanup activities being conducted by the prior owners of the Oasis. The water supply for the Oasis property and the CasaBlanca properties does not come from ground water that has been contaminated. Although we believe that the prior owners are responsible for such matters under an indemnity agreement we negotiated at the time we purchased the Oasis, we cannot assure you that we will not incur costs related to this matter. Further, we could be held strictly liable for the environmental clean up of the contaminated properties.

        We do not anticipate any material adverse effect on our earnings or competitive position relating to environmental matters, but it is possible that future developments could lead to material environmental compliance costs or other liabilities for us and that these costs could have a material adverse effect on our business and financial condition.

Properties

        The following table provides an overview of our owned and leased real properties:

Location and Function(s)	Ownership Structure
CasaBlanca Hotel & Casino
Main Site and Improvements	Owned
Timeshare Units	Owned by us and unrelated third parties
Timeshare Unit Land	Owned(1)
CasaBlanca Golf Club	Leased(2)
Unimproved Land (Ella Kay Land)	Owned
Oasis Hotel & Casino
Main Site and Improvements	Owned
Palms Golf Course	Nevada Land Owned / Arizona Land Leased(3)
Oasis Recreational Facility(4)	Owned
Timeshare Units	Owned by us and unrelated third parties
Timeshare Units Land	Owned by us and unrelated third parties
Virgin River Hotel, Casino & Bingo
Main Site and Improvements (including truck parking)	Owned
Unimproved Land	Owned
Mesquite Star Hotel & Casino
Main Site and Improvements	Owned
Unimproved Land	Owned

(1)
We leased the land on which some of our former timeshare units are situated pursuant to a 50-year lease with our affiliate, MDW Mesquite, LLC. Pursuant to an agreement which became effective December 15, 2004, RBG, LLC and MDW Mesquite, LLC terminated the lease. See "Certain Relationships and Related Transactions."

(2)
We lease the land on which the golf club is located pursuant to a 99-year lease with River View, LLC that expires in June 2094.

(3)
The Palms Golf Course straddles the Nevada/Arizona border and is located on a 256-acre site, of which 180 acres are leased from the State of Arizona pursuant to a 10-year lease that expires in May 2008.

(4)
The Oasis Recreational Facility consists of a gun club as well as motocross and equestrian facilities.

REGULATION AND LICENSING

        The ownership and operation of casino gaming facilities in Nevada are subject to the Nevada Gaming Control Act and the regulations promulgated thereunder (the "Nevada Act"), and various local regulations. In addition, our gaming operations are subject to the licensing and regulatory control of the Nevada Gaming Authorities.

        The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy which are concerned with, among other things:

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  the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity;

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  the establishment and maintenance of responsible accounting practices and procedures;

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  the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities;

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  the prevention of cheating and fraudulent practices; and

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  providing a source of state and local revenues through taxation and licensing fees.

        Changes in these laws, regulations and procedures could have an adverse effect on our business, financial condition and results of operations.

        Corporations and other entities that operate casinos in Nevada are required to be licensed by the Nevada Gaming Authorities. A gaming license for such activities requires the periodic payment of fees and taxes and is not transferable. Prior to effecting the exchange offer for the notes, we will apply to become registered by the Nevada Gaming Commission as publicly traded corporations ("registered corporations"). As registered corporations, we will be required periodically to submit detailed financial and operating reports to the Nevada Gaming Commission and furnish any other information that the Nevada Gaming Commission may require.

        The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with us in order to determine whether such individual is suitable or should be licensed as a business associate of a gaming licensee. Our officers, directors and certain key employees must file applications with the Nevada Gaming Authorities and are required to be licensed by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause that they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and, in addition to their authority to deny an application for a finding of suitability or licensure, the Nevada Gaming Authorities have jurisdiction to disapprove a change in a corporate position.

        If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to sever all relationships with that person. In addition, the Nevada Gaming Commission may require us to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or of questions pertaining to licensing are not subject to judicial review in Nevada.

        We are required to submit detailed financial and operating reports to the Nevada Gaming Commission. Substantially all material loans, leases, sales of securities and similar financing transactions by us must be reported to the Nevada Gaming Commission.

        If it were determined that we violated the Nevada gaming laws, our gaming licenses and registrations with the Nevada Gaming Commission could be limited, conditioned, suspended or revoked, subject to compliance with certain statutory and regulatory procedures. In addition, we and the persons involved could be subject to substantial fines for each separate violation of the Nevada laws at the discretion of the Nevada Gaming Commission. Further, the Nevada Gaming Commission could appoint a supervisor to operate our gaming properties and, under certain circumstances, earnings generated during the supervisor's appointment (except for the reasonable rental value of our gaming properties) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of any gaming license or the appointment of a supervisor could (and revocation of any gaming license would) materially adversely affect our operations.

        Once we become a registered corporation, any beneficial holder of our voting securities, regardless of the number of shares owned, may be required to file an application, be investigated, and have his suitability as a beneficial holder of our voting securities determined if the Nevada Gaming Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. Until we are registered, no transfer or issuance of our voting securities can be made without the prior approval of the Nevada Gaming Authorities. The applicant must pay all costs of investigation incurred by the Nevada Gaming Authorities in conducting such investigation.

        Although we do not intend to register or sell any equity securities, Nevada law requires any person who acquires more than 5% of a registered corporation's voting securities to report the acquisition to the Nevada Gaming Commission. Nevada law requires that beneficial owners of more than 10% of a registered corporation's voting securities apply to the Nevada Gaming Commission for a finding of suitability within 30 days after the Chairman of the Nevada State Gaming Control Board mails the written notice requiring the filing for a finding of suitability. Under certain circumstances, an "institutional investor," as defined in the regulations of the Nevada Gaming Commission, which acquires more than 10%, but not more than 15%, of our voting securities may apply to the Nevada Gaming Commission for a waiver of such finding of suitability if that institutional investor holds the voting securities for investment purposes only. An institutional investor will not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of our board of directors, any change in our corporate charter, bylaws, management, policies or operations, or any of our gaming affiliates, or any other action which the Nevada Gaming Commission finds to be inconsistent with holding our voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include:

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  voting on all matters voted on by stockholders;

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  making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and

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  other activities as the Nevada Gaming Commission may determine to be consistent with such investment intent.

        If the beneficial holder of voting securities who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation.

        Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Nevada Gaming Commission or the Chairman of the Nevada State Gaming Control Board, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of the common stock of a registered corporation beyond the period of time as may be prescribed by the Nevada Gaming Commission may be guilty of a criminal offense. We may become subject to disciplinary action if, after receipt of notice that a person is unsuitable to be a stockholder or to have any other relationship with us, we:

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  pay that person any dividend or interest upon voting securities;

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  allow that person to exercise, directly or indirectly, any voting right conferred through securities held by that person;

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  pay remuneration in any form to that person for services rendered or otherwise; or

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  fail to pursue all lawful efforts to require the unsuitable person to relinquish his voting securities for cash at fair market value.

        Additionally, the Clark County Liquor and Gaming Licensing Board has taken the position that it has the authority to approve all persons owning or controlling the stock of any corporation controlling a gaming license.

        We may be required to disclose to the Nevada State Gaming Control Board and the Nevada Gaming Commission the identities of all holders of our issued and outstanding notes. The Nevada Gaming Commission may, in its discretion, require the holder of any debt security of a registered corporation to file applications, be investigated and be found suitable to own the debt security of a registered corporation. If the Nevada Gaming Commission determines that a person is unsuitable to own a debt security, then pursuant to Nevada law, the registered corporation can be sanctioned, including the loss of its approvals, if without the prior approval of the Nevada Gaming Commission, it:

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  pays to the unsuitable person any dividend, interest, or any distribution whatsoever;

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  recognizes any voting right by the unsuitable person in connection with debt securities;

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  pays the unsuitable person remuneration in any form; or

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  makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

        We are required to maintain a current ledger in Nevada, which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial holder to the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. We are also required to render maximum assistance in determining the identity of the beneficial owner. The Nevada Gaming Commission has the power to require our securities to bear a legend indicating that the securities are subject to the Nevada Act. However, to date, the Nevada Gaming Commission has not imposed such a requirement on us.

        We may not make a public offering of securities without the prior approval of the Nevada Gaming Commission if the securities or proceeds from the securities are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for the purposes of constructing, acquiring or financing gaming facilities. Furthermore, any approval, if granted, does not constitute a finding, recommendation or approval by the Nevada Gaming Commission or the Nevada

State Gaming Control Board as to the accuracy or adequacy of the prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful.

        Changes in our control through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby that person obtains control (including foreclosure on the pledged shares), may not occur without the prior approval of the Nevada Gaming Commission. Entities seeking to acquire control or ownership of a registered corporation must satisfy the Nevada State Gaming Control Board and Nevada Gaming Commission in a variety of stringent standards prior to assuming control of such registered corporation. The Nevada Gaming Commission may also require the stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

        License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to the counties and cities in which the Nevada licensee's respective operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon either:

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  a percentage of the gross revenues received;

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  the number of gaming devices operated; or

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  the number of table games operated.

        Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with such persons, or "Licensees," and who is or who proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada State Gaming Control Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation by the Nevada State Gaming Control Board of the Licensees' participation in foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Gaming Commission. Thereafter, Licensees are also required to comply with certain reporting requirements imposed by the Nevada gaming laws. Licensees are also subject to disciplinary action by the Nevada Gaming Commission if they knowingly violate any laws of the foreign jurisdiction pertaining to a foreign gaming operation, fail to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations, engage in activities or enter into associations that are harmful to the State of Nevada or its ability to collect gaming taxes and fees, or employ, contract with or associate with a person in the foreign operation who has been denied a license or a finding of suitability in Nevada on the ground of personal unsuitability.

Treasury Department Regulations

        The Internal Revenue Code and Treasure Regulations require operators of casinos located in the United States to file information returns for United States citizens, including names and addresses of winners, for keno and slot machine winnings in excess of prescribed amounts and table game winnings in which the payout is a certain amount greater than the wager. The Internal Revenue Code and Treasury Regulations also require operators to withhold taxes on some keno, bingo, and slot machines winnings of nonresident aliens. We are unable to predict the extent to which these requirements, if extended, might impede or otherwise adversely affect operations of, and/or income from, the other games.

        Regulations adopted by the Financial Crimes Enforcement Network ("FinCEN") of the Treasury Department and the gaming regulatory authorities in some of the domestic jurisdictions in which we operate casinos, require the reporting of currency transactions in excess of $10,000 occurring within a gaming day, including identification of the patron by name and social security number. This reporting obligation began in May 1985 and may have resulted in the loss of gaming revenues to jurisdictions outside the United States, which are exempt from the ambit of these regulations. On September 26, 2002, FinCEN implemented the suspicious activity reporting rule. This new reporting obligation requires casinos to report suspicious monetary transactions when the casino knows, suspects, or has reason to suspect that the transaction involves the funds derived from illegal activity or is otherwise intended to facilitate illegal activity. The new reporting obligations were effective in March 2003.

Potential Changes in Tax and Regulatory Requirements

        In the past, federal and state legislators and officials have proposed changes in tax law, or in the administration of the laws, affecting the gaming industry. Regulatory commissions and state legislatures sometimes consider limitations on the expansion of gaming in jurisdictions where we operate and other changes in gaming laws and regulations. Proposals at the national level have included a federal gaming tax and limitations on the federal income tax deductibility of the cost of furnishing complimentary promotional items to customers, as well as various measures which would require withholding on amounts won by customers or on negotiated discounts provided to customers on amounts owed to gaming companies. It is not possible to determine with certainty the likelihood of possible changes in tax or other laws or in the administration of the laws. The changes, if adopted, could have a material adverse effect on our financial results.

Compliance with Other Laws and Regulations

        In addition to the regulations described above, our operations are also subject to extensive state and local laws, regulations and ordinances that apply to non-gaming businesses generally, and, on a periodic basis, we must obtain various other licenses and permits, including those required to sell alcoholic beverages. We have not incurred, and do not expect to incur, material expenditures with respect to these laws and regulations. There can be no assurances, however, that we will not incur material liability under these laws and regulations in the future. See also "Risk Factors—Risks Related to Our Business—Governmental Regulation," "—Environmental Matters" and "—Factors Beyond Our Control."

MANAGEMENT

Directors and Executive Officers

        Our executive officers and directors consist of the following:

		Position(s) at
Name	Age	Virgin River Casino Corporation	RBG, LLC	B & B B, Inc.
Robert R. Black, Sr.	52	Chairman of the Board, Chief Executive Officer and President	Member and Sole Manager	Chairman of the Board, Chief Executive Officer and President
Curt Mayer	36	Chief Financial Officer	Chief Financial Officer	Chief Financial Officer
Jonathan Lowenhar	31	Chief Operating Officer	Chief Operating Officer	Chief Operating Officer

        Robert R. Black, Sr.    Mr. Black has been involved in all phases of the Nevada real estate industry since 1967. Currently, Mr. Black serves as Chairman of the Board of Diversified Interest, Inc., a full-service real estate entity he founded in 1979. Since 1997, Mr. Black has served as Commander of the Nellis Support Team, a team organized to support the men, women and missions of Nellis Air Force Base by interacting with the local business and government community in order to raise funds to support the air force base and military personnel needs.

        Since December 2004, Mr. Black has been Chairman of the Board, Chief Executive Officer and President of Virgin River Casino Corporation and B & B B, Inc. Mr. Black was Secretary and a Director of Virgin River Casino Corporation from July 1988 to December 2004. Mr. Black was Secretary of B & B B, Inc. from December 1990 to December 2004 and a Director of B & B B, Inc. from December 1989 to December 2004. Mr. Black has been the Member and sole Manager of RBG, LLC since February 1997.

        Curt Mayer.    Mr. Mayer has served as Chief Financial Officer to Virgin River Casino Corporation, RBG, LLC and B & B B, Inc. since May 2002. From July 1992 to May 2002, Mr. Mayer was employed by the accounting firm of Arthur Andersen, LLP, most recently as a Senior Audit Manager. From 1995 to 2002, Mr. Mayer worked in the firm's Las Vegas office providing audit services to the hospitality and gaming industry.

        Jonathan Lowenhar.    Mr. Lowenhar has served as Chief Operating Officer to Virgin River Casino Corporation, RBG, LLC and B & B B, Inc. since April 2005 after consulting for the companies for several months. From 1999 to 2004, Mr. Lowenhar was employed by Harrah's Entertainment, Inc., in Las Vegas, Nevada, most recently as Corporate Vice President Loyalty Marketing. While employed by Harrah's, he managed Harrah's casino and VIP marketing strategy as well as Harrah's revenue management system. Mr. Lowenhar received his B.S. from Cornell University and is currently in the process of completing his Masters in Business Administration from Columbia Business School.

Key Employees

        Anthony A. George.    Since 2001, Mr. George has been General Manager of the Oasis. From 1994 to 2001, Mr. George was employed by the Oasis as the director of its Race and Sports book.

        Marcus A. Hall.    Mr. Hall has been General Manager of the Virgin River since the hotel first opened in 1990. Mr. Hall also served as General Manager of the CasaBlanca from 1997 to 1999.

        George D. Rapson.    Since 1998, Mr. Rapson has been employed by the CasaBlanca as its General Manager. From 1985 to 1994, Mr. Rapson worked as a tax manager and certified public accountant at Arthur Andersen.

Director Appointees

        It is our present intention to reorganize the Company by creating a holding company that will own Virgin River Casino Corporation, RBG, LLC and B & B B, Inc. Our owners will be the owners of the holding company. No timetable has been set for the reorganization. The following have consented to be appointed as directors of the holding company when it is organized.

        Hal M. Hornburg.    Age 58. General Hal M. Hornburg is Commander of the United States Air Force's Air Combat Command, headquartered at Langley Air Force Base in Hampton, Virginia. From 2000 to 2001, General Hornburg served as the Commander, Air Education and Training Command, Randolph Air Force Base, Texas. General Hornburg served as Commander of 9th Air Force, Shaw Air Force Base, South Carolina from 1988 to 2000 and as Vice Commander, Air Combat Command, Langley Air Force Base, Virginia from January 2000 through June 2000. Mr. Hornburg is a director appointee to a future holding company that will own the Virgin River Casino Corporation, RBG, LLC and B & B B, Inc. but is not currently a director of the Virgin River Casino Corporation, RBG, LLC or B & B B, Inc.

        Allan O. Hunter, Jr.    Age 49. Mr. Hunter serves as President and a Director of Rent.com, an internet listing site for rental properties, which he co-founded in 1999. Prior to forming Rent.com, Mr. Hunter served as Executive Vice President, Chief Operating Officer and a member of the Board of Directors of Oasis Residential, Inc., a public real estate investment trust co-founded by Mr. Hunter in 1992 and subsequently merged in 1998. From 1984 to 1993, Mr. Hunter was a Managing Director and partner in Post Oak Partners, a real estate investment banking firm. Mr. Hunter is a past Director of the National Multi-Housing Council (1993 to 2002) (currently as an Advisory member of the NMHC), and is a past member of the National Association of Real Estate Investment Trusts and the Urban Land Institute (1984 to 1993). Mr. Hunter is a director appointee to a future holding company that will own the Virgin River Casino Corporation, RBG, LLC and B & B B, Inc. but is not currently a director of the Virgin River Casino Corporation, RBG, LLC or B & B B, Inc.

        Glenn J. Teixeira.    Age 53. Mr. Teixeira is involved in various farming operations in California's Santa Maria and Imperial Valleys with Teixeira Farms, Inc. and Teixeira Farms Desert Inc. Mr. Teixeira also serves as President of Frontier Cooling, Inc. (since 2002), managing member of Highline Cooling, LLC (since 2002), and Secretary for Teixeira Farms, Inc. (since 1996) and Teixeira Farms Desert, Inc. (since 1998). Further, Mr. Teixeira serves on the board of directors for Fresh Kist Produce (since 2000), Teixeira Farms, Inc. (since 1970), Frontier Cooling, Inc. (since 1979), Teixeira Farms Desert, Inc. (since 1998), and the Western Grower Board (since 1993). Mr. Teixeira is a director appointee to a future holding company that will own the Virgin River Casino Corporation, RBG, LLC and B & B B, Inc. but is not currently a director of the Virgin River Casino Corporation, RBG, LLC or B & B B, Inc.

Executive Compensation

        We are majority owned by Robert R. Black, Sr. and his affiliates. The following table sets forth all compensation earned for services performed during the three fiscal years in the period ended December 31, 2003 by Robert R. Black, Sr., our Chief Financial Officer and the general managers of our three operating hotel-casinos.

Annual Compensation
Name and Position						Other Compensation
	Year	Salary		Bonus
Robert R. Black, Sr. Chief Executive Officer, Chairman of the Board and President	2004 2003 2002	$ $ $	— — —	$ $ $	— — —	$ $ $	220,000 846,807 782,776	(1)(2) (1)(3) (1)(4)
Curt Mayer Chief Financial Officer	2004 2003 2002	$ $ $	183,971 162,681 84,769	$ $ $	2,130 812 433	$ $ $	2,473 2,411 769
Anthony A. George General Manager	2004 2003 2002	$ $ $	151,615 141,223 122,946	$ $ $	6,088 1,522 2,537	$ $ $	4,118 3,873 3,485
Marcus "Lex" Hall General Manager	2004 2003 2002	$ $ $	213,750 204,807 198,317	$ $ $	6,088 2,537 4,059	$ $ $	— — —
George D. Rapson General Manager	2004 2003 2002	$ $ $	201,457 188,461 156,477	$ $ $	6,088 2,537 4,059	$ $ $	5,037 4,883 3,704

(1)
Management fees are paid at the direction of Mr. Black and are accrued quarterly. Pursuant to the terms of the indentures governing the notes and the agreement governing our new senior secured credit facility, so long as no default has occurred and is continuing, we may pay Mr. Black management fees up to 5% of our consolidated EBITDA (as that term is defined in the indentures governing the notes and the agreement governing our new senior secured credit facility) for the immediately preceding fiscal year. The definition of EBITDA in the indentures governing the notes and the agreement governing our new senior credit facility, although described in more detail in those documents, generally includes for any referenced period our net income, plus related income tax, depreciation and amortization expenses, plus applicable fixed charges, less cash payments made for applicable fixed charges. Mr. Black has advised us that it is his present intention to charge us and collect management fees in the maximum amount permitted under the indentures and our new senior secured credit facility. We have recorded, but not paid, an estimated liability of $576,000 associated with Mr. Black's management fee for the six months ended June 30, 2005. In addition to management fees, commencing January 1, 2005, we have paid Mr. Black a salary at an annualized rate of $500,000. Although Mr. Black has sole authority to set his own salary, he has advised us that his total compensation from us, including his management fees and salary, will not exceed what he believes to be the typical compensation paid to chief executive officers of Nevada based gaming companies of equivalent size. Mr. Black has further advised us that he believes the current level of his compensation is consistent with that standard. Our boards of directors have not otherwise limited the compensation we may pay Mr. Black.

(2)
Represents $0 in management fees and $220,000 in dividends and distributions paid to Mr. Black by the Company.

(3)
Represents $5,000 in management fees and $841,807 in dividends and distributions paid to Mr. Black by the Company.

(4)
Represents $230,000 in management fees and $552,776 in dividends and distributions paid to Mr. Black by the Company.

Employment Agreements

        We do not have an employment agreement with Mr. Black nor do we have employment agreements with our other executive officers except for a letter of intent we have provided to Curt Mayer.

        Pursuant to a letter of intent provided to Curt Mayer, our Chief Financial Officer, we have agreed to pay Mr. Mayer a base rate of $200,000 per year effective October 1, 2004 and an additional annual $100,000 bonus commencing on December 5, 2005. We have also agreed to pay Mr. Mayer a payment equal to one year of his salary and bonus if Mr. Black, or an entity controlled by Mr. Black, ceases to control B & B B, Inc., Virgin River Casino Corp., or RBG, LLC.

Committees of our Board of Directors

        Mr. Black currently serves as the sole director of Virgin River Casino, Corp. and B & B B, Inc. and no additional directors are expected to be appointed prior to the presently anticipated reorganization of Virgin River Casino Corporation, RBG, LLC and B & B B, Inc. as described above. Our boards of directors do not have any committees. More specifically, our boards of directors do not have a compensation committee, nor do we currently expect a compensation committee will ever be appointed. The guidelines and pay levels for the compensation of executive officers will generally be established by Robert R. Black, Sr. in consultations with any other directors who may be appointed in the future. In addition, our boards of directors do not have an audit committee. The functions of an audit committee will be performed by the entire boards of directors. Currently, no member of our respective boards of directors will qualify as an audit committee financial expert as that term is defined in Item 402(e) of Regulation S-K.

Compensation of Directors

        Non-employee directors will receive an annual compensation of $10,000 for serving on our board of directors. In addition, we will compensate each non-employee director $500 for each meeting the director attends as well as reimburse each non-employee director for the expenses the director incurs in connection therewith.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        We are wholly owned by Robert R. Black, Sr., our Chairman of the Board, Chief Executive Officer and President, and his affiliates, with the exception of 1.92% ownership interest in RBG, LLC held by a minority owner who is a director appointee. The following table sets forth the beneficial ownership of each of Virgin River Casino Corporation, RBG, LLC and B & B B, Inc. As of the date of this prospectus, no rights exist to purchase any additional ownership interest in Virgin River Casino Corporation, RBG, LLC or B & B B, Inc.

Virgin River Casino Corporation

Title of Class	Name and Address of Beneficial Owner(1)	Common Stock	Percent of Class
Common Stock	Robert R. Black, Sr.(2)	100	100%
Common Stock	Curt Mayer	0	0%
Common Stock	Jonathan Lowenhar	0	0%
Common Stock	Hal M. Hornburg	0	0%
Common Stock	Allan O. Hunter, Jr.	0	0%
Common Stock	Glenn J. Teixeira	0	0%
Common Stock	Anthony A. George	0	0%
Common Stock	Marcus A. Hall	0	0%
Common Stock	George D. Rapson	0	0%
Common Stock	All executive officers, directors and director appointees as a group (9 persons)	100	100%

(1)
The address for each individual listed is Virgin River Casino Corporation, 897 West Mesquite Boulevard, Mesquite, Nevada 89027.

(2)
Owned by Robert R. Black, Sr. as the trustee of the Robert R. Black Sr. Gaming Properties Trust u/a/d May 24, 2004.

RBG, LLC

Title of Class	Name and Address of Beneficial Owner(1)	Membership Interest	Percent of Class
Membership Interest	Robert R. Black, Sr.(2)	98.08%	98.08%
Membership Interest	Curt Mayer	0	0%
Membership Interest	Jonathan Lowenhar	0	0%
Membership Interest	Hal M. Hornburg	0	0%
Membership Interest	Allan O. Hunter, Jr.	0	0%
Membership Interest	Glenn J. Teixeira	1.92%	1.92%
Membership Interest	Anthony A. George	0	0%

Membership Interest	Marcus A. Hall	0	0%
Membership Interest	George D. Rapson	0	0%
Membership Interest	All executive officers, directors and director appointees as a group (9 persons)	100%	100%

  (1)
  The address for each individual listed is Virgin River Casino Corporation, 897 West Mesquite Boulevard, Mesquite, Nevada 89027.

  (2)
  Includes 94.23% membership interest owned by Virgin River Casino Corporation, of which Robert R. Black, Sr. is the sole stockholder. Also includes 3.81% membership interest owned by Robert R. Black, Sr. as trustee of the Robert R. Black Sr. Gaming Properties Trust u/a/d May 24, 2004 and 0.04% membership interest owned by R. Black, Inc., of which Robert R. Black, Sr. is the sole stockholder.

B & B B, Inc.

Title of Class	Name and Address of Beneficial Owner(1)	Common Stock	Percent of Class
Common Stock	Robert R. Black, Sr.(2)	16.75	100%
Common Stock	Curt Mayer	0	0%
Common Stock	Jonathan Lowenhar	0	0%
Common Stock	Hal M. Hornburg	0	0%
Common Stock	Allan O. Hunter, Jr.	0	0%
Common Stock	Glenn J. Teixeira	0	0%
Common Stock	Anthony A. George	0	0%
Common Stock	Marcus A. Hall	0	0%
Common Stock	George D. Rapson	0	0%
Common Stock	All executive officers, directors and director appointees as a group (9 persons)	16.75	100%

  (1)
  The address for each individual listed is Virgin River Casino Corporation, 897 West Mesquite Boulevard, Mesquite, Nevada 89027.

  (2)
  Owned by Robert R. Black, Sr. as trustee of the Robert R. Black Sr. Gaming Properties Trust u/a/d May 24, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We believe that all of the transactions mentioned below are on terms at least as favorable to us as would have been obtained from an unrelated third party.

        Wingnuts, Inc.    Wingnuts, Inc. is owned by Robert R. Black, Sr., and Mr. Black's brothers. Wingnuts, Inc. owns an airplane used by the Company for business purposes and, in turn, receives compensation from the Company at a standard hourly rate for actual air time. Total charges for the years ended December 31, 2002, 2003 and 2004 and for the six months ended June 30, 2005 were $22,000, $56,000, $71,000, and $0, respectively.

        MJB Development.    MJB Development is a real estate construction company wholly owned by Robert R. Black, Sr.'s brother. During the year ended December 31, 2003, MJB Development provided construction services to our hotel facilities. As a result, the actual costs of construction, overhead charges, and a profit were charged to the Company. Such charges totaled $0, $71,000 and $23,000 during the year ended December 31, 2002, 2003, and 2004, respectively, and $2,000 for the six months ended June 30, 2005. In addition, during the six-months ended June 30, 2005, the Company paid MJB Development $68,000 to purchase previously leased storage containers.

        MDW Mesquite, LLC.    MDW Mesquite, LLC ("MDW") is a Nevada limited-liability company in which Robert R. Black, Sr. has an interest and is the managing member. MDW owns a condominium complex located in Mesquite, Nevada. RBG, LLC entered into a lease agreement with MDW whereby MDW gave the members of the CasaBlanca Vacation Club (the timeshare club associated with the CasaBlanca) the right to use and occupy the timeshare units located on the leasehold property. The remaining units at the apartment complex were utilized by the CasaBlanca for hotel and apartment purposes. Under the lease agreement, RBG, LLC is required to pay to MDW monthly rental payments consisting of (a) basic rent in an amount equal to the sum of (i) MDW's monthly payment of principal and interest plus the required monthly impound for property taxes (approximately $49,800 per month using an assumed interest rate of 9.25%) and (ii) $12,750, and (b) percentage rent in an amount equal to 30% of the aggregate gross amount of all sales during such month from the timeshare program (less certain costs, fees and expenses). The rent payments paid by RBG, LLC to MDW for the years ended December 31, 2002, 2003 and 2004 were $735,000, $734,000 and $739,000, respectively, and $0 for the six months ended June 30, 2005. The lease was a 50-year lease that expired on August 2047 unless it was renewed per the two extension options of ten years each.

        Pursuant to an agreement which became effective December 15, 2004, RBG, LLC and MDW terminated the lease. Pursuant to the agreement, the rental units will be converted to condominiums to be offered for sale. Robert R. Black, Sr. will receive 6% of the net sales proceeds from the sale of the condominium units (the "fee"). MDW also will convey to RBG, LLC three timeshare units. During the sales process, MDW and RBG, LLC will share equally the rental income from the remaining rental units pending their sale ("rental income") and share equally the expenses of the condominium project, including debt service and the fee ("project expenses"). MDW also will pay RBG, LLC 44% of the net sales proceeds from the sale of the condominium units less the fair market value of the three timeshare units conveyed to RBG, LLC. RBG, LLC will advance project expenses for the six month period beginning on the termination date of the lease to the extent MDW does not have sufficient funds to pay the project expenses, provided, however, that the aggregate amount of the advances shall not exceed $150,000. Until the aggregate amount of any such advances plus an additional payment of approximately 15% of the aggregate amount of such advances is repaid to RBG, LLC, all net sales proceeds and rental income would be payable to RBG, LLC. The Company did not record any revenue related to the condominium sales during the six-months ended June 30, 2005. In addition, pursuant to the lease termination agreement, MDW owes the Company $148,000 at June 30, 2005 for money advanced to MDW during the six-months ended June 30, 2005 which was collected subsequent to quarter end.

        Virgin River Foodmart, Inc.    Virgin River Foodmart, Inc., a Nevada corporation, is owned by Robert R. Black, Sr. and his brothers. Prior to the consummation of the Transactions, Virgin River Casino Corporation leased to Virgin River Foodmart, Inc. certain property and the structures and improvements contained thereon for the purposes of operating the Virgin River Food Mart. Lease payments were made to Virgin River Casino Corporation for each of the years ended December 31, 2002, 2003 and 2004 in the amount of $222,000, and $0 for the six months ended June 30, 2005. The real property and the improvements thereon relating to the Virgin River Food Mart are no longer owned by Virgin River Casino Corporation.

        In addition, participants in the Company's slot club program are able to redeem points for gasoline at the Virgin River Foodmart. Foodmart charges the Company the retail amount of gas purchased with player points. Charges associated with the point redemption for gasoline at the Virgin River Foodmart were $456,000, $384,000 and $273,000 for the years ended December 31, 2004, 2003 and 2002, respectively, and $203,000 for the six-months ended June 30, 2005.

        Black, LoBello & Pitegoff.    Tisha Black, a partner at the law firm of Black, LoBello & Pitegoff is the daughter of Robert R. Black, Sr. We retain Black, LoBello & Pitegoff as outside legal counsel, and Black, LoBello & Pitegoff has received legal fees for legal services in the amount of $49,000, $182,000 and $164,000 for the years ended December 31, 2002 and 2003 and $47,000 for the six months ended June 30, 2005.

        Robert R. Black, Sr.    We pay Mr. Black management fees for his management of our business. We paid Mr. Black management fees in the amount of $230,000, $5,000 and $0 for the fiscal years ended December 31, 2002, 2003 and 2004, respectively. We have recorded, but not paid, an estimated liability of $576,000 associated with Mr. Black's management fee for the six months ended June 30, 2005.

        Management fees are paid at the direction of Mr. Black and are accrued quarterly. Pursuant to the terms of the indentures governing the notes and the agreement governing our new senior secured credit facility, so long as no default has occurred and is continuing, we may pay Mr. Black management fees up to 5% of our consolidated EBITDA (as that term is defined in the indentures governing the notes and the agreement governing our new senior secured credit facility) for the immediately preceding fiscal year. The definition of EBITDA in the indentures governing the notes and the agreement governing our new senior credit facility, although described in more detail in those documents, generally includes for any referenced period our net income, plus related income tax, depreciation and amortization expenses, plus applicable fixed charges, less cash payments made for applicable fixed charges. Mr. Black has advised us that it is his present intention to charge us and collect management fees in the maximum amount permitted under the indentures and our new senior secured credit facility. See "Description of Senior Notes—Covenants—Limitations on Restricted Payments," "Description of Senior Notes—Certain Definitions," "Description of Senior Subordinated Notes—Covenants—Limitation on Restricted Payments" and "Description of Senior Subordinated Notes—Certain Definitions."

        In addition to management fees, commencing January 1, 2005, we have paid Mr. Black a salary at an annualized rate of $500,000. Although Mr. Black has sole authority to set the amount of his salary, he has advised us that his total compensation from us, including his management fees and salary, will not exceed what he believes to be the typical compensation paid to chief executive officers of Nevada based gaming companies of equivalent size. Mr. Black has further advised us that he believes the current level of his compensation is consistent with that standard. Our boards of directors have not otherwise limited the compensation we may pay Mr. Black.

        R. Black, Inc.    Concurrently with the closing of the old notes offering, Robert R. Black, Sr. and his affiliate made a $16.0 million equity contribution to us. Robert R. Black, Sr. made a $1.0 million equity contribution to us and R. Black, Inc. made a $15.0 million equity contribution to us. To finance the $15.0 million equity contribution, R. Black, Inc. issued a $15.0 million 8% convertible senior secured note to Michael J. Gaughan, the Chief Executive Officer of Coast Casinos, Inc., a subsidiary of Boyd Gaming Corporation. The convertible note is secured by 33 1/3% of the equity interests directly and indirectly owned by Robert R. Black, Sr. in the issuers of the notes. The convertible note will mature in four years provided that the convertible note issuer may elect up to three one-year extensions and, effective upon each extension, the interest rate would increase 1% per annum. Notwithstanding the convertible note issuer's election to extend the maturity, the holder of the convertible note may require the convertible note issuer to then satisfy the note, but in such event, at the convertible note issuer's option, the convertible note may be satisfied either in cash or in shares of common stock (or any conversion thereof) representing a 33 1/3% fully-diluted interest (decreased in proportion to any principal paid in cash) in the common stock of each of the issuers or, if formed, a holding company that wholly owns the issuers of the notes or a surviving entity of a merger or combination of the issuers of the notes. The proceeds of the notes as well as the $16.0 million equity contribution were used to redeem and purchase the equity interests in Virgin River Casino Corp., RBG, LLC and B & B B, Inc. not owned by Robert R. Black Sr., or his affiliates and a minority owner, to refinance existing indebtedness and to pay fees and expenses.

        Casablanca Resorts, LLC.    Casablanca Resorts, LLC provided management and other services to the Peppermill Palms Property Owners Association and the Grand Destination Owners Association, which manage and operate the home owners associations of the vacation intervals sold at the properties. As of December 31, 2003, and 2004 and June 30, 2005, respectively, Casablanca Resorts, LLC has a receivable for $314,000, $213,000, and $252,000 related to amounts owed for those services.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facility

        On December 20, 2004, we entered into a $15.0 million senior secured credit facility with Wells Fargo Foothill, Inc. Our new senior secured credit facility is a four year revolving credit facility of up to the lesser of $15.0 million or one times our trailing 12 month EBITDA. EBITDA is defined for any fiscal period as our combined net income (or loss), minus extraordinary gains and interest income, plus interest expense, income taxes and depreciation and amortization for such period, in each case, as determined in accordance with GAAP. Our trailing 12 month EBITDA as of June 30, 2005 was $23.2 million. At our option, the interest rate will be either the lender's prime rate plus 2.00% per annum or LIBOR plus 3.50% per annum.

        All of our obligations under our new senior secured credit facility are secured by first priority liens on and security interests in all of our properties and assets. The lien on the collateral that secures the Senior Secured Notes is contractually subordinated to the liens securing the principal amount of borrowings of up to $15.0 million (plus related interest, fees, indemnities, costs and expenses) under our new senior secured credit facility pursuant to the intercreditor agreement. Our new senior secured credit facility requires us to pay a closing fee of $225,000, an unused fee of 0.50% per annum on any unused portion of our new senior secured credit facility, and a prepayment premium of 1.00% for each year or partial year remaining until maturity multiplied by the maximum credit amount. Our new senior secured credit facility contains financial covenants and customary covenants and events of default.

Intercreditor Agreement

        Concurrently with the closing of the old notes offering and our new senior secured credit facility, we, the guarantors of the Senior Secured Notes, the lenders under our new senior secured credit facility and the trustee, on behalf of the holders of the Senior Secured Notes, entered into an intercreditor agreement, which defines the rights of the lenders under our new senior secured credit facility in relation to the rights of the trustee and the holders of the Senior Secured Notes with respect to the collateral securing the Senior Secured Notes.

        The intercreditor agreement, among other things, provides that the liens securing the Senior Secured Notes and the guarantees thereof will be subordinated to the liens securing the principal amount of indebtedness of up to $15.0 million (plus related interest, fees, indemnities, costs and expenses) under our new senior secured credit facility. The trustee's ability to exercise rights and remedies in respect of the collateral also will be subject to the terms of the intercreditor agreement. See "Description of Notes—Intercreditor Agreement."

THE EXCHANGE OFFER

        The following summary of certain provisions of the registration rights agreement does not purport to be complete and reference is made to the provisions of the registration rights agreement which has been filed with the Commission as Exhibit 2.9 to our registration statement. Any discussion of the terms of the registration rights agreement is qualified in its entirety by reference to the complete agreement.

Purpose and Effect; Registration Rights

        On December 20, 2004, or the Issue Date, we issued $125,000,000 aggregate principal amount of old senior notes and $66,000,000 aggregate principal amount at maturity of old senior subordinated notes to the initial purchaser in transactions not registered under the Securities Act. The sale of the old notes was made in reliance on an exemption from registration under the Securities Act. The initial purchaser then sold the old notes to qualified institutional buyers under Rule 144A or Regulation S of the Securities Act. Because the old notes have been sold pursuant to exemptions from registration, the old notes are subject to transfer restrictions.

        In connection with the issuance of the old notes, we entered into a registration rights agreement, or the Registration Rights Agreement, with the initial purchaser that requires us to:

  •
  file a registration statement, or the Exchange Offer Registration Statement, with the Commission promptly, but no later than 90 days after the Issue Date;

  •
  use our respective reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act promptly, but no later than 150 days after the Issue Date;

  •
  keep the Exchange Offer Registration Statement effective until the consummation of the exchange offer; and

  •
  use our respective reasonable best efforts to commence and complete the exchange offer promptly, but no later than 30 days after the date on which the Exchange Offer Registration Statement has become effective, and hold the exchange offer open for not less than 20 business days.

        "Registrable Notes" means the old notes that may not be sold without restriction under federal or state securities laws; provided, however, that any such note shall cease to be a Registrable Note when (i) an applicable registration statement, other than the Exchange Offer Registration Statement, covering such note has been declared effective by the Commission and such note has been disposed of in accordance with such effective registration statement; (ii) such note has been exchanged pursuant to the exchange offer for one or more applicable new notes that may be resold without restriction under state and federal securities laws; (iii) such note ceases to be outstanding for purposes of the applicable indenture; or (iv) such note has been sold in compliance with Rule 144 or is salable pursuant to Rule 144(k) under the Securities Act.

        Under existing Commission interpretations, we believe that the new notes would in general be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers receiving new notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of those new notes. The Commission has taken the position that such broker-dealers may fulfill their prospectus delivery requirements with respect to the new notes (other than a resale of an unsold allotment from the original sale of the notes) by delivery of the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, we have agreed to allow such broker-dealers to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of the new notes. We and the guarantors under the notes will use our respective reasonable best efforts to keep the Exchange Offer Registration Statement effective for such period of time as such persons must comply with such requirements in order to resell the new notes, the "Applicable Period".

        If (i) prior to the time the exchange offer is completed (A) existing Commission interpretations are changed such that the new notes received in the exchange offer would not in general be, upon receipt, transferable by holders thereof without restrictions under the Securities Act or (B) the interests of the holders, taken as a whole, would be materially adversely affected by the consummation of the exchange offer; (ii) the exchange offer has not been completed within 195 days following the Issue Date; or (iii) the exchange offer is not available to any holder of the notes, we and the guarantors shall, in lieu of (or, in the case of clause (iii), in addition to) conducting the exchange offer, file under the Securities Act a "shelf" registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Notes (the "Shelf Registration Statement").

        The Registration Rights Agreement provides that we:

  •
  will file the Shelf Registration Statement with the Commission as soon as practicable, but no later than 30 days after the time such obligation to file arises;

  •
  will use our respective best efforts to cause the Shelf Registration Statement to become or be declared effective under the Securities Act no later than 60 days after the date such Shelf Registration Statement is filed; and

  •
  will use our respective best efforts to keep such Shelf Registration Statement continuously effective for a period ending on the earlier of the second anniversary of the date such Shelf Registration Statement became or was declared effective or such time as all Registrable Notes covered by the Shelf Registration have been sold or there are no longer any Registrable Notes outstanding.

        A holder that sells notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security-holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations). We will provide a copy of the Registration Rights Agreement to prospective investors upon request.

        In the event that:

  •
  we have not filed the Exchange Offer Registration Statement or Shelf Registration Statement on or before the date on which such registration statement is required to be filed, or

  •
  such Exchange Offer Registration Statement or Shelf Registration Statement has not become effective or been declared effective by the Commission on or before the date on which such registration statement is required to become or be declared effective, or

  •
  the exchange offer has not been completed within 30 business days after the initial effective date of the Exchange Offer Registration Statement relating to the exchange offer (if the exchange offer is then required to be made), or

  •
  any Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective without being succeeded within 30 days by a subsequent shelf registration statement filed and declared effective.

(each such event, a "Registration Default" and, each period during which a Registration Default has occurred and is continuing, a "Registration Default Period"), then, in addition to the interest on the notes, liquidated damages ("Liquidated Damages") shall accrue at an amount per week per $1,000 principal amount at maturity of Registrable Notes equal to 0.25% per annum for the first 90 days of the Registration Default Period, increasing by an additional 0.25% per annum per $1,000 principal amount of Registrable Notes with respect to each subsequent 90-day period, up to a maximum of 1.00% per annum per $1,000 principal amount of Registrable Notes. Liquidated Damages shall be paid on interest payment dates to holders of record for the payment of interest.

        Holders of notes will be required to make certain representations to us and to deliver information to be used in connection with the Shelf Registration Statement (in each case, as described in the Registration Rights Agreement) and will be required to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

Expiration Date; Extensions

        The expiration date of the exchange offer is                            , 2005 at 5:00 p.m., New York City time. We may extend the exchange offer in our sole discretion. If we extend the exchange offer, the expiration date will be the latest date and time to which the exchange offers is extended. We will notify the exchange agent of any extension by oral or written notice and will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        To the extent legally permitted, we expressly reserve the right, in our sole and absolute discretion:

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  to delay accepting any notes due to an extension of the exchange offer;

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  to extend the exchange offer;

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  if any of the conditions under "—Conditions of the Exchange Offer" have not been satisfied, to terminate the exchange offer; and

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  to waive any condition or otherwise amend the terms of the exchange offer in any manner.

        If the exchange offer is amended in a manner we deem to constitute a material change, we will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the registered holders of the notes. Any delay in acceptance, extension, termination or amendment will be followed promptly by an oral or written notice of the event to the exchange agent. We will also make a public announcement of the event. Without limiting the manner in which we may choose to make any pubic announcement and subject to applicable law, we have no obligation to publish, advertise or otherwise communicate any pubic announcement other than by issuing a release to a national news service. In the event of a material change in the offer, including the waiver of a material condition, we will extend the offer period if necessary so that at least five business days remain in the offer following notice of the material change. In the event the exchange offer is terminated, delivery of the new notes or return of the old notes will be made promptly.

Terms of the Exchange Offer

        We are offering, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange $1,000 in principal amount of the new notes for each $1,000 in principal amount of outstanding old notes. We will accept for exchange any and all old notes that are validly tendered on or before 5:00 p.m., New York City time, on the expiration date. Tenders of the old notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. However, the exchange offer is subject to the terms of the registration rights agreement and the satisfaction of the conditions described under "—Conditions of the Exchange Offer." Old notes may be tendered only in multiples of $1,000. Holders of notes may tender less than the aggregate principal amount represented by their old notes if they appropriately indicate this fact on the letter of transmittal accompanying the tendered old notes or indicate this fact under the procedures for book-entry transfer described below.

        As of the date of this prospectus, $125.0 million in aggregate principal amount of the old senior notes were outstanding and $66.0 million in aggregate principal amount of the old senior subordinated notes were outstanding. Solely for reasons of administration, we have fixed the close of business on                                    , 2005 as the record date for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. There will be no fixed record date for determining the eligible holders of the old notes who are entitled to participate in the exchange offer. We believe that, as of the date of this prospectus, no holder of notes is our "affiliate," as defined in Rule 405 under the Securities Act.

        We will be deemed to have accepted validly tendered old notes when, as and if we give oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of old notes and for purposes of receiving the new notes from us. If any tendered old notes are not accepted for exchange because of an invalid tender or otherwise, certificates for the unaccepted old notes will be returned, without expense, to the tendering holder promptly after the expiration date.

        Holders of old notes do not have appraisal or dissenters' rights under applicable law or the indenture as a result of the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations under the Securities Exchange Act of 1934, including Rule 14e-1.

        Holders who tender their old notes in the exchange offer will not be required to pay brokerage commissions or fees or, following the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes under the exchange offer. We will pay all charges and expenses, other than transfer taxes in some circumstances, in connection with the exchange offer. See "—Fees and Expenses" for more information about the costs of the exchange offer.

        We do not make any recommendation to holders of old notes as to whether to tender any of their old notes under the exchange offer. In addition, no one has been authorized to make any recommendation. Holders of old notes must make their own decision whether to participate in the exchange offer and, if the holder chooses to participate in the exchange offer, the aggregate principal amount of old notes to tender, after reading carefully this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

Conditions of the Exchange Offer

        You must tender your old notes in accordance with the requirements of this prospectus and the letter of transmittal in order to participate in the exchange offer.

        Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange any old notes, and we may terminate or amend the exchange offer, if we are not permitted to effect the exchange offer under applicable law or any interpretation of applicable law by the staff of the Commission. If any of these events or conditions has occurred, we may, subject to applicable law, terminate the exchange offer and return all old notes tendered for exchange or may waive any condition or amend the terms of the exchange offer.

        We expect that the above conditions will be satisfied. The above conditions are for our sole benefit and may be waived by us at any time in our sole discretion. Our failure at any time to exercise any of the above rights will not be a waiver of those rights and each right will be deemed an ongoing right that may be asserted at any time, provided that all conditions to the exchange offer, other than any involving governmental approval, must be satisfied or waived before the expiration of the exchange offer. Any determination by us concerning the events described above will be final and binding upon all parties.

Interest

        Interest on each new note will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange for the new note or, if no interest has been paid on the old note, the date of original issue of the old note. Holders of the old notes whose old notes are accepted for exchange will not receive accrued interest on their old notes for any period from and after the last interest payment date to which interest has been paid on their old notes prior to the original issue date of the new notes or, if no interest has been paid, will not receive any accrued interest on their old notes, and will be deemed to have waived the right to receive any interest on their old notes accrued from and after such interest payment date or, if no such interest has been paid or duly provided for, from and after the Issue Date.

Procedures for Tendering Old Notes

        The tender of a holder's old notes and our acceptance of old notes will constitute a binding agreement between the tendering holder and us upon the terms and conditions of this prospectus and the letter of transmittal. Unless a holder tenders old notes according to the guaranteed delivery procedures or the book-entry procedures described below, the holder must transmit the old notes, together with a properly completed and executed letter of transmittal and all other documents required by the letter of transmittal, to the exchange agent at its address before 5:00 p.m. New York City time, on the expiration date. The method of delivery of old notes, letters of transmittal and all other required documents is at the election and risk of the tendering holder. If delivery is by mail, we recommend delivery by registered mail, properly insured, with return receipt requested. Instead of delivery by mail, we recommend that each holder of notes use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery.

        Any beneficial owner of the old notes whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender old notes in the exchange offer should contact that registered holder promptly and instruct that registered holder to tender on its behalf. If the beneficial owner wishes to tender directly, it must, prior to completing and executing the letter of transmittal and tendering old notes, make appropriate arrangements to register ownership of the old notes in its name. Beneficial owners should be aware that the transfer of registered ownership may take considerable time.

        Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the old notes by causing DTC to transfer the old notes into the exchange agent's account in accordance with DTC's procedures for the transfer. To be timely, book-entry delivery of old notes requires receipt of a confirmation of a book-entry transfer before the expiration date. Although delivery of the old notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal, properly completed and executed, with any required signature guarantees and any other required documents or an agent's message, as described below, must in any case be delivered to and received by the exchange agent at its address on or before the expiration date, or the guaranteed delivery procedure set forth below must be complied with.

        DTC has confirmed that the exchange offer is eligible for DTC's Automated Tender Offer Program (ATOP). Accordingly, participants in DTC's Automated Tender Offer Program may, instead of physically completing and signing the applicable letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing DTC to transfer old notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. DTC will then send an agent's message to the exchange agent.

        The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from a participant in DTC's Automated Tender Offer Program that is tendering old notes that are the subject of the book-entry confirmation; that the participant has received and agrees to be bound by the terms of the applicable letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and that we may enforce the agreement against that participant.

        Each signature on a letter of transmittal or a notice of withdrawal must be guaranteed unless the old notes are tendered:

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  by a registered holder who has not completed the box entitled "Special Delivery Instructions;" or

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  for the account of an eligible institution, as described below.

        If a signature on a letter of transmittal or a notice of withdrawal is required to be guaranteed, the signature must be guaranteed by a participant in a recognized medallion signature program. If the letter of transmittal is signed by a person other than the registered holder of the old notes, the old notes surrendered for exchange must be endorsed by the registered holder, with the signature guaranteed by a medallion signature guarantor. If any letter of transmittal, endorsement, bond power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should sign in that capacity when signing. The person must submit to us evidence satisfactory, in our sole discretion, of his or her authority to so act unless we waive the requirement.

        As used in this prospectus with respect to the old notes, a "registered holder" is any person in whose name the old notes are registered on the books of the registrar. An "eligible institution" is a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any other "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the Exchange Act.

        We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of old notes tendered for exchange. Our determination will be final and binding. We reserve the absolute right to reject old notes not properly tendered and to reject any old notes if acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to particular old notes at any time, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer.

        Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within the period of time as we determine. Neither our company nor the exchange agent is under any duty to give notification of defects in the tenders or will incur any liability for failure to give the notification. The exchange agent will use reasonable efforts to give notification of defects or irregularities with respect to tenders of old notes for exchange but will not incur any liability for failure to give the notification. Tenders of old notes will not be deemed to have been made until the irregularities have been cured or waived.

        By tendering, you will represent to us that, among other things:

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  you are not our "affiliate," as defined in Rule 405 under the Securities Act;

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  you will acquire the new notes in the ordinary course of your business;

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  you are not a broker-dealer that acquired your notes directly from us in order to resell them in reliance on Rule 144A of the Securities Act or any other available exemption under the Securities Act;

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  if you are a broker-dealer that acquired your notes as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of new notes; and

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  you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the new notes.

        In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the letter of transmittal.

Guaranteed Delivery Procedures

        If you wish to tender your old notes and:

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  your old notes are not immediately available;

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  you are unable to deliver on time your old notes or any other document that you are required to deliver to the exchange agent; or

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  you cannot complete the procedures for delivery by book-entry transfer on time;

you may tender your old notes according to the guaranteed delivery procedures described in the letter of transmittal. Those procedures require that:

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  tender must be made by or through an eligible institution and a notice of guaranteed delivery must be signed by the holder;

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  on or before the expiration date, the exchange agent must receive from the holder and the eligible institution on a properly completed and executed notice of guaranteed delivery by facsimile, mail or hand delivery containing the name and address of the holder, the certificate number or numbers of the tendered old notes, the principal amount of tendered old notes, a statement that the tender is being made, and a guarantee that within three business days after the expiration date, the certificates representing the old notes in proper form for transfer or a book-entry confirmation and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

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  properly completed and executed documents required by the letter of transmittal and the tendered old notes in proper form for transfer or confirmation of a book-entry transfer of the old notes into the exchange agent's account at DTC must be received by the exchange agent within three business days after the expiration date of the exchange offer.

        Any holder who wishes to tender old notes under the guaranteed delivery procedures must ensure that the exchange agent receives the notice of guaranteed delivery and letter of transmittal relating to the old notes before 5:00 p.m., New York City time, on the expiration date.

Acceptance of Old Notes for Exchange; Delivery of New Notes

        Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept old notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The new notes will be delivered promptly after acceptance of the old notes. For purposes of the exchange offer, we will be deemed to have accepted validly tendered old notes when, as and if we have given notice to the exchange agent.

Withdrawal Rights

        Tenders of the old notes may be withdrawn by delivery of a written or facsimile transmission notice to the exchange agent at its address set forth under "—The Exchange Agent; Assistance" at any time before 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

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  specify the name of the person having deposited the old notes to be withdrawn;

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  identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of the old notes, or, in the case of old notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

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  be signed by the holder in the same manner as the original signature on the letter of transmittal by which old notes were tendered, including any required signature guarantees, or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by us in our sole discretion, executed by the registered holder, with the signature guaranteed by a medallion signature guarantor, together with the other documents required upon transfer by the indenture; and

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  specify the name in which the old notes are to be re-registered, if different from the person who deposited the old notes.

        All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us, in our sole discretion. Any old notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer and will be returned to the holder without cost as promptly after withdrawal. Properly withdrawn old notes may be retendered following the procedures described under "—Procedures for Tendering Old Notes" at any time on or before the expiration date.

The Exchange Agent; Assistance

        The Bank of New York Trust Company, N.A. is the exchange agent. All tendered old notes, executed letters of transmittal and other related documents should be directed to the exchange agent. Questions and requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be addressed to the exchange agent as follows:

        By Hand or Overnight Courier and by Registered or Certified Mail:

    The Bank of New York Trust Company, N.A.
    c/o The Bank of New York
    101 Barclay Street, 7E
    Corporate Trust Operations
    Reorganization Unit
    New York, New York 10286

        By Facsimile (for eligible institutions only):

    (212) 298-1915
    Attention: Evangeline Gonzales
    Confirm by Telephone: (212) 815-3738

Fees and Expenses

        We will bear the expenses of soliciting old notes for exchange. The principal solicitation is being made by mail by the exchange agent. Additional solicitation may be made by telephone, facsimile or in person by officers and regular employees of our company and our affiliates and by persons so engaged by the exchange agent.

        We will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with its services and pay other registration expenses, including fees and expenses of the trustee under the indenture, filing fees, blue sky fees and printing and distribution expenses.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer.

        We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer, then the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of those taxes or exemption is not submitted with the letter of transmittal, the amount of those transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

        The registration of the notes is considered part of the issuance of the original securities. It was required as part of the indenture that the notes be registered. Accordingly, costs associated with the exchange of unregistered notes for registered notes and the costs associated with the registration of the notes will be capitalized and amortized as interest expense using the effective interest method.

Consequences of Not Exchanging Old Notes

        As a result of this exchange offer, we will have fulfilled most of our obligations under the registration rights agreement. Holders who do not tender their old notes, except for limited instances involving the initial purchasers or holders of old notes who are not eligible to participate in the exchange offer or who do not receive freely transferable new notes under the exchange offer, will not have any further registration rights under the registration rights agreement or otherwise and will not have rights to receive additional interest. Accordingly, any holder who does not exchange its old notes for new notes will continue to hold the untendered old notes and will be entitled to all the rights and subject to all the limitations applicable under the indenture, except to the extent that the rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the exchange offer.

        Any old notes that are not exchanged for new notes under the exchange offer will remain restricted securities within the meaning of the Securities Act. In general, the old notes may be resold only:

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  to us or any of our subsidiaries;

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  inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act;

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  inside the United States to an institutional "accredited investor," as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, or an "accredited investor" that, prior to the transfer, furnishes or has furnished on its behalf by a U.S. broker-dealer to the trustee under the indenture a signed letter containing various representations and agreements relating to the restrictions on transfer of the new notes, the form of which letter can be obtained from the trustee;

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  outside the United States in compliance with Rule 904 under the Securities Act;

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  in reliance on the exemption from registration provided by Rule 144 under the Securities Act, if available; or

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  under an effective registration statement under the Securities Act.

        Each accredited investor that is not a qualified institutional buyer and that is an original purchaser of any of the old notes from the initial purchasers will be required to sign a letter confirming that it is an accredited investor under the Securities Act and that it acknowledges the transfer restrictions summarized above.

Resale of the New Notes

        We are making the exchange offer in reliance on the position of the staff of the Commission as set forth in interpretive letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter. Although there has been no indication of any change in the staff's position, we cannot assure you that the staff of the Commission would make a similar determination with respect to the exchange offer as it has in its interpretive letters to third parties. Based on these interpretations by the staff, and except as provided below, we believe that new notes may be offered for resale, resold and otherwise transferred by a holder who participates in the exchange offer and is not a broker-dealer without further compliance with the registration and prospectus delivery provisions of the Securities Act. In order to receive new notes that are freely tradable, a holder must acquire the new notes in the ordinary course of its business and may not participate, or have any arrangement or understanding with any person to participate, in the distribution, within the meaning of the Securities Act, of the new notes. Holders wishing to participate in the exchange offer must make the representations described in "—Procedures for Tendering Old Notes" above.

        Any holder of old notes:

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  who is our "affiliate," as defined in Rule 405 under the Securities Act;

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  who did not acquire the new notes in the ordinary course of its business;

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  who is a broker-dealer that purchased old notes from us to resell them under Rule 144A of the Securities Act or any other available exemption under the Securities Act; or

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  who intends to participate in the exchange offer for the purpose of distributing, within the meaning of the Securities Act, new notes;

will be subject to separate restrictions. Each holder in any of the above categories:

  •
  will not be able to rely on the interpretations of the staff of the Securities Act in the above-mentioned interpretive letters;

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  will not be permitted or entitled to tender old notes in the exchange offer; and

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  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of old notes, unless the sale is made under an exemption from such requirements.

        In addition, if you are a broker-dealer holding old notes acquired for your own account, then you may be deemed a statutory "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of your new notes. Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it acquired the old notes for its own account as a result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those new notes. The letter of transmittal states that, by making the above acknowledgment and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Based on the position taken by the staff of the Commission in the interpretive letters referred to above, we believe that "participating broker-dealers," or broker-dealers that acquired old notes for their own accounts, as a result of market-making or other trading activities, may fulfill their prospectus delivery requirements with respect to the new notes received upon exchange of old notes, other than old notes that represent an unsold allotment from the original sale of the old notes, with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of the new notes. Accordingly, this prospectus, as it may be amended or supplemented, may be used by a participating broker-dealer during the period referred to below in connection with resales of new notes received in exchange for old notes where the old notes were acquired by the participating broker-dealer for its own account as a result of market-making or other trading activities. Subject to the provisions of the registration rights agreement, we have agreed that this prospectus may be used by a participating broker-dealer in connection with resales of the new notes. See "Plan of Distribution." However, a participating broker-dealer that intends to use this prospectus in connection with the resale of new notes received in exchange for old notes pursuant to the exchange offer must notify us, or cause us to be notified, on or before the expiration date of the exchange offer, that it is a participating broker-dealer. This notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent at the address set forth under "—The Exchange Agent; Assistance." Any participating broker-dealer that is our "affiliate" may not rely on these interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each participating broker-dealer that tenders old notes pursuant to the exchange offer will be deemed to have agreed, by execution of the letter of transmittal, that upon receipt of notice from us of the occurrence of any event or the discovery of any fact that makes any statement contained in this prospectus untrue in any material respect or that causes this prospectus to omit to state a material fact necessary in order to make the statements contained in this prospectus, in light of the circumstances under which they were made, not misleading or of the occurrence of other events specified in the registration rights agreement, the participating broker-dealer will suspend the sale of new notes pursuant to this prospectus until we have amended or supplemented this prospectus to correct the misstatement or omission and have furnished copies of the amended or supplemented prospectus to the participating broker-dealer or we have given notice that the sale of the new notes may be resumed, as the case may be.

DESCRIPTION OF NOTES

General

        The old notes were offered and issued as part of the financing that was used to redeem and purchase the equity interests in the Company not owned by Robert A. Black, Sr. or his affiliates and a minority owner, to refinance existing indebtedness and to pay fees and expenses. The issuance of the notes occurred simultaneously with, and was contingent upon, the consummation of the other Transactions. Certain provisions of the Senior Secured Notes and the Senior Subordinated Notes are summarized below under "Description of Senior Secured Notes" and "Description of Senior Subordinated Notes."

        You can find the definitions of certain terms used in this Description of Notes under "Description of Senior Secured Notes—Certain Definitions" and "Description of Senior Subordinated Notes—Certain Definitions" and throughout this Description of Notes, the Description of Senior Secured Notes and the Description of Senior Subordinated Notes.

Issuers

        As used in the "Description of Senior Secured Notes" and the "Description of Senior Subordinated Notes," all references to the "Issuers" mean Virgin River Casino Corp., a Nevada corporation, RBG, LLC, a Nevada limited liability company, and B & B B, Inc., a Nevada corporation, jointly and severally as co-issuers of the notes, and their respective successors in accordance with the terms of the applicable Indenture, and not any of their respective subsidiaries.

        The notes are joint and several obligations of each of the Issuers. However, none of the Issuers, individually, has sufficient cash flow to service the notes or assets that exceed the aggregate principal amount of the notes. The Obligations of each Issuer under the Indentures and the notes shall be limited, if and only if to the extent necessary, taking into account the reimbursement obligation described in this paragraph, so that the limitation would prevent the full amount of the Obligations under the Indentures and the notes from rendering such Issuer's Obligations thereunder subject to avoidance as a fraudulent obligation under any law permitting avoidance of fraudulent transfers, conveyances or obligations. To prevent the Obligations of an Issuer under the notes being subject to avoidance as a fraudulent obligation, each of the Indentures will provide that the Obligations under such Indenture and the notes will be allocated among each of the Issuers, pro rata, based on their respective asset book values as of the Issue Date. Each Issuer will agree in the Indentures to be responsible for its pro rata share of such Obligations and to reimburse the other Issuers to the extent that any Issuer pays more than its pro rata share of such Obligations. The allocation among Issuers of their Obligations as set forth in this paragraph shall not be construed in any way to limit the liability of any Issuer under the Indentures or the notes, except solely to the extent necessary to prevent avoidance of the debt as a fraudulent transfer.

New Senior Secured Credit Facility

        The Issuers entered into the $15.0 million new senior secured credit facility concurrently with the closing of the old notes offering. Our new senior secured credit facility is secured by substantially the same assets as those securing the Issuers' and the Guarantors' Obligations under the Senior Secured Note Indenture, the Senior Secured Notes and the Senior Secured Note Guarantees. The relative priorities of the security interests granted in the Issuers' and the Guarantors' assets pursuant to the Senior Secured Note Indenture and the Credit Agreement are governed by an intercreditor agreement, more fully described below under "—Intercreditor Agreement."

Intercreditor Agreement

        Concurrently with the closing of the old notes offering and our new senior secured credit facility, the Issuers, the Guarantors party to the new senior secured credit facility, the lenders under our new senior secured credit facility and the Trustee, on behalf of the Holders of the Senior Secured Notes, entered into an intercreditor agreement (the "Intercreditor Agreement"), which defines the rights of the lenders under the new senior secured credit facility in relation to the rights of the Trustee and the Holders of the Senior Secured Notes with respect to the Senior Secured Note Collateral.

        The Intercreditor Agreement provides that the Liens securing the Senior Secured Notes and the Senior Secured Note Guarantees are subordinated to the Liens securing the principal amount of indebtedness of up to $15.0 million (plus related interest, fees, indemnities, costs and expenses) under the new senior secured credit facility.

        The Trustee's ability to exercise rights and remedies in respect of the Senior Secured Note Collateral also is subject to the terms of the Intercreditor Agreement. Under the Intercreditor Agreement, if the Senior Secured Notes become due and payable prior to the stated maturity thereof for any reason or are not paid in full at the stated maturity thereof at a time during which Indebtedness under the new senior secured credit facility has not been fully paid, the Trustee, as collateral agent under the Senior Secured Note Collateral Agreements, will only have the right to foreclose upon any Senior Secured Note Collateral that also secures the obligations under the new senior secured credit facility if the lenders under the new senior secured credit facility (with or without the lenders under the senior secured credit facility taking part in any such foreclosure) either (i) fail to take steps to exercise remedies with respect to or in connection with such collateral within 120 days following notice to such lenders of the occurrence of an Event of Default under the Senior Secured Note Indenture or (ii) fail to continue to pursue any such exercise of remedies while such Event of Default is then continuing and no insolvency proceeding is pending. The Intercreditor Agreement prevents the Trustee, as collateral agent under the Senior Secured Note Collateral Agreements, and the Holders of the Senior Secured Notes from pursuing remedies with respect to collateral in all other instances during which indebtedness under the new senior secured credit facility has not been fully paid, including during any insolvency proceeding. The Intercreditor Agreement provides that the net proceeds from any disposition of the shared collateral will first be applied to repay Indebtedness outstanding under the new senior secured credit facility in a principal amount of up to $15.0 million (plus related interest, fees, indemnities, costs and expenses), and thereafter to repay all of the Issuers' and the Guarantors' Obligations under the Senior Secured Note Indenture, the Senior Secured Notes and the Senior Secured Note Guarantees.

Ranking

        The Senior Secured Notes will be our senior secured obligations, will rank equally in right of payment with all of our existing and future senior debt, including our new senior secured credit facility, and will rank senior in right of payment to all of our existing and future subordinated debt (including the Senior Subordinated Notes). As of March 31, 2005, $11.3 million of our existing debt as well as our $15 million credit facility ranked pari passu with the Senior Secured Notes.

        The Senior Subordinated Notes will be our senior subordinated unsecured obligations, will rank equally in right of payment with all of our future senior subordinated debt, if any, and will be subordinated to all of our existing and future senior debt (including our new senior secured credit facility and the Senior Secured Notes). As of March 31, 2005, the Senior Subordinated Discount Notes were subordinated to $11.3 million of our existing debt as well as to $125 million of the Senior Secured Notes and our new $15 million senior secured credit facility.

DESCRIPTION OF SENIOR NOTES

        The old senior notes were, and the new senior notes will be, issued under an indenture, dated as of the Issue Date (the "Senior Secured Note Indenture"), among the Issuers, the Guarantors and The Bank of New York Trust Company, N.A., as trustee (the "Trustee"). The old senior notes and the new senior notes are together referred to as the "Senior Secured Notes." The terms of the Senior Secured Notes include those stated in the Senior Secured Note Indenture and those made a part of the Senior Secured Note Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The Description of Notes, this Description of Senior Secured Notes and the sections "Registration Rights; Liquidated Damages" and "Book Entry Procedures, Delivery, Form, Transfer and Exchange" summarize certain provisions of the Senior Secured Note Indenture, the Registration Rights Agreement, the Intercreditor Agreement and the Senior Secured Note Collateral Agreements. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Senior Secured Note Indenture, the Registration Rights Agreement, the Intercreditor Agreement, the Senior Secured Note Collateral Agreements and terms made a part of the Senior Secured Note Indenture by reference to the Trust Indenture Act. The Issuers urge you to read the Senior Secured Note Indenture, the Registration Rights Agreement, the Intercreditor Agreement, the Senior Secured Note Collateral Agreements and the Trust Indenture Act because they, and not this description, define your rights as a holder of Senior Secured Notes. Wherever particular provisions of the Senior Secured Note Indenture, the Registration Rights Agreement, the Intercreditor Agreement, the Senior Secured Note Collateral Agreements and the Trust Indenture Act are referred to in this Description of Senior Secured Notes or elsewhere in this prospectus, such provisions are incorporated by reference as part of the statements made, and such statements are qualified in their entirety by such reference. Copies of the Senior Secured Note Indenture, the Registration Rights Agreement, the Intercreditor Agreement and the Senior Secured Note Collateral Agreements are available from the Issuers as described below under the section of this prospectus entitled "Available Information."

        You can find the definitions of certain terms used in this Description of Senior Secured Notes under "Certain Definitions" and throughout the Description of Notes, this Description of Senior Secured Notes and the sections "Registration Rights; Liquidated Damages" and "Book Entry Procedures, Delivery, Form, Transfer and Exchange."

Brief Description of the Senior Secured Notes and the Senior Secured Note Guarantees

  The Senior Secured Notes

        The Senior Secured Notes are:

  •
  the Issuers' general obligations;

  •
  ranked pari passu in right of payment with all of the Issuers' existing and future senior Indebtedness;

  •
  ranked senior in right of payment to all of the Issuers' existing and future Subordinated Indebtedness, including the Senior Subordinated Notes;

  •
  unconditionally guaranteed by the Guarantors on a senior secured basis; and

  •
  secured by a security interest in substantially all of the Issuers' existing and future assets and the Equity Interests owned by Robert R. Black, Sr. and his Affiliate in the Issuers, in each case, subject to some exceptions and limitations, as described below under "Senior Secured Note Collateral."

        The Senior Secured Notes were and will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples of $1,000.

        The term "Subsidiaries" as used in this Description of Senior Secured Notes does not include Unrestricted Subsidiaries. On the Issue Date, none of the Subsidiaries will be Unrestricted Subsidiaries. However, under the circumstances described below under "Certain Definitions—Unrestricted Subsidiaries," the Issuers will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants set forth in the Senior Secured Note Indenture.

  The Senior Secured Note Guarantees

        The Senior Secured Notes will be jointly and severally, irrevocably and unconditionally, guaranteed (the "Senior Secured Note Guarantees") on a senior secured basis by each of the Issuers' present and future Subsidiaries, as set forth under "—Guarantors" below (the "Guarantors"). On the Issue Date, the Issuers will not have any Foreign Subsidiaries.

        The Senior Secured Note Guarantees are:

  •
  the Guarantors' general obligations;

  •
  ranked pari passu in right of payment with all of the Guarantors' existing and future senior Indebtedness;

  •
  ranked senior in right of payment to all of the Guarantors' existing and future Subordinated Indebtedness, including the Senior Subordinated Note Guarantees; and

  •
  secured by a security interest in substantially all of the Guarantors' existing and future assets, subject to some exceptions and limitations, as described below under "Senior Secured Note Collateral."

        The obligations of each Guarantor under its Senior Secured Note Guarantee, however, are limited in a manner intended to avoid it being deemed a fraudulent conveyance under applicable law. For a discussion of some of the bankruptcy limitations and other risks related to the Senior Secured Note Guarantees, see "Risk Factors—Risks Related to this Offering and the Notes—Fraudulent Transfer."

Senior Secured Note Collateral

        The Senior Secured Notes and the Senior Secured Note Guarantees, respectively, are secured by a security interest in substantially all of the Issuers' and the Guarantors' existing and future assets, in each case, subject to some exceptions and limitations described below.

        The Senior Secured Note Collateral include, without limitation, all of the respective existing and future interests of the Issuers and the Guarantors in the following:

  •
  the land-based facilities and related amenities comprising the CasaBlanca Hotel, Casino, Golf and Spa, the Oasis Resort, Casino, Golf & Spa and the Virgin River Hotel, Casino & Bingo, including without limitation all leased property related thereto;

  •
  the land-based facilities and related amenities comprising the Mesquite Star Hotel & Casino, including without limitation all leased property related thereto;

  •
  all owned real property and leasehold interests in all leased real property and all additions and improvements to real property (other than any such property and interests that are Excluded Assets);

  •
  substantially all furniture, fixtures and equipment, inventory, accounts receivable, contract rights and other general intangibles, trademarks and trade names;

  •
  all agreements, licenses and permits, other than Gaming Licenses and others constituting Excluded Assets;

  •
  deposit accounts and cash that is deposited in such accounts;

  •
  the Equity Interests of the Guarantors;

  •
  the Equity Interests owned by Robert R. Black, Sr. and his Affiliate (the "Parent Pledgors") in the Issuers, which pledges will be subject to the prior pledge of 33 1/3% of the Equity Interests owned by the Parent Pledgors in the Issuers to secure the Convertible Promissory Note (see "—Pledges of Issuers' Equity Interests" below);

  •
  all other existing and future assets of the Issuers and the Guarantors that do not constitute Excluded Assets; and

  •
  all proceeds and products of any of the foregoing.

  Excluded Assets

        The Senior Secured Note Collateral does not include:

  •
  the land-based facilities and related amenities comprising the Oasis Recreational Facility, including without limitation all leased property related thereto;

  •
  all owned real property and leasehold interests in the Land Behind Mesquite Star, the Ella Kay Land and the Truck Parking and all additions and improvements to such real property;

  •
  cash and Cash Equivalents to the extent set forth under the definition of "Excluded Assets" (as defined under "—Certain Definitions");

  •
  assets securing only FF&E Financing, Purchase Money Indebtedness or Capital Lease Obligations permitted to be incurred under the Senior Secured Note Indenture;

  •
  Gaming Licenses;

  •
  any assets, agreements, leases, permits or licenses or other assets or property that cannot be subjected to a Lien under the Senior Secured Note Collateral Agreements without the consent of third parties (including any governmental authority) and such consent has not been obtained after the Issuers have used commercially reasonable efforts to try to obtain such consent;

  •
  interests of third parties in the CasaBlanca and Oasis timeshare units; or

  •
  the other assets described in the definition of "Excluded Assets;"

provided, however, that "Excluded Assets" does not include any proceeds or products of any of the foregoing unless those proceeds or products are a type of asset that would constitute an Excluded Asset.

  Some Limitations on Senior Secured Note Collateral

        The security interests in the Senior Secured Note Collateral also are subject to the following limitations:

  •
  The assets securing the Senior Secured Notes and the Senior Secured Note Guarantees also will secure up to $15.0 million principal amount of borrowings (plus related interest, fees, indemnities, costs and expenses) under the Credit Agreement.

  •
  Pursuant to the Intercreditor Agreement, the security interests securing the Senior Secured Notes and the Senior Secured Note Guarantees are contractually subordinated to the security interests securing up to $15.0 million principal amount of borrowings (plus related interest, fees, indemnities, costs and expenses) under, and guarantees of such borrowings under, the Credit Agreement, and the Trustee's ability to exercise rights and remedies with respect to the Senior Secured Note Collateral are subject to the terms of the Intercreditor Agreement.

  •
  The Trustee will not have possession (if certificated) of the Equity Interests of the Guarantors or the Equity Interests owned by the Parent Pledgors in the Issuers (even though such Equity Interests will constitute Senior Secured Note Collateral), so long as such Equity Interests also secure the Credit Agreement. As a result, so long as such Equity Interests also secure the Credit Agreement, the Trustee (although it will have a perfected security interest in such Equity Interests) will not be able to take possession of such Equity Interests upon the occurrence of an Event of Default.

  •
  In addition, the Trustee will not have a perfected security interest in certain other portions of the Senior Secured Note Collateral—including deposit accounts—that consist of assets that are not perfected by filing a UCC financing statement, or that require that the Issuers or any Guarantor, as applicable, cause the Trustee to obtain "control" (as defined in the Uniform Commercial Code) or possession of such assets (and, after commercially reasonable efforts, the Issuers or such Guarantor, as applicable, are unable to cause the Trustee to obtain such control or possession).

  •
  With respect to some of the Senior Secured Note Collateral, the Trustee's ability to foreclose on and sell such Senior Secured Note Collateral also will be limited by the need to obtain third party consents, including under applicable gaming laws, which generally require that persons who own or operate a gaming business or own equity securities of a gaming licensee or purchase, possess or sell gaming equipment hold a valid gaming license.

  •
  The Senior Secured Note Collateral is subject to the rights and interests (as such rights and interests may exist from time to time) of: (i) the third-party real property owners in the Oasis timeshare units; (ii) the third-party holders of membership interests in the CasaBlanca timeshare units; and (iii) other parties' rights and interests in the CasaBlanca's and Oasis' facilities based on reciprocating or other timesharing agreements with properties other than the CasaBlanca and the Oasis. The rights and interests of such parties and holders include, but may not be limited to, the right to use and/or occupy the CasaBlanca and Oasis timeshare units and facilities.

  •
  In addition, to the extent that any of the Senior Secured Note Collateral is subject to any other Permitted Liens, the security interests securing the Senior Secured Notes and the Senior Secured Note Guarantees will not be the exclusive Lien on such Senior Secured Note Collateral, and some or all of these Permitted Liens may be prior to the Liens granted to the Trustee for the benefit of the Holders of the Senior Secured Notes.

  •
  For additional information on these and other limitations with respect to the Senior Secured Note Collateral and the security interests in the Senior Secured Note Collateral, see "—Intercreditor Agreement" and "—Credit Agreement" above and "Risk Factors—Risks Related to this Offering and the Notes."

  Pledges of Issuers' Equity Interests

        Robert R. Black, Sr. and his Affiliate will pledge the Equity Interests owned by them in the Issuers to the Trustee for the benefit of the Holders to secure the Issuers' Obligations under the Senior Secured Note Indenture and the Senior Secured Notes. Such pledges are subject to the prior pledge of 33 1/3% of the Equity Interests owned by the Parent Pledgors in the Issuers to secure the Convertible Promissory Note and the other limitations described above under "—Some Limitations on Senior Secured Note Collateral."

  Collateral Agreements

        The Issuers and the Guarantors will enter into such agreements (including, without limitation, security and pledge agreements, mortgages, deeds of trust and certain other collateral assignment agreements (collectively, the "Senior Secured Note Collateral Agreements") as are necessary to provide for the grant of a security interest in or pledge of the Senior Secured Note Collateral to the Trustee, as collateral agent for the benefit of the Holders of the Senior Secured Notes. Such pledges and security interests secure the payment and performance when due of all of the Obligations of the Issuers and the Guarantors under the Senior Secured Note Indenture, the Senior Secured Notes, the Senior Secured Note Guarantees and the Senior Secured Note Collateral Agreements.

  Release of Senior Secured Note Collateral

        Upon the full and final payment and performance of all the Issuers' and the Guarantors' Obligations under the Senior Secured Note Indenture, the Senior Secured Notes and the Senior Secured Note Guarantees, the Senior Secured Note Collateral Agreements will terminate, and the Liens granted under the Senior Secured Note Collateral Agreements on the Senior Secured Note Collateral will be released. In addition, the Trustee shall release from the Lien created by the Senior Secured Note Indenture and the Senior Secured Note Collateral Agreements:

  •
  Senior Secured Note Collateral that is sold, transferred, disbursed or otherwise disposed of in accordance with the provisions of the Senior Secured Note Indenture, the Senior Secured Note Collateral Agreements and the Intercreditor Agreement; provided that the Trustee, as collateral agent, will not release such liens in the event that the transaction is subject to the covenant "—Limitation on Merger, Sale or Consolidation" and provided further that all products and proceeds of the Senior Secured Note Collateral so sold, transferred, disbursed or otherwise disposed of shall continue to constitute Senior Secured Note Collateral;

  •
  Senior Secured Note Collateral that is released with the consent of the Holders of 66 2/3% of the aggregate principal amount of the outstanding Senior Secured Notes as provided under "—Amendments, Supplements and Waivers;"

  •
  all Senior Secured Note Collateral upon defeasance of the Senior Secured Note Indenture in accordance with the provisions under "—Legal Defeasance and Covenant Defeasance" or discharge of the Senior Secured Note Indenture in accordance with the provisions under "—Satisfaction and Discharge;" provided that the funds deposited with the Trustee, in trust, for the benefit of the Holders as required by such provisions shall not be released; and

  •
  Senior Secured Note Collateral of a Guarantor whose Senior Secured Note Guarantee is released in accordance with the Senior Secured Note Indenture and the Senior Secured Note Collateral Agreements;

provided, in each case, that the Trustee, as collateral agent, has received all documentation required by the Trust Indenture Act in connection therewith.

Principal, Maturity and Interest; Additional Senior Secured Notes

        On the Issue Date, the Issuers issued Senior Secured Notes in an aggregate principal amount of $125.0 million (the "Initial Notes"). The Senior Secured Note Indenture provides, in addition to the $125.0 million aggregate principal amount of Initial Notes being issued on the Issue Date, for the issuance of additional Senior Secured Notes having identical terms and conditions to the Initial Notes (the "Additional Senior Secured Notes"), without the consent of Holders of previously issued Notes, subject to compliance with the terms of the Indentures, including the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock." Interest would accrue on the Additional Senior Secured Notes as set forth in such Additional Senior Secured Notes and in the Senior Secured Note Indenture. Any such Additional Senior Secured Notes would be issued on the same terms as the Initial Notes, would constitute part of the same series of securities as the Initial Notes, would vote together with the Initial Notes as one series on all matters with respect to the Senior Secured Notes and would not be issued with "original issue discount" for United States federal income tax purposes. Except where stated otherwise, all references to Senior Secured Notes herein include the Additional Senior Secured Notes.

        The Senior Secured Notes will mature on January 15, 2012. The Senior Secured Notes will bear interest at 9.000% per annum from the date of issuance or from the most recent date to which interest has been paid or provided for (the "Interest Payment Date"), payable in cash semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 2005, to the Persons in whose names such Senior Secured Notes are registered at the close of business on the January 1 or July 1 immediately preceding such Interest Payment Date (each, an "Interest Record Date"). Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Methods of Receiving Payments on the Senior Secured Notes

        Principal of and premium, if any, and interest (and Liquidated Damages, if any) on the Senior Secured Notes are payable, and the Senior Secured Notes may be presented for registration of transfer or exchange, at the Issuers' office or agency maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York. Except as set forth below, at the Issuers' option, payment of interest may be made by check mailed to the Holders at the addresses set forth upon the Issuers' registry books (or by wire transfer to the accounts specified by them). See "Book-Entry Procedures, Delivery, Form, Transfer and Exchange—Same Day Settlement and Payment." No service charge will be made for any registration of transfer or exchange of Senior Secured Notes, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by the Issuers, the Issuers' office or agency will be the corporate trust office of the Trustee presently located at the office of the Trustee in the Borough of Manhattan, The City of New York.

Redemption of the Senior Secured Notes

  Optional Redemption

        The Issuers do not have the right to redeem any Senior Secured Notes prior to January 15, 2009 (other than with the Net Cash Proceeds of a Qualified Equity Offering, as described below).

        At any time on or after January 15, 2009, the Issuers may redeem the Senior Secured Notes for cash at the Issuers' option, in whole or in part, at any time and from time to time, upon not less than 30 days nor more than 60 days notice to each Holder of Senior Secured Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing January 15 of the years indicated below, in each case together with accrued and unpaid interest (and Liquidated Damages, if any) thereon to the date of redemption of the Senior Secured Notes (the "Redemption Date"):

Year	Percentage
2009	104.500%
2010	102.250%
2011 and thereafter	100.000%

        At any time on or prior to January 15, 2008, upon a Qualified Equity Offering, up to 35% of the aggregate principal amount of the Senior Secured Notes originally issued pursuant to the Senior Secured Note Indenture may be redeemed at the Issuers' option within 90 days of such Qualified Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of Senior Secured Notes to be redeemed, with cash received by the Issuers from the Net Cash Proceeds of such Qualified Equity Offering, at a redemption price equal to 109.000% of the principal amount thereof, together with accrued and unpaid interest (and Liquidated Damages, if any) thereon to the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Senior Secured Notes originally issued pursuant to the Senior Secured Note Indenture on the Issue Date remain outstanding.

        If the Redemption Date is on or after an Interest Record Date, and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Senior Secured Note is registered at the close of business on such Interest Record Date.

  Regulatory Redemption

        If any Gaming Authority requires that a Holder or beneficial owner of Senior Secured Notes must be licensed, qualified or found suitable under any applicable Gaming Law and such Holder or beneficial owner fails to apply for a license, qualification or a finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or such beneficial owner is not so licensed, qualified or found suitable, the Issuers shall have the right, at the Issuers' option, (1) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Senior Secured Notes within 30 days of receipt of notice of such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority or (2) to call for the redemption (a "Regulatory Redemption") of the Senior Secured Notes of such Holder or beneficial owner at the principal amount thereof or, if required by such Gaming Authority, the lesser of (a) the price at which such Holder or beneficial owner acquired the Senior Secured Notes, and (b) the fair market value of such Senior Secured Notes on the date of redemption, together with, in either case, accrued and unpaid interest (and, if permitted by such Gaming Authority,

Liquidated Damages) to the earlier of the date of redemption or such earlier date as may be required by such Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority. The Issuers shall notify the Trustee in writing of any such redemption as soon as practicable and the redemption price of each Senior Secured Note to be redeemed.

        The Holder or beneficial owner applying for a license, qualification or a finding of suitability must pay all costs of the licensure and investigation for such qualification or finding of suitability. Under the Senior Secured Note Indenture, the Issuers are not required to pay or reimburse any Holder of the Senior Secured Notes or beneficial owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure and investigation for such qualification or finding of suitability. Such expense will, therefore, be the obligation of such Holder or beneficial owner. See "Risk Factors—Risks Related to this Offering and the Notes—Required Regulatory Redemption."

  Mandatory Redemption

        The Senior Secured Notes do not have the benefit of any sinking fund and the Issuers are not required to make any mandatory redemption payments with respect to the Senior Secured Notes.

  Selection and Notice

        In the case of a partial redemption, the Trustee shall select the Senior Secured Notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The Senior Secured Notes may be redeemed in part in multiples of $1,000 only.

        Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Senior Secured Note to be redeemed to such Holder's last address as then shown in the registry books of the Issuers' registrar. Any notice which relates to a Senior Secured Note to be redeemed in part only must state the portion of the principal amount of such Senior Secured Note to be redeemed and must state that on and after the Redemption Date, upon surrender of such Senior Secured Note, a new Senior Secured Note or Senior Secured Notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the Redemption Date, interest (and Liquidated Damages, if any) will cease to accrue on the Senior Secured Notes or portions thereof called for redemption, unless the Issuers default in the payment thereof.

Offers to Repurchase the Senior Secured Notes

  Repurchase of Senior Secured Notes at the Option of the Holder Upon a Change of Control

        The Senior Secured Note Indenture provides that in the event that a Change of Control has occurred, each Holder of Senior Secured Notes will have the right, at such Holder's option, pursuant to an offer by the Issuers (subject only to conditions required by applicable law, if any) (the "Change of Control Offer"), to require the Issuers to repurchase all or any part of such Holder's Senior Secured Notes (provided, that the principal amount of such Senior Secured Notes must be $1,000 or an integral multiple thereof) at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest (and Liquidated Damages, if any) to the Change of Control Purchase Date (as defined below).

        In order to effect the Change of Control Offer, the Issuers shall, not later than the 30th day after the occurrence of the Change of Control, mail to each Holder of Senior Secured Notes notice of the Change of Control Offer (the "Change of Control Notice"), describing the transaction or transactions that constitute the Change of Control and offering to repurchase the notes on a date (the "Change of Control Purchase Date") that is no earlier than 30 days and no later than 60 days after the date that the Change of Control Notice is mailed, pursuant to the procedures required by the Senior Secured Note Indenture and described in the Change of Control Notice. On the Change of Control Purchase Date, to the extent lawful, the Issuers promptly shall purchase all Senior Secured Notes properly tendered in response to the Change of Control Offer.

        As used herein, a "Change of Control" means any of the following:

  (1)
  prior to consummation of an Initial Public Offering, the Existing Stockholders, in the aggregate, shall (A) cease to be entitled, by beneficial ownership of the Voting Equity Interests of the Issuers, contract or otherwise, to elect or designate for election a majority of the Board of Directors of each of the Issuers or (B) cease to beneficially own more than 50% of the aggregate voting power of the Voting Equity Interests of each of the Issuers, in each case, whether as a result of issuance of the securities of one or more Issuers, any merger, consolidation, liquidation or dissolution of one or more Issuers, any direct or indirect transfer of securities by the Existing Stockholders or otherwise;

  (2)
  after the consummation of an Initial Public Offering, (A) any "person" (including any group that is deemed to be a "person") (other than the Existing Stockholders) is or becomes the beneficial owner, directly or indirectly, of more than 35% of the aggregate voting power of the Voting Equity Interests of any of the Issuers, and (B) one or more of the Existing Stockholders beneficially own, directly or indirectly, in the aggregate, a lesser percentage of the aggregate voting power of the Voting Equity Interests of such Issuer than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such Issuer;

  (3)
  any of the Issuers adopts a plan of liquidation;

  (4)
  the Continuing Directors cease for any reason to constitute a majority of the Board of Directors then in office of any of the Issuers; or

  (5)
  any merger or consolidation of any of the Issuers with or into another person or the merger of another person with or into any of the Issuers, or the sale of all or substantially all of the assets (determined on a consolidated basis) of the Issuers to another person (other than, in all such cases, one or more of the Existing Stockholders) other than, with respect to this clause (5), a transaction in which the holders of securities that represented 100% of the aggregate voting power of such Issuer's Voting Equity Interests immediately prior to such transaction own directly or indirectly at least a majority of the aggregate voting power of the Voting Equity Interests of the surviving person in such merger or consolidation or the transferee of such assets immediately after such transaction or have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such transferee or surviving person.

        As used in this covenant, "Person" (including any group that is deemed to be a "Person") has the meaning given by Section 13(d) of the Exchange Act, whether or not applicable.

        On or before the Change of Control Purchase Date, the Issuers will:

  (1)
  accept for payment Senior Secured Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

  (2)
  deposit with the paying agent for the Issuers (the "Paying Agent") cash sufficient to pay the Change of Control Purchase Price together with accrued and unpaid interest (and Liquidated

  Damages, if any) to the Change of Control Purchase Date of all Senior Secured Notes so tendered, and

  (3)
  deliver to the Trustee the Senior Secured Notes so accepted together with an Officers' Certificate listing the Senior Secured Notes or portions thereof being purchased by the Issuers.

        The Paying Agent promptly will pay each Holder of Senior Secured Notes so accepted an amount equal to the Change of Control Purchase Price together with accrued and unpaid interest (and Liquidated Damages, if any) to the Change of Control Purchase Date and the Trustee promptly will authenticate and deliver to such Holders a new Senior Secured Note equal in principal amount to any unpurchased portion of the Senior Secured Note surrendered. Any Senior Secured Notes not so accepted will be delivered promptly by the Issuers to the Holder thereof. The Issuers publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

        The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Senior Secured Note Indenture are applicable.

        The occurrence of the events constituting a Change of Control could result in an event of default under the Credit Agreement and under the Issuers' and the Issuers' subsidiaries' other debt instruments. Following such an event of default, the lenders under the Credit Agreement or such other debt instruments would have the right to require the immediate repayment of the indebtedness thereunder in full, and may have the right to require such repayment prior to the Change of Control Purchase Date on which the Issuers would be required to repurchase the Senior Secured Notes.

        The Credit Agreement also provides that the occurrence of a "change of control" (as defined in the Credit Agreement) constitutes an event of default under the Credit Agreement. The definition of "change of control" under the Credit Agreement broader than that in the Senior Secured Note Indenture. Thus, the lenders under the Credit Agreement may be entitled to require repayment of the indebtedness thereunder due to events constituting a "change of control" (as defined therein) without such events constituting a Change of Control for purposes of the Senior Secured Note Indenture. However, such events may constitute an Event of Default under the Senior Secured Note Indenture.

        No assurances can be given that the Issuers will have funds available or otherwise will be able to purchase any Senior Secured Notes upon the occurrence of a Change of Control. The Credit Agreement and the Issuers' and the Subsidiaries' other debt instruments may prohibit or restrict the Issuers from repurchasing any Senior Secured Notes. See "Risk Factors—Risks Related to this Offering and the Notes—Repurchase of Notes Upon Change of Control or Asset Sale."

        The provisions of the Senior Secured Note Indenture relating to a Change of Control in and of themselves may not afford Holders of the Senior Secured Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Issuers that may adversely affect Holders of the Senior Secured Notes if such transaction is not the type of transaction included within the definition of a Change of Control. A transaction involving the Issuers' management or the Issuers' affiliates likewise will result in a Change of Control only if it is the type of transaction specified by such definition. The existence of the foregoing provisions relating to a Change of Control may or may not deter a third party from seeking to acquire the Issuers in a transaction which constitutes a Change of Control and may or may not discourage or make more difficult the removal of incumbent management.

        The phrase "all or substantially all" of the Issuers' assets will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the Issuers' assets has occurred.

        Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Issuers' compliance or compliance by any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of the Issuers' or their obligations under such covenant.

        If the Change of Control Purchase Date is on or after an Interest Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Senior Secured Note is registered at the close of business on such Interest Record Date.

        The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Senior Secured Note Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Senior Secured Notes validly tendered and not withdrawn under such Change of Control Offer.

  Limitation on Sale of Assets and Subsidiary Stock

        The Senior Secured Note Indenture will provide that the Issuers will not and the Guarantors will not, and neither the Issuers nor the Guarantors will permit any of the Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of the Issuers' or their property, business or assets, including by merger or consolidation (in the case of a Guarantor or one of the Subsidiaries), and including any sale or other transfer or issuance of any Equity Interests of any of the Subsidiaries, whether by the Issuers or any of the Subsidiaries or through the issuance, sale or transfer of Equity Interests by any of the Subsidiaries and including any sale-leaseback transaction (any of the foregoing, an "Asset Sale"), unless:

  (1)
  at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents, and

  (2)
  the Board of Directors of the applicable Issuer determines in reasonable good faith that such Issuer or such Subsidiary will receive, as applicable, fair market value for such Asset Sale.

        For purposes of clause (1) of the preceding paragraph the following shall be deemed to constitute cash or Cash Equivalents: (a) the amount of any Indebtedness or other liabilities (other than Indebtedness or liabilities that are by their terms subordinated to the Senior Secured Notes and the Senior Secured Note Guarantees) of the Issuers or such Subsidiary that are assumed by the transferee of any such assets so long as the documents governing such liabilities provide that there is no further recourse to the Issuers or any of the Subsidiaries with respect to such liabilities and (b) fair market value of any marketable securities, currencies, notes or other obligations received by the Issuers or any such Subsidiary in exchange for any such assets that are converted into cash or Cash Equivalents within 30 days after the consummation of such Asset Sale, provided, that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received.

        Within 360 days following such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Amount"), if used, shall be:

  (a)
  (i) used to retire Purchase Money Indebtedness secured by the asset which was the subject of the Asset Sale, or (ii) used to retire and permanently reduce Indebtedness incurred under the Credit Agreement; provided, that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount; or

  (b)
  invested in assets and property (other than notes, bonds, obligations and securities, except in connection with the acquisition of a Person in a Related Business which immediately following such acquisition becomes a Guarantor) which in the reasonable good faith judgment of the applicable Issuer's Board of Directors will immediately constitute or be a part of a Related Business of the Issuers or such Guarantor (if it continues to be a Guarantor) immediately following such transaction (such assets or property, the "Related Business Assets"); or

  (c)
  any combination of (a) or (b).

        All Net Cash Proceeds from an Event of Loss shall be used as follows: (1) first, the Issuers shall use such Net Cash Proceeds to the extent necessary to rebuild, repair, replace or restore the assets subject to such Event of Loss with comparable assets and (2) then, to the extent any Net Cash Proceeds from an Event of Loss are not used as described in the preceding clause (1), all such remaining Net Cash Proceeds shall be reinvested or used as provided in the immediately preceding clause (a), (b) or (c).

        The accumulated Net Cash Proceeds from Asset Sales not applied as set forth in clauses (a), (b) or (c) of the immediately preceding paragraph and the accumulated Net Cash Proceeds from any Event of Loss not applied as set forth in clause (1) or (2) of the immediately preceding paragraph shall constitute "Excess Proceeds." Pending the final application of any Net Cash Proceeds, the Issuers may temporarily reduce revolving credit borrowings or otherwise invest or use for general corporate purposes the Net Cash Proceeds in any manner that is not prohibited by the Senior Secured Note Indenture; provided, however, that the Issuers may not use the Net Cash Proceeds (x) to make Restricted Payments other than Restricted Payments that are solely Restricted Investments or (y) to make Permitted Investments pursuant to clause (a) of the definition thereof.

        When the Excess Proceeds equal or exceed $5.0 million, the Issuers shall offer to repurchase the Senior Secured Notes, together with any other Indebtedness ranking on a parity with the Senior Secured Notes and with similar provisions requiring the Issuers to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any) (the "Asset Sale Offer") at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest (and Liquidated Damages, if any) to the Asset Sale Purchase Date (as defined below). In order to effect the Asset Sale Offer, the Issuers shall promptly after expiration of the 360-day period following the Asset Sale that produced such Excess Proceeds mail to each Holder of Senior Secured Notes notice of the Asset Sale Offer (the "Asset Sale Notice"), offering to purchase the Senior Secured Notes on a date (the "Asset Sale Purchase Date") that is no earlier than 30 days and no later than 60 days after the date that the Asset Sale Notice is mailed.

        On the Asset Sale Purchase Date, the Issuers shall apply an amount equal to the Excess Proceeds (the "Asset Sale Offer Amount") plus an amount equal to accrued and unpaid interest (and Liquidated Damages, if any) to the purchase of all Indebtedness properly tendered in accordance with the provisions of this covenant (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all

Indebtedness so tendered) at the Asset Sale Offer Price together with accrued and unpaid interest (and Liquidated Damages, if any) to the Asset Sale Purchase Date. To the extent that the aggregate amount of Senior Secured Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Issuers may use any remaining Net Cash Proceeds as otherwise permitted by the Senior Secured Note Indenture. Following the consummation of each Asset Sale Offer in accordance with the provisions of this covenant, the Excess Proceeds amount shall be reset to zero.

        Notwithstanding, and without complying with, the provisions of this covenant:

  (1)
  the Issuers and the Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets with a fair market value (or that result in gross proceeds) of less than $1.0 million, until the aggregate fair market value and gross proceeds of the transactions excluded from the definition of Asset Sale pursuant to this clause (1) exceed $5.0 million;

  (2)
  the Issuers and the Subsidiaries may, in the ordinary course of business, (A) exchange gaming equipment or other FF&E for replacement items, (B) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business and (C) liquidate Cash Equivalents;

  (3)
  the Issuers and the Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the covenant "Limitation on Merger, Sale or Consolidation;"

  (4)
  the Issuers and the Subsidiaries may sell or dispose of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the Issuers' business or the business of such Subsidiary, as applicable;

  (5)
  the Issuers and the Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to the Issuers or any of the Guarantors;

  (6)
  the Issuers and the Subsidiaries may settle, release or surrender tort or other litigation claims in the ordinary course of business or grant Liens not prohibited by the Senior Secured Note Indenture;

  (7)
  the Issuers and the Subsidiaries may exchange any property or assets for Related Business Assets (as defined above); and

  (8)
  the Issuers and the Subsidiaries may make Permitted Investments pursuant to clause (d) of the definition thereof and Restricted Investments that are not prohibited by the covenant described under "Limitation on Restricted Payments."

        No assurances can be given that the Issuers will have funds available or otherwise will be able to purchase any Senior Secured Notes upon the occurrence of an Asset Sale. The Credit Agreement and the Issuers' and the Subsidiaries' other debt instruments may prohibit or restrict the Issuers from repurchasing any Senior Secured Notes. See "Risk Factors—Risks Related to this Offering and the Notes—Repurchase of Notes Upon Change of Control or Asset Sale."

        Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, the Issuers' compliance or the compliance of any of the Subsidiaries with such laws and regulations shall not in and of itself cause a breach of the Issuers' obligations under such covenant.

        If the Asset Sale Purchase Date is on or after an Interest Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Senior Secured Note is registered at the close of business on such Interest Record Date.

Covenants

        The Senior Secured Note Indenture also contains covenants including the following:

  Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock

        The Senior Secured Note Indenture provides that, except as set forth in this covenant, the Issuers will not and the Guarantors will not, and neither the Issuers nor the Guarantors will permit any of the Subsidiaries to, directly or indirectly, create, issue, assume, guarantee, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness), other than Permitted Indebtedness.

        Notwithstanding the foregoing if:

  (1)
  no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of such Indebtedness, and

  (2)
  on the date of such incurrence (the "Incurrence Date"), the Issuers' Consolidated Coverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.0 to 1.0 (the "Debt Incurrence Ratio"), then the Issuers and the Subsidiaries may incur such Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness).

        In addition, the foregoing limitations of the first paragraph of this covenant do not prohibit the incurrence by the Issuers or any Guarantor of Indebtedness pursuant to the Credit Agreement in an aggregate principal amount incurred and outstanding at any time (plus any Permitted Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $15.0 million (plus related interest, fees, indemnities, costs and expenses), minus the amount of any such Indebtedness (1) retired with the Net Cash Proceeds from any Asset Sale or Event of Loss applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to the covenant "Limitation on Sale of Assets and Subsidiary Stock" or (2) assumed by a transferee in an Asset Sale (such amount of Indebtedness pursuant to the Credit Agreement permitted to be incurred and outstanding pursuant to this paragraph, the "Credit Facility Basket").

        Indebtedness of any Person which is outstanding at the time such Person becomes a Subsidiary (including upon designation of any Unrestricted Subsidiary as a Subsidiary) or is merged with or into or consolidated with any of the Issuers or Subsidiaries shall be deemed to have been incurred at the time such Person becomes or is designated as a Subsidiary or is merged with or into or consolidated with any of the Issuers or Subsidiaries, as applicable.

        Notwithstanding any other provision of this covenant, but only to avoid duplication, a guarantee by the Issuers or a Guarantor of the Indebtedness of any of the Issuers or Guarantors incurred in accordance with the terms of the Senior Secured Note Indenture issued at the time such Indebtedness was incurred or if later at the time the guarantor thereof became a Guarantor will not constitute a separate incurrence, or amount outstanding, of Indebtedness.

        Upon each incurrence of Indebtedness, (i) the Issuers may designate pursuant to which provision of this covenant such Indebtedness is being incurred, (ii) the Issuers may subdivide an amount of Indebtedness and designate more than one provision pursuant to which such amount of Indebtedness is being incurred and (iii) such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this covenant, except that all Indebtedness initially outstanding under the Senior Secured Notes, the Senior Secured Note Guarantees and the Senior Secured Note Indenture shall be deemed to have been incurred pursuant to clause (a) of the definition of Permitted Indebtedness.

  Limitation on Restricted Payments

        The Senior Secured Note Indenture will provide that the Issuers will not and the Guarantors will not, and neither the Issuers nor the Guarantors will permit any of the Subsidiaries to, directly or indirectly, make any Restricted Payment unless, after giving effect on a pro forma basis to such Restricted Payment:

  (1)
  no Default or Event of Default shall have occurred and be continuing,

  (2)
  the Issuers are permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," provided, that in calculating the Debt Incurrence Ratio for purposes of this clause (2), Consolidated Fixed Charges shall be calculated as set forth in the final paragraph of the definition of "Consolidated Fixed Charges," and

  (3)
  the aggregate amount of all Restricted Payments made by the Issuers and the Subsidiaries, including after giving effect to such proposed Restricted Payment, on and after the Issue Date, would not exceed, without duplication, the sum of:

  (a)
  50% of the Issuers' aggregate Consolidated Net Income for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date occurs, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation for which the Issuers' consolidated financial statements are required to be delivered to the Trustee or, if sooner, filed with the SEC (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus

  (b)
  the aggregate Net Cash Proceeds received by the Issuers from the sale of the Issuers' Qualified Capital Stock after the Issue Date (other than (i) to one of the Subsidiaries, (ii) to the extent applied in connection with a Qualified Exchange or, to avoid duplication, otherwise given credit for in any provision of this or the following paragraph, (iii) used as consideration to make a Permitted Investment or (iv) issued upon the conversion or exchange of any Indebtedness of the Issuers or the Subsidiaries convertible or exchangeable for the Issuers' Qualified Capital Stock as described in paragraph (c) below), plus

  (c)
  the amount by which Indebtedness of the Issuers or the Subsidiaries is reduced on the Issuers' balance sheet upon the conversion or exchange (other than by one of the Subsidiaries) subsequent to the Issue Date of any Indebtedness of the Issuers or the Subsidiaries convertible or exchangeable for the Issuers' Qualified Capital Stock (less the amount of any cash, or the fair market value of any other property, distributed by the Issuers or any of the Subsidiaries upon such conversion or exchange), plus

    (d)
    except in each case, in order to avoid duplication, to the extent any such payment or proceeds have been included in the calculation of Consolidated Net Income, an amount equal to the net reduction in Investments (other than returns of or from Permitted Investments) in any Person (including an Unrestricted Subsidiary) resulting from:

    (i)
    cash distributions on or cash repayments of any Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to the Issuers or any Subsidiary,

    (ii)
    the Net Cash Proceeds from the sale of any such Investment, or

    (iii)
    if such Person is an Unrestricted Subsidiary, the redesignation of such Person as a Subsidiary,

    valued in each case as provided in the definition of "Investments," and not to exceed, in each case, the amount of Investments previously made (and that were treated as Restricted Payments) by the Issuers or any Subsidiary in such Person, including, if applicable, such Unrestricted Subsidiary, less the cost of disposition.

        The foregoing clauses (1), (2) and (3) of the immediately preceding paragraph, however, will not prohibit:

  (a)
  so long as clause (1) above is satisfied, repurchases, redemptions or other retirements or acquisitions of Capital Stock from the Issuers' employees or directors (or their heirs or estates) or employees or directors (or their heirs or estates) of the Subsidiaries upon the death, disability or termination of employment in an aggregate amount pursuant to this clause (a) to all employees or directors (or their heirs or estates) not to exceed (i) $250,000 per fiscal year on and after the Issue Date or (ii) $1.0 million in the aggregate,

  (b)
  any dividend, distribution or other payments by any of the Subsidiaries on its Equity Interests that is paid pro rata to all holders of such Equity Interests,

  (c)
  a Qualified Exchange,

  (d)
  the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions,

  (e)
  the redemption and repurchase of any Equity Interests or Indebtedness of the Issuers or any of the Subsidiaries to the extent required by any Gaming Authority,

  (f)
  so long as clause (1) above is satisfied, payment of management fees not to exceed, for any fiscal year, 5.0% of the Consolidated EBITDA of the Issuers for the immediately preceding fiscal year,

  (g)
  with respect to each tax year or portion thereof that an Issuer qualifies as a Flow Through Entity and so long as clause (1) above is satisfied, the payment of Permitted Tax Distributions (whether paid in such tax year or portion thereof, or any subsequent tax year) in respect of such Issuer; provided, that (A) prior to the first payment of Permitted Tax Distributions during any particular calendar year such Issuer provides an Officers' Certificate and an Opinion of Counsel reasonably acceptable to the Trustee to the effect that such Issuer and each other Flow Through Entity in respect of which such distributions are being made qualify as Flow Through Entities for United States federal income tax purposes and for the states in respect of which such distributions are being made for such tax year or portion thereof, (B) at the time of such distribution, the most recent audited financial statements of such Issuer for periods including such tax year or portion thereof provided to the Trustee pursuant to the covenant described under the caption "—Reports" provide that such Issuer and each subsidiary of such Issuer in respect of which such distributions are being made was treated as a Flow Through Entity for the period of such financial statements, (C) in the case of the portion, if any, of any Permitted Tax Distribution that is proposed to be distributed for a particular taxable period or portion thereof, which portion of such Permitted Tax Distribution is attributable to a Flow Through Entity that is not a Subsidiary, such portion of such proposed Permitted Tax Distribution shall be limited to the Excess Cash Distribution Amount for Taxes, and (D) the amount of such Permitted Tax Distribution shall not exceed the Available Permitted Tax Distribution, and

  (h)
  so long as clause (1) above is satisfied, Restricted Payments not otherwise permitted by this covenant in an aggregate amount pursuant to this clause (h) not to exceed $2.5 million.

        The full amount of any Restricted Payment made pursuant to the foregoing clauses (a), (b), (d) and (h) (but not pursuant to clause (c), (e), (f) or (g)) of the immediately preceding sentence, however, will be counted as Restricted Payments made for purposes of the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the first paragraph under "Limitation on Restricted Payments."

        For purposes of this covenant, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the reasonable good faith judgment of the applicable Issuer's Board of Directors, unless stated otherwise, at the time made or returned, as applicable.

  Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

        The Senior Secured Note Indenture will provide that the Issuers will not and the Guarantors will not, and neither the Issuers nor the Guarantors will permit any of the Subsidiaries to, directly or indirectly, incur or suffer to exist any consensual restriction on the ability of any of the Subsidiaries (i) to pay dividends or make other distributions to or on behalf of, (ii) to pay any obligation to or on behalf of, (iii) to otherwise transfer assets or property to or on behalf of, or (iv) to make or pay loans or advances to or on behalf of, the Issuers or any of the Subsidiaries, except:

  (1)
  restrictions imposed by the Senior Secured Notes, the Senior Secured Note Guarantee or the Senior Secured Note Indenture or by the Issuers' other Indebtedness (which may also be guaranteed by the Guarantors) ranking pari passu with the Senior Secured Notes or the Senior Secured Note Guarantees, as applicable; provided, that such restrictions are no more restrictive in any material respect than those imposed by the Senior Secured Note Indenture and the Senior Secured Notes,

  (2)
  restrictions imposed by applicable law,

  (3)
  existing restrictions under Existing Indebtedness,

  (4)
  restrictions under (i) any Acquired Indebtedness not incurred in violation of the Senior Secured Note Indenture or (ii) any agreement relating to any business, property or asset (including any Equity Interest) acquired by the Issuers or any of the Subsidiaries, which restrictions in the case of both (i) and (ii) existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any

    Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired,

  (5)
  restrictions imposed by Indebtedness incurred under the Credit Agreement in accordance with the Senior Secured Note Indenture; provided, that such restrictions are no more restrictive in any material respect than those imposed by the Credit Agreement as of the Issue Date,

  (6)
  restrictions with respect solely to any of the Subsidiaries imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all of the Equity Interests or assets of such Subsidiary; provided, that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold,

  (7)
  restrictions on transfer contained in FF&E Financing, Purchase Money Indebtedness or Capitalized Lease Obligations permitted to be incurred pursuant to the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock;" provided, that such restrictions relate only to the transfer of the property acquired with the proceeds of such Indebtedness, and

  (8)
  in connection with and pursuant to Permitted Refinancing Indebtedness, the replacement of restrictions imposed pursuant to clauses (1), (3), (4) or (7) of this paragraph or this clause (8) that are not more restrictive in any material respect as determined by the Board of Directors of the applicable Issuer in its reasonable good faith judgment than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced.

        Notwithstanding the foregoing, (a) there exist customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice and (b) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of the Senior Secured Note Indenture may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

  Limitation on Liens Securing Indebtedness

        The Senior Secured Note Indenture provides that the Issuers will not and the Guarantors will not, and neither the Issuers nor the Guarantors will permit any of the Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of the Issuers' or their respective assets now owned or acquired on or after the Issue Date or upon any income or profits therefrom securing any of the Issuers' Indebtedness or any Indebtedness of any Guarantor.

  Limitation on Transactions with Affiliates

        The Senior Secured Note Indenture provides that the Issuers and the Guarantors will not, and neither the Issuers nor the Guarantors will permit any of the Subsidiaries to, on or after the Issue Date, directly or indirectly, sell, lease, transfer or otherwise dispose of any of the Issuers' or their properties or assets to, or purchase any property or assets from, or enter into or suffer to exist any contract, agreement, understanding, loan, advance, guarantee, arrangement or transaction with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions):

  (1)
  unless it is determined that the terms of such Affiliate Transaction(s) are fair and reasonable to the Issuers, and no less favorable to the Issuers than could have been obtained in an arm's length transaction with a non-Affiliate,

  (2)
  if involving consideration to either party of $1.0 million or more, unless such Affiliate Transaction(s) has been approved by a majority of the members of the Board of Directors of the applicable Issuer that are disinterested in such transaction (if there are any directors who are so disinterested), and

  (3)
  if involving consideration to either party of $2.5 million or more (or $1.0 million or more if no members of the Board of Directors of the applicable Issuer are disinterested in such transaction) unless, in addition to complying with clauses (1) and (2) above, the Issuers, prior to the consummation thereof, obtain a written favorable opinion as to the fairness of such transaction(s) to the Issuers from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation in the United States.

  Limitation on Merger, Sale or Consolidation

        The Senior Secured Note Indenture provides that the Issuers will not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of the Issuers' assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

  (1)
  either (a) one or more of the Issuers is the surviving Person or Persons or (b) each resulting, surviving or transferee Person is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the Issuers' Obligations in connection with the Senior Secured Notes, the Senior Secured Note Indenture, the Registration Rights Agreement, the Intercreditor Agreement and the Senior Secured Note Collateral Agreements;

  (2)
  no Default or Event of Default shall exist or shall occur immediately after giving effect to such transaction on a pro forma basis;

  (3)
  unless such transaction is solely the merger of the Issuers and one of the Issuers' previously existing Wholly Owned Subsidiaries which is also a Guarantor for the purpose of reincorporation into another jurisdiction, and which transaction is not for the purpose of evading this provision and not in connection with any other transaction, immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the resulting, surviving or transferee Person(s) is at least equal to the Issuers' Consolidated Net Worth immediately prior to such transaction;

  (4)
  unless such transaction is solely the merger of the Issuers and one of the Issuers' previously existing Wholly Owned Subsidiaries which is also a Guarantor for the purpose of reincorporation into another jurisdiction, and which transaction is not for the purpose of evading this provision and not in connection with any other transaction, immediately after giving effect to such transaction on a pro forma basis, the resulting, surviving or transferee Person would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock; "provided, that this clause (4) shall not apply to a transaction which is solely (x) a merger of one or more of the Issuers into another Issuer, or (y) a merger of all of the Issuers with and into a newly formed corporation that immediately prior to such merger does not hold any assets, is not liable for any obligations and has not previously engaged in any business activities, in the case of each of clauses (x) and (y), (I) which merger is solely for the purpose of consolidating the Issuers and (II) immediately after giving effect to such transaction on a pro forma basis, the Debt

    Incurrence Ratio of the resulting, surviving or transferee Person(s) is not less than the Debt Incurrence Ratio of the Issuers immediately prior to such transaction;

  (5)
  such transaction would not result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment; and

  (6)
  each Guarantor shall have, if required by the terms of the Senior Secured Note Indenture or the Senior Secured Note Collateral Agreements, confirmed in writing that its Senior Secured Note Guarantee shall apply to the Issuers' Obligations or the Obligations of each resulting, surviving or transferee Person in accordance with the Senior Secured Notes, the Senior Secured Note Indenture, the Registration Rights Agreement and the Senior Secured Note Collateral Agreements.

        In the event of any transaction (other than a lease or transfer of less than all of the Issuers' assets) in accordance with the foregoing in which the Issuers are not the surviving Person, the resulting, surviving or transferee Person shall succeed to and be substituted for, and may exercise every right and power of, the applicable Issuer(s) under the Senior Secured Note Indenture with the same effect as if such resulting, surviving or transferee Person had been named therein as an "Issuer," and the Trustee may require any such Person to ensure, by executing and delivering appropriate instruments and opinions of counsel, that the Trustee continues to hold a Lien, having the same relative priority as was the case immediately prior to such transactions, on all Senior Secured Note Collateral for the benefit of the Holders.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more of the Subsidiaries, the Issuers' interest in which constitutes all or substantially all of the Issuers' properties and assets, shall be deemed to be the transfer of all or substantially all of the Issuers' properties and assets.

  Limitation on Lines of Business

        The Senior Secured Note Indenture provides that the Issuers will not and the Guarantors will not, and neither the Issuers nor the Guarantors will permit any of the Subsidiaries to, directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the applicable Issuer's Board of Directors, is a Related Business.

  Impairment of Security Interests

        The Senior Secured Note Indenture provides that, except as permitted in the Senior Secured Note Indenture, the Intercreditor Agreement and the Senior Secured Note Collateral Agreements, the Issuers will not and the Guarantors will not, and neither the Issuers nor the Guarantors will permit any of the Subsidiaries to, take or omit to take any action that would have the result of materially adversely affecting or impairing the Lien on the Senior Secured Note Collateral in favor of the Trustee for the benefit of the Holders of the Senior Secured Notes.

  Guarantors

        The Senior Secured Note Indenture provides that all of the Issuers' present and future Subsidiaries (other than Excluded Foreign Subsidiaries) will (i) jointly and severally guarantee all principal of and all premium, if any, and interest (and Liquidated Damages, if any) on the Senior Secured Notes on a senior secured basis, (ii) grant a security interest in and /or pledge the Senior Secured Note Collateral owned by such Subsidiary to secure such Obligations on the terms set forth in the Senior

Secured Note Collateral Agreements, and (iii) deliver to the Trustee an Opinion of Counsel that such guarantee and Senior Secured Note Collateral Agreements have been duly authorized, executed and delivered and are valid, binding and enforceable in accordance with their terms.

        Notwithstanding anything herein or in the Senior Secured Note Indenture to the contrary, (i) if any of the Excluded Foreign Subsidiaries that is not a Guarantor guarantees any Indebtedness of the Issuers or any Guarantor, or (ii) the Issuers or any of the Guarantors, individually or collectively, pledges more than 65% of the Voting Equity Interests of a Foreign Subsidiary that is not a Guarantor to a lender to secure the Issuers' Indebtedness or any Indebtedness of any Guarantor, then in the cases described in each of clauses (i) and (ii) such Foreign Subsidiary must become a Guarantor. As of the Issue Date, the Issuers will have no Foreign Subsidiaries, and all Subsidiaries of the Issuers will be Guarantors.

        The Senior Secured Note Indenture provides that no Guarantor will consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless, subject to the provisions of the following paragraph and the other provisions of the Senior Secured Note Indenture and the Senior Secured Note Collateral Agreements:

  (1)
  the Person formed by, resulting from or surviving any such consolidation or merger (if other than such Guarantor):

  (a)
  expressly assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall unconditionally guarantee, on a senior secured basis, all of such Guarantor's Obligations under such Guarantor's Senior Secured Note Guarantee, the Senior Secured Note Indenture and the Registration Rights Agreement on the terms set forth in the Senior Secured Note Indenture and grants a security interest and/or pledges the collateral owned by such Person to secure such Obligations on the terms set forth in the Senior Secured Note Collateral Agreements, and

  (b)
  delivers to the Trustee an Opinion of Counsel that such supplemental indenture and guarantee and the Senior Secured Note Collateral Agreements have been duly authorized, executed and delivered and that each of the supplemental indenture, the guarantee, the Senior Secured Note Indenture, the Registration Rights Agreement and the Senior Secured Note Collateral Agreements constitutes a legal, valid, binding and enforceable obligation of such Person, in each case subject to customary qualifications; and

  (2)
  immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

        The provisions of this covenant shall not apply to the merger of any Guarantors with or into each other or with or into the Issuers, provided, however, that such transaction shall otherwise comply with the Senior Secured Note Indenture.

        Upon the sale or disposition (including by merger or sale or transfer of all of the Equity Interests) of a Guarantor (as an entirety) to a Person which is not and is not required to become a Guarantor, or the designation of a Subsidiary as an Unrestricted Subsidiary, which transaction is otherwise in compliance with the Senior Secured Note Indenture (including, without limitation, the provisions of the covenant "Limitations on Sale of Assets and Subsidiary Stock"), such Guarantor will be deemed released from its Obligations under its Senior Secured Note Guarantee, the Registration Rights Agreement and the Senior Secured Note Collateral Agreements; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any of the Issuers' Indebtedness or any Indebtedness of any other of the Subsidiaries shall also terminate upon such release, sale or transfer and none of its Equity Interests are pledged for the benefit of any holder of any of the Issuers' Indebtedness or any Indebtedness of any of the Subsidiaries.

  Limitation on Status as Investment Company

        The Senior Secured Note Indenture prohibits the Issuers, the Guarantors and the Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

  Reports

        The Senior Secured Note Indenture provides that whether or not the Issuers are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Senior Secured Notes are outstanding, the Issuers will deliver to the Trustee and, to each Holder and to prospective purchasers of Senior Secured Notes identified to the Issuers by the Initial Purchaser, within 5 days after the Issuers are or would have been (if the Issuers were subject to such reporting obligations) required to file such with the SEC, (i) annual and quarterly financial statements substantially equivalent to financial statements that would have been required to be contained in a filing with the SEC on Forms 10-K and 10-Q if the Issuers were required to file such Forms, including in each case, Management's Discussion and Analysis of Financial Condition and Results of Operations which would be so required, and including, with respect to annual information only, a report thereon by the Issuers' certified independent public accountants as would be so required, and (ii) all information that would be required to be contained in a filing with the SEC on Form 8-K if the Issuers were required to file such report. From and after the time the Issuers file a registration statement with the SEC with respect to the Senior Secured Notes, the Issuers will file with the SEC the annual, quarterly and other reports which the Issuers are required to file with the SEC at such time as are required to be filed. The Issuers' reporting obligations with respect to clauses (i) and (ii) shall be satisfied in the event the Issuers file such reports with the SEC on EDGAR and deliver a copy of such reports to the Trustee, unless the SEC will not accept such filings.

Events of Default and Remedies

        The Senior Secured Note Indenture defines an "Event of Default" as:

  (1)
  the Issuers' failure to pay any installment of interest (or Liquidated Damages, if any) on the Senior Secured Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

  (2)
  the Issuers' failure to pay all or any part of the principal of or premium, if any, on the Senior Secured Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, on Senior Secured Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable;

  (3)
  the Issuers' failure or the failure by any of the Guarantors or any of the Subsidiaries to observe or perform any other covenant or agreement contained in the Senior Secured Notes or the Senior Secured Note Indenture and, except for the provisions under "Repurchase of Senior Secured Notes at the Option of the Holder Upon a Change of Control," "Limitations on Sale of Assets and Subsidiary Stock," "Limitation on Merger, Sale or Consolidation" and

    "Limitation on Restricted Payments," the continuance of such failure for a period of 30 days after the earlier of written notice to the Issuers by the Trustee or written notice to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the Senior Secured Notes outstanding;

  (4)
  the cessation of substantially all gaming operations of the Issuers and the Subsidiaries, taken as a whole, for more than 90 days, except as a result of an Event of Loss;

  (5)
  any revocation, suspension, expiration (without previous or concurrent renewal) or loss of any Gaming License of any of the Issuers or any Subsidiary for more than 90 days;

  (6)
  certain events of bankruptcy, insolvency or reorganization in respect of the Issuers, any of the Guarantors or any of the Significant Subsidiaries;

  (7)
  a default occurs (after giving effect to any waivers, amendments, applicable grace periods or any extension of any maturity date) in the Issuers' Indebtedness or the Indebtedness of any of the Subsidiaries with an aggregate amount outstanding in excess of $5.0 million (a) resulting from the failure to pay principal of such Indebtedness at maturity, or (b) if as a result of such default, the maturity of such Indebtedness has been accelerated prior to its stated maturity;

  (8)
  final unsatisfied judgments not covered by insurance aggregating in excess of $5.0 million, at any one time rendered against the Issuers or any of the Subsidiaries and not stayed, bonded or discharged within 60 days after their entry;

  (9)
  any Senior Secured Note Guarantee of a Guarantor ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Senior Secured Note Guarantee and the Senior Secured Note Indenture) or any Guarantor denies or disaffirms its Obligations under its Senior Secured Note Guarantee or the Senior Secured Note Collateral Agreements;

  (10)
  any failure to comply with any material agreement or material covenant in, or any breach of a material representation under, the Senior Secured Note Collateral Agreements and such failure or breach shall continue for a period of 30 days; or

  (11)
  any of the Senior Secured Note Collateral Agreements at any time for any reason ceases to be in full force and effect, or is declared null and void, or shall cease to be effective in all material respects to give the Trustee, as collateral agent, the Liens with the priority purported to be created thereby (subject to the Intercreditor Agreement) subject to no other Liens (in each case, other than as expressly permitted by the Senior Secured Note Indenture and the applicable Senior Secured Note Collateral Agreement or by reason of the termination of the Senior Secured Note Indenture or the applicable Senior Secured Note Collateral Agreement in accordance with its terms).

        The Senior Secured Note Indenture provides that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such Default, give to the Holders notice of such Default.

        If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (6) above relating to the Issuers, any of the Guarantors or any of the Issuers' Significant Subsidiaries) then in every such case, unless the principal of all of the Senior Secured Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Senior Secured Notes then outstanding, by notice in writing to the Issuers (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal thereof and all premium, if any, and accrued and unpaid interest (and Liquidated Damages, if any) thereon to be due and payable immediately. If an Event of Default specified in clause (6), above, relating to the Issuers, any of the Guarantors or any of the Issuers' Significant Subsidiaries occurs, all principal thereof and all premium, if any, and accrued and unpaid interest (and Liquidated Damages, if any) thereon will be immediately due and payable on all outstanding Senior Secured Notes without any declaration or other act on the part of the Trustee or the Holders. The Holders of a majority in aggregate principal amount of Senior Secured Notes generally are authorized to rescind such acceleration if all existing Events of Default (other than (i) the non-payment of the principal of and premium, if any, and interest (and Liquidated Damages, if any) on the Senior Secured Notes which have become due solely by such acceleration and (ii) a Default with respect to any provision requiring a supermajority approval to amend, which Default may only be waived by such a supermajority) have been cured or waived.

        Prior to the declaration of acceleration of the maturity of the Senior Secured Notes, the Holders of a majority in aggregate principal amount of the Senior Secured Notes at the time outstanding may waive on behalf of all the Holders of Senior Secured Notes any Default except (i) a Default in the payment of principal of or premium, if any, or interest (or Liquidated Damages, if any) on any Senior Secured Note not yet cured, (ii) a Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Senior Secured Note affected, and (iii) a Default with respect to any provision requiring a supermajority approval to amend, which Default may only be waived by such a supermajority. See "Amendments, Supplements and Waivers." Subject to the provisions of the Senior Secured Note Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Senior Secured Note Indenture at the request, order or direction of any of the Holders of Senior Secured Notes, unless such Holders have offered to the Trustee security or indemnity satisfactory to the Trustee.

        Subject to all provisions of the Senior Secured Note Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Senior Secured Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

Legal Defeasance and Covenant Defeasance

        The Senior Secured Note Indenture provides that the Issuers may, at the Issuers' option, elect to discharge the Issuers' obligations and the Guarantors' obligations with respect to the outstanding Senior Secured Notes ("Legal Defeasance"). If Legal Defeasance occurs, the Issuers shall be deemed to have paid and discharged all amounts owed under the Senior Secured Notes, and the Senior Secured Note Indenture shall cease to be of further effect as to the Senior Secured Notes and Senior Secured Note Guarantees, except that:

  (1)
  Holders will be entitled to receive timely payments for the principal of and premium, if any, and interest (and Liquidated Damages, if any) on the Senior Secured Notes, from the funds deposited for that purpose (as explained below);

  (2)
  the Issuers' obligations will continue with respect to the issuance of temporary Senior Secured Notes, the registration of Senior Secured Notes, and the replacement of mutilated, destroyed, lost or stolen Senior Secured Notes;

  (3)
  the Trustee will retain its rights, powers, duties, and immunities, and the Issuers will retain the Issuers' obligations in connection therewith; and

  (4)
  other Legal Defeasance provisions of the Senior Secured Note Indenture will remain in effect.

        In addition, the Issuers may, at the Issuers' option and at any time, elect to cause the release of the Issuers' obligations and the Guarantors' with respect to most of the covenants in the Senior Secured Note

Indenture (except as described otherwise therein) ("Covenant Defeasance"). If Covenant Defeasance occurs, certain events (not including non-payment and bankruptcy, receivership, rehabilitation and insolvency events) relating to the Issuers, any of the Guarantors or any Significant Subsidiary described under "Events of Default and Remedies" will no longer constitute Events of Default with respect to the Senior Secured Notes. The Issuers may exercise Legal Defeasance regardless of whether the Issuers previously exercised Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance (each, a "Defeasance"):

  (1)
  the Issuers must irrevocably deposit or cause to be irrevocably deposited with the Trustee, in trust, for the benefit of Holders of the Senior Secured Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in an aggregate amount that will be sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, and interest (and Liquidated Damages, if any) on the Senior Secured Notes on the stated date for payment or any redemption date thereof (and the Issuers must specify whether the Senior Secured Notes are being defeased to Stated Maturity or a particular Redemption Date), and the Trustee must have, for the benefit of Holders of the Senior Secured Notes, a valid, perfected, exclusive security interest in the trust;

  (2)
  in the case of Legal Defeasance, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee confirming that:

  (a)
  the Issuers have received from, or there has been published by the Internal Revenue Service, a ruling, or

  (b)
  since the date of the Senior Secured Note Indenture, there has been a change in the applicable United States federal income tax law,

    in either case to the effect that Holders of Senior Secured Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee confirming that Holders of Senior Secured Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  in the case of Legal Defeasance or Covenant Defeasance, no Default or Event of Default shall have occurred and be continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

  (5)
  in the case of Legal Defeasance, no Event of Default relating to bankruptcy or insolvency may occur at any time from the date of the deposit to the 91st calendar day thereafter (it being understood that the condition shall not be deemed satisfied until the expiration of such period);

  (6)
  the Defeasance may not result in a breach or violation of, or constitute a default under, any other material agreement or instrument (other than the Senior Secured Note Indenture) to which the Issuers or any of the Subsidiaries are a party or by which the Issuers or any of the Subsidiaries are bound;

  (7)
  the Issuers must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent to hinder, delay or defraud any other of the Issuers' creditors; and

  (8)
  the Issuers must deliver to the Trustee an Officers' Certificate confirming the satisfaction of conditions in clauses (1) through (7) above, and an Opinion of Counsel confirming the satisfaction of the applicable conditions in clauses (1) (with respect to the validity and perfection of the security interest), (4), (5) and (6) above.

        The Defeasance will be effective on the day on which all the applicable conditions above have been satisfied.

        If the amount deposited with the Trustee to effect a Covenant Defeasance is insufficient to pay the principal of and premium, if any, and interest (and Liquidated Damages, if any) on the Senior Secured Notes when due, or if any court enters an order directing the repayment of the deposit to the Issuers or otherwise making the deposit unavailable to make payments under the Senior Secured Notes when due, or if any court enters an order avoiding the deposit of money or otherwise requires the payment of the money so deposited to the Issuers or to a fund for the benefit of the Issuers' creditors, then (so long as the insufficiency exists or the order remains in effect) the Issuers' and the Guarantors' obligations under the Senior Secured Note Indenture and the Senior Secured Notes will be revived, and the Covenant Defeasance will be deemed not to have occurred.

Satisfaction and Discharge

        The Senior Secured Note Indenture provides that the Issuers may terminate the Issuers' obligations and the obligations of the Guarantors under the Senior Secured Note Indenture, the Senior Secured Notes and the Senior Secured Note Guarantees (except as described below) when:

  (a)
  all the Senior Secured Notes previously authenticated and delivered (except lost, stolen or destroyed Senior Secured Notes which have been replaced and Senior Secured Notes for whose payment money has theretofore been deposited with the Trustee or the paying agent in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or a Guarantor) have been delivered to the Trustee for cancellation, or

  (b)
  (i) all Senior Secured Notes have been called for redemption pursuant to the provisions under "Optional Redemption" by mailing to Holders a notice of redemption or all Senior Secured Notes otherwise have become due and payable,

    (ii) the Issuers have irrevocably deposited or caused to be irrevocably deposited with the Trustee, in trust, for the benefit of Holders of the Senior Secured Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof in an aggregate amount that will be sufficient to pay and discharge the entire Indebtedness on the Senior Secured Notes not theretofore delivered to the Trustee for cancellation, for principal of and premium and interest (and Liquidated Damages, if any) on the Senior Secured Notes to the Redemption Date together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at such redemption,

    (iii) the Issuers and the Guarantors each has paid all other sums payable by it under the Senior Secured Note Indenture, the Senior Secured Notes and the Senior Secured Note Guarantees,

    (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit),

    (v) such deposit shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Senior Secured Note Indenture) to which the Issuers or any of the Subsidiaries are a party or by which the Issuers or any of the Subsidiaries are bound, and

    (vi) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel confirming the satisfaction of all conditions set forth in clauses (i) through (v) above.

Amendments, Supplements and Waivers

        Except as provided in the three succeeding paragraphs, the Senior Secured Note Indenture, the Senior Secured Notes, the Senior Secured Note Guarantees, the Intercreditor Agreement (subject to any approval of the lenders under the Credit Agreement party thereto) and the Senior Secured Note Collateral Agreements may be amended, supplemented or otherwise modified, and any existing Default or Event of Default (except certain payment defaults) or compliance with any provisions of the Senior Secured Note Indenture, the Senior Secured Notes, the Senior Secured Note Guarantees, the Intercreditor Agreement (subject to any approval of the lenders under the Credit Agreement party thereto) and the Senior Secured Note Collateral Agreements may be waived, with the consent of the Holders of not less than a majority in aggregate principal amount of the Senior Secured Notes at the time outstanding (including consents obtained in connection with a tender or exchange offer for the Senior Secured Notes).

        Without the consent of the Holder of each outstanding Senior Secured Note affected, an amendment, supplement, modification or waiver may not (with respect to Senior Secured Notes held by a non-consenting Holder):

  (1)
  reduce the principal amount of Senior Secured Notes the Holders of which must consent to an amendment, supplement, modification or waiver,

  (2)
  change the Stated Maturity on any Senior Secured Note,

  (3)
  reduce the principal of, or any premium (including redemption premium but not including any redemption premium relating to the covenants described under "Offers to Repurchase the Senior Secured Notes") on, any Senior Secured Note,

  (4)
  reduce the rate of or change the time for payment of interest (or Liquidated Damages, if any) on any Senior Secured Note,

  (5)
  waive a Default or Event of Default in the payment of principal of or premium, if any, or interest (or Liquidated Damages, if any) on any Senior Secured Note (except a rescission of acceleration of the Senior Secured Notes by the Holders of a majority in aggregate principal amount of the Senior Secured Notes and a waiver of the payment default that resulted from such acceleration),

  (6)
  waive any redemption payment with respect to any Senior Secured Note (other than provisions relating to or payments required by the covenants described under the caption "Offers to Repurchase the Senior Secured Notes"),

  (7)
  after the corresponding Asset Sale or Change of Control has occurred, reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter any other provision with respect to the redemption of the Senior Secured Notes required by the covenants described under the caption "Offers to Repurchase the Senior Secured Notes,"

  (8)
  change the coin or currency in which, the principal of or premium, if any, or interest (or Liquidated Damages, if any) on any Senior Secured Note is payable,

  (9)
  impair the right to institute suit for the enforcement of payment of the principal of or premium, if any, or interest (or Liquidated Damages, if any) on any Senior Secured Note on or after the Stated Maturity (or on or after the Redemption Date),

  (10)
  make any change in the provisions of the Senior Secured Note Indenture relating to waivers of past Defaults with respect to, or the rights of Holders to receive, scheduled payments of principal of or premium, if any, or interest (or Liquidated Damages, if any) on the Senior Secured Notes,

  (11)
  modify or change any provision of the Senior Secured Note Indenture affecting the ranking of the Senior Secured Notes or any Senior Secured Note Guarantee in a manner adverse to the Holders of the Senior Secured Notes,

  (12)
  release any Guarantor from any of its obligations under its Senior Secured Note Guarantee or the Senior Secured Note Indenture other than in compliance with the Senior Secured Note Indenture, or

  (13)
  make any changes in the foregoing amendment, supplement and waiver provisions.

        Notwithstanding the foregoing, without the consent of the Holders of Senior Secured Notes, the Issuers, the Guarantors and the Trustee may amend, modify or supplement the Senior Secured Note Indenture, the Senior Secured Notes, the Senior Secured Note Guarantees, the Intercreditor Agreement and the Senior Secured Note Collateral Agreements:

  (i)
  to cure any ambiguity, defect or inconsistency,

  (ii)
  to provide for uncertificated Senior Secured Notes in addition to or in place of certificated Senior Secured Notes,

  (iii)
  to provide for the assumption of any of the Issuers' or the Guarantors' obligations to Holders in the case of a merger or consolidation or a sale of all or substantially all of the Issuers' assets in accordance with the Senior Secured Note Indenture,

  (iv)
  to evidence the release of any Guarantor permitted to be released under the terms of the Senior Secured Note Indenture or to evidence the addition of any new Guarantor,

  (v)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the Senior Secured Note Indenture under the Trust Indenture Act,

  (vi)
  to comply with applicable Gaming Laws,

  (vii)
  to comply with the provisions of DTC or the Trustee with respect to the provisions of the Senior Secured Note Indenture and the Senior Secured Notes relating to transfers and exchanges of Senior Secured Notes or beneficial interests therein,

  (viii)
  to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights of any Holder of Senior Secured Notes under the Senior Secured Note Indenture, the Senior Secured Notes, the Senior Secured Note Guarantees, the Intercreditor Agreement, the Senior Secured Note Collateral Agreements or the Registration Rights Agreement, or

  (ix)
  to provide for the issuance of Additional Senior Secured Notes in accordance with the limitations set forth in the Senior Secured Note Indenture as of the date thereof, including the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."

        Notwithstanding the foregoing and subject to the Intercreditor Agreement, no portion of the Senior Secured Note Collateral may be released from the Lien of the Senior Secured Note Collateral Agreements (except in accordance with the provisions of the Senior Secured Note Indenture and the Senior Secured Note Collateral Agreements), and none of the Senior Secured Note Collateral Agreements or the provisions of the Senior Secured Note Indenture relating to the Senior Secured Note Collateral may be amended or supplemented, and the rights of any Holders thereunder may not be waived or modified, without, in each case, the consent of the Holders of at least 66 2/3% in aggregate principal amount of the then outstanding Senior Secured Notes.

Governing Law

        The Senior Secured Note Indenture, the Senior Secured Notes and the Senior Secured Note Guarantees are be governed by, and will be construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b); provided, that with respect to the creation, attachment, perfection, priority, enforcement of and remedies relating to the security interest in any real property Senior Secured Note Collateral, the governing law may be the laws of the jurisdictions where such Senior Secured Note Collateral is located without regard to the conflict of law provisions thereof.

        The Senior Secured Note Indenture, the Senior Secured Notes and the Senior Secured Note Guarantees are also governed by the United States securities laws including but not limited to the Trust Indenture Act of 1939, the Securities Act of 1933 and the Securities Exchange Act of 1934.

No Personal Liability of Partners, Stockholders, Officers or Directors

        The Senior Secured Note Indenture provides that no direct or indirect stockholder, member, manager, employee, officer or director, as such, past, present or future of the Issuers, the Guarantors or any successor entity shall have any personal liability in respect of the Issuers' obligations or the obligations of the Guarantors under the Senior Secured Note Indenture, the Senior Secured Notes, the Senior Secured Note Guarantees, the Registration Rights Agreement, the Intercreditor Agreement or the Senior Secured Note Collateral Agreements, solely by reason of his, her or its status as such stockholder, member, manager, employee, officer or director, except that this provision shall in no way limit the obligation of any Guarantor pursuant to any Senior Secured Note Guarantee.

Certain Definitions

        "Acquired Indebtedness" means Indebtedness of any Person existing at the time such Person becomes a Subsidiary, including by designation, or is merged or consolidated into or with one of the Issuers or one of the Subsidiaries.

        "Acquisition" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, will mean (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise or (b) beneficial ownership of 10% or more of the voting securities of such Person. Notwithstanding the foregoing, "Affiliate" shall not include Wholly Owned Subsidiaries.

        "Aggregate Previously Distributed Permitted Tax Distribution" means with respect to any taxable period or portion thereof the aggregate amount of Permitted Tax Distributions actually distributed under clause (g) of the second sentence under "—Covenants—Limitations on Restricted Payments."

        "Applicable Capital Gain Tax Rate" means, with respect to any individual who is a resident in the State of Nevada for any period, the highest effective combined United States federal, state and local income tax applicable to net capital gain during such period.

        "Applicable Income Tax Rate" means, with respect to any individual who is a resident in the State of Nevada for any period, the highest effective combined United States federal, state and local income tax applicable during such period.

        "Available Permitted Tax Distribution" means the excess, if any, of (i) the Combined Permitted Tax Distribution over (ii) the Aggregate Previously Distributed Permitted Tax Distributions.

        "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (1) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (2) the sum of all such principal (or redemption) payments.

        "Beneficial Owner" or "beneficial owner" for purposes of the definitions of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date).

        "Board of Directors" means, with respect to any Person, the board of directors of such Person (or if such Person is not a corporation, the equivalent board of managers or members or body performing similar functions for such Person) or any committee of the board of directors of such Person (or if such Person is not a corporation, any committee of the equivalent board of managers or members or body performing similar functions for such Person) authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person (or if such Person is not a corporation, the equivalent board of managers or members or body performing similar functions for such Person).

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or other government action to close.

        "Capital Contribution" means any contribution to the Issuers' equity from one of the Issuers' direct or indirect parents for which no consideration has been given other than the issuance of Qualified Capital Stock.

        "Capital Stock" means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock issued by such Person, (ii) with respect to a Person that is a limited liability company, any and all membership interests in such Person, and (iii) with respect to any other Person, any and all partnership, joint venture or other equity interests of such Person.

        "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Cash Equivalent" means:

  (1)
  securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof),

  (2)
  time deposits, certificates of deposit, bankers' acceptances and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million,

  (3)
  commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc.,

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in (1) and (2) above entered into with any financial institution meeting the qualifications specified in (2) above, or

  (5)
  money market funds, substantially all of the assets of which constitute Cash Equivalents of the kinds described in (1) through (4) of this definition,

and in the case of each of (1), (2), and (3) maturing within one year after the date of acquisition.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Combined Permitted Tax Distribution" means, with respect to any taxable period or portion thereof in which one or more Issuers is a Flow Through Entity, the amount of the Permitted Tax Distribution that would be permitted to be distributed as determined on the basis as if such Issuers, for the portion of such period that any particular Issuer continued to be a Flow Through Entity, constituted separate divisions of a single Flow Through Entity.

        "Consolidated" means, with respect to the Issuers, the combination of the Issuers' accounts and the consolidation of the accounts of the Subsidiaries with the Issuers' accounts, all in accordance with GAAP; provided, that "consolidated" will not include consolidation of the accounts of any Unrestricted Subsidiary with the Issuers' accounts.

        "Consolidated Coverage Ratio" of any specified Person or Persons on any specified date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation:

  (1)
  Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date will be given pro forma effect as if they had occurred on the first day of the Reference Period,

  (2)
  transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period,

  (3)
  the incurrence of any Indebtedness (including issuance of any Disqualified Capital Stock) during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness (other than Indebtedness incurred under any revolving credit agreement or similar facility)) will be given pro formaeffect as if it had occurred on the first day of the Reference Period, and

  (4)
  the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro formabasis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, provided, that if such Person or any of the Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, then such rate (whether higher or lower) shall be used.

        "Consolidated EBITDA" means, with respect to any specified Person or Persons for any specified period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted for purposes of determining Consolidated Net Income), without duplication, the sum of:

  (1)
  consolidated income tax expense and the amount of Permitted Tax Distributions subtracted from net income in the determination of the Consolidated Net Income of such Person for such period,

  (2)
  consolidated depreciation and amortization expense,

  (3)
  Consolidated Fixed Charges, and

  (4)
  all other non-cash charges reducing Consolidated Net Income for such period but excluding non-cash charges that require an accrual of or a reserve for cash charges for any future periods and normally occurring accruals such as reserves for accounts receivable, and less the amount of all cash payments made by such Person or any of the Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period; provided, that consolidated income tax expense and depreciation and amortization of a Subsidiary that is a less than Wholly Owned Subsidiary shall only be added to the extent of the Issuers' equity interest in such Subsidiary.

        "Consolidated Fixed Charges" means, with respect to any specified Person or Persons for any specified period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of:

  (a)
  interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (1) original issue discount and non-cash interest payments or accruals on any Indebtedness, (2) the interest portion of all deferred payment obligations, and (3) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and

  (b)
  the product of (i) the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries to the Issuers or to the Wholly Owned Subsidiaries) times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated United States federal, state and local income tax rate of such Person, expressed as a decimal (as estimated in good faith by the Issuers).

        For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in reasonable good faith by the Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guarantee by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

        Notwithstanding the foregoing, in calculating the Debt Incurrence Ratio solely for purposes of clause (2) of the first paragraph of the covenant "Limitation on Restricted Payments," Consolidated Fixed Charges shall not include original issue discount or non-cash interest payments or accruals on the Senior Subordinated Notes.

        "Consolidated Net Income" means, with respect to any specified Person or Persons for any specified period, the net income (or loss) of such specified Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period reduced by the maximum amount of Permitted Tax Distributions attributable to such net income for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

  (a)
  all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are unusual and nonrecurring (including any gain or loss from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any Capital Stock),

  (b)
  the net income, if positive, of any Person, other than a Consolidated Subsidiary, in which such specified Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case not in excess of such specified Person's pro rata share of such specified Person's net income for such period,

  (c)
  the net income, if positive, of any of such specified Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, and

  (d)
  the net income of, and all dividends and distributions from, any Unrestricted Subsidiary.

        "Consolidated Net Worth" of any Person at any date means the aggregate consolidated stockholders' equity of such Person (including amounts of equity attributable to Preferred Stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such Person and its Consolidated Subsidiaries.

        "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

        "Continuing Director" means during any period of 24 consecutive months after the Issue Date, individuals who at the beginning of any such 24-month period constituted the applicable Issuer's Board of Directors (together with any new directors whose election by such Issuer's Board of Directors or whose nomination for election by such Issuer's shareholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of such Issuer's assets, if such agreement was approved by a vote of such majority of directors).

        "Contractually subordinated" means subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto. For the avoidance of doubt, unsecured Indebtedness is not "contractually subordinated" to secured Indebtedness and a junior Lien on any assets securing Indebtedness does not render such Indebtedness "contractually subordinated" to Indebtedness that is secured by a senior Lien on such assets.

        "Convertible Senior Secured Note Agreement" means the Convertible Senior Secured Note Purchase Agreement, to be dated on or before the Issue Date, by and among R. Black, Inc., a Nevada corporation, Robert R. Black, Sr., Trustee of the Robert R. Black, Sr. Gaming Properties Trust u/a/d May 24, 2004, and Michael J. Gaughan, a Nevada resident, as in effect on the Issue Date, that governs the terms of the Convertible Promissory Note.

        "Convertible Promissory Note" means the $15,000,000 principal amount Convertible Promissory Note issued by R. Black, Inc. pursuant to the Convertible Senior Secured Note Agreement.

        "Credit Agreement" means the Credit Agreement to be entered into, as of the Issue Date, by the Issuers with Wells Fargo Foothill, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement with another credit agreement, including any credit agreement:

  (1)
  extending the maturity of any Indebtedness incurred thereunder or contemplated thereby,

  (2)
  adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Issuers and the Subsidiaries and their respective successors and assigns,

  (3)
  increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or

  (4)
  otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the Senior Secured Note Indenture.

        "Credit Facility Basket" has the meaning set forth under "Covenants—Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."

        "Debt Incurrence Ratio" has the meaning set forth under "Covenants—Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."

        "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

        "Disqualified Capital Stock" means with respect to any Person, any Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased, including at the option of the holder thereof, by such Person or any of the Subsidiaries, in whole or in part, on or prior to 91 days following the Stated Maturity of the Senior Secured Notes. Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Issuers to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that the Issuers may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Issuers' purchase of the Senior Secured Notes as are required to be purchased pursuant to the provisions of the Senior Secured Note Indenture as described under "Repurchase of Senior Secured Notes at the Option of the Holder Upon a Change of Control" and "Limitation on Sale of Assets and Subsidiary Stock."

        "Ella Kay Land" means the unimproved real property consisting of approximately 34.4 acres, which is owned in fee by RBG and is located southwest of the CasaBlanca Golf Course.

        "Equity Holder" means (a) with respect to a corporation, each holder of stock of such corporation, (b) with respect to a limited liability company or similar entity, each member of such limited liability company or similar entity, (c) with respect to a partnership, each partner of such partnership, (d) with respect to any entity described in clause (a)(iv) of the definition of "Flow Through Entity," the owner of such entity, and (e) with respect to a trust described in clause (a)(v) of the definition of "Flow Through Entity," an owner thereof.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Event of Loss" means, with respect to any property or asset, (1) any loss, destruction or damage of such property or asset, (2) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset or (3) any settlement in lieu of clause (2) above.

        "Excess Cash Distribution Amount for Taxes" means the excess of (x) the aggregate actual cash distributions received by the Issuers or a Subsidiary from all Flow Through Entities that are not Subsidiaries during the period commencing with the Issue Date and continuing to and including the date on which a proposed Permitted Tax Distribution is to be made under clause (g) of the second sentence under "—Covenants—Limitations on Restricted Payments" over (y) the aggregate amount of such cash distributions described in the immediately preceding clause (x) that have already been taken into account for purposes of making (I) Permitted Tax Distributions previously made and which was attributable to a Flow Through Entity that was not a Subsidiary at the time such Permitted Tax Distribution was made plus (II) Restricted Payments permitted by clause (a) or (d) of clause (3) of the first sentence under "—Covenants—Limitations on Restricted Payments" (treating such cash distributions described in this clause (y)(II) as used to make a Restricted Payment during such period only to the extent that in such period, the total amount of Restricted Payments actually made during such period exceeded the excess of (m) the total amount of Restricted Payments permitted to be made in such period over (n) the amount of such cash distributions described in the immediately preceding clause (x) that were actually received by the Issuers or a Subsidiary during such period and that were not previously used to make a Permitted Tax Distribution.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Excluded Assets" means:

  (a)
  all Non-Operating Real Property;

  (b)
  assets securing FF&E Financing, Purchase Money Indebtedness or Capitalized Lease Obligations permitted to be incurred under the Senior Secured Note Indenture;

  (c)
  leasehold estates in real property existing on the Issue Date and any additional leasehold estates in real property acquired by the Issuers or the Subsidiaries after the Issue Date, unless the Trustee, as collateral agent (upon request of the Holders of a majority of the outstanding Senior Secured Notes), in its reasonable discretion requests that the Issuers provide the Trustee, as collateral agent, with a lien upon and security interest in such leasehold estate so that such leasehold estate shall become additional Senior Secured Note Collateral (and in the Senior Secured Note Collateral Agreements the Issuers will agree to notify the Trustee of the acquisition by it or any of the Subsidiaries of any leasehold estate in real property);

  (d)
  any leases, permits, licenses (including without limitation Gaming Licenses) or other contracts or agreements or other assets or property to the extent that a grant of a Lien thereon under the Senior Secured Note Collateral Agreements (i) is prohibited by law or would constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the grantor therein pursuant to the applicable law, or (ii) would require the consent of third parties and such consent has not been obtained after the Issuers have used commercially reasonable efforts to try to obtain such consent, or (iii) other than as a result of requiring a consent of third parties that has not been obtained, would result in a breach of the provisions thereof, or constitute a default under or result in a termination of, such lease, permit, license, contract or agreement (other than to the extent that any such provisions thereof would be rendered ineffective pursuant to Section 9-406, 9-407 or 9-408 of the UCC or any other applicable law); provided, that, immediately upon the uneffectiveness, lapse or termination of such prohibition, the provisions that would be so breached or such breach, default or termination or immediately upon the obtaining of any such consent, the Excluded Assets shall not include, and the Issuers or the applicable Guarantor, as the case may be, shall be deemed to have granted a security interest in, all such leases, permits, licenses, other contracts and agreements and such other assets and property as if such prohibition, the provisions that would be so breached or such breach, default or termination had never been in effect and as if such consent had not been required;

  (e)
  cash and Cash Equivalents to the extent that a Lien thereon may not be perfected through the filing of a UCC financing statement or that, after the Issuers have used commercially reasonable efforts, the Issuers are unable to cause the Trustee to obtain "control" (as defined in the UCC) for the benefit of the Holders; and

  (f)
  any Capital Stock of an Excluded Foreign Subsidiary, if any, other than a pledge of 65% of the Voting Equity Interests of such Excluded Foreign Subsidiary held directly by the Issuers or any domestic Subsidiary, 100% of the nonvoting Equity Interests of such Excluded Foreign Subsidiary held directly by the Issuers or any domestic Subsidiary and 100% of any intercompany Indebtedness owed by such Excluded Foreign Subsidiary to any of the Issuers or any of the Guarantors.

        "Excluded Foreign Subsidiary" means any Foreign Subsidiary that is either (i) treated for United States federal tax purposes as a corporation or (ii) any entity owned directly or indirectly by another Foreign Subsidiary that is treated for United States federal tax purposes as a corporation.

        "Exempted Affiliate Transaction" means:

  (a)
  reasonable and customary compensation arrangements provided for the benefit of, any director, officer or employee of the Issuers or any Subsidiary, in each case entered into in the ordinary course of business and for services provided to the Issuer or such Subsidiary, respectively, as determined in good faith by the Board of Directors of the applicable Issuer,

  (b)
  dividends permitted under the terms of the covenant "—Limitation on Restricted Payments" above and payable, in form and amount, on a pro rata basis to all holders of the Issuers' common stock or common membership interests, as the case may be,

  (c)
  transactions solely between or among the Issuers and any of the Consolidated Subsidiaries that are Guarantors or solely among the Consolidated Subsidiaries that are Guarantors, and

  (d)
  payment of management fees permitted by clause (f) of the second paragraph of the covenant "—Limitation on Restricted Payments" above.

        "Existing Indebtedness" means the Indebtedness of the Issuers and the Subsidiaries (other than Indebtedness under the Credit Agreement, the Senior Subordinated Notes and the Senior Subordinated Note Guarantees) in existence on the Issue Date (after giving effect to the transactions contemplated hereby), reduced to the extent such amounts are repaid, refinanced or retired.

        "Existing Stockholders" means (i) Robert R. Black, Sr., (ii) any trust, corporation, partnership or other entity controlled by Robert R. Black, Sr. and members of the immediate family of Robert R. Black, Sr. or (iii) any partnership the sole general partners of which consist solely of Robert R. Black, Sr., any entity referred to in clause (ii) above and members of the immediate family of Robert R. Black, Sr.

        "FF&E" means furniture, fixtures and equipment (including Gaming Equipment) acquired by the Issuers and the Subsidiaries in the ordinary course of business for use in the Issuers' or the Subsidiaries' business operations.

        "FF&E Financing" means Indebtedness, the proceeds of which are used solely by the Issuers and the Subsidiaries (and concurrently with the incurrence of such Indebtedness) to acquire or lease or improve or refinance, respectively, FF&E; provided, that (x) the principal amount of such FF&E Financing does not exceed the cost (including sales and excise taxes, installation and delivery charges, capitalized interest and other direct fees, costs and expenses) of the FF&E purchased or leased with the proceeds thereof or the cost of such improvements, as the case may be, and (y) such FF&E Financing is secured only by the assets so financed and assets which, immediately prior to the incurrence of such FF&E Financing, secured other Indebtedness of the Issuers and the Subsidiaries (to the extent such other

Indebtedness and the Liens securing such other Indebtedness are permitted under the Senior Secured Note Indenture) to the lender of such FF&E Financing.

        "Flow Through Entity" means an entity that (a) for United States federal income tax purposes constitutes (i) an "S corporation" (as defined in section 1361(a) of the Code), (ii) a "qualified subchapter S subsidiary" (as defined in section 1361(b)(3)(B) of the Code), (iii) a "partnership" (within the meaning of section 7701(a)(2) of the Code) other than a "publicly traded partnership" (as defined in section 7704 of the Code), (iv) an entity that is disregarded as an entity separate from its owner under the Code, the Treasury regulations or any published administrative guidance of the Internal Revenue Service, or (v) a trust, the income of which is includible in the taxable income of the grantor or another person under sections 671 through 679 of the Code (the entities described in the immediately preceding clauses (i), (ii), (iii), (iv) and (v), a "Federal Flow Through Entity") and (b) for state and local jurisdictions in respect of which Permitted Tax Distributions are being made, is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Federal Flow Through Entity.

        "Foreign Subsidiary" means any Subsidiary which (i) is not organized under the laws of the United States, any state thereof or the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

        "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect from time to time.

        "Gaming Authorities" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether now or hereafter existing, or any officer or official thereof, including, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the City of Mesquite and any other agency, in each case, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Issuers or any of the Subsidiaries.

        "Gaming Equipment" means slot machines, video poker machines, and all other gaming equipment and related signage, accessories and peripheral equipment.

        "Gaming FF&E Financing" means FF&E Financing, the proceeds of which are used solely by the Issuers and the Subsidiaries to acquire or lease FF&E that constitutes Gaming Equipment.

        "Gaming Licenses" means every material license, material franchise, material registration, material qualification, findings of suitability or other material approval or authorization required to own, lease, operate or otherwise conduct or manage gaming activities in any state or jurisdiction in which the Issuers or any of the Subsidiaries conducts business (including, without limitation, all such licenses granted by the Gaming Authorities), and all applicable liquor and tobacco licenses.

        "Guarantees" means, together, the Senior Secured Note Guarantees and the Senior Subordinated Note Guarantees (as defined under "Description of Senior Subordinated Notes—Certain Definitions").

        "Guarantor" means each of the present and future Subsidiaries that at the time are guarantors of the Senior Secured Notes in accordance with the Senior Secured Note Indenture.

        "Holder" means the Person in whose name a Senior Secured Note is registered in the register of the Senior Secured Notes.

        "Indebtedness" of any specified Person means, without duplication,

  (a)
  all liabilities and obligations, contingent or otherwise, of such specified Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such specified Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such specified Person or only to a portion thereof), (2) evidenced by bonds, notes, debentures or similar instruments, (3) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 60 days past their original due date) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

  (b)
  all liabilities and obligations, contingent or otherwise, of such specified Person (1) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (2) relating to any Capitalized Lease Obligation, or (3) evidenced by a letter of credit or a reimbursement obligation of such specified Person with respect to any letter of credit;

  (c)
  all net obligations of such specified Person under Interest Swap and Hedging Obligations;

  (d)
  all liabilities and obligations of others of the kind described in any of the preceding clauses (a), (b) and (c) that such specified Person has guaranteed or provided credit support or that are otherwise its legal liability or that are secured by any assets or property of such specified Person;

  (e)
  any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and

  (f)
  all Disqualified Capital Stock of such specified Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price, including accrued and unpaid dividends).

        For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Senior Secured Note Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in reasonable good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

        The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence, and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        "Indentures" mean, together, the Senior Secured Note Indenture and the Senior Subordinated Note Indenture.

        "Initial Public Offering" means an initial underwritten public offering of (a) the Issuers' common stock or (b) common stock of a holding company that wholly owns each of the Issuers, in each case for cash pursuant to an effective registration statement under the Securities Act following which the Issuers' or such holding company's, as the case may be, common stock is listed on a national securities exchange or quoted on the national market system of the Nasdaq Stock Market, Inc.

        "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

        "Investment" by any specified Person in any other Person (including an Affiliate) means (without duplication):

  (a)
  the acquisition (whether by purchase, merger, consolidation or otherwise) by such specified Person (whether for cash, property, services, securities or otherwise) of Equity Interests, Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition;

  (b)
  the making by such specified Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business);

  (c)
  other than guarantees of the Issuers' Indebtedness or the Indebtedness of any Guarantor to the extent permitted by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," the entering into by such specified Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person;

  (d)
  the making of any capital contribution by such specified Person to such other Person; and

  (e)
  Investments described in the immediately following paragraph.

        The Issuers shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary of the Issuers (or, if neither the Issuers nor any of the Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Issuers or a Subsidiary shall be deemed an Investment valued at its fair market value at the time of such transfer. The Issuers or any of the Subsidiaries shall be deemed to have made an Investment in a Person that is or was a Subsidiary or a Guarantor if, upon the issuance, sale or other disposition of any portion of the Issuers' or any of the Subsidiary's ownership in the Capital Stock of such Person, such Person ceases to be a Subsidiary or Guarantor, as applicable. The fair market value of each Investment shall be measured at the time made or returned, as applicable.

        "Issue Date" means the date of first issuance of the Senior Secured Notes under the Senior Secured Note Indenture.

        "Land Behind Mesquite Star" means the unimproved real property consisting of approximately 24.45 acres, which is owned in fee by Virgin River and is located to the southwest and west of the Virgin River Convention Center, formerly known as the "Mesquite Star Hotel & Casino."

        "Lien" means, with respect to any asset, any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, real or personal, movable or immovable, now owned or hereafter acquired.

        "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

        "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received (a) by the Issuers in the case of a sale of Qualified Capital Stock and (b) by the Issuers and the Subsidiaries in respect of an Asset Sale or an Event of Loss (including, in the case of an Event of Loss, the insurance proceeds, but excluding any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it),

  (1)
  plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Issuers that were issued for cash after the Issue Date, the amount of cash originally received by the Issuers upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt),

  (2)
  less, in each case, the sum of all payments, fees and commissions and reasonable and customary expenses (including, without limitation, legal counsel, accounting and investment banking fees and expenses but excluding costs and expenses payable to an Affiliate of the Issuers) incurred in connection with such Asset Sale or sale of Qualified Capital Stock or Event of Loss, and

  (3)
  less, in the case of an Asset Sale or Event of Loss only, the sum of (i) the amount (estimated reasonably and in good faith by the Issuers) of income, franchise, sales and other applicable taxes required to be paid by the Issuers or any of the Subsidiaries in connection with such Asset Sale or Event of Loss in the taxable year that such sale is consummated or such loss is incurred or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes, plus (ii) the amount of the marginal increase, if any, of the Permitted Tax Distribution directly attributable to such Asset Sale.

        "Non-Operating Real Property" means: (a) the land-based facilities and related amenities comprising the Oasis Recreational Facility, including without limitation all leased property related thereto; and (b) all owned real property and leasehold interests in the Land Behind Mesquite Star, the Ella Kay Land and the Truck Parking and all additions and improvements to such real property.

        "Notes" means, together, the Senior Secured Notes and the Senior Subordinated Notes.

        "Oasis Recreational Facility" means the improved real property consisting of approximately 349.51 acres, which is owned in fee by Oasis Recreational Properties, Inc. and is located to the east of the Palms Golf Course. We operate a gun club and lease a riding facility and motocross to third parties on the Oasis Recreational Facility.

        "Obligation" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities and obligations payable under the documentation governing any Indebtedness, including, without limitation, interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable instrument governing or evidencing such Indebtedness and including, with respect to the Registration Rights Agreement, Liquidated Damages, if any.

        "Officers' Certificate" means the officers' certificate to be delivered upon the occurrence of certain events as set forth in the Senior Secured Note Indenture.

        "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to any of the Issuers, any Subsidiary or the Trustee.

        "Permitted C-Corp Conversion" means a transaction resulting in an Issuer becoming subject to tax under the Code as a corporation (a "C Corporation"); provided, that:

  (1)
  the C Corporation resulting from such transaction, if a successor to such Issuer, (a) is a corporation, limited liability company or other entity organized and existing under the laws of any state of the United States or the District of Columbia, (b) assumes all of the obligations of such Issuer under the Senior Secured Notes, the Senior Secured Note Collateral Agreements and the Senior Secured Note Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee and (c) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Issuer immediately preceding the transaction;

  (2)
  after giving effect to such transaction no Default or Event of Default exists;

  (3)
  prior to the consummation of such transaction, such Issuer shall have delivered to the Trustee (a) an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the holders of the outstanding Senior Secured Notes will not recognize income gain or loss for United States federal income tax purposes as a result of such Permitted C-Corp Conversion and will be subject to United States federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such Permitted C-Corp Conversion had not occurred and (b) an Officers' Certificate as to compliance with all of the conditions set forth in paragraphs (1), (2) and (3)(a) above; and

  (4)
  such transaction would not (a) result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment or (b) require any holder or beneficial owner of Senior Secured Notes to obtain a Gaming License or be qualified or found suitable under any applicable gaming laws.

        "Permitted Indebtedness" means:

  (a)
  Indebtedness evidenced by the Senior Secured Notes and the Senior Secured Note Guarantees issued pursuant to the Senior Secured Note Indenture up to the amounts being issued on the original Issue Date less any amounts repaid or retired;

  (b)
  Indebtedness evidenced by the Senior Subordinated Notes and the Senior Subordinated Note Guarantees issued pursuant to the Senior Subordinated Note Indenture up to the amounts being issued on the original Issue Date less any amounts repaid or retired;

  (c)
  Permitted Refinancing Indebtedness with respect to any Indebtedness (including Disqualified Capital Stock) described in clause (a) or (b) or incurred pursuant to the Debt Incurrence Ratio test of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or which was refinanced pursuant to this clause (c);

  (d)
  FF&E Financing and Indebtedness represented by Capital Lease Obligations, mortgage financings or other Purchase Money Obligations; provided, that (1) no Indebtedness incurred under the notes is utilized for the purchase or lease of assets financed with such FF&E Financing or such other Indebtedness, and (2) the aggregate principal amount of such Indebtedness (including any Permitted Refinancing Indebtedness and any other Indebtedness incurred to repay, redeem, discharge, retire, defease, refund, refinance or replace any Indebtedness incurred pursuant to this clause (d)) outstanding at any time pursuant to this clause (d), other than any Gaming FF&E Financing, does not exceed $2.5 million;

  (e)
  (i) Indebtedness incurred by any Issuer that is owed to (borrowed from) any Guarantor, provided, that (x) such Indebtedness shall be unsecured and contractually subordinated in all respects to such Issuer's obligations pursuant to the notes and (y) any event that causes such Guarantor no longer to be a Guarantor (including by designation as an Unrestricted Subsidiary) shall be deemed to be a new incurrence by such Issuer of such Indebtedness and any guarantor thereof subject to the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Stock,"

  (ii)
  Indebtedness incurred by any Guarantor that is owed to (borrowed from) any other Guarantor or any Issuer, provided, that (x) such Indebtedness shall be unsecured and contractually subordinated in all respects to such Guarantor's obligations pursuant to such Guarantor's Guarantee and (y) any event that causes the Guarantor lender no longer to be a Guarantor (including a designation as an Unrestricted Subsidiary) shall be deemed to be a new incurrence by such Guarantor borrower of such Indebtedness and any guarantor thereof subject to the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Stock," and

  (iii)
  Indebtedness incurred by any Subsidiary (other than a Guarantor) and owed to (borrowed from) any Issuer, any Guarantor or any other Subsidiary; provided, that (x) such Indebtedness shall be unsecured and contractually subordinated in all respects to such Issuer's obligations pursuant to the notes and such Guarantor's obligations pursuant to such Guarantor's Guarantee, as applicable, (y) any event that causes the Subsidiary borrower or the Subsidiary or Guarantor lender to no longer be a Subsidiary (including a designation as an Unrestricted Subsidiary), shall be deemed to be a new incurrence of such Indebtedness subject to the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Stock," and (z) the Investment in the form of the loan is a "Permitted Investment" (other than pursuant to clause (c) of the definition thereof) or is otherwise not prohibited at the time of incurrence by the covenant "Limitation on Restricted Payments;"

  (f)
  Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money or other Indebtedness), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Issuers' industry;

  (g)
  Interest Swap and Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the Senior Secured Note Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness or other obligations to which such Interest Swap and Hedging Obligation relates;

  (h)
  Indebtedness incurred solely to finance the premium of the Issuers' and the Subsidiaries' general liability insurance in an aggregate principal amount at any time outstanding pursuant to this clause (h) not to exceed $1.0 million;

  (i)
  Indebtedness in an aggregate principal amount at any time outstanding pursuant to this clause (i) not to exceed $1.0 million, which Indebtedness is secured solely by the contracts between the Issuers and the Subsidiaries and the owners of timeshare interests in the timeshare units of the Issuers and the Subsidiaries;

  (j)
  Indebtedness not otherwise permitted by clauses (a) through (i) above in an aggregate principal amount (or accreted value, as applicable) at any time outstanding pursuant to this clause (j), including all Permitted Refinancing Indebtedness incurred to repay, redeem, discharge, retire, defease, refund, refinance or replace any Indebtedness incurred pursuant to this clause (j), not to exceed $1.0 million; and

  (k)
  Existing Indebtedness.

        "Permitted Investment" means:

  (a)
  any Investment in any of the Senior Secured Notes or the Senior Secured Note Guarantees;

  (b)
  any Investment in cash or Cash Equivalents;

  (c)
  intercompany notes to the extent permitted under clause (i) or (ii) of clause (e) of the definition of "Permitted Indebtedness;"

  (d)
  any Investment by the Issuers or any Guarantor in a Person in a Related Business if as a result of such Investment such Person becomes a Guarantor or such Person is merged with or into the Issuers or a Guarantor;

  (e)
  Investments in existence on the Issue Date;

  (f)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described under "Offers to Purchase the Senior Secured Notes—Limitation on Sale of Assets and Subsidiary Stock;"

  (g)
  credit extensions to gaming customers in the ordinary course of business, consistent with industry practice; and

  (h)
  loans or advances to employees of the Issuers and the Subsidiaries made in the ordinary course of business in an aggregate amount not to exceed $500,000 at any one time outstanding.

        "Permitted Liens" means:

  (a)
  Liens existing on the Issue Date;

  (b)
  Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings,

    if adequate reserves with respect thereto are maintained on the Issuers' books in accordance with GAAP;

  (c)
  statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (1) the underlying obligations are not overdue for a period of more than 30 days, or (2) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the Issuers' books in accordance with GAAP;

  (d)
  Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

  (e)
  easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business consistent with industry practices which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Issuers or any of the Subsidiaries) or interfere with the ordinary conduct of the business of the Issuers or any of the Subsidiaries;

  (f)
  pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

  (g)
  Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Issuers or a Subsidiary or any Lien securing Indebtedness incurred in connection with an Acquisition, provided, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

  (h)
  Liens that secure FF&E Financing, Purchase Money Indebtedness or Capitalized Lease Obligations permitted to be incurred pursuant to clause (d) of the definition of "Permitted Indebtedness;" provided such Liens do not extend to or cover any property or assets other than those being acquired, leased or developed with the proceeds of such Indebtedness;

  (i)
  leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Issuers or any of the Subsidiaries or materially detracting from the value of the relative assets of the Issuers or any Subsidiary;

  (j)
  Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuers or any of the Subsidiaries in the ordinary course of business;

  (k)
  Liens securing Permitted Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Senior Secured Notes than the terms of the Liens securing such refinanced Indebtedness, provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced;

  (l)
  Liens securing Indebtedness incurred under the Credit Agreement pursuant to the Credit Facility Basket;

  (m)
  Liens securing the Senior Secured Notes and the Senior Secured Note Guarantees; and

  (n)
  Liens in favor of the Issuers or any Guarantor, which are assigned to the Trustee to secure the payment of the Senior Secured Notes or a Senior Secured Note Guarantee, as applicable.

        "Permitted Refinancing Indebtedness" means Indebtedness (including Disqualified Capital Stock):

  (a)
  issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or

  (b)
  constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"),

  any Indebtedness (including Disqualified Capital Stock) in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing) the lesser of (1) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness (including Disqualified Capital Stock) so Refinanced and (2) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing;

        provided, that:

  (A)
  such Permitted Refinancing Indebtedness shall only be used to refinance outstanding Indebtedness (including Disqualified Capital Stock) of such Person issuing such Permitted Refinancing Indebtedness,

  (B)
  such Permitted Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness (including Disqualified Capital Stock) to be so refinanced at the time of such Refinancing and (y) in all respects, be no less contractually subordinated or junior, if applicable, to the rights of Holders of the Senior Secured Notes than was the Indebtedness (including Disqualified Capital Stock) to be refinanced,

  (C)
  such Permitted Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness (including Disqualified Capital Stock) to be so refinanced or, if sooner, 91 days after the Stated Maturity of the Senior Secured Notes, and

  (D)
  such Permitted Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the Senior Secured Notes than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

        "Permitted Tax Distributions" in respect of an Issuer means, with respect to any taxable year or portion thereof in which such Issuer is a Flow Through Entity, the sum of: (i) the product of (a) the excess of (1) all items of taxable income or gain (other than capital gain) of such Issuer for such year or portion thereof over (2) all items of taxable deduction or loss (other than capital loss) of such Issuer for such year or portion thereof and (b) the Applicable Income Tax Rate, plus (ii) the product of (a) the net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss), if any, of such Issuer for such year or portion thereof and (b) the Applicable Capital Gain Tax Rate, plus (iii) the product of (a) the net short-term capital gain (i.e., the excess of net short-term capital gain over net long-term capital loss), if any, of such Issuer for such year or portion thereof and (b) the Applicable Income Tax Rate, minus (iv) the aggregate Tax Loss Benefit Amount for such Issuer for such year or portion thereof; provided, that in no event shall the Applicable Income Tax Rate or the Applicable Capital Gain Tax Rate exceed the greater of (i) the highest aggregate applicable effective marginal rate of United States federal, state, and local income tax to which a corporation doing business in the State of Nevada would be subject to in the relevant year of determination (as certified to the Trustee by a nationally recognized tax accounting firm) plus 5% and (ii) 60%. For purposes of calculating the amount of the Permitted Tax Distributions the items of taxable income, gain, deduction or loss (including capital gain or loss) of any Flow Through Entity of which such Issuer is treated for United States federal income tax purposes as a member (but only for periods for which such Flow Through Entity is treated as a Flow Through Entity), which items of income, gain, deduction or loss are allocated to or otherwise treated as items of income, gain, deduction or loss of such Issuer for United States federal income tax purposes, shall be included in determining the taxable income, gain, deduction or loss (including capital gain or loss) of such Issuer.

        Estimated tax distributions may be made within thirty days following March 15, May 15, August 15, and December 15 based upon an estimate of the excess of (x) the tax distributions that would be payable for the period beginning on January 1 of such year and ending on March 31, May 31, August 31, and December 31 if such period were a taxable year (computed as provided above) over (y) distributions attributable to all prior periods during such taxable year.

        The amount of the Permitted Tax Distribution for a taxable year shall be re-computed promptly after (i) the filing by such Issuer and each subsidiary of such Issuer that is treated as a Flow Through Entity of their respective annual income tax returns and (ii) a United States federal or state taxing authority finally determines that the amount of the items of taxable income, gain, deduction, or loss of such Issuer or any such subsidiary that is treated as a Flow Through Entity for such taxable year or the aggregate Tax Loss Benefit Amount carried forward to such taxable year should be adjusted (each of clauses (i) and (ii) a "Tax Calculation Event"). To the extent that the Permitted Tax Distributions previously distributed in respect of any taxable year are either greater than (a "Tax Distribution Overage") or less than (a "Tax Distribution Shortfall") the Permitted Tax Distributions with respect to such taxable year, as determined by reference to the computation of the amount of the items of income, gain, deduction, or loss of such Issuer and each such subsidiary in connection with a Tax Calculation Event, the amount of the estimated Permitted Tax Distributions that may be made on the estimated tax distribution date immediately following such Tax Calculation Event shall be reduced or increased as appropriate to the extent of the Tax Distribution Overage or the Tax Distribution Shortfall. To the extent that a Tax Distribution Overage remains after the estimated tax distribution date immediately following such Tax Calculation Event, the amount of the estimated Permitted Tax Distribution that may be made on the subsequent estimated tax distribution date shall be reduced to the extent of such Tax Distribution Overage.

        Prior to making any Permitted Tax Distributions, such Issuer shall require each Equity Holder to agree that promptly after the second estimated tax distribution date following a Tax Calculation Event, such Equity Holder shall reimburse such Issuer to the extent of its pro rata share (based on the portion of Permitted Tax Distributions distributed to such Equity Holder for the taxable year) of any remaining Tax Distribution Overage.

        "Person" or "person" means any individual, corporation, limited liability company, joint stock company, joint venture, partnership, limited liability partnership, association, unincorporated organization, trust, governmental regulatory entity, country, state, agency or political subdivision thereof, municipality, county, parish or other entity.

        "Preferred Stock" means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

        "Pro Forma" or "pro forma" shall have the meaning set forth in Regulation S-X under the Securities Act, unless otherwise specifically stated herein.

        "Purchase Money Indebtedness" of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease), construction, installation or improvement of any after acquired real or personal tangible property which, in the reasonable good faith judgment of the applicable Issuer's Board of Directors, is directly related to a Related Business of the Issuers or any of the Subsidiaries and which is incurred concurrently with such acquisition, construction, installation or improvement and is secured only by the assets so financed.

        "Qualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person that is not Disqualified Capital Stock.

        "Qualified Equity Offering" means an underwritten public offering for cash pursuant to a registration statement filed with the SEC in accordance with the Securities Act of (a) Qualified Capital Stock of the Issuers or (b) Qualified Capital Stock of a holding company that wholly owns each of the Issuers; provided that in the case of this clause (b), such holding company contributes to the capital of the Issuers the portion of the net cash proceeds of such offering necessary to pay the aggregate redemption price, together with accrued and unpaid interest (and Liquidated Damages, if any) thereon to the Redemption Date, of the Senior Secured Notes to be redeemed pursuant to the provisions described in the third paragraph under "—Redemption of the Senior Secured Notes—Optional Redemption."

        "Qualified Exchange" means:

  (1)
  any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock, or Indebtedness of the Issuers issued on or after the Issue Date with the Net Cash Proceeds received by the Issuers from the substantially concurrent sale of its Qualified Capital Stock (other than to a Subsidiary); or

  (2)
  any issuance of Qualified Capital Stock of the Issuers in exchange for any Capital Stock or Indebtedness of the Issuers issued on or after the Issue Date.

        "Recourse Indebtedness" means Indebtedness (a) as to which the Issuers or one of the Subsidiaries (1) provides credit support of any kind (including any undertaking, guarantee agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable (as a guarantor or otherwise), or (3) constitutes the lender, or (b) a default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) a holder of any other Indebtedness of the Issuers or any of the Subsidiaries (other than the Senior Secured Notes and Senior Secured Note Guarantees) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

        "Reference Period" with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Senior Secured Notes or the Senior Secured Note Indenture.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Issuers and the other parties named on the signature pages thereof, and any substantially identical registration rights agreement with respect to any Additional Senior Secured Notes, as such agreement may be amended, modified or supplemented from time to time.

        "Related Business" means the business conducted (or proposed to be conducted) by the Issuers and the Subsidiaries as of the Issue Date and any and all businesses that in the reasonable good faith judgment of the applicable Issuer's Board of Directors are materially related businesses.

        "Restricted Investment" means, in one or a series of related transactions, any Investment, other than a Permitted Investment.

        "Restricted Payment" means, with respect to any Person:

  (a)
  the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person,

  (b)
  any payment (except to the extent with Qualified Capital Stock) on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person,

  (c)
  other than with the proceeds from the substantially concurrent sale of, or in exchange for, Permitted Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and

  (d)
  any Restricted Investment by such Person;

provided, however, that the term "Restricted Payment" does not include (1) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer, or (2) any dividend, distribution or other payment to the Issuers, or to any of the Guarantors, by the Issuers or any of the Subsidiaries and any Investment in any Guarantor by the Issuers or any Subsidiary.

        "Senior Secured Note Collateral" means all assets and other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations is granted or purported to be granted under any Senior Secured Note Collateral Agreement.

        "Senior Subordinated Note Guarantees" means the guarantees by the Guarantors of the Issuers' obligations under the Senior Subordinated Notes in accordance with the Senior Subordinated Note Indenture.

        "Senior Subordinated Note Indenture" means the indenture, dated as of the Issue Date, among the Issuers, the Guarantors and the Trustee, governing the Senior Subordinated Notes.

        "Senior Subordinated Notes" means the 12.750% Senior Subordinated Discount Notes due 2013 issued by the Issuers.

        "Significant Subsidiary" shall have the meaning set forth in Regulation S-X under the Securities Act, as in effect on the Issue Date.

        "Stated Maturity," when used with respect to any Senior Secured Note, means January 15, 2012.

        "Subordinated Indebtedness" means the Senior Subordinated Notes and the Senior Subordinated Note Guarantees and any other Indebtedness of the Issuers or a Guarantor that is contractually subordinated to the Senior Secured Notes or such Senior Secured Note Guarantee, as applicable, in any respect.

        "subsidiary," with respect to any Person, means (1) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, and (2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest. Unless the context requires otherwise, "subsidiary," with respect to any Person, means each direct and indirect subsidiary of such Person.

        "Subsidiary" means any subsidiary of any of the Issuers that is not an Unrestricted Subsidiary.

        "Tax Loss Benefit Amount" means with respect to any taxable year or portion thereof, the amount by which the Permitted Tax Distributions would be reduced were a net operating loss or net capital loss from a prior taxable year of an Issuer ending subsequent to the Issue Date carried forward to the applicable taxable year or portion thereof; provided, that for such purpose the amount of any such net operating loss or net capital loss shall be used only once and in each case the unused portion of such loss shall be carried forward to the next succeeding taxable year until so used. For purposes of calculating the Tax Loss Benefit Amount, the proportionate part of the items of taxable income, gain, deduction, or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity for a taxable year or portion thereof of such Subsidiary ending subsequent to the Issue Date shall be included in determining the amount of net operating loss or net capital loss of such Issuer.

        "Truck Parking" means the improved real property consisting of approximately 4.61 acres (7.73 acres at such time as the truck parking land owned by Rock Springs is deeded to Virgin River Casino Corporation, which is scheduled to occur before the Issue Date) on which truck parking for Virgin River is located. The Truck Parking is owned in fee by Virgin River and is situated to the east of the Virgin River Casino.

        "Unrestricted Subsidiary" means:

  (1)
  any subsidiary of the Issuers that, at or prior to the time of determination, shall have been designated by the applicable Issuer's Board of Directors as an Unrestricted Subsidiary; provided, that such subsidiary at the time of such designation (a) has no Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Issuers or any Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuers or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuers; (c) is a Person with respect to which neither the Issuers nor any of the Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) does not directly, indirectly or beneficially own any Equity Interests of, or Subordinated Indebtedness of, or own or hold any Lien on any property of, the Issuers or any other Subsidiary, and

  (2)
  any subsidiary of an Unrestricted Subsidiary.

        Any Issuer's Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (1) no Default or Event of Default is existing or will occur as a consequence thereof and (2) immediately after giving effect to such designation, on a pro forma basis, the Issuers could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of the covenant "—Limitation on

Incurrence of Additional Indebtedness and Disqualified Capital Stock." Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

        "Voting Equity Interests" means Equity Interests which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

        "Wholly Owned Subsidiary" means a Subsidiary all the Equity Interests of which (other than directors' qualifying shares) are owned by the Issuers or one or more Wholly Owned Subsidiaries or a combination thereof.

DESCRIPTION OF SENIOR SUBORDINATED NOTES

        The old senior subordinated notes were, and the new senior subordinated notes will be, issued under an indenture, dated as of the Issue Date (the "Senior Subordinated Note Indenture"), among the Issuers, the Guarantors and The Bank of New York Trust Company, N.A., as trustee (the "Trustee"). The old senior subordinated notes and the new senior subordinated notes are together referred to as the "Senior Subordinated Notes." The terms of the Senior Subordinated Notes include those stated in the Senior Subordinated Note Indenture and those made a part of the Senior Subordinated Note Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The Description of Notes, this Description of Senior Subordinated Notes and the sections "Registration Rights; Liquidated Damages" and "Book Entry Procedures, Delivery, Form, Transfer and Exchange" summarize certain provisions of the Senior Subordinated Note Indenture and the Registration Rights Agreement. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Senior Subordinated Note Indenture, the Registration Rights Agreement and terms made a part of the Senior Subordinated Note Indenture by reference to the Trust Indenture Act. The Issuers urge you to read the Senior Subordinated Note Indenture, the Registration Rights Agreement and the Trust Indenture Act because they, and not this description, define your rights as a holder of Senior Subordinated Notes. Wherever particular provisions of the Senior Subordinated Note Indenture, the Registration Rights Agreement and the Trust Indenture Act are referred to in this Description of Senior Subordinated Notes or elsewhere in this prospectus, such provisions are incorporated by reference as part of the statements made, and such statements are qualified in their entirety by such reference. Copies of the Senior Subordinated Note Indenture and the Registration Rights Agreement are available from the Issuers as described below under the section of this prospectus entitled "Where You Can Find More Information."

        You can find the definitions of certain terms used in this Description of Senior Subordinated Notes under "Certain Definitions" and throughout the Description of Notes, this Description of Senior Subordinated Notes and the sections "Registration Rights; Liquidated Damages" and "Book Entry Procedures, Delivery, Form, Transfer and Exchange."

Brief Description of the Senior Subordinated Notes and the Senior Subordinated Note Guarantees

  The Senior Subordinated Notes

        The Senior Subordinated Notes are:

  •
  the Issuers' general obligations;

  •
  subordinated in right of payment to all of the Issuers' existing and future Senior Debt, including the Senior Secured Notes and borrowings under the Credit Agreement;

  •
  ranked pari passu in right of payment with all of the Issuers' future senior subordinated Indebtedness;

  •
  ranked senior in right of payment to all of the Issuers' future Subordinated Indebtedness; and

  •
  unconditionally guaranteed by the Guarantors on a senior subordinated unsecured basis.

        The Senior Subordinated Notes were and will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples of $1,000.

        The term "Subsidiaries" as used in this Description of Senior Subordinated Notes does not include Unrestricted Subsidiaries. On the Issue Date, none of the Subsidiaries will be Unrestricted Subsidiaries. However, under the circumstances described below under "Certain Definitions—Unrestricted Subsidiaries," the Issuers will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants set forth in the Senior Subordinated Note Indenture.

  The Senior Subordinated Note Guarantees

        The Senior Subordinated Notes will be jointly and severally, irrevocably and unconditionally, guaranteed (the "Senior Subordinated Note Guarantees") on a senior subordinated unsecured basis by each of the Issuers' present and future Subsidiaries, as set forth under "—Guarantors" below (the "Guarantors"). On the Issue Date, the Issuers will not have any Foreign Subsidiaries.

        The Senior Subordinated Note Guarantees are:

  •
  the Guarantors' general obligations;

  •
  subordinated in right of payment to all of the Guarantors' existing and future Senior Debt, including the guarantees of the Senior Secured Notes and borrowings under the Credit Agreement;

  •
  ranked pari passu in right of payment with all of the Guarantors' future senior subordinated Indebtedness; and

  •
  ranked senior in right of payment to all of the Guarantors' future Subordinated Indebtedness.

        The obligations of each Guarantor under its Senior Subordinated Note Guarantee, however, are limited in a manner intended to avoid it being deemed a fraudulent conveyance under applicable law. For a discussion of some of the bankruptcy limitations and other risks related to the Senior Subordinated Note Guarantees, see "Risk Factors—Risks Related to this Offering and the Notes—Fraudulent Transfer."

Subordination

        As mentioned above, the Senior Subordinated Notes and the Senior Subordinated Note Guarantees are subordinated to the prior payment in full of all of the Issuers' and the Guarantors' Senior Debt, as applicable. This means that holders of Senior Debt must be paid in full before any amounts are paid to the Holders of the Senior Subordinated Notes in the event the Issuers or the Guarantors become bankrupt or are liquidated, and that holders of Designated Senior Debt can block payments to the Holders of the Senior Subordinated Notes in the event of a default by the Issuers on such Designated Senior Debt, all as more fully described below.

        As of December 31, 2004, after giving effect to the consummation of the Transactions and the termination of the lease agreement with MDW Mesquite, LLC, the Issuers had outstanding on a combined basis (i) an aggregate of approximately $127.3 million of Senior Debt, consisting of $125.0 million aggregate principal amount of the Senior Secured Notes, $1.7 million of equipment financing and $0.6 million of timeshare financing, all of which Indebtedness is secured, (ii) no Indebtedness that ranked equal in right of payment with the Senior Subordinated Notes and (iii) no Indebtedness that was subordinate in right of payment to the Senior Subordinated Notes.

  Subordination to Senior Debt

        Upon any distribution of the assets of any of the Issuers or any of the Guarantors upon any dissolution, winding up, total or partial liquidation or reorganization of such Issuer or Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

  (1)
  the holders of all of such Issuer's or such Guarantor's Senior Debt, as applicable, will first be entitled to receive payment in full in cash or Cash Equivalents (or have such payment duly provided for) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents before the Holders of the Senior Subordinated Notes are entitled to receive any payment on account of any Obligation in respect of the Senior Subordinated Notes, including the principal of or premium, if any, or interest (or Liquidated Damages, if any) on the notes, or on account of the redemption provisions of the Senior Subordinated Notes or any repurchases of Senior Subordinated Notes, in any such case, other than (i) payments made with Junior Securities, and (ii) payments made from the trusts described below under "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge;" and

  (2)
  any payment or distribution of such Issuer's or such Guarantor's assets of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the subordination provisions contained in the Senior Subordinated Note Indenture, will be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full (or have such payment duly provided for) on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

  Payment and Other Defaults on Designated Senior Debt

        The Issuers and the Guarantors may not, and will not permit any Subsidiary to, make payment (by set-off or otherwise), as applicable, on account of any Obligation in respect of the Senior Subordinated Notes, including the principal of, or premium, if any, or interest (or Liquidated Damages, if any) on the notes, or on account of the redemption provisions of the Senior Subordinated Notes or any repurchases of Senior Subordinated Notes, for cash or property (other than (i) payments made with Junior Securities, and (ii) payments made from the trusts described below under "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge"):

  (1)
  upon the maturity of any of Designated Senior Debt of the Issuers or such Guarantor by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on such Designated Senior Debt are first paid in full in cash or Cash Equivalents (or such payment is duly provided for) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents, or

  (2)
  in the event of default in the payment of any principal of, premium, if any, or interest on Designated Senior Debt of the Issuers or such Guarantor, as applicable, when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by acceleration, declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

        Upon (1) the happening of an event of default other than a Payment Default that permits the holders of Designated Senior Debt to declare such Designated Senior Debt to be due and payable and (2) written notice of such event of default given to the Issuers and the Trustee by any holder of Designated Senior Debt or such holder's representative (a "Payment Blockage Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of any Issuer or any Guarantor which is an obligor under such Designated Senior Debt on account of any Obligation in respect of the Senior Subordinated Notes, including the principal of or premium, if any, or interest (or Liquidated Damages, if any) on the notes, or on account of the redemption provisions of the Senior Subordinated Notes or any repurchases of Senior Subordinated Notes, in any such case, other than (i) payments made with Junior Securities, and (ii) payments made from the trusts described below under "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge."

        Notwithstanding the foregoing, unless the Designated Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Blockage Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Issuers and the Guarantors shall be required to pay all sums not previously paid to the Holders of the Senior Subordinated Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Senior Subordinated Notes.

        Any number of Payment Blockage Notices may be given; provided, however, that:

  (1)
  not more than one Payment Blockage Notice shall be given within a period of any 360 consecutive days, and

  (2)
  no non-payment default that existed upon the date of such Payment Blockage Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Designated Senior Debt) shall be made the basis for the commencement of any subsequent Payment Blockage Period unless such default has been cured or waived for a period of not less than 90 consecutive days.

        In the event that, notwithstanding the foregoing, any payment or distribution of any Issuer's or any Guarantor's assets (other than Junior Securities) shall be received by the Trustee or the Holders of Senior Subordinated Notes at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Debt in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

        No provision contained in the Senior Subordinated Note Indenture or the Senior Subordinated Notes affects the obligation of the Issuers or the Guarantors, which is absolute and unconditional, to pay, when due, principal of or premium, if any, and interest (and Liquidated Damages, if any) on the Senior Subordinated Notes. The subordination provisions of the Senior Subordinated Note Indenture and the Senior Subordinated Notes do not prevent the occurrence of any Default or Event of Default under the

Senior Subordinated Note Indenture or limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Senior Subordinated Notes.

        As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of the creditors of, or a marshalling of the assets and liabilities of, any of the Issuers or the Guarantors, Holders of the Senior Subordinated Notes may receive ratably less than other creditors.

Principal, Maturity and Interest; Additional Senior Subordinated Notes

        On the Issue Date, the Issuers issued Senior Subordinated Notes in an aggregate principal amount at maturity of $66.0 million (the "Initial Notes"). The Senior Subordinated Note Indenture provides, in addition to the $66.0 million aggregate principal amount at maturity of Initial Notes being issued on the Issue Date, for the issuance of additional Senior Subordinated Notes having identical terms and conditions to the Initial Notes (the "Additional Senior Subordinated Notes"), without the consent of Holders of previously issued Notes, subject to compliance with the terms of the Indentures, including the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock." Interest would accrue on the Additional Senior Subordinated Notes as set forth in such Additional Senior Subordinated Notes and in the Senior Subordinated Note Indenture. Any such Additional Senior Subordinated Notes would be issued on the same terms as the Initial Notes, would constitute part of the same series of securities as the Initial Notes, would vote together with the Initial Notes as one series on all matters with respect to the Senior Subordinated Notes and would have, for United States federal income tax purposes, an "issue price," as determined on the issue date of the Additional Senior Subordinated Notes, equal to the "adjusted issue price" of the Initial Notes as determined on such issue date. Except where stated otherwise, all references to Senior Subordinated Notes herein include the Additional Senior Subordinated Notes.

        The Senior Subordinated Notes will mature on January 15, 2013. The Senior Subordinated Notes are being issued at a discount in order to yield 12.750% per annum to maturity and will accrete to par by January 15, 2009.

        The Senior Subordinated Notes will bear interest at 12.750% per annum from the date of issuance or from the most recent date to which interest has been paid or provided for (the "Interest Payment Date"). Prior to January 15, 2009, non-cash interest will accrue on the Senior Subordinated Notes in the form of an increase in the accreted value. On and after July 15, 2009, interest will be payable in cash semi-annually in arrears on January 15 and July 15 of each year to the Persons in whose names such Senior Subordinated Notes are registered at the close of business on the January 1 or July 1 immediately preceding such Interest Payment Date (each, an "Interest Record Date"). Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Methods of Receiving Payments on the Senior Subordinated Notes

        Principal of and premium, if any, and cash interest (and Liquidated Damages, if any) on the Senior Subordinated Notes are payable, and the Senior Subordinated Notes may be presented for registration of transfer or exchange, at the Issuers' office or agency maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York. Except as set forth below, at the Issuers' option, payment of cash interest may be made by check mailed to the Holders at the addresses set forth upon the Issuers' registry books (or by wire transfer to the accounts specified by them). See "Book-Entry Procedures, Delivery, Form, Transfer and Exchange—Same Day Settlement and Payment." No service charge will be made for any registration of transfer or exchange of Senior Subordinated Notes, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by the Issuers, the Issuers' office or agency will be the corporate trust office of the Trustee presently located at the office of the Trustee in the Borough of Manhattan, The City of New York.

Redemption of the Senior Subordinated Notes

  Optional Redemption

        The Issuers do not have the right to redeem any Senior Subordinated Notes prior to January 15, 2009 (other than with the Net Cash Proceeds of a Qualified Equity Offering, as described below).

        At any time on or after January 15, 2009, the Issuers may redeem the Senior Subordinated Notes for cash at the Issuers' option, in whole or in part, at any time and from time to time, upon not less than 30 days nor more than 60 days notice to each Holder of Senior Subordinated Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing January 15 of the years indicated below, in each case together with accrued and unpaid interest (and Liquidated Damages, if any) thereon to the date of redemption of the Senior Subordinated Notes (the "Redemption Date"):

Year	Percentage
2009	106.375%
2010	103.188%
2011 and thereafter	100.000%

        At any time on or prior to January 15, 2008, upon a Qualified Equity Offering, up to 35% of the aggregate principal amount at maturity of the Senior Subordinated Notes originally issued pursuant to the Senior Subordinated Note Indenture may be redeemed at the Issuers' option within 90 days of such Qualified Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of Senior Subordinated Notes to be redeemed, with cash received by the Issuers from the Net Cash Proceeds of such Qualified Equity Offering, at a redemption price equal to 112.750% of the principal amount thereof, together with accrued and unpaid interest (and Liquidated Damages, if any) thereon to the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount at maturity of the Senior Subordinated Notes originally issued pursuant to the Senior Subordinated Note Indenture on the Issue Date remain outstanding.

        If the Redemption Date is on or after an Interest Record Date, and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Senior Subordinated Note is registered at the close of business on such Interest Record Date.

  Regulatory Redemption

        If any Gaming Authority requires that a Holder or beneficial owner of Senior Subordinated Notes must be licensed, qualified or found suitable under any applicable Gaming Law and such Holder or beneficial owner fails to apply for a license, qualification or a finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or such beneficial owner is not so licensed, qualified or found suitable, the Issuers shall have the right, at the Issuers' option, (1) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Senior Subordinated Notes within 30 days of receipt of notice of such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority or (2) to call for the redemption (a "Regulatory Redemption") of the

Senior Subordinated Notes of such Holder or beneficial owner at the principal amount thereof or, if required by such Gaming Authority, the lesser of (a) the price at which such Holder or beneficial owner acquired the Senior Subordinated Notes, and (b) the fair market value of such Senior Subordinated Notes on the date of redemption, together with, in either case, accrued and unpaid interest (and, if permitted by such Gaming Authority, Liquidated Damages) to the earlier of the date of redemption or such earlier date as may be required by such Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority. The Issuers shall notify the Trustee in writing of any such redemption as soon as practicable and the redemption price of each Senior Subordinated Note to be redeemed.

        The Holder or beneficial owner applying for a license, qualification or a finding of suitability must pay all costs of the licensure and investigation for such qualification or finding of suitability. Under the Senior Subordinated Note Indenture, the Issuers are not required to pay or reimburse any Holder of the Senior Subordinated Notes or beneficial owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure and investigation for such qualification or finding of suitability. Such expense will, therefore, be the obligation of such Holder or beneficial owner. See "Risk Factors—Risks Related to this Offering and the Notes—Required Regulatory Redemption."

  Mandatory Redemption

        The Senior Subordinated Notes do not have the benefit of any sinking fund and the Issuers are not required to make any mandatory redemption payments with respect to the Senior Subordinated Notes.

  Selection and Notice

        In the case of a partial redemption, the Trustee shall select the Senior Subordinated Notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The Senior Subordinated Notes may be redeemed in part in multiples of $1,000 only.

        Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Senior Subordinated Note to be redeemed to such Holder's last address as then shown in the registry books of the Issuers' registrar. Any notice which relates to a Senior Subordinated Note to be redeemed in part only must state the portion of the principal amount at maturity of such Senior Subordinated Note to be redeemed and must state that on and after the Redemption Date, upon surrender of such Senior Subordinated Note, a new Senior Subordinated Note or Senior Subordinated Notes in a principal amount at maturity equal to the unredeemed portion thereof will be issued. On and after the Redemption Date, interest (and Liquidated Damages, if any) will cease to accrue on the Senior Subordinated Notes or portions thereof called for redemption, unless the Issuers default in the payment thereof.

Offers to Repurchase the Senior Subordinated Notes

  Repurchase of Senior Subordinated Notes at the Option of the Holder Upon a Change of Control

        The Senior Subordinated Note Indenture provides that in the event that a Change of Control has occurred, each Holder of Senior Subordinated Notes will have the right, at such Holder's option, pursuant to an offer by the Issuers (subject only to conditions required by applicable law, if any) (the "Change of Control Offer"), to require the Issuers to repurchase all or any part of such Holder's Senior Subordinated Notes (provided, that the principal amount at maturity of such Senior Subordinated Notes must be $1,000 or an integral multiple thereof) at a cash price equal to 101% of the principal amount thereof (the

"Change of Control Purchase Price"), together with accrued and unpaid interest (and Liquidated Damages, if any) to the Change of Control Purchase Date (as defined below).

        In order to effect the Change of Control Offer, the Issuers shall, not later than the 30th day after the occurrence of the Change of Control, mail to each Holder of Senior Subordinated Notes notice of the Change of Control Offer (the "Change of Control Notice"), describing the transaction or transactions that constitute the Change of Control and offering to repurchase the notes on a date (the "Change of Control Purchase Date") that is no earlier than 30 days and no later than 60 days after the date that the Change of Control Notice is mailed, pursuant to the procedures required by the Senior Subordinated Note Indenture and described in the Change of Control Notice. On the Change of Control Purchase Date, to the extent lawful, the Issuers promptly shall purchase all Senior Subordinated Notes properly tendered in response to the Change of Control Offer.

        As used herein, a "Change of Control" means any of the following:

  (1)
  prior to consummation of an Initial Public Offering, the Existing Stockholders, in the aggregate, shall (A) cease to be entitled, by beneficial ownership of the Voting Equity Interests of the Issuers, contract or otherwise, to elect or designate for election a majority of the Board of Directors of each of the Issuers or (B) cease to beneficially own more than 50% of the aggregate voting power of the Voting Equity Interests of each of the Issuers, in each case, whether as a result of issuance of the securities of one or more Issuers, any merger, consolidation, liquidation or dissolution of one or more Issuers, any direct or indirect transfer of securities by the Existing Stockholders or otherwise;

  (2)
  after the consummation of an Initial Public Offering, (A) any "person" (including any group that is deemed to be a "person") (other than the Existing Stockholders) is or becomes the beneficial owner, directly or indirectly, of more than 35% of the aggregate voting power of the Voting Equity Interests of any of the Issuers, and (B) one or more of the Existing Stockholders beneficially own, directly or indirectly, in the aggregate, a lesser percentage of the aggregate voting power of the Voting Equity Interests of such Issuer than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such Issuer;

  (3)
  any of the Issuers adopts a plan of liquidation;

  (4)
  the Continuing Directors cease for any reason to constitute a majority of the Board of Directors then in office of any of the Issuers; or

  (5)
  any merger or consolidation of any of the Issuers with or into another person or the merger of another person with or into any of the Issuers, or the sale of all or substantially all of the assets (determined on a consolidated basis) of the Issuers to another person (other than, in all such cases, one or more of the Existing Stockholders) other than, with respect to this clause (5), a transaction in which the holders of securities that represented 100% of the aggregate voting power of such Issuer's Voting Equity Interests immediately prior to such transaction own directly or indirectly at least a majority of the aggregate voting power of the Voting Equity Interests of the surviving person in such merger or consolidation or the transferee of such assets immediately after such transaction or have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such transferee or surviving person.

        As used in this covenant, "Person" (including any group that is deemed to be a "Person") has the meaning given by Section 13(d) of the Exchange Act, whether or not applicable.

        On or before the Change of Control Purchase Date, the Issuers will:

  (1)
  accept for payment Senior Subordinated Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

  (2)
  deposit with the paying agent for the Issuers (the "Paying Agent") cash sufficient to pay the Change of Control Purchase Price together with accrued and unpaid interest (and Liquidated Damages, if any) to the Change of Control Purchase Date of all Senior Subordinated Notes so tendered, and

  (3)
  deliver to the Trustee the Senior Subordinated Notes so accepted together with an Officers' Certificate listing the Senior Subordinated Notes or portions thereof being purchased by the Issuers.

        The Paying Agent promptly will pay each Holder of Senior Subordinated Notes so accepted an amount equal to the Change of Control Purchase Price together with accrued and unpaid interest (and Liquidated Damages, if any) to the Change of Control Purchase Date and the Trustee promptly will authenticate and deliver to such Holders a new Senior Subordinated Note equal in principal amount at maturity to any unpurchased portion of the Senior Subordinated Note surrendered. Any Senior Subordinated Notes not so accepted will be delivered promptly by the Issuers to the Holder thereof. The Issuers publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

        The occurrence of the events constituting a Change of Control under the Senior Subordinated Note Indenture also will result in a right of repurchase by the holders of the Senior Secured Notes.

        Prior to complying with any of the provisions of this covenant, but in any event within 90 days following a Change of Control, the Issuers will be required either to repay all outstanding Senior Debt or to obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Senior Subordinated Notes required by this covenant.

        The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Senior Subordinated Note Indenture are applicable.

        The occurrence of the events constituting a Change of Control could result in an event of default under the Credit Agreement and under the Issuers' and the Issuers' subsidiaries' other debt instruments. Following such an event of default, the lenders under the Credit Agreement or such other debt instruments would have the right to require the immediate repayment of the indebtedness thereunder in full, and may have the right to require such repayment prior to the Change of Control Purchase Date on which the Issuers would be required to repurchase the Senior Subordinated Notes.

        The Credit Agreement also provides that the occurrence of a "change of control" (as defined in the Credit Agreement) constitutes an event of default under the Credit Agreement. The definition of "change of control" under the Credit Agreement is broader than that in the Senior Subordinated Note Indenture. Thus, the lenders under the Credit Agreement may be entitled to require repayment of the indebtedness thereunder due to events constituting a "change of control" (as defined therein) without such events constituting a Change of Control for purposes of the Senior Subordinated Note Indenture. However, such events may constitute an Event of Default under the Senior Subordinated Note Indenture.

        No assurances can be given that the Issuers will have funds available or otherwise will be able to purchase any Senior Subordinated Notes upon the occurrence of a Change of Control. The Credit

Agreement, the Senior Secured Note Indenture and the Issuers' and the Subsidiaries' other debt instruments may prohibit or restrict the Issuers from repurchasing any Senior Subordinated Notes. See "Risk Factors—Risks Related to this Offering and the Notes—Repurchase of Notes Upon Change of Control or Asset Sale."

        The provisions of the Senior Subordinated Note Indenture relating to a Change of Control in and of themselves may not afford Holders of the Senior Subordinated Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Issuers that may adversely affect Holders of the Senior Subordinated Notes if such transaction is not the type of transaction included within the definition of a Change of Control. A transaction involving the Issuers' management or the Issuers' affiliates likewise will result in a Change of Control only if it is the type of transaction specified by such definition. The existence of the foregoing provisions relating to a Change of Control may or may not deter a third party from seeking to acquire the Issuers in a transaction which constitutes a Change of Control and may or may not discourage or make more difficult the removal of incumbent management.

        The phrase "all or substantially all" of the Issuers' assets will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the Issuers' assets has occurred.

        Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Issuers' compliance or compliance by any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of the Issuers' or their obligations under such covenant.

        If the Change of Control Purchase Date is on or after an Interest Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Senior Subordinated Note is registered at the close of business on such Interest Record Date.

        The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Senior Subordinated Note Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Senior Subordinated Notes validly tendered and not withdrawn under such Change of Control Offer.

  Limitation on Sale of Assets and Subsidiary Stock

        The Senior Subordinated Note Indenture will provide that the Issuers will not and the Guarantors will not, and neither the Issuers nor the Guarantors will permit any of the Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of the Issuers' or their property, business or assets, including by merger or consolidation (in the case of a Guarantor or one of the Subsidiaries), and including any sale or other transfer or issuance of any Equity Interests of any of the Subsidiaries, whether by the Issuers or any of the Subsidiaries or through the issuance, sale or transfer of Equity Interests by any of the Subsidiaries and including any sale-leaseback transaction (any of the foregoing, an "Asset Sale"), unless:

  (1)
  at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents, and

  (2)
  the Board of Directors of the applicable Issuer determines in reasonable good faith that such Issuer or such Subsidiary will receive, as applicable, fair market value for such Asset Sale.

        For purposes of clause (1) of the preceding paragraph the following shall be deemed to constitute cash or Cash Equivalents: (a) the amount of any Indebtedness or other liabilities (other than Indebtedness or liabilities that are by their terms subordinated to the Senior Subordinated Notes and the Senior Subordinated Note Guarantees) of the Issuers or such Subsidiary that are assumed by the transferee of any such assets so long as the documents governing such liabilities provide that there is no further recourse to the Issuers or any of the Subsidiaries with respect to such liabilities and (b) fair market value of any marketable securities, currencies, notes or other obligations received by the Issuers or any such Subsidiary in exchange for any such assets that are converted into cash or Cash Equivalents within 30 days after the consummation of such Asset Sale, provided, that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received.

        Within 360 days following such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Amount"), if used, shall be:

  (a)
  (i) used to retire Purchase Money Indebtedness secured by the asset which was the subject of the Asset Sale, or (ii) used to retire and permanently reduce Indebtedness incurred under the Credit Agreement and other Senior Debt; provided, that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount; or

  (b)
  invested in assets and property (other than notes, bonds, obligations and securities, except in connection with the acquisition of a Person in a Related Business which immediately following such acquisition becomes a Guarantor) which in the reasonable good faith judgment of the applicable Issuer's Board of Directors will immediately constitute or be a part of a Related Business of the Issuers or such Guarantor (if it continues to be a Guarantor) immediately following such transaction (such assets or property, the "Related Business Assets"); or

  (c)
  any combination of (a) or (b).

        All Net Cash Proceeds from an Event of Loss shall be used as follows: (1) first, the Issuers shall use such Net Cash Proceeds to the extent necessary to rebuild, repair, replace or restore the assets subject to such Event of Loss with comparable assets and (2) then, to the extent any Net Cash Proceeds from an Event of Loss are not used as described in the preceding clause (1), all such remaining Net Cash Proceeds shall be reinvested or used as provided in the immediately preceding clause (a), (b) or (c).

        The accumulated Net Cash Proceeds from Asset Sales not applied as set forth in clauses (a), (b) or (c) of the immediately preceding paragraph and the accumulated Net Cash Proceeds from any Event of Loss not applied as set forth in clause (1) or (2) of the immediately preceding paragraph shall constitute "Excess Proceeds." Pending the final application of any Net Cash Proceeds, the Issuers may temporarily reduce revolving credit borrowings or otherwise invest or use for general corporate purposes the Net Cash Proceeds in any manner that is not prohibited by the Senior Subordinated Note Indenture; provided, however, that the Issuers may not use the Net Cash Proceeds (x) to make Restricted Payments other than Restricted Payments that are solely Restricted Investments or (y) to make Permitted Investments pursuant to clause (a) of the definition thereof.

        When the Excess Proceeds equal or exceed $5.0 million, the Issuers shall offer to repurchase the Senior Subordinated Notes, together with any other Indebtedness ranking on a parity with the Senior Subordinated Notes and with similar provisions requiring the Issuers to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any) (the "Asset Sale Offer") at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest (and Liquidated Damages, if any) to the Asset Sale Purchase Date (as defined below). In order to effect the Asset Sale Offer, the Issuers shall promptly after expiration of the 360-day period following the Asset Sale that produced such Excess Proceeds mail to each Holder of Senior Subordinated Notes notice of the Asset Sale Offer (the "Asset Sale Notice"), offering to purchase the Senior Subordinated Notes on a date (the "Asset Sale Purchase Date") that is no earlier than 30 days and no later than 60 days after the date that the Asset Sale Notice is mailed.

        On the Asset Sale Purchase Date, the Issuers shall apply an amount equal to the Excess Proceeds (the "Asset Sale Offer Amount") plus an amount equal to accrued and unpaid interest (and Liquidated Damages, if any) to the purchase of all Indebtedness properly tendered in accordance with the provisions of this covenant (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price together with accrued and unpaid interest (and Liquidated Damages, if any) to the Asset Sale Purchase Date. To the extent that the aggregate amount of Senior Subordinated Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Issuers may use any remaining Net Cash Proceeds as otherwise permitted by the Senior Subordinated Note Indenture. Following the consummation of each Asset Sale Offer in accordance with the provisions of this covenant, the Excess Proceeds amount shall be reset to zero.

        Notwithstanding, and without complying with, the provisions of this covenant:

  (1)
  the Issuers and the Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets with a fair market value (or that result in gross proceeds) of less than $1.0 million, until the aggregate fair market value and gross proceeds of the transactions excluded from the definition of Asset Sale pursuant to this clause (1) exceed $5.0 million;

  (2)
  the Issuers and the Subsidiaries may, in the ordinary course of business, (A) exchange gaming equipment or other FF&E for replacement items, (B) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business and (C) liquidate Cash Equivalents;

  (3)
  the Issuers and the Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the covenant "Limitation on Merger, Sale or Consolidation;"

  (4)
  the Issuers and the Subsidiaries may sell or dispose of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the Issuers' business or the business of such Subsidiary, as applicable;

  (5)
  the Issuers and the Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to the Issuers or any of the Guarantors;

  (6)
  the Issuers and the Subsidiaries may settle, release or surrender tort or other litigation claims in the ordinary course of business or grant Liens not prohibited by the Senior Subordinated Note Indenture;

  (7)
  the Issuers and the Subsidiaries may exchange any property or assets for Related Business Assets (as defined above); and

  (8)
  the Issuers and the Subsidiaries may make Permitted Investments pursuant to clause (d) of the definition thereof and Restricted Investments that are not prohibited by the covenant described under "Limitation on Restricted Payments."

        The occurrence of an Asset Sale also will result in a right of repurchase by the holders of the Senior Secured Notes.

        Prior to making an Asset Sale Offer, the Issuers will be required either to repay all outstanding Senior Debt or to obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Senior Subordinated Notes required by this covenant.

        No assurances can be given that the Issuers will have funds available or otherwise will be able to purchase any Senior Subordinated Notes upon the occurrence of an Asset Sale. The Credit Agreement, the Senior Secured Note Indenture and the Issuers' and the Subsidiaries' other debt instruments may prohibit or restrict the Issuers from repurchasing any Senior Subordinated Notes. See "Risk Factors—Risks Related to this Offering and the Notes—Repurchase of Notes Upon Change of Control or Asset Sale."

        Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, the Issuers' compliance or the compliance of any of the Subsidiaries with such laws and regulations shall not in and of itself cause a breach of the Issuers' obligations under such covenant.

        If the Asset Sale Purchase Date is on or after an Interest Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

Covenants

        The Senior Subordinated Note Indenture also contains covenants including the following:

  Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock

        The Senior Subordinated Note Indenture provides that, except as set forth in this covenant, the Issuers will not and the Guarantors will not, and neither the Issuers nor the Guarantors will permit any of the Subsidiaries to, directly or indirectly, create, issue, assume, guarantee, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness), other than Permitted Indebtedness.

        Notwithstanding the foregoing if:

  (1)
  no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of such Indebtedness, and

  (2)
  on the date of such incurrence (the "Incurrence Date"), the Issuers' Consolidated Coverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.0 to 1.0 (the "Debt Incurrence Ratio"), then the Issuers and the Subsidiaries may incur such Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness).

        In addition, the foregoing limitations of the first paragraph of this covenant do not prohibit the incurrence by the Issuers or any Guarantor of Indebtedness pursuant to the Credit Agreement in an aggregate principal amount incurred and outstanding at any time (plus any Permitted Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $15.0 million (plus related interest, fees, indemnities, costs and expenses), minus the amount of any such Indebtedness (1) retired with the Net Cash Proceeds from any Asset Sale or Event of Loss applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to the covenant "Limitation on Sale of Assets and Subsidiary Stock" or (2) assumed by a transferee in an Asset Sale (such amount of Indebtedness pursuant to the Credit Agreement permitted to be incurred and outstanding pursuant to this paragraph, the "Credit Facility Basket").

        Indebtedness of any Person which is outstanding at the time such Person becomes a Subsidiary (including upon designation of any Unrestricted Subsidiary as a Subsidiary) or is merged with or into or consolidated with any of the Issuers or Subsidiaries shall be deemed to have been incurred at the time such Person becomes or is designated as a Subsidiary or is merged with or into or consolidated with any of the Issuers or Subsidiaries, as applicable.

        Notwithstanding any other provision of this covenant, but only to avoid duplication, a guarantee by the Issuers or a Guarantor of the Indebtedness of any of the Issuers or Guarantors incurred in accordance with the terms of the Senior Subordinated Note Indenture issued at the time such Indebtedness was incurred or if later at the time the guarantor thereof became a Guarantor will not constitute a separate incurrence, or amount outstanding, of Indebtedness.

        Upon each incurrence of Indebtedness, (i) the Issuers may designate pursuant to which provision of this covenant such Indebtedness is being incurred, (ii) the Issuers may subdivide an amount of Indebtedness and designate more than one provision pursuant to which such amount of Indebtedness is being incurred and (iii) such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this covenant, except that all Indebtedness initially outstanding under the Senior Subordinated Notes, the Senior Subordinated Note Guarantees and the Senior Subordinated Note Indenture shall be deemed to have been incurred pursuant to clause (a) of the definition of Permitted Indebtedness.

  Limitation on Restricted Payments

        The Senior Subordinated Note Indenture will provide that the Issuers will not and the Guarantors will not, and neither the Issuers nor the Guarantors will permit any of the Subsidiaries to, directly or indirectly, make any Restricted Payment unless, after giving effect on a pro forma basis to such Restricted Payment:

  (1)
  no Default or Event of Default shall have occurred and be continuing,

  (2)
  the Issuers are permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness

    and Disqualified Capital Stock," provided, that in calculating the Debt Incurrence Ratio for purposes of this clause (2), Consolidated Fixed Charges shall be calculated as set forth in the final paragraph of the definition of "Consolidated Fixed Charges," and

  (3)
  the aggregate amount of all Restricted Payments made by the Issuers and the Subsidiaries, including after giving effect to such proposed Restricted Payment, on and after the Issue Date, would not exceed, without duplication, the sum of:

  (a)
  50% of the Issuers' aggregate Consolidated Net Income for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date occurs, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation for which the Issuers' consolidated financial statements are required to be delivered to the Trustee or, if sooner, filed with the SEC (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus

  (b)
  the aggregate Net Cash Proceeds received by the Issuers from the sale of the Issuers' Qualified Capital Stock after the Issue Date (other than (i) to one of the Subsidiaries, (ii) to the extent applied in connection with a Qualified Exchange or, to avoid duplication, otherwise given credit for in any provision of this or the following paragraph, (iii) used as consideration to make a Permitted Investment or (iv) issued upon the conversion or exchange of any Indebtedness of the Issuers or the Subsidiaries convertible or exchangeable for the Issuers' Qualified Capital Stock as described in paragraph (c) below), plus

  (c)
  the amount by which Indebtedness of the Issuers or the Subsidiaries is reduced on the Issuers' balance sheet upon the conversion or exchange (other than by one of the Subsidiaries) subsequent to the Issue Date of any Indebtedness of the Issuers or the Subsidiaries convertible or exchangeable for the Issuers' Qualified Capital Stock (less the amount of any cash, or the fair market value of any other property, distributed by the Issuers or any of the Subsidiaries upon such conversion or exchange), plus

  (d)
  except in each case, in order to avoid duplication, to the extent any such payment or proceeds have been included in the calculation of Consolidated Net Income, an amount equal to the net reduction in Investments (other than returns of or from Permitted Investments) in any Person (including an Unrestricted Subsidiary) resulting from:

  (i)
  cash distributions on or cash repayments of any Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to the Issuers or any Subsidiary,

  (ii)
  the Net Cash Proceeds from the sale of any such Investment, or

  (iii)
  if such Person is an Unrestricted Subsidiary, the redesignation of such Person as a Subsidiary,

      valued in each case as provided in the definition of "Investments," and not to exceed, in each case, the amount of Investments previously made (and that were treated as Restricted Payments) by the Issuers or any Subsidiary in such Person, including, if applicable, such Unrestricted Subsidiary, less the cost of disposition.

        The foregoing clauses (1), (2) and (3) of the immediately preceding paragraph, however, will not prohibit:

  (a)
  so long as clause (1) above is satisfied, repurchases, redemptions or other retirements or acquisitions of Capital Stock from the Issuers' employees or directors (or their heirs or estates) or employees or directors (or their heirs or estates) of the Subsidiaries upon the death, disability or termination of employment in an aggregate amount pursuant to this clause (a) to all employees or directors (or their heirs or estates) not to exceed (i) $250,000 per fiscal year on and after the Issue Date or (ii) $1.0 million in the aggregate,

  (b)
  any dividend, distribution or other payments by any of the Subsidiaries on its Equity Interests that is paid pro rata to all holders of such Equity Interests,

  (c)
  a Qualified Exchange,

  (d)
  the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions,

  (e)
  the redemption and repurchase of any Equity Interests or Indebtedness of the Issuers or any of the Subsidiaries to the extent required by any Gaming Authority,

  (f)
  so long as clause (1) above is satisfied, payment of management fees not to exceed, for any fiscal year, 5.0% of the Consolidated EBITDA of the Issuers for the immediately preceding fiscal year,

  (g)
  with respect to each tax year or portion thereof that an Issuer qualifies as a Flow Through Entity and so long as clause (1) above is satisfied, the payment of Permitted Tax Distributions (whether paid in such tax year or portion thereof, or any subsequent tax year) in respect of such Issuer; provided, that (A) prior to the first payment of Permitted Tax Distributions during any particular calendar year such Issuer provides an Officers' Certificate and an Opinion of Counsel reasonably acceptable to the Trustee to the effect that such Issuer and each other Flow Through Entity in respect of which such distributions are being made qualify as Flow Through Entities for United States federal income tax purposes and for the states in respect of which such distributions are being made for such tax year or portion thereof, (B) at the time of such distribution, the most recent audited financial statements of such Issuer for periods including such tax year or portion thereof provided to the Trustee pursuant to the covenant described under the caption "—Reports" provide that such Issuer and each subsidiary of such Issuer in respect of which such distributions are being made was treated as a Flow Through Entity for the period of such financial statements, (C) in the case of the portion, if any, of any Permitted Tax Distribution that is proposed to be distributed for a particular taxable period or portion thereof, which portion of such Permitted Tax Distribution is attributable to a Flow Through Entity that is not a Subsidiary, such portion of such proposed Permitted Tax Distribution shall be limited to the Excess Cash Distribution Amount for Taxes, and (D) the amount of such Permitted Tax Distribution shall not exceed the Available Permitted Tax Distribution, and

  (h)
  so long as clause (1) above is satisfied, Restricted Payments not otherwise permitted by this covenant in an aggregate amount pursuant to this clause (h) not to exceed $2.5 million.

        The full amount of any Restricted Payment made pursuant to the foregoing clauses (a), (b), (d) and (h) (but not pursuant to clause (c), (e), (f) or (g)) of the immediately preceding sentence, however, will be counted as Restricted Payments made for purposes of the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the first paragraph under "Limitation on Restricted Payments."

        For purposes of this covenant, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the reasonable good faith judgment of the applicable Issuer's Board of Directors, unless stated otherwise, at the time made or returned, as applicable.

  Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

        The Senior Subordinated Note Indenture will provide that the Issuers will not and the Guarantors will not, and neither the Issuers nor the Guarantors will permit any of the Subsidiaries to, directly or indirectly, incur or suffer to exist any consensual restriction on the ability of any of the Subsidiaries (i) to pay dividends or make other distributions to or on behalf of, (ii) to pay any obligation to or on behalf of, (iii) to otherwise transfer assets or property to or on behalf of, or (iv) to make or pay loans or advances to or on behalf of, the Issuers or any of the Subsidiaries, except:

  (1)
  restrictions imposed by the Senior Subordinated Notes, the Senior Subordinated Note Guarantee or the Senior Subordinated Note Indenture or by the Issuers' other Indebtedness (which may also be guaranteed by the Guarantors) ranking pari passu with the Senior Subordinated Notes or the Senior Subordinated Note Guarantees, as applicable; provided, that such restrictions are no more restrictive in any material respect than those imposed by the Senior Subordinated Note Indenture and the Senior Subordinated Notes,

  (2)
  restrictions imposed by applicable law,

  (3)
  existing restrictions under Existing Indebtedness,

  (4)
  restrictions under (i) any Acquired Indebtedness not incurred in violation of the Senior Subordinated Note Indenture or (ii) any agreement relating to any business, property or asset (including any Equity Interest) acquired by the Issuers or any of the Subsidiaries, which restrictions in the case of both (i) and (ii) existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired,

  (5)
  restrictions imposed by Senior Debt incurred in accordance with the Senior Subordinated Note Indenture; provided, that such restrictions are no more restrictive in any material respect than those imposed by the Credit Agreement as of the Issue Date,

  (6)
  restrictions with respect solely to any of the Subsidiaries imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all of the Equity Interests or assets of such Subsidiary; provided, that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold,

  (7)
  restrictions on transfer contained in FF&E Financing, Purchase Money Indebtedness or Capitalized Lease Obligations permitted to be incurred pursuant to the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock;" provided, that such restrictions relate only to the transfer of the property acquired with the proceeds of such Indebtedness, and

  (8)
  in connection with and pursuant to Permitted Refinancing Indebtedness, the replacement of restrictions imposed pursuant to clauses (1), (3), (4) or (7) of this paragraph or this clause (8) that are not more restrictive in any material respect as determined by the Board of Directors of the applicable Issuer in its reasonable good faith judgment than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced.

        Notwithstanding the foregoing, (a) there exist customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice and (b) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of the Senior Subordinated Note Indenture may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

  Limitation on Liens Securing Indebtedness

        The Senior Subordinated Note Indenture provides that the Issuers will not and the Guarantors will not, and neither the Issuers nor the Guarantors will permit any of the Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of the Issuers' or their respective assets now owned or acquired on or after the Issue Date or upon any income or profits therefrom securing any of the Issuers' Indebtedness or any Indebtedness of any Guarantor.

  Limitations on Layering Indebtedness

        The Senior Subordinated Indenture provides that the Issuers will not and the Guarantors will not, and neither the Issuers nor the Guarantors will permit any of the Subsidiaries to, directly or indirectly, incur, or suffer to exist any Indebtedness that is contractually subordinated in right of payment to any of the Issuers' Senior Debt or any Senior Debt of a Guarantor unless, by its terms, such Indebtedness is contractually subordinated in right of payment to, or ranks pari passu with, the Senior Subordinated Notes or the Senior Subordinated Note Guarantees, as applicable.

  Limitation on Transactions with Affiliates

        The Senior Subordinated Note Indenture provides that the Issuers and the Guarantors will not, and neither the Issuers nor the Guarantors will permit any of the Subsidiaries to, on or after the Issue Date, directly or indirectly, sell, lease, transfer or otherwise dispose of any of the Issuers' or their properties or assets to, or purchase any property or assets from, or enter into or suffer to exist any contract, agreement, understanding, loan, advance, guarantee, arrangement or transaction with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions):

  (1)
  unless it is determined that the terms of such Affiliate Transaction(s) are fair and reasonable to the Issuers, and no less favorable to the Issuers than could have been obtained in an arm's length transaction with a non-Affiliate,

  (2)
  if involving consideration to either party of $1.0 million or more, unless such Affiliate Transaction(s) has been approved by a majority of the members of the Board of Directors of the applicable Issuer that are disinterested in such transaction (if there are any directors who are so disinterested), and

  (3)
  if involving consideration to either party of $2.5 million or more (or $1.0 million or more if no members of the Board of Directors of the applicable Issuer are disinterested in such transaction) unless, in addition to complying with clauses (1) and (2) above, the Issuers, prior to the consummation thereof, obtain a written favorable opinion as to the fairness of such transaction(s) to the Issuers from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation in the United States.

  Limitation on Merger, Sale or Consolidation

        The Senior Subordinated Note Indenture provides that the Issuers will not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of the Issuers' assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

  (1)
  either (a) one or more of the Issuers is the surviving Person or Persons or (b) each resulting, surviving or transferee Person is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the Issuers' Obligations in connection with the Senior Subordinated Notes, the Senior Subordinated Note Indenture and the Registration Rights Agreement;

  (2)
  no Default or Event of Default shall exist or shall occur immediately after giving effect to such transaction on a pro forma basis;

  (3)
  unless such transaction is solely the merger of the Issuers and one of the Issuers' previously existing Wholly Owned Subsidiaries which is also a Guarantor for the purpose of reincorporation into another jurisdiction and which transaction is not for the purpose of evading this provision and not in connection with any other transaction, immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the resulting, surviving or transferee Person(s) is at least equal to the Issuers' Consolidated Net Worth immediately prior to such transaction;

  (4)
  unless such transaction is solely the merger of the Issuers and one of the Issuers' previously existing Wholly Owned Subsidiaries which is also a Guarantor for the purpose of reincorporation into another jurisdiction, and which transaction is not for the purpose of evading this provision and not in connection with any other transaction, immediately after giving effect to such transaction on a pro forma basis, the resulting, surviving or transferee Person would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock; "provided, that this clause (4) shall not apply to a transaction which is solely (x) a merger of one or more of the Issuers into another Issuer, or (y) a merger of all of the Issuers with and into a newly formed corporation that immediately prior to such merger does not hold any assets, is not liable for any obligations and has not previously engaged in any business activities, in the case of each of clauses (x) and (y), (I) which merger is solely for the purpose of consolidating the Issuers and (II) immediately after giving effect to such transaction on a pro forma basis, the Debt Incurrence Ratio of the resulting, surviving or transferee Person(s) is not less than the Debt Incurrence Ratio of the Issuers immediately prior to such transaction;

  (5)
  such transaction would not result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment; and

  (6)
  each Guarantor shall have, if required by the terms of the Senior Subordinated Note Indenture, confirmed in writing that its Senior Subordinated Note Guarantee shall apply to the Issuers' Obligations or the Obligations of each resulting, surviving or transferee Person in accordance with the Senior Subordinated Notes, the Senior Subordinated Note Indenture and the Registration Rights Agreement.

        In the event of any transaction (other than a lease or transfer of less than all of the Issuers' assets) in accordance with the foregoing in which the Issuers are not the surviving Person, the resulting, surviving or transferee Person shall succeed to and be substituted for, and may exercise every right and power of, the applicable Issuer(s) under the Senior Subordinated Note Indenture with the same effect as if such resulting, surviving or transferee Person had been named therein as an "Issuer."

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more of the Subsidiaries, the Issuers' interest in which constitutes all or substantially all of the Issuers' properties and assets, shall be deemed to be the transfer of all or substantially all of the Issuers' properties and assets.

  Limitation on Lines of Business

        The Senior Subordinated Note Indenture provides that the Issuers will not and the Guarantors will not, and neither the Issuers nor the Guarantors will permit any of the Subsidiaries to, directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the applicable Issuer's Board of Directors, is a Related Business.

  Guarantors

        The Senior Subordinated Note Indenture provides that all of the Issuers' present and future Subsidiaries (other than Excluded Foreign Subsidiaries) will (i) jointly and severally guarantee all principal of and all premium, if any, and interest (and Liquidated Damages, if any) on the Senior Subordinated Notes on a senior subordinated unsecured basis, and (ii) deliver to the Trustee an Opinion of Counsel that such guarantee has been duly authorized, executed and delivered and is valid, binding and enforceable in accordance with its terms.

        Notwithstanding anything herein or in the Senior Subordinated Note Indenture to the contrary, (i) if any of the Excluded Foreign Subsidiaries that is not a Guarantor guarantees any Indebtedness of the Issuers or any Guarantor, or (ii) the Issuers or any of the Guarantors, individually or collectively, pledges more than 65% of the Voting Equity Interests of a Foreign Subsidiary that is not a Guarantor to a lender to secure the Issuers' Indebtedness or any Indebtedness of any Guarantor, then in the cases described in each of clauses (i) and (ii) such Foreign Subsidiary must become a Guarantor. As of the Issue Date, the Issuers will have no Foreign Subsidiaries, and all Subsidiaries of the Issuers will be Guarantors.

        The Senior Subordinated Note Indenture provides that no Guarantor will consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless, subject to the provisions of the following paragraph and the other provisions of the Senior Subordinated Note Indenture:

  (1)
  the Person formed by, resulting from or surviving any such consolidation or merger (if other than such Guarantor):

  (a)
  expressly assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall unconditionally guarantee, on a senior subordinated unsecured basis, all of such Guarantor's Obligations under such Guarantor's Senior Subordinated Note Guarantee, the Senior Subordinated Note Indenture and the Registration Rights Agreement on the terms set forth in the Senior Subordinated Note Indenture, and

  (b)
  delivers to the Trustee an Opinion of Counsel that such supplemental indenture and guarantee have been duly authorized, executed and delivered and that each of the supplemental indenture, the guarantee, the Senior Subordinated Note Indenture and the

      Registration Rights Agreement constitutes a legal, valid, binding and enforceable obligation of such Person, in each case subject to customary qualifications; and

  (2)
  immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

        The provisions of this covenant shall not apply to the merger of any Guarantors with or into each other or with or into the Issuers, provided, however, that such transaction shall otherwise comply with the Senior Subordinated Note Indenture.

        Upon the sale or disposition (including by merger or sale or transfer of all of the Equity Interests) of a Guarantor (as an entirety) to a Person which is not and is not required to become a Guarantor, or the designation of a Subsidiary as an Unrestricted Subsidiary, which transaction is otherwise in compliance with the Senior Subordinated Note Indenture (including, without limitation, the provisions of the covenant "Limitations on Sale of Assets and Subsidiary Stock"), such Guarantor will be deemed released from its Obligations under its Senior Subordinated Note Guarantee and the Registration Rights Agreement; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any of the Issuers' Indebtedness or any Indebtedness of any other of the Subsidiaries shall also terminate upon such release, sale or transfer and none of its Equity Interests are pledged for the benefit of any holder of any of the Issuers' Indebtedness or any Indebtedness of any of the Subsidiaries.

  Limitation on Status as Investment Company

        The Senior Subordinated Note Indenture prohibits the Issuers, the Guarantors and the Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

  Reports

        The Senior Subordinated Note Indenture provides that whether or not the Issuers are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Senior Subordinated Notes are outstanding, the Issuers will deliver to the Trustee and, to each Holder and to prospective purchasers of Senior Subordinated Notes identified to the Issuers by the Initial Purchaser, within 5 days after the Issuers are or would have been (if the Issuers were subject to such reporting obligations) required to file such with the SEC, (i) annual and quarterly financial statements substantially equivalent to financial statements that would have been required to be contained in a filing with the SEC on Forms 10-K and 10-Q if the Issuers were required to file such Forms, including in each case, Management's Discussion and Analysis of Financial Condition and Results of Operations which would be so required, and including, with respect to annual information only, a report thereon by the Issuers' certified independent public accountants as would be so required, and (ii) all information that would be required to be contained in a filing with the SEC on Form 8-K if the Issuers were required to file such report. From and after the time the Issuers file a registration statement with the SEC with respect to the Senior Subordinated Notes, the Issuers will file with the SEC the annual, quarterly and other reports which the Issuers are required to file with the SEC at such time as are required to be filed. The Issuers' reporting obligations with respect to clauses (i) and (ii) shall be satisfied in the event the Issuers file such reports with the SEC on EDGAR and deliver a copy of such reports to the Trustee, unless the SEC will not accept such filings.

Events of Default and Remedies

        The Senior Subordinated Note Indenture defines an "Event of Default" as:

  (1)
  the Issuers' failure to pay any installment of interest (or Liquidated Damages, if any) on the Senior Subordinated Notes as and when the same becomes due and payable (whether or not such payment is prohibited by the provisions described under "Subordination" above) and the continuance of any such failure for 30 days;

  (2)
  the Issuers' failure to pay all or any part of the principal of or premium, if any, on the Senior Subordinated Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, on Senior Subordinated Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable (in each case whether or not such payment is prohibited by the provisions described under "Subordination" above);

  (3)
  the Issuers' failure or the failure by any of the Guarantors or any of the Subsidiaries to observe or perform any other covenant or agreement contained in the Senior Subordinated Notes or the Senior Subordinated Note Indenture and, except for the provisions under "Repurchase of Senior Subordinated Notes at the Option of the Holder Upon a Change of Control," "Limitations on Sale of Assets and Subsidiary Stock," "Limitation on Merger, Sale or Consolidation" and "Limitation on Restricted Payments," the continuance of such failure for a period of 30 days after the earlier of written notice to the Issuers by the Trustee or written notice to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount at maturity of the Senior Subordinated Notes outstanding;

  (4)
  the cessation of substantially all gaming operations of the Issuers and the Subsidiaries, taken as a whole, for more than 90 days, except as a result of an Event of Loss;

  (5)
  any revocation, suspension, expiration (without previous or concurrent renewal) or loss of any Gaming License of any of the Issuers or any Subsidiary for more than 90 days;

  (6)
  certain events of bankruptcy, insolvency or reorganization in respect of the Issuers, any of the Guarantors or any of the Significant Subsidiaries;

  (7)
  a default occurs (after giving effect to any waivers, amendments, applicable grace periods or any extension of any maturity date) in the Issuers' Indebtedness or the Indebtedness of any of the Subsidiaries with an aggregate amount outstanding in excess of $5.0 million (a) resulting from the failure to pay principal of such Indebtedness at maturity, or (b) if as a result of such default, the maturity of such Indebtedness has been accelerated prior to its stated maturity;

  (8)
  final unsatisfied judgments not covered by insurance aggregating in excess of $5.0 million, at any one time rendered against the Issuers or any of the Subsidiaries and not stayed, bonded or discharged within 60 days after their entry; or

  (9)
  any Senior Subordinated Note Guarantee of a Guarantor ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Senior Subordinated Note Guarantee and the Senior Subordinated Note Indenture) or any Guarantor denies or disaffirms its Obligations under its Senior Subordinated Note Guarantee.

        The Senior Subordinated Note Indenture provides that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such Default, give to the Holders notice of such Default.

        If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (6) above relating to the Issuers, any of the Guarantors or any of the Issuers' Significant Subsidiaries) then in every such case, unless the principal of all of the Senior Subordinated Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Senior Subordinated Notes then outstanding, by notice in writing to the Issuers (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal thereof and all premium, if any, and accrued and unpaid interest (and Liquidated Damages, if any) thereon to be due and payable immediately. If an Event of Default specified in clause (6), above, relating to the Issuers, any of the Guarantors or any of the Issuers' Significant Subsidiaries occurs, all principal thereof and all premium, if any, and accrued and unpaid interest (and Liquidated Damages, if any) thereon will be immediately due and payable on all outstanding Senior Subordinated Notes without any declaration or other act on the part of the Trustee or the Holders. The Holders of a majority in aggregate principal amount of Senior Subordinated Notes generally are authorized to rescind such acceleration if all existing Events of Default (other than the non-payment of the principal of and premium, if any, and interest (and Liquidated Damages, if any) on the Senior Subordinated Notes which have become due solely by such acceleration) have been cured or waived.

        Prior to the declaration of acceleration of the maturity of the Senior Subordinated Notes, the Holders of a majority in aggregate principal amount at maturity of the Senior Subordinated Notes at the time outstanding may waive on behalf of all the Holders of Senior Subordinated Notes any Default except (i) a Default in the payment of principal of or premium, if any, or interest (or Liquidated Damages, if any) on any Senior Subordinated Note not yet cured and (ii) a Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Senior Subordinated Note affected. See "Amendments, Supplements and Waivers." Subject to the provisions of the Senior Subordinated Note Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Senior Subordinated Note Indenture at the request, order or direction of any of the Holders of Senior Subordinated Notes, unless such Holders have offered to the Trustee security or indemnity satisfactory to the Trustee.

        Subject to all provisions of the Senior Subordinated Note Indenture and applicable law, the Holders of a majority in aggregate principal amount at maturity of the Senior Subordinated Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

Legal Defeasance and Covenant Defeasance

        The Senior Subordinated Note Indenture provides that the Issuers may, at the Issuers' option, elect to discharge the Issuers' obligations and the Guarantors' obligations with respect to the outstanding Senior Subordinated Notes ("Legal Defeasance"). If Legal Defeasance occurs, the Issuers shall be deemed to have paid and discharged all amounts owed under the Senior Subordinated Notes, and the Senior Subordinated Note Indenture shall cease to be of further effect as to the Senior Subordinated Notes and Senior Subordinated Note Guarantees, except that:

  (1)
  Holders will be entitled to receive timely payments for the principal of and premium, if any, and interest (and Liquidated Damages, if any) on the Senior Subordinated Notes, from the funds deposited for that purpose (as explained below);

  (2)
  the Issuers' obligations will continue with respect to the issuance of temporary Senior Subordinated Notes, the registration of Senior Subordinated Notes, and the replacement of mutilated, destroyed, lost or stolen Senior Subordinated Notes;

  (3)
  the Trustee will retain its rights, powers, duties, and immunities, and the Issuers will retain the Issuers' obligations in connection therewith; and

  (4)
  other Legal Defeasance provisions of the Senior Subordinated Note Indenture will remain in effect.

        In addition, the Issuers may, at the Issuers' option and at any time, elect to cause the release of the Issuers' obligations and the Guarantors' with respect to most of the covenants in the Senior Subordinated Note Indenture (except as described otherwise therein) ("Covenant Defeasance"). If Covenant Defeasance occurs, certain events (not including non-payment and bankruptcy, receivership, rehabilitation and insolvency events) relating to the Issuers, any of the Guarantors or any Significant Subsidiary described under "Events of Default and Remedies" will no longer constitute Events of Default with respect to the Senior Subordinated Notes. The Issuers may exercise Legal Defeasance regardless of whether the Issuers previously exercised Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance (each, a "Defeasance"):

  (1)
  the Issuers must irrevocably deposit or cause to be irrevocably deposited with the Trustee, in trust, for the benefit of Holders of the Senior Subordinated Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in an aggregate amount that will be sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, and interest (and Liquidated Damages, if any) on the Senior Subordinated Notes on the stated date for payment or any redemption date thereof (and the Issuers must specify whether the Senior Subordinated Notes are being defeased to Stated Maturity or a particular Redemption Date), and the Trustee must have, for the benefit of Holders of the Senior Subordinated Notes, a valid, perfected, exclusive security interest in the trust;

  (2)
  in the case of Legal Defeasance, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee confirming that:

  (a)
  the Issuers have received from, or there has been published by the Internal Revenue Service, a ruling, or

  (b)
  since the date of the Senior Subordinated Note Indenture, there has been a change in the applicable United States federal income tax law,

    in either case to the effect that Holders of Senior Subordinated Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee confirming that Holders of Senior Subordinated Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  in the case of Legal Defeasance or Covenant Defeasance, no Default or Event of Default shall have occurred and be continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

  (5)
  in the case of Legal Defeasance, no Event of Default relating to bankruptcy or insolvency may occur at any time from the date of the deposit to the 91st calendar day thereafter (it being understood that the condition shall not be deemed satisfied until the expiration of such period);

  (6)
  the Defeasance may not result in a breach or violation of, or constitute a default under, any other material agreement or instrument (other than the Senior Subordinated Note Indenture) to which the Issuers or any of the Subsidiaries are a party or by which the Issuers or any of the Subsidiaries are bound;

  (7)
  the Issuers must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent to hinder, delay or defraud any other of the Issuers' creditors; and

  (8)
  the Issuers must deliver to the Trustee an Officers' Certificate confirming the satisfaction of conditions in clauses (1) through (7) above, and an Opinion of Counsel confirming the satisfaction of the applicable conditions in clauses (1) (with respect to the validity and perfection of the security interest), (4), (5) and (6) above.

        The Defeasance will be effective on the day on which all the applicable conditions above have been satisfied.

        If the amount deposited with the Trustee to effect a Covenant Defeasance is insufficient to pay the principal of and premium, if any, and interest (and Liquidated Damages, if any) on the Senior Subordinated Notes when due, or if any court enters an order directing the repayment of the deposit to the Issuers or otherwise making the deposit unavailable to make payments under the Senior Subordinated Notes when due, or if any court enters an order avoiding the deposit of money or otherwise requires the payment of the money so deposited to the Issuers or to a fund for the benefit of the Issuers' creditors, then (so long as the insufficiency exists or the order remains in effect) the Issuers' and the Guarantors' obligations under the Senior Subordinated Note Indenture and the Senior Subordinated Notes will be revived, and the Covenant Defeasance will be deemed not to have occurred.

Satisfaction and Discharge

        The Senior Subordinated Note Indenture provides that the Issuers may terminate the Issuers' obligations and the obligations of the Guarantors under the Senior Subordinated Note Indenture, the Senior Subordinated Notes and the Senior Subordinated Note Guarantees (except as described below) when:

  (a)
  all the Senior Subordinated Notes previously authenticated and delivered (except lost, stolen or destroyed Senior Subordinated Notes which have been replaced and Senior Subordinated Notes for whose payment money has theretofore been deposited with the Trustee or the paying agent in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or a Guarantor) have been delivered to the Trustee for cancellation, or

  (b)
  (i)  all Senior Subordinated Notes have been called for redemption pursuant to the provisions under "Optional Redemption" by mailing to Holders a notice of redemption or all Senior Subordinated Notes otherwise have become due and payable,

    (ii)  the Issuers have irrevocably deposited or caused to be irrevocably deposited with the Trustee, in trust, for the benefit of Holders of the Senior Subordinated Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof in an aggregate amount that will be sufficient to pay and discharge the entire Indebtedness on the Senior Subordinated Notes not theretofore delivered to the Trustee for cancellation, for principal of and premium and interest (and Liquidated Damages, if any) on the Senior Subordinated Notes to the Redemption Date together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at such redemption,

    (iii)  the Issuers and the Guarantors each has paid all other sums payable by it under the Senior Subordinated Note Indenture, the Senior Subordinated Notes and the Senior Subordinated Note Guarantees,

    (iv)  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit),

    (v)  such deposit shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Senior Subordinated Note Indenture) to which the Issuers or any of the Subsidiaries are a party or by which the Issuers or any of the Subsidiaries are bound, and

    (vi)  the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel confirming the satisfaction of all conditions set forth in clauses (i) through (v) above.

Amendments, Supplements and Waivers

        Except as provided in the two succeeding paragraphs, the Senior Subordinated Note Indenture, the Senior Subordinated Notes and the Senior Subordinated Note Guarantees may be amended, supplemented or otherwise modified, and any existing Default or Event of Default (except certain payment defaults) or compliance with any provisions of the Senior Subordinated Note Indenture, the Senior Subordinated Notes and the Senior Subordinated Note Guarantees may be waived, with the consent of the Holders of not less than a majority in aggregate principal amount at maturity of the Senior Subordinated Notes at the time outstanding (including consents obtained in connection with a tender or exchange offer for the Senior Subordinated Notes).

        Without the consent of the Holder of each outstanding Senior Subordinated Note affected, an amendment, supplement, modification or waiver may not (with respect to Senior Subordinated Notes held by a non-consenting Holder):

  (1)
  reduce the principal amount at maturity of Senior Subordinated Notes the Holders of which must consent to an amendment, supplement, modification or waiver,

  (2)
  change the Stated Maturity on any Senior Subordinated Note,

  (3)
  reduce the principal amount at maturity of, or any premium (including redemption premium but not including any redemption premium relating to the covenants described under "Offers to Repurchase the Senior Subordinated Notes") on, any Senior Subordinated Note, or amend or modify the accretion of non-cash interest so as to reduce the principal of any Senior Subordinated Note,

  (4)
  reduce the rate of or change the time for payment of interest (or Liquidated Damages, if any) on any Senior Subordinated Note,

  (5)
  waive a Default or Event of Default in the payment of principal of or premium, if any, or interest (or Liquidated Damages, if any) on any Senior Subordinated Note (except a rescission of acceleration of the Senior Subordinated Notes by the Holders of a majority in aggregate principal amount at maturity of the Senior Subordinated Notes and a waiver of the payment default that resulted from such acceleration),

  (6)
  waive any redemption payment with respect to any Senior Subordinated Note (other than provisions relating to or payments required by the covenants described under the caption "Offers to Repurchase the Senior Subordinated Notes"),

  (7)
  after the corresponding Asset Sale or Change of Control has occurred, reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter any other provision with respect to the redemption of the Senior Subordinated Notes required by the covenants described under the caption "Offers to Repurchase the Senior Subordinated Notes,"

  (8)
  change the coin or currency in which, the principal of or premium, if any, or interest (or Liquidated Damages, if any) on any Senior Subordinated Note is payable,

  (9)
  impair the right to institute suit for the enforcement of payment of the principal of or premium, if any, or interest (or Liquidated Damages, if any) on any Senior Subordinated Note on or after the Stated Maturity (or on or after the Redemption Date),

  (10)
  make any change in the provisions of the Senior Subordinated Note Indenture relating to waivers of past Defaults with respect to, or the rights of Holders to receive, scheduled payments of principal of or premium, if any, or interest (or Liquidated Damages, if any) on the Senior Subordinated Notes,

  (11)
  modify or change any provision of the Senior Subordinated Note Indenture affecting the ranking of the Senior Subordinated Notes or any Senior Subordinated Note Guarantee in a manner adverse to the Holders of the Senior Subordinated Notes,

  (12)
  release any Guarantor from any of its obligations under its Senior Subordinated Note Guarantee or the Senior Subordinated Note Indenture other than in compliance with the Senior Subordinated Note Indenture, or

  (13)
  make any changes in the foregoing amendment, supplement and waiver provisions.

        Notwithstanding the foregoing, without the consent of the Holders of Senior Subordinated Notes, the Issuers, the Guarantors and the Trustee may amend, modify or supplement the Senior Subordinated Note Indenture, the Senior Subordinated Notes and the Senior Subordinated Note Guarantees:

  (i)
  to cure any ambiguity, defect or inconsistency,

  (ii)
  to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes,

  (iii)
  to provide for the assumption of any of the Issuers' or the Guarantors' obligations to Holders in the case of a merger or consolidation or a sale of all or substantially all of the Issuers' assets in accordance with the Senior Subordinated Note Indenture,

  (iv)
  to evidence the release of any Guarantor permitted to be released under the terms of the Senior Subordinated Note Indenture or to evidence the addition of any new Guarantor,

  (v)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the Senior Subordinated Note Indenture under the Trust Indenture Act,

  (vi)
  to comply with applicable Gaming Laws,

  (vii)
  to comply with the provisions of DTC or the Trustee with respect to the provisions of the Senior Subordinated Note Indenture and the Senior Subordinated Notes relating to transfers and exchanges of Senior Subordinated Notes or beneficial interests therein,

  (viii)
  to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights of any Holder of Senior Subordinated Notes under the Senior Subordinated Note Indenture, the Senior Subordinated Notes, the Senior Subordinated Note Guarantees or the Registration Rights Agreement, or

  (ix)
  to provide for the issuance of Additional Senior Subordinated Notes in accordance with the limitations set forth in the Senior Subordinated Note Indenture as of the date thereof, including the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."

Governing Law

        The Senior Subordinated Note Indenture, the Senior Subordinated Notes and the Senior Subordinated Note Guarantees are be governed by, and will be construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

        The Senior Subordinated Note Indenture, the Senior Subordinated Notes and the Senior Subordinated Note Guarantees are also governed by the United States securities laws including but not limited to the Trust Indenture Act of 1939, the Securities Act of 1933 and the Securities Exchange Act of 1934.

No Personal Liability of Partners, Stockholders, Officers or Directors

        The Senior Subordinated Note Indenture provides that no direct or indirect stockholder, member, manager, employee, officer or director, as such, past, present or future of the Issuers, the Guarantors or any successor entity shall have any personal liability in respect of the Issuers' obligations or the obligations of the Guarantors under the Senior Subordinated Note Indenture, the Senior Subordinated Notes, the Senior Subordinated Note Guarantees or the Registration Rights Agreement, solely by reason of his, her or its status as such stockholder, member, manager, employee, officer or director, except that this provision shall in no way limit the obligation of any Guarantor pursuant to any Senior Subordinated Note Guarantee.

Certain Definitions

        "Acquired Indebtedness" means Indebtedness of any Person existing at the time such Person becomes a Subsidiary, including by designation, or is merged or consolidated into or with one of the Issuers or one of the Subsidiaries.

        "Acquisition" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, will mean (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise or (b) beneficial ownership of 10% or more of the voting securities of such Person. Notwithstanding the foregoing, "Affiliate" shall not include Wholly Owned Subsidiaries.

        "Aggregate Previously Distributed Permitted Tax Distribution" means with respect to any taxable period or portion thereof the aggregate amount of Permitted Tax Distributions actually distributed under clause (g) of the second sentence under "—Covenants—Limitations on Restricted Payments."

        "Applicable Capital Gain Tax Rate" means, with respect to any individual who is a resident in the State of Nevada for any period, the highest effective combined United States federal, state and local income tax applicable to net capital gain during such period.

        "Applicable Income Tax Rate" means, with respect to any individual who is a resident in the State of Nevada for any period, the highest effective combined United States federal, state and local income tax applicable during such period.

        "Available Permitted Tax Distribution" means the excess, if any, of (i) the Combined Permitted Tax Distribution over (ii) the Aggregate Previously Distributed Permitted Tax Distributions.

        "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (1) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (2) the sum of all such principal (or redemption) payments.

        "Beneficial Owner" or "beneficial owner" for purposes of the definitions of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date).

        "Board of Directors" means, with respect to any Person, the board of directors of such Person (or if such Person is not a corporation, the equivalent board of managers or members or body performing similar functions for such Person) or any committee of the board of directors of such Person (or if such Person is not a corporation, any committee of the equivalent board of managers or members or body performing similar functions for such Person) authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person (or if such Person is not a corporation, the equivalent board of managers or members or body performing similar functions for such Person).

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or other government action to close.

        "Capital Contribution" means any contribution to the Issuers' equity from one of the Issuers' direct or indirect parents for which no consideration has been given other than the issuance of Qualified Capital Stock.

        "Capital Stock" means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock issued by such Person, (ii) with respect to a Person that is a limited liability company, any and all membership interests in such Person, and (iii) with respect to any other Person, any and all partnership, joint venture or other equity interests of such Person.

        "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Cash Equivalent" means:

  (1)
  securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof),

  (2)
  time deposits, certificates of deposit, bankers' acceptances and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million,

  (3)
  commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc.,

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in (1) and (2) above entered into with any financial institution meeting the qualifications specified in (2) above, or

  (5)
  money market funds, substantially all of the assets of which constitute Cash Equivalents of the kinds described in (1) through (4) of this definition,

and in the case of each of (1), (2), and (3) maturing within one year after the date of acquisition.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Combined Permitted Tax Distribution" means, with respect to any taxable period or portion thereof in which one or more Issuers is a Flow Through Entity, the amount of the Permitted Tax Distribution that would be permitted to be distributed as determined on the basis as if such Issuers, for the portion of such period that any particular Issuer continued to be a Flow Through Entity, constituted separate divisions of a single Flow Through Entity.

        "consolidated" means, with respect to the Issuers, the combination of the Issuers' accounts and the consolidation of the accounts of the Subsidiaries with the Issuers' accounts, all in accordance with GAAP; provided, that "consolidated" will not include consolidation of the accounts of any Unrestricted Subsidiary with the Issuers' accounts.

        "Consolidated Coverage Ratio" of any specified Person or Persons on any specified date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation:

  (1)
  Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date will be given pro forma effect as if they had occurred on the first day of the Reference Period,

  (2)
  transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period,

  (3)
  the incurrence of any Indebtedness (including issuance of any Disqualified Capital Stock) during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness (other than Indebtedness incurred under any revolving credit agreement or similar facility)) will be given pro forma effect as if it had occurred on the first day of the Reference Period, and

  (4)
  the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, provided, that if such Person or any of the Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, then such rate (whether higher or lower) shall be used.

        "Consolidated EBITDA" means, with respect to any specified Person or Persons for any specified period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted for purposes of determining Consolidated Net Income), without duplication, the sum of:

  (1)
  consolidated income tax expense and the amount of Permitted Tax Distributions subtracted from net income in the determination of the Consolidated Net Income of such Person for such period,

  (2)
  consolidated depreciation and amortization expense,

  (3)
  Consolidated Fixed Charges, and

  (4)
  all other non-cash charges reducing Consolidated Net Income for such period but excluding non-cash charges that require an accrual of or a reserve for cash charges for any future periods and normally occurring accruals such as reserves for accounts receivable, and less the amount of all cash payments made by such Person or any of the Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period; provided, that consolidated income tax expense and depreciation and amortization of a Subsidiary that is a less than Wholly Owned Subsidiary shall only be added to the extent of the Issuers' equity interest in such Subsidiary.

        "Consolidated Fixed Charges" means, with respect to any specified Person or Persons for any specified period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of:

  (a)
  interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (1) original issue discount and non-cash interest payments or accruals on any Indebtedness, (2) the interest portion of all deferred payment obligations, and (3) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and

  (b)
  the product of (i) the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries to the Issuers or to the Wholly Owned Subsidiaries) times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated United States federal, state and local income tax rate of such Person, expressed as a decimal (as estimated in good faith by the Issuers).

        For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in reasonable good faith by the Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guarantee by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

        Notwithstanding the foregoing, in calculating the Debt Incurrence Ratio solely for purposes of clause (2) of the first paragraph of the covenant "Limitation on Restricted Payments," Consolidated Fixed Charges shall not include original issue discount or non-cash interest payments or accruals on the Senior Subordinated Notes.

        "Consolidated Net Income" means, with respect to any specified Person or Persons for any specified period, the net income (or loss) of such specified Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period reduced by the maximum amount of Permitted Tax Distributions attributable to such net income for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

  (a)
  all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are unusual and nonrecurring (including any gain or loss from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any Capital Stock),

  (b)
  the net income, if positive, of any Person, other than a Consolidated Subsidiary, in which such specified Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case not in excess of such specified Person's pro rata share of such specified Person's net income for such period,

  (c)
  the net income, if positive, of any of such specified Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, and

  (d)
  the net income of, and all dividends and distributions from, any Unrestricted Subsidiary.

        "Consolidated Net Worth" of any Person at any date means the aggregate consolidated stockholders' equity of such Person (including amounts of equity attributable to Preferred Stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such Person and its Consolidated Subsidiaries.

        "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

        "Continuing Director" means during any period of 24 consecutive months after the Issue Date, individuals who at the beginning of any such 24-month period constituted the applicable Issuer's Board of Directors (together with any new directors whose election by such Issuer's Board of Directors or whose nomination for election by such Issuer's shareholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of such Issuer's assets, if such agreement was approved by a vote of such majority of directors).

        "contractually subordinated" means subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto. For the avoidance of doubt, unsecured Indebtedness is not "contractually subordinated" to secured Indebtedness and a junior Lien on any assets securing Indebtedness does not render such Indebtedness "contractually subordinated" to Indebtedness that is secured by a senior Lien on such assets.

        "Credit Agreement" means the Credit Agreement to be entered into, as of the Issue Date, by the Issuers with Wells Fargo Foothill, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement with another credit agreement, including any credit agreement:

  (1)
  extending the maturity of any Indebtedness incurred thereunder or contemplated thereby,

  (2)
  adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Issuers and the Subsidiaries and their respective successors and assigns,

  (3)
  increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or

  (4)
  otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the Senior Subordinated Note Indenture.

        "Credit Facility Basket" has the meaning set forth under "Covenants—Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."

        "Debt Incurrence Ratio" has the meaning set forth under "Covenants—Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."

        "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

        "Designated Senior Debt" means:

  (1)
  any Indebtedness outstanding under the Credit Agreement;

  (2)
  Indebtedness under any outstanding Senior Secured Notes and Senior Secured Note Guarantees; and

  (3)
  after payment in full of the Indebtedness referred to in clauses (1) and (2) of this definition, any other Senior Debt of the Issuers or the Guarantors permitted to be incurred under the Senior Subordinated Note Indenture that, at the date of determination, has an aggregate principal amount outstanding of at least $25.0 million and has been specifically designated by the Issuers in the instrument evidencing or governing such Senior Debt as "Designated Senior Debt" for purposes of the Senior Subordinated Note Indenture.

        "Disqualified Capital Stock" means with respect to any Person, any Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased, including at the option of the holder thereof, by such Person or any of the Subsidiaries, in whole or in part, on or prior to 91 days following the Stated Maturity of the Senior Subordinated Notes. Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Issuers to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that the Issuers may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Issuers' purchase of the Senior Subordinated Notes as are required to be purchased pursuant to the provisions of the Senior Subordinated Note Indenture as described under "Repurchase of Senior Subordinated Notes at the Option of the Holder Upon a Change of Control" and "Limitation on Sale of Assets and Subsidiary Stock."

        "Equity Holder" means (a) with respect to a corporation, each holder of stock of such corporation, (b) with respect to a limited liability company or similar entity, each member of such limited liability company or similar entity, (c) with respect to a partnership, each partner of such partnership, (d) with respect to any entity described in clause (a)(iv) of the definition of "Flow Through Entity," the owner of such entity, and (e) with respect to a trust described in clause (a)(v) of the definition of "Flow Through Entity," an owner thereof.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Event of Loss" means, with respect to any property or asset, (1) any loss, destruction or damage of such property or asset, (2) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset or (3) any settlement in lieu of clause (2) above.

        "Excess Cash Distribution Amount for Taxes" means the excess of (x) the aggregate actual cash distributions received by the Issuers or a Subsidiary from all Flow Through Entities that are not Subsidiaries during the period commencing with the Issue Date and continuing to and including the date on which a proposed Permitted Tax Distribution is to be made under clause (g) of the second sentence under "—Covenants—Limitations on Restricted Payments" over (y) the aggregate amount of such cash distributions described in the immediately preceding clause (x) that have already been taken into account for purposes of making (I) Permitted Tax Distributions previously made and which was attributable to a Flow Through Entity that was not a Subsidiary at the time such Permitted Tax Distribution was made plus (II) Restricted Payments permitted by clause (a) or (d) of clause (3) of the first sentence under "—Covenants—Limitations on Restricted Payments" (treating such cash distributions described in this clause (y)(II) as used to make a Restricted Payment during such period only to the extent that in such period, the total amount of Restricted Payments actually made during such period exceeded the excess of (m) the total amount of Restricted Payments permitted to be made in such period over (n) the amount of such cash distributions described in the immediately preceding clause (x) that were actually received by the Issuers or a Subsidiary during such period and that were not previously used to make a Permitted Tax Distribution.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Excluded Foreign Subsidiary" means any Foreign Subsidiary that is either (i) treated for United States federal tax purposes as a corporation or (ii) any entity owned directly or indirectly by another Foreign Subsidiary that is treated for United States federal tax purposes as a corporation.

        "Exempted Affiliate Transaction" means:

  (a)
  reasonable and customary compensation arrangements provided for the benefit of, any director, officer or employee of the Issuers or any Subsidiary, in each case entered into in the ordinary course of business and for services provided to the Issuer or such Subsidiary, respectively, as determined in good faith by the Board of Directors of the applicable Issuer,

  (b)
  dividends permitted under the terms of the covenant "—Limitation on Restricted Payments" above and payable, in form and amount, on a pro rata basis to all holders of the Issuers' common stock or common membership interests, as the case may be,

  (c)
  transactions solely between or among the Issuers and any of the Consolidated Subsidiaries that are Guarantors or solely among the Consolidated Subsidiaries that are Guarantors, and

  (d)
  payment of management fees permitted by clause (f) of the second paragraph of the covenant "—Limitation on Restricted Payments" above.

        "Existing Indebtedness" means the Indebtedness of the Issuers and the Subsidiaries (other than Indebtedness under the Credit Agreement, the Senior Subordinated Notes and the Senior Subordinated Note Guarantees) in existence on the Issue Date (after giving effect to the transactions contemplated hereby), reduced to the extent such amounts are repaid, refinanced or retired.

        "Existing Stockholders" means (i) Robert R. Black, Sr., (ii) any trust, corporation, partnership or other entity controlled by Robert R. Black, Sr. and members of the immediate family of Robert R. Black, Sr. or (iii) any partnership the sole general partners of which consist solely of Robert R. Black, Sr., any entity referred to in clause (ii) above and members of the immediate family of Robert R. Black, Sr.

        "FF&E" means furniture, fixtures and equipment (including Gaming Equipment) acquired by the Issuers and the Subsidiaries in the ordinary course of business for use in the Issuers' or the Subsidiaries' business operations.

        "FF&E Financing" means Indebtedness, the proceeds of which are used solely by the Issuers and the Subsidiaries (and concurrently with the incurrence of such Indebtedness) to acquire or lease or improve or refinance, respectively, FF&E; provided, that (x) the principal amount of such FF&E Financing does not exceed the cost (including sales and excise taxes, installation and delivery charges, capitalized interest and other direct fees, costs and expenses) of the FF&E purchased or leased with the proceeds thereof or the cost of such improvements, as the case may be, and (y) such FF&E Financing is secured only by the assets so financed and assets which, immediately prior to the incurrence of such FF&E Financing, secured other Indebtedness of the Issuers and the Subsidiaries (to the extent such other Indebtedness and the Liens securing such other Indebtedness are permitted under the Senior Subordinated Note Indenture) to the lender of such FF&E Financing.

        "Flow Through Entity" means an entity that (a) for United States federal income tax purposes constitutes (i) an "S corporation" (as defined in section 1361(a) of the Code), (ii) a "qualified subchapter S subsidiary" (as defined in section 1361(b)(3)(B) of the Code), (iii) a "partnership" (within the meaning of section 7701(a)(2) of the Code) other than a "publicly traded partnership" (as defined in section 7704 of the Code), (iv) an entity that is disregarded as an entity separate from its owner under the Code, the Treasury regulations or any published administrative guidance of the Internal Revenue Service, or (v) a trust, the income of which is includible in the taxable income of the grantor or another person under sections 671 through 679 of the Code (the entities described in the immediately preceding clauses (i), (ii), (iii), (iv) and (v), a "Federal Flow Through Entity") and (b) for state and local jurisdictions in respect of which Permitted Tax Distributions are being made, is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Federal Flow Through Entity.

        "Foreign Subsidiary" means any Subsidiary which (i) is not organized under the laws of the United States, any state thereof or the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

        "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect from time to time.

        "Gaming Authorities" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether now or hereafter existing, or any officer or official thereof, including, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the City of Mesquite and any other agency, in each case, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Issuers or any of the Subsidiaries.

        "Gaming Equipment" means slot machines, video poker machines, and all other gaming equipment and related signage, accessories and peripheral equipment.

        "Gaming FF&E Financing" means FF&E Financing, the proceeds of which are used solely by the Issuers and the Subsidiaries to acquire or lease FF&E that constitutes Gaming Equipment.

        "Gaming Licenses" means every material license, material franchise, material registration, material qualification, findings of suitability or other material approval or authorization required to own, lease, operate or otherwise conduct or manage gaming activities in any state or jurisdiction in which the Issuers or any of the Subsidiaries conducts business (including, without limitation, all such licenses granted by the Gaming Authorities), and all applicable liquor and tobacco licenses.

        "Guarantees" means, together, the Senior Secured Note Guarantees (as defined under "Description of Senior Secured Notes—Certain Definitions") and the Senior Subordinated Note Guarantees.

        "Guarantor" means each of the present and future Subsidiaries that at the time are guarantors of the Senior Subordinated Notes in accordance with the Senior Subordinated Note Indenture.

        "Holder" means the Person in whose name a Senior Subordinated Note is registered in the register of the Senior Subordinated Notes.

        "Indebtedness" of any specified Person means, without duplication,

  (a)
  all liabilities and obligations, contingent or otherwise, of such specified Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such specified Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such specified Person or only to a portion thereof), (2) evidenced by bonds, notes, debentures or similar instruments, (3) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 60 days past their original due date) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

  (b)
  all liabilities and obligations, contingent or otherwise, of such specified Person (1) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (2) relating to any Capitalized Lease Obligation, or (3) evidenced by a letter of credit or a reimbursement obligation of such specified Person with respect to any letter of credit;

  (c)
  all net obligations of such specified Person under Interest Swap and Hedging Obligations;

  (d)
  all liabilities and obligations of others of the kind described in any of the preceding clauses (a), (b) and (c) that such specified Person has guaranteed or provided credit support or that are otherwise its legal liability or that are secured by any assets or property of such specified Person;

  (e)
  any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and

  (f)
  all Disqualified Capital Stock of such specified Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price, including accrued and unpaid dividends).

        For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Senior Subordinated Note Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in reasonable good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

        The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence, and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        "Indentures" mean, together, the Senior Secured Note Indenture and the Senior Subordinated Note Indenture.

        "Initial Public Offering" means an initial underwritten public offering of (a) the Issuers' common stock or (b) common stock of a holding company that wholly owns each of the Issuers, in each case for cash pursuant to an effective registration statement under the Securities Act following which the Issuers' or such holding company's, as the case may be, common stock is listed on a national securities exchange or quoted on the national market system of the Nasdaq Stock Market, Inc.

        "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

        "Investment" by any specified Person in any other Person (including an Affiliate) means (without duplication):

  (a)
  the acquisition (whether by purchase, merger, consolidation or otherwise) by such specified Person (whether for cash, property, services, securities or otherwise) of Equity Interests, Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition;

  (b)
  the making by such specified Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business);

  (c)
  other than guarantees of the Issuers' Indebtedness or the Indebtedness of any Guarantor to the extent permitted by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," the entering into by such specified Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person;

  (d)
  the making of any capital contribution by such specified Person to such other Person; and

  (e)
  Investments described in the immediately following paragraph.

        The Issuers shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary of the Issuers (or, if neither the Issuers nor any of the Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Issuers or a Subsidiary shall be deemed an Investment valued at its fair market value at the time of such transfer. The Issuers or any of the Subsidiaries shall be deemed to have made an Investment in a Person that is or was a Subsidiary or a Guarantor if, upon the issuance, sale or other disposition of any portion of the Issuers' or any of the Subsidiary's ownership in the Capital Stock of such Person, such Person ceases to be a Subsidiary or Guarantor, as applicable. The fair market value of each Investment shall be measured at the time made or returned, as applicable.

        "Issue Date" means the date of first issuance of the Senior Subordinated Notes under the Senior Subordinated Note Indenture.

        "Junior Security" means any Qualified Capital Stock and any Indebtedness of the Issuers or a Guarantor, as applicable, that is contractually subordinated in right of payment to Senior Debt at least to the same extent as the Senior Subordinated Notes or the Senior Subordinated Note Guarantees, as applicable, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Senior Subordinated Notes.

        "Lien" means, with respect to any asset, any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, real or personal, movable or immovable, now owned or hereafter acquired.

        "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

        "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received (a) by the Issuers in the case of a sale of Qualified Capital Stock and (b) by the Issuers and the Subsidiaries in respect of an Asset Sale or an Event of Loss (including, in the case of an Event of Loss, the insurance proceeds, but excluding any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it),

  (1)
  plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Issuers that were issued for cash after the Issue Date, the amount of cash originally received by the Issuers upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt),

  (2)
  less, in each case, the sum of all payments, fees and commissions and reasonable and customary expenses (including, without limitation, legal counsel, accounting and investment banking fees and expenses but excluding costs and expenses payable to an Affiliate of the Issuers) incurred in connection with such Asset Sale or sale of Qualified Capital Stock or Event of Loss, and

  (3)
  less, in the case of an Asset Sale or Event of Loss only, the sum of (i) the amount (estimated reasonably and in good faith by the Issuers) of income, franchise, sales and other applicable taxes required to be paid by the Issuers or any of the Subsidiaries in connection with such Asset Sale or Event of Loss in the taxable year that such sale is consummated or such loss is incurred or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes, plus (ii) the amount of the marginal increase, if any, of the Permitted Tax Distribution directly attributable to such Asset Sale.

        "Notes" means, together, the Senior Secured Notes and the Senior Subordinated Notes.

        "Obligation" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities and obligations payable under the documentation governing any

Indebtedness, including, without limitation, interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable instrument governing or evidencing such Indebtedness and including, with respect to the Registration Rights Agreement, Liquidated Damages, if any.

        "Officers' Certificate" means the officers' certificate to be delivered upon the occurrence of certain events as set forth in the Senior Subordinated Note Indenture.

        "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to any of the Issuers, any Subsidiary or the Trustee.

        "Permitted C-Corp Conversion" means a transaction resulting in an Issuer becoming subject to tax under the Code as a corporation (a "C Corporation"); provided, that:

  (1)
  the C Corporation resulting from such transaction, if a successor to such Issuer, (a) is a corporation, limited liability company or other entity organized and existing under the laws of any state of the United States or the District of Columbia, (b) assumes all of the obligations of such Issuer under the Senior Subordinated Notes and the Senior Subordinated Note Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee and (c) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Issuer immediately preceding the transaction;

  (2)
  after giving effect to such transaction no Default or Event of Default exists;

  (3)
  prior to the consummation of such transaction, such Issuer shall have delivered to the Trustee (a) an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the holders of the outstanding Senior Subordinated Notes will not recognize income gain or loss for United States federal income tax purposes as a result of such Permitted C-Corp Conversion and will be subject to United States federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such Permitted C-Corp Conversion had not occurred and (b) an Officers' Certificate as to compliance with all of the conditions set forth in paragraphs (1), (2) and (3)(a) above; and

  (4)
  such transaction would not (a) result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment or (b) require any holder or beneficial owner of Senior Subordinated Notes to obtain a Gaming License or be qualified or found suitable under any applicable gaming or laws.

        "Permitted Indebtedness" means:

  (a)
  Indebtedness evidenced by the Senior Secured Notes and the Senior Secured Note Guarantees issued pursuant to the Senior Secured Note Indenture up to the amounts being issued on the original Issue Date less any amounts repaid or retired;

  (b)
  Indebtedness evidenced by the Senior Subordinated Notes and the Senior Subordinated Note Guarantees issued pursuant to the Senior Subordinated Note Indenture up to the amounts being issued on the original Issue Date less any amounts repaid or retired;

  (c)
  Permitted Refinancing Indebtedness with respect to any Indebtedness (including Disqualified Capital Stock) described in clause (a) or (b) or incurred pursuant to the Debt Incurrence Ratio test of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or which was refinanced pursuant to this clause (c);

  (d)
  FF&E Financing and Indebtedness represented by Capital Lease Obligations, mortgage financings or other Purchase Money Obligations; provided, that (1) no Indebtedness incurred under the notes is utilized for the purchase or lease of assets financed with such FF&E Financing or such other Indebtedness, and (2) the aggregate principal amount of such Indebtedness (including any Permitted Refinancing Indebtedness and any other Indebtedness incurred to repay, redeem, discharge, retire, defease, refund, refinance or replace any Indebtedness incurred pursuant to this clause (d)) outstanding at any time pursuant to this clause (d), other than any Gaming FF&E Financing, does not exceed $2.5 million;

  (e)
  (i) Indebtedness incurred by any Issuer that is owed to (borrowed from) any Guarantor, provided, that (x) such Indebtedness shall be unsecured and contractually subordinated in all respects to such Issuer's obligations pursuant to the notes and (y) any event that causes such Guarantor no longer to be a Guarantor (including by designation as an Unrestricted Subsidiary) shall be deemed to be a new incurrence by such Issuer of such Indebtedness and any guarantor thereof subject to the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Stock,"

  (ii)
  Indebtedness incurred by any Guarantor that is owed to (borrowed from) any other Guarantor or any Issuer, provided, that (x) such Indebtedness shall be unsecured and contractually subordinated in all respects to such Guarantor's obligations pursuant to such Guarantor's Guarantee and (y) any event that causes the Guarantor lender no longer to be a Guarantor (including a designation as an Unrestricted Subsidiary) shall be deemed to be a new incurrence by such Guarantor borrower of such Indebtedness and any guarantor thereof subject to the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Stock," and

  (iii)
  Indebtedness incurred by any Subsidiary (other than a Guarantor) and owed to (borrowed from) any Issuer, any Guarantor or any other Subsidiary; provided, that (x) such Indebtedness shall be unsecured and contractually subordinated in all respects to such Issuer's obligations pursuant to the notes and such Guarantor's obligations pursuant to such Guarantor's Guarantee, as applicable, (y) any event that causes the Subsidiary borrower or the Subsidiary or Guarantor lender to no longer be a Subsidiary (including a designation as an Unrestricted Subsidiary), shall be deemed to be a new incurrence of such Indebtedness subject to the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Stock," and (z) the Investment in the form of the loan is a "Permitted Investment" (other than pursuant to clause (c) of the definition thereof) or is otherwise not prohibited at the time of incurrence by the covenant "Limitation on Restricted Payments;"

  (f)
  Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money or other Indebtedness), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Issuers' industry;

  (g)
  Interest Swap and Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the Senior Subordinated Note Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness or other obligations to which such Interest Swap and Hedging Obligation relates;

  (h)
  Indebtedness incurred solely to finance the premium of the Issuers' and the Subsidiaries' general liability insurance in an aggregate principal amount at any time outstanding pursuant to this clause (h) not to exceed $1.0 million;

  (i)
  Indebtedness in an aggregate principal amount at any time outstanding pursuant to this clause (i) not to exceed $1.0 million, which Indebtedness is secured solely by the contracts between the Issuers and the Subsidiaries and the owners of timeshare interests in the timeshare units of the Issuers and the Subsidiaries;

  (j)
  Indebtedness not otherwise permitted by clauses (a) through (i) above in an aggregate principal amount (or accreted value, as applicable) at any time outstanding pursuant to this clause (j), including all Permitted Refinancing Indebtedness incurred to repay, redeem, discharge, retire, defease, refund, refinance or replace any Indebtedness incurred pursuant to this clause (j), not to exceed $1.0 million; and

  (k)
  Existing Indebtedness.

        "Permitted Investment" means:

  (a)
  any Investment in any of the Senior Subordinated Notes or the Senior Subordinated Note Guarantees;

  (b)
  any Investment in cash or Cash Equivalents;

  (c)
  intercompany notes to the extent permitted under clause (i) or (ii) of clause (e) of the definition of "Permitted Indebtedness;"

  (d)
  any Investment by the Issuers or any Guarantor in a Person in a Related Business if as a result of such Investment such Person becomes a Guarantor or such Person is merged with or into the Issuers or a Guarantor;

  (e)
  Investments in existence on the Issue Date;

  (f)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described under "Offers to Purchase the Senior Subordinated Notes—Limitation on Sale of Assets and Subsidiary Stock;"

  (g)
  credit extensions to gaming customers in the ordinary course of business, consistent with industry practice;

  (h)
  loans or advances to employees of the Issuers and the Subsidiaries made in the ordinary course of business in an aggregate amount not to exceed $500,000 at any one time outstanding; and

  (i)
  any Investment in any of the Senior Secured Notes or the Senior Secured Note Guarantees.

        "Permitted Liens" means:

  (a)
  Liens existing on the Issue Date;

  (b)
  Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the Issuers' books in accordance with GAAP;

  (c)
  statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that

    (1) the underlying obligations are not overdue for a period of more than 30 days, or (2) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the Issuers' books in accordance with GAAP;

  (d)
  Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

  (e)
  easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business consistent with industry practices which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Issuers or any of the Subsidiaries) or interfere with the ordinary conduct of the business of the Issuers or any of the Subsidiaries;

  (f)
  pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

  (g)
  Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Issuers or a Subsidiary or any Lien securing Indebtedness incurred in connection with an Acquisition, provided, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

  (h)
  Liens that secure FF&E Financing, Purchase Money Indebtedness or Capitalized Lease Obligations permitted to be incurred pursuant to clause (d) of the definition of "Permitted Indebtedness;" provided such Liens do not extend to or cover any property or assets other than those being acquired, leased or developed with the proceeds of such Indebtedness;

  (i)
  leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Issuers or any of the Subsidiaries or materially detracting from the value of the relative assets of the Issuers or any Subsidiary;

  (j)
  Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuers or any of the Subsidiaries in the ordinary course of business;

  (k)
  Liens securing Permitted Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Senior Subordinated Notes than the terms of the Liens securing such refinanced Indebtedness, provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced;

  (l)
  Liens securing Indebtedness incurred under the Credit Agreement pursuant to the Credit Facility Basket;

  (m)
  Liens securing the Senior Secured Notes and the Senior Secured Note Guarantees; and

  (n)
  Liens in favor of the Issuers or any Guarantor, which are assigned to the Trustee to secure the payment of the Senior Subordinated Notes or a Senior Subordinated Guarantee, as applicable.

        "Permitted Refinancing Indebtedness" means Indebtedness (including Disqualified Capital Stock):

  (a)
  issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or

  (b)
  constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"),

any Indebtedness (including Disqualified Capital Stock) in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing) the lesser of (1) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness (including Disqualified Capital Stock) so Refinanced and (2) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing;

        provided, that:

  (A)
  such Permitted Refinancing Indebtedness shall only be used to refinance outstanding Indebtedness (including Disqualified Capital Stock) of such Person issuing such Permitted Refinancing Indebtedness,

  (B)
  such Permitted Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness (including Disqualified Capital Stock) to be so refinanced at the time of such Refinancing and (y) in all respects, be no less contractually subordinated or junior, if applicable, to the rights of Holders of the Senior Subordinated Notes than was the Indebtedness (including Disqualified Capital Stock) to be refinanced,

  (C)
  such Permitted Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness (including Disqualified Capital Stock) to be so refinanced or, if sooner, 91 days after the Stated Maturity of the Senior Subordinated Notes, and

  (D)
  such Permitted Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the Senior Subordinated Notes than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

        "Permitted Tax Distributions" in respect of an Issuer means, with respect to any taxable year or portion thereof in which such Issuer is a Flow Through Entity, the sum of: (i) the product of (a) the excess of (1) all items of taxable income or gain (other than capital gain) of such Issuer for such year or portion thereof over (2) all items of taxable deduction or loss (other than capital loss) of such Issuer for such year or portion thereof and (b) the Applicable Income Tax Rate, plus (ii) the product of (a) the net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss), if any, of such Issuer for such year or portion thereof and (b) the Applicable Capital Gain Tax Rate, plus (iii) the product of (a) the net short-term capital gain (i.e., the excess of net short-term capital gain over net long-term capital loss), if any, of such Issuer for such year or portion thereof and (b) the Applicable Income Tax Rate, minus (iv) the aggregate Tax Loss Benefit Amount for such Issuer for such year or portion thereof; provided, that in no event shall the Applicable Income Tax Rate or the Applicable Capital Gain Tax Rate exceed the greater of (i) the highest aggregate applicable effective marginal rate of United States federal, state, and local income tax to which a corporation doing business in the State of Nevada would be subject to in the relevant year of determination (as certified to the Trustee by a nationally recognized tax accounting firm) plus 5% and (ii) 60%. For purposes of calculating the amount of the Permitted Tax Distributions the items of taxable income, gain, deduction or loss (including capital gain or loss) of any Flow Through Entity of which such Issuer is treated for United States federal income tax purposes as a member (but only for periods for which such Flow Through Entity is treated as a Flow Through Entity), which items of income, gain, deduction or loss are allocated to or otherwise treated as items of income, gain, deduction or loss of such Issuer for United States federal income tax purposes, shall be included in determining the taxable income, gain, deduction or loss (including capital gain or loss) of such Issuer.

        Estimated tax distributions may be made within thirty days following March 15, May 15, August 15, and December 15 based upon an estimate of the excess of (x) the tax distributions that would be payable for the period beginning on January 1 of such year and ending on March 31, May 31, August 31, and December 31 if such period were a taxable year (computed as provided above) over (y) distributions attributable to all prior periods during such taxable year.

        The amount of the Permitted Tax Distribution for a taxable year shall be re-computed promptly after (i) the filing by such Issuer and each subsidiary of such Issuer that is treated as a Flow Through Entity of their respective annual income tax returns and (ii) a United States federal or state taxing authority finally determines that the amount of the items of taxable income, gain, deduction, or loss of such Issuer or any such subsidiary that is treated as a Flow Through Entity for such taxable year or the aggregate Tax Loss Benefit Amount carried forward to such taxable year should be adjusted (each of clauses (i) and (ii) a "Tax Calculation Event"). To the extent that the Permitted Tax Distributions previously distributed in respect of any taxable year are either greater than (a "Tax Distribution Overage") or less than (a "Tax Distribution Shortfall") the Permitted Tax Distributions with respect to such taxable year, as determined by reference to the computation of the amount of the items of income, gain, deduction, or loss of such Issuer and each such subsidiary in connection with a Tax Calculation Event, the amount of the estimated Permitted Tax Distributions that may be made on the estimated tax distribution date immediately following such Tax Calculation Event shall be reduced or increased as appropriate to the extent of the Tax Distribution Overage or the Tax Distribution Shortfall. To the extent that a Tax Distribution Overage remains after the estimated tax distribution date immediately following such Tax Calculation Event, the amount of the estimated Permitted Tax Distribution that may be made on the subsequent estimated tax distribution date shall be reduced to the extent of such Tax Distribution Overage.

        Prior to making any Permitted Tax Distributions, such Issuer shall require each Equity Holder to agree that promptly after the second estimated tax distribution date following a Tax Calculation Event, such Equity Holder shall reimburse such Issuer to the extent of its pro rata share (based on the portion of Permitted Tax Distributions distributed to such Equity Holder for the taxable year) of any remaining Tax Distribution Overage.

        "Person" or "person" means any individual, corporation, limited liability company, joint stock company, joint venture, partnership, limited liability partnership, association, unincorporated organization, trust, governmental regulatory entity, country, state, agency or political subdivision thereof, municipality, county, parish or other entity.

        "Preferred Stock" means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

        "principal," when used with respect to a Senior Subordinated Note, means the accreted value of such Senior Subordinated Note as of the date of determination. "principal amount at maturity," when used with respect to a Senior Subordinated Note, means the accreted value of such Senior Subordinated Note at the Stated Maturity.

        "Pro Forma" or "pro forma" shall have the meaning set forth in Regulation S-X under the Securities Act, unless otherwise specifically stated herein.

        "Purchase Money Indebtedness" of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease), construction, installation or improvement of any after acquired real or personal tangible property which, in the reasonable good faith judgment of the applicable Issuer's Board of Directors, is directly related to a Related Business of the Issuers or any of the Subsidiaries and which is incurred concurrently with such acquisition, construction, installation or improvement and is secured only by the assets so financed.

        "Qualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person that is not Disqualified Capital Stock.

        "Qualified Equity Offering" means an underwritten public offering for cash pursuant to a registration statement filed with the SEC in accordance with the Securities Act of (a) Qualified Capital Stock of the Issuers or (b) Qualified Capital Stock of a holding company that wholly owns each of the Issuers; providedthat in the case of this clause (b), such holding company contributes to the capital of the Issuers the portion of the net cash proceeds of such offering necessary to pay the aggregate redemption price, together with accrued and unpaid interest (and Liquidated Damages, if any) thereon to the Redemption Date, of the Senior Subordinated Notes to be redeemed pursuant to the provisions described in the third paragraph under "—Redemption of the Senior Subordinated Notes—Optional Redemption."

        "Qualified Exchange" means:

  (1)
  any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock, or Indebtedness of the Issuers issued on or after the Issue Date with the Net Cash Proceeds received by the Issuers from the substantially concurrent sale of its Qualified Capital Stock (other than to a Subsidiary); or

  (2)
  any issuance of Qualified Capital Stock of the Issuers in exchange for any Capital Stock or Indebtedness of the Issuers issued on or after the Issue Date.

        "Recourse Indebtedness" means Indebtedness (a) as to which the Issuers or one of the Subsidiaries (1) provides credit support of any kind (including any undertaking, guarantee agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable (as a guarantor or otherwise), or (3) constitutes the lender, or (b) a default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) a holder of any other Indebtedness of the Issuers or any of the Subsidiaries (other than the Senior Subordinated Notes and Senior Subordinated Note Guarantees) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

        "Reference Period" with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Senior Subordinated Notes or the Senior Subordinated Note Indenture.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Issuers and the other parties named on the signature pages thereof, and any substantially identical registration rights agreement with respect to any Additional Senior Subordinated Notes, as such agreement may be amended, modified or supplemented from time to time.

        "Related Business" means the business conducted (or proposed to be conducted) by the Issuers and the Subsidiaries as of the Issue Date and any and all businesses that in the reasonable good faith judgment of the applicable Issuer's Board of Directors are materially related businesses.

        "Restricted Investment" means, in one or a series of related transactions, any Investment, other than a Permitted Investment.

        "Restricted Payment" means, with respect to any Person:

  (a)
  the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person,

  (b)
  any payment (except to the extent with Qualified Capital Stock) on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person,

  (c)
  other than with the proceeds from the substantially concurrent sale of, or in exchange for, Permitted Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and

  (d)
  any Restricted Investment by such Person;

provided, however, that the term "Restricted Payment" does not include (1) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer, or (2) any dividend, distribution or other payment to the Issuers, or to any of the Guarantors, by the Issuers or any of the Subsidiaries and any Investment in any Guarantor by the Issuers or any Subsidiary.

        "Senior Debt" means, with respect to any of the Issuers or Guarantors, as applicable:

  (1)
  any Indebtedness outstanding under the Credit Agreement;

  (2)
  Indebtedness under any outstanding Senior Secured Notes and Senior Secured Note Guarantees;

  (3)
  any Indebtedness of such Issuer or such Guarantor, as the case may be, otherwise permitted to be incurred under the terms of the Senior Subordinated Note Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it shall not be senior in right of payment to any Indebtedness of such Issuer or such Guarantor, as the case may be; and

  (4)
  all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3).

        Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

  (1)
  any liability for federal, state, local or other taxes owed or owing by the Issuers or the Guarantors;

  (2)
  any Indebtedness of the Issuers to any of the Subsidiaries or other Affiliates of the Issuers;

  (3)
  any trade payables; or

  (4)
  the portion of any Indebtedness that is incurred in violation of the Senior Subordinated Note Indenture.

        "Senior Secured Note Guarantees" means the guarantees by the Guarantors of the Issuers' obligations under the Senior Secured Notes in accordance with the Senior Secured Notes Indenture.

        "Senior Secured Note Indenture" means the indenture, dated as of the Issue Date, among the Issuers, the Guarantors and the Trustee, governing the Senior Secured Notes.

        "Senior Secured Notes" means the 9.000% Senior Secured Notes due 2012 issued by the Issuers.

        "Significant Subsidiary" shall have the meaning set forth in Regulation S-X under the Securities Act, as in effect on the Issue Date.

        "Stated Maturity," when used with respect to any Senior Subordinated Note, means January 15, 2013.

        "Subordinated Indebtedness" means any Indebtedness of the Issuers or a Guarantor that is contractually subordinated to the Senior Subordinated Notes or such Senior Subordinated Note Guarantee, as applicable, in any respect.

        "subsidiary," with respect to any Person, means (1) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, and (2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest. Unless the context requires otherwise, "subsidiary," with respect to any Person, means each direct and indirect subsidiary of such Person.

        "Subsidiary" means any subsidiary of any of the Issuers that is not an Unrestricted Subsidiary.

        "Tax Loss Benefit Amount" means with respect to any taxable year or portion thereof, the amount by which the Permitted Tax Distributions would be reduced were a net operating loss or net capital loss from a prior taxable year of an Issuer ending subsequent to the Issue Date carried forward to the applicable taxable year or portion thereof; provided, that for such purpose the amount of any such net operating loss or net capital loss shall be used only once and in each case the unused portion of such loss shall be carried forward to the next succeeding taxable year until so used. For purposes of calculating the Tax Loss Benefit Amount, the proportionate part of the items of taxable income, gain, deduction, or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity for a taxable year or portion thereof of such Subsidiary ending subsequent to the Issue Date shall be included in determining the amount of net operating loss or net capital loss of such Issuer.

        "Unrestricted Subsidiary" means:

  (1)
  any subsidiary of the Issuers that, at or prior to the time of determination, shall have been designated by the applicable Issuer's Board of Directors as an Unrestricted Subsidiary; provided, that such subsidiary at the time of such designation (a) has no Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Issuers or any Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuers or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuers; (c) is a Person with respect to which neither the Issuers nor any of the Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) does not directly, indirectly or beneficially own any Equity Interests of, or Subordinated Indebtedness of, or own or hold any Lien on any property of, the Issuers or any other Subsidiary, and

  (2)
  any subsidiary of an Unrestricted Subsidiary.

        Any Issuer's Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (1) no Default or Event of Default is existing or will occur as a consequence thereof and (2) immediately after giving effect to such designation, on a pro forma basis, the Issuers could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of the covenant "—Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock." Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

        "Voting Equity Interests" means Equity Interests which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

        "Wholly Owned Subsidiary" means a Subsidiary all the Equity Interests of which (other than directors' qualifying shares) are owned by the Issuers or one or more Wholly Owned Subsidiaries or a combination thereof.

BOOK-ENTRY PROCEDURES, DELIVERY, FORM, TRANSFER AND EXCHANGE

Global Notes

        The old notes were offered and sold only (1) to "qualified institutional buyers" as defined in Rule 144A under the Securities Act, (2) to institutional "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act who have delivered to the Issuers a letter in the form attached as Annex A hereto, and (3) to persons outside the United States in reliance on Regulation S under the Securities Act.

        The old notes sold to qualified institutional buyers and accredited investors are currently represented by one or more registered global notes without interest coupons (collectively, the "U.S. Global Notes"). The U.S. Global Notes have been deposited with the Trustee, as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee for credit to the accounts of DTC's Participants (as defined below).

        The old notes offered and sold to persons outside the United States in reliance on Regulation S, are currently represented by one or more temporary, registered global notes without interest coupons (collectively, the "Reg S Temporary Global Notes"). The Reg S Temporary Global Notes have been deposited with the Trustee, as custodian for DTC, in New York, New York, and registered in the name of a nominee of DTC for credit to the accounts of Indirect Participants (as defined below) participating in DTC through the Euroclear System ("Euroclear") or Clearstream Banking, Société Anonyme, Luxembourg ("Clearstream"). Within a reasonable time after the expiration of the 40-day period commencing on the day after the later of the offering date and the Closing Date, as applicable, of the notes (the "40-Day Restricted Period"), the Reg S Temporary Global Notes will be exchanged for one or more permanent global notes (collectively, the "Reg S Permanent Global Notes," and collectively with the Reg S Temporary Global Notes, the "Reg S Global Notes" and, together with the U.S. Global Notes, the "Global Notes") upon delivery to DTC of certification of compliance with the transfer restrictions applicable to the notes and pursuant to Regulation S as provided in the applicable Indenture. After the 40-Day Restricted Period, (i) beneficial interests in the Reg S Permanent Global Notes may be transferred to a person that takes delivery in the form of an interest in the U.S. Global Notes, and (ii) beneficial interests in the U.S. Global Notes may be transferred to a person that takes delivery in the form of an interest in the Reg S Permanent Global Notes, provided, in each case, that the certification requirements described below are complied with. See "Transfers of Interests in One Global Note for Interests in Another Global Note."

        Beneficial interests in all Global Notes and all Certificated Notes (as defined below), if any, are subject to certain restrictions on transfer, and the Global Notes and the Certificated Notes bear a restrictive legend as described under "Notice to Investors." In addition, transfer of beneficial interests in any Global Notes is subject to the applicable rules and procedures of DTC and its Participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

        The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Notes may not be exchanged for Certificated Notes except in certain limited circumstances. See "Exchange of Interests in Global Notes for Certificated Notes."

        Initially, the Trustee will act as Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without prior notice to the Holders, and the Issuers or any of the Subsidiaries may act as Paying Agent or Registrar. The notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Certain Book-Entry Procedures

        The description of the operations and procedures of DTC, Euroclear and Clearstream contained in this prospectus is provided solely as a matter of convenience. These operations and procedures are solely within their control and are subject to change by them from time to time. The Issuers take no responsibility for these operations and procedures and urge you to contact DTC or its Participants (including, if applicable, Euroclear and Clearstream) directly to discuss these matters.

        DTC has advised the Issuers as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its participating organizations (collectively, the "Direct Participants") and facilitates the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Direct Participants. The Direct Participants include securities brokers and dealers (including the initial purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other Persons that clear through or maintain a direct or indirect custodial relationship with a Direct Participant (collectively, the "Indirect Participants" and, together with the Direct Participants, the "Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants.

        DTC has advised the Issuers that, pursuant to DTC's procedures, (i) upon deposit of the Global Notes, DTC will credit the account of each Direct Participant designated by the initial purchaser with the portion of the principal amount at maturity of each Global Note that has been allocated to such Direct Participant by the initial purchaser, and (ii) DTC will maintain records of the ownership interests of such Direct Participants in each Global Note and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

        You may hold your interests in U.S. Global Notes directly through DTC if you are a Direct Participant in DTC or indirectly through organizations that are Direct Participants in DTC. You may hold your interests in Reg S Temporary Global Notes directly through Euroclear or Clearstream or indirectly through organizations that are participants in Euroclear or Clearstream. After the expiration of the 40-Day Restricted Period (but not earlier), you may also hold interests in Reg S Permanent Global Notes through organizations other than Euroclear and Clearstream that are Direct Participants in the DTC system. Morgan Guaranty Trust Company of New York, through its Brussels office, is the operator and depository of Euroclear and Citibank, N.A. is the operator and depository of Clearstream (each a "Nominee" of Euroclear and Clearstream, respectively). Therefore, they will each be recorded on DTC's records as the holders of all ownership interests held by them on behalf of Euroclear and Clearstream, respectively. Euroclear and Clearstream must maintain in their own records the ownership interests, and transfers of ownership interests by and between, their own customers' securities accounts. DTC will not maintain such records. All ownership interests in any Global Notes, including those of customers' securities accounts held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

        The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form of securities that they own. This may limit or curtail your ability to transfer your beneficial interest in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, your ability to pledge your beneficial interest in a Global Note to Persons that are not Direct Participants in DTC, or to otherwise take action in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest. For certain other restrictions on the transferability of the notes, see "Exchange of Interests in Global Notes for Certificated Notes."

        As long as DTC, or its nominee, is the registered holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the notes represented by such Global Note for all purposes under the applicable Indenture and the notes. Except in the limited circumstances described under "Exchange of Interests in Global Notes for Certificated Notes," you will not be entitled to have any portion of a Global Note registered in your name, will not be entitled to receive physical delivery of Notes in certificated form and will not be considered the registered owners or holder of a Global Note (or any Note represented thereby) under the applicable Indenture or the notes for any purpose.

        Under the terms of the applicable Indenture, the Issuers, the Guarantors and the Trustee will treat the persons in whose names the notes are registered (including Notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal of and premium, if any, and interest (and Liquidated Damages, if any) on Global Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the applicable Indenture. Consequently, none of the Issuers, the Trustee or any agent of the Issuers or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Participants.

        DTC has advised the Issuers that its current payment practice (for payments of principal, premium, interest, Liquidated Damages and the like) with respect to securities such as the notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interest in the Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee, the Issuers or the Guarantors. None of the Issuers, the Guarantors or the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the notes, and the Issuers and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.

        Interests in the Global Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants who hold an interest in the notes through Euroclear or Clearstream) who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant. Transfers between and among Indirect Participants who hold interests in the notes through Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between Direct Participants in DTC, on the one hand, and Indirect Participants who hold interests in the notes through Euroclear or Clearstream, on the other hand, will be effected by Euroclear's or Clearstream's respective Nominee through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream; however, delivery of instructions relating to cross-market transactions must be made directly to Euroclear or Clearstream, as the case may be, by the counterparty in accordance with the rules and procedures of Euroclear or Clearstream and within their established deadlines (Brussels time for Euroclear and U.K. time for Clearstream). Indirect Participants who hold interests in the notes through Euroclear and Clearstream may not deliver instructions directly to Euroclear's or Clearstream's Nominee. Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective Nominee to deliver or receive interests on Euroclear's or Clearstream's behalf in the relevant Global Note in DTC, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.

        Because of time zone differences, the securities accounts of an Indirect Participant that holds an interest in the notes through Euroclear or Clearstream purchasing an interest in a Global Note from a Direct Participant in DTC will be credited, and any such crediting will be reported to Euroclear or Clearstream, during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC's accounting records as of DTC's settlement date in New York, Euroclear and Clearstream customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a Reg S Global Note to a DTC Participant until the European business day for Euroclear or Clearstream immediately following DTC's settlement date.

        DTC has advised the Issuers that it will take any action permitted to be taken by a Holder of Notes (including the presentation of Notes for exchange as described above) only at the direction of one or more Direct Participants to whose account interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount at maturity of the notes to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange Global Notes (without the direction of one or more of its Direct Participants) for legended Notes in certificated form, and to distribute such certificated forms of Notes to its Direct Participants. See "Exchange of Interests in Global Notes for Certificated Notes."

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Direct Participants, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuers, the Guarantors, the initial purchaser or the Trustee shall have any responsibility for the performance by DTC, Euroclear or Clearstream or any of their respective Participants of their respective obligations under the rules and procedures governing any of their operations.

        The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that the Issuers believe to be reliable.

Reg S Temporary and Reg S Permanent Global Notes

        An Indirect Participant who holds an interest in the Reg S Temporary Global Notes through Euroclear or Clearstream must provide Euroclear or Clearstream, as the case may be, with a certificate in the form required by the applicable Indenture certifying that such Indirect Participant is either not a U.S. Person (as defined below) or has purchased such interest in a transaction that is exempt from the registration requirements of the Securities Act, and Euroclear or Clearstream, as the case may be, must provide to the Trustee (or the Paying Agent, if other than the Trustee) a certificate in the form required by the applicable Indenture, prior to any exchange of such beneficial interests for beneficial interests in Reg S Permanent Global Notes.

        "U.S. Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is a non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settlor, if the trust is revocable) is a U.S. Person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. Person) or (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated and owned by "accredited investors" within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts); provided, however, that the term "U.S. Person" shall not include (A) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in Section 902(k)(vi) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

Exchange of Interests in One Global Note for Interests in Another Global Note

        Prior to the expiration of the 40-Day Restricted Period, an Indirect Participant who holds an interest in the Reg S Temporary Global Note through Euroclear or Clearstream will not be permitted to transfer its interest to a U.S. Person who takes delivery in the form of an interest in U.S. Global Notes. After the expiration of the 40-Day Restricted Period, an Indirect Participant who holds an interest in Reg S Permanent Global Notes will be permitted to transfer its interest to a U.S. Person who takes delivery in the form of an interest in U.S. Global Notes only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with the restrictions on transfer set forth under "Notice to Investors" and as set forth in the legend printed on the Reg S Permanent Global Notes.

        A Direct or Indirect Participant who holds an interest in U.S. Global Notes may transfer its interests to a person who takes delivery in the form of an interest in Reg S Permanent Global Notes only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with Rule 904 of Regulation S and that, if such transfer occurs prior to the expiration of the 40-Day Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

        Transfers involving an exchange of a beneficial interest in Reg S Global Notes for a beneficial interest in U.S. Global Notes or vice versa will be effected by DTC by means of an instruction originated by the Trustee through DTC's Deposit/Withdrawal at Custodian (DWAC) system. Accordingly, in connection with such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount at maturity of one Global Note and a corresponding increase in the principal amount at maturity of another Global Note, as applicable. Any beneficial interest in a Global Note that is transferred to a person who takes delivery in the form of another Global Note will, upon transfer, cease to be an interest in such first Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

Exchange of Interests in Global Notes for Certificated Notes

        You may not exchange your beneficial interest in a Global Note for a definitive Note in registered, certificated form without interest coupons (a "Certificated Note") except as set forth below.

        An entire Global Note may be exchanged for Certificated Notes if:

  •
  DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes, or (b) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Issuers fail to appoint a successor depositary within 90 days of such notice;

  •
  the Issuers, at the Issuers' option, notify the Trustee in writing that the Issuers are electing to issue Certificated Notes; or

  •
  there shall have occurred and be continuing a Default or an Event of Default with respect to the notes.

        In any such case, the Issuers will notify the Trustee in writing that, upon surrender by the Participants of their interests in such Global Note, Certificated Notes will be issued to each person that such Participants and DTC identify as being a beneficial owner of the related Notes.

        In addition, beneficial interests in Global Notes held by any Participant may be exchanged for Certificated Notes upon request by such Direct Participant (for itself or on behalf of an Indirect Participant) to DTC or to the Trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Participants (in accordance with DTC's customary procedures). In no event will Reg S Temporary Global Notes be exchanged for Certificated Notes prior to the expiration of the 40-Day Restricted Period and receipt by the registrar of any certificates required pursuant to Regulation S.

        In all cases described herein, such Certificated Notes will bear the restrictive legend referred to in "Notice to Investors," unless the Issuers determine otherwise in compliance with applicable law. Any such exchange of beneficial interests in a Global Note for Certificated Notes will be effected through the DWAC system and an appropriate adjustment will be made to the records of the registrar to reflect a decrease in the principal amount at maturity of the Global Note.

        None of the Issuers, the Guarantors or the Trustee will be liable for any delay by the holder of any Global Note or DTC in identifying the beneficial owners of Notes, and the Issuers and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material United States federal income tax consequences relating to the purchase, ownership, and disposition of the notes by an initial purchaser of the notes that purchases the notes at the price indicated on the cover of this prospectus. This summary is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as notes held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, partnerships and their partners, controlled foreign corporations, and tax-exempt organizations (including private foundations)) or to persons that will hold the notes as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for United States federal income tax purposes, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any (i) United States federal income tax consequences to a Non-U.S. Holder (as defined below) that (A) is engaged in the conduct of a United States trade or business, (B) is a nonresident alien individual and such holder is present in the United States for 183 or more days during the taxable year, or (C) is a corporation which operates through a United States branch, and (ii) state, local, or non-United States tax considerations. This summary assumes that an investor will hold the notes as "capital assets" (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the "Code"). Each prospective investor is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of the purchase, ownership, and disposition of the notes.

        For the purposes of this summary, a "U.S. Holder" is a beneficial owner of a note that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created in, or organized under the law of, the United States or any State or political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that was in existence on August 20, 1996, was treated as a United States person on the previous day, and elected to continue to be so treated. A beneficial owner of a note that is not a U.S. Holder is referred to herein as a "Non-U.S. Holder."

        THIS SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IT NOT TAX ADVICE. YOU ARE URGED AND SHOULD CONSULT YOUR TAX ADVISORS AS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES, AND OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN TAX LAW.

Exchange of Old Notes Pursuant to the Exchange Offer

        The exchange of old notes for new notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. You will not recognize gain or loss upon the receipt of the new notes. If you are not exempt from United States federal income tax, you will be subject to such tax on the same amount, in the same manner and at the same time as you would have been as a result of the holding the old notes. If you are a cash-basis holder who is exchanging old notes for new notes, you will not recognize in income any accrued and unpaid interest on the old notes by reason of the exchange. The basis and holding period of the new notes will be the same as the basis and holding period of the corresponding old notes.

U.S. Holders

Interest Income

        Senior Secured Notes.    Payments of interest on the Senior Secured Notes will be subject to tax as ordinary income when received or accrued, in accordance with the U.S. Holder's method of tax accounting.

        Senior Subordinated Notes.    The Senior Subordinated Notes will be issued with original issue discount, for United States federal income tax purposes, in an amount equal to the excess of the sum of the principal amount at maturity plus all payments of stated interest due on the Senior Subordinated Notes, over the initial issue price of the Senior Subordinated Notes. Accordingly, a U.S. Holder will be required to include original issue discount in ordinary income over the period that they hold the Senior Subordinated Notes in advance of the receipt of cash attributable thereto. Any amount of discount included in income will increase the U.S. Holder's tax basis in the Senior Subordinated Notes. Payments of stated interest on the Senior Subordinated Notes will not be subject to tax.

Sale, Exchange, Retirement, or Other Disposition

        A U.S. Holder will generally recognize capital gain or loss upon the sale, exchange, redemption, or other disposition of the notes in an amount equal to the difference between the amount realized on the disposition, other than any amount attributable to accrued but unpaid interest, and the U.S. Holder's adjusted tax basis in the notes. Any such gain or loss will be long-term if the notes have been held for more than one year. The claim of a deduction in respect of a capital loss, for United States federal income tax purposes, is subject to limitations.

Non-U.S. Holders

Interest Income

        Payments of interest on the notes, including original issue discount on the Senior Subordinated Notes, made to a Non-U.S. Holder will not be subject to United States federal income or withholding tax provided that (i) such holder does not actually or constructively own 10% or more of (A) the total combined voting power of all classes of stock of Virgin River Casino Corporation or B & B B, Inc. entitled to vote or (B) the capital or profits interest in RBG, LLC and (ii) the requirements of section 871(h) or 881(c) of the Code are satisfied as described below under the heading "Owner's Statement Requirement."

Sale, Exchange, Retirement, or Other Disposition

        A Non-U.S. Holder generally will not be subject to United States federal income tax on gain recognized on a sale, exchange, redemption, or other disposition of the notes.

Owner's Statement Requirement

        In order to avoid withholding tax on interest under section 871(h) or 881(c) of the Code, either the beneficial owner of the notes or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and that holds the notes on behalf of such owner must file a statement with us or our agent to the effect that the beneficial owner is not a United States person. This requirement will be satisfied if we or our agent receives (i) a statement (an "Owner's Statement") from the beneficial owner of the notes in which such owner certifies, under penalties of perjury, that such owner is not a United States person and provides such owner's name and address, and if applicable, information with respect to tax treaty benefits, on an Internal Revenue Service Form W-8BEN (or suitable substitute form) or (ii) a statement from the Financial Institution holding the notes on behalf of the beneficial owner in which the Financial Institution certifies, under penalties of perjury, that it has received the Owner's Statement, together with a copy of the Owner's Statement. The beneficial owner must inform us or our agent (or, in the case of a statement described in clause (ii) of the immediately preceding sentence, the Financial Institution) within 30 days of any change in information on the Owner's Statement.

Backup Withholding and Information Reporting

        United States federal income tax law provides that backup withholding tax will not apply to payments made by us or our agent on the notes to a Non-U.S. Holder if an Owner's Statement or similar documentation is received or an exemption has otherwise been established, provided that we or our agent does not know or have reason to know that the payee is a United States person. If the notes are held by a Non-U.S. Holder through a non-United States related broker or financial institution, backup withholding and information reporting would not generally be required. Information reporting may apply if the notes are held by a Non-U.S. Holder through a United States or United States related broker or financial institution and, in such case, if the Non-U.S. Holder fails to provide an Owner's Statement or other appropriate evidence of non-United States status, backup withholding may apply.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder may be refunded or credited against the Non-U.S. Holder's United States federal income tax liability, if any, if the Non-U.S. Holder provides, on a timely basis, the required information to the United States Internal Revenue Service.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own accounts as a result of market-making activities or other trading activities in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. This prospectus, as it may be amended or supplemented, may be used by a broker-dealer in connection with resales of new notes received in exchange of old notes where such old notes were acquired as a result of market-making activities or other trading activities. Until                             , 2005 (90 days after the date of this prospectus), all dealers effecting transactions in the new notes may be required to deliver a prospectus.

        We will receive no proceeds in connection with the exchange offer or any sale of new notes by broker-dealers.

        New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any such resale maybe made directly to purchasers or to or through brokers or dealers that may receive compensation in the form of commissions or concessions from the broker-dealers or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange Offer—Resales of the New Notes" for additional information on the resales of the new notes.

LEGAL MATTERS

        Certain legal matters with regard to the validity of the notes will be passed upon for us by Kummer Kaempfer Bonner & Renshaw, Las Vegas, Nevada.

EXPERTS

        The consolidated financial statements of Virgin River Casino Corporation and RBG LLC, and the financial statements of B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo), as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Owners of
Virgin River Casino Corporation:

        We have audited the accompanying consolidated balance sheets of Virgin River Casino Corporation as of December 31, 2004 and 2003, and the related consolidated statements of operations and comprehensive income (loss), stockholder's (deficit) equity, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2004 and 2003, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

Las Vegas, Nevada April 1, 2005	/s/ Ernst & Young LLP

Virgin River Casino Corporation

Consolidated Balance Sheets
December 31, 2004 and 2003
(in thousands)

	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$11,114	$8,884
Accounts receivable, net of allowance of $261 and $392 for 2004 and 2003, respectively	809	1,141
Related party receivables	213	314
Related company receivables	1,250	—
Inventories	1,680	1,625
Property held for vacation interval sales	461	1,187
Prepaid expenses	2,911	2,837
Current portion of notes receivable	414	448

Total current assets	18,852	16,436
Property and equipment, net	114,142	94,413
Notes receivable, less current portion	2,487	2,690
Goodwill and other intangible assets, net	34,084	250
Deferred financing fees	9,173	671
Other assets	413	338

Total assets	$179,151	$114,798

Liabilities and Stockholder's (Deficit) Equity
Current liabilities:
Bank overdraft	$1,480	$1,264
Current portion of obligation under capital lease	18	29
Current portion of gaming equipment financing	582	552
Current portion of long-term debt	1,353	10,852
Accounts payable	3,271	3,669
Accrued liabilities	9,297	7,569
Related company payable	758	1,201

Total current liabilities	16,759	25,136
Gaming equipment financing, less current portion	189	—
Long-term debt, less current portion	165,588	66,302
Fair value of interest rate swaps	1,493	5,318
Obligations under capital lease, less current portion	—	7,400
Commitments and contingencies
Minority interest	16,040	1,168
Stockholder's (deficit) equity:
Additional paid-in capital	3,168	9,654
(Accumulated deficit) retained earnings	(3,414)	5,138
Deemed Distribution	(20,672)	—
Accumulated comprehensive loss	—	(5,318)

Total stockholder's (deficit) equity	(20,918)	9,474

Total liabilities and stockholder's (deficit) equity	$179,151	$114,798

The accompanying notes are an integral part of these consolidated financial statements.

Virgin River Casino Corporation

Consolidated Statements of Operations and Comprehensive Income (Loss)
For the Years Ended December 31, 2004, 2003 and 2002
(in thousands)

	2004	2003	2002
Revenues
Casino	$57,753	$54,201	$52,065
Food and beverage	30,509	28,293	26,670
Hotel	19,256	18,254	17,077
Related company rental income	6,300	6,300	6,300
Other	20,106	19,245	17,568

Total revenues	133,924	126,293	119,680
Less—promotional allowances	(17,224)	(17,424)	(14,564)

Net revenues	116,700	108,869	105,116

Operating expenses:
Casino	28,809	28,005	26,431
Food and beverage	19,013	18,026	18,427
Hotel	7,200	6,875	6,433
Other	14,436	13,384	12,678
General and administrative	29,004	25,260	26,137
Depreciation and amortization	7,115	7,142	7,060
Loss on sale and disposal of assets	55	191	631

Total operating expenses	105,632	98,883	97,797

Operating income	11,068	9,986	7,319

Other income (expense):
Interest expense	(7,489)	(7,801)	(8,470)
Related party interest expense	(94)	(76)	(50)
Change in fair value of interest rate swaps	(1,493)	—	—
Gain on termination of capital lease	1,279	—	—
Loss on early retirement of debt	(596)	—	—

Income (loss) before minority interest	2,675	2,109	(1,201)
Minority interest in (income) loss from RBG, LLC	(1,326)	721	1,980

Net income	1,349	2,830	779
Change in fair value of interest rate swaps	—	2	(2,842)

Total comprehensive income (loss)	$1,349	$2,832	$(2,063)

The accompanying notes are an integral part of these consolidated financial statements.

Virgin River Casino Corporation

Consolidated Statements of Cash Flows
For the Years Ended December 31, 2004, 2003 and 2002
(in thousands)

	2004	2003	2002
Cash flows from operating activities:
Net income	$1,349	$2,830	$779
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,115	7,142	7,060
Minority interest in income (loss) from RBG, LLC and Casablanca Resorts, LLC	1,326	(721)	(1,980)
Change in fair value of interest rate swaps	1,493	—	—
Loss on sale and disposal of assets	55	191	631
Gain on termination of capital lease	(1,279)	—	—
Amortization of deferred financing fees	307	365	224
Accretion of senior subordinated notes	156	—	—
Loss on early retirement of debt	596	—	—
Cost of vacation intervals sales	397	156	297
Change in operating assets and liabilities:
Decrease (increase) in accounts and related party receivables, net	433	396	(233)
Increase in inventories	(55)	(20)	(217)
(Increase) decrease in prepaid expenses	(74)	(648)	56
Increase in accounts payable and accrued liabilities	1,054	97	1,316

Net cash provided by operating activities	12,873	9,788	7,933

Cash flows from investing activities:
Proceeds received from sale of assets	6	89	61
Capital expenditures	(2,529)	(2,609)	(3,011)
Decrease (increase) in notes receivable	237	(162)	116

Net cash used in investing activities	(2,286)	(2,682)	(2,834)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	2,405	628	4,510
Net proceeds from issuance of notes	3,402	—	—
Payment of gaming equipment financing	(696)	(998)	(1,212)
Payment of long-term debt	(11,687)	(4,672)	(5,354)
Increase (decrease) in bank overdraft	216	275	(350)
Payment of obligations under capital lease	(30)	(30)	(24)
Payment of financing fees	(985)	—	(120)
Change in other assets	(129)	(82)	(52)
Capital contributions	28	1,311	—
Distributions paid	(881)	(1,785)	(1,847)

Net cash used in financing activities	(8,357)	(5,353)	(4,449)

Net increase in cash and cash equivalents	2,230	1,753	650
Cash and cash equivalents at beginning of year	8,884	7,131	6,481

Cash and cash equivalents at end of year	$11,114	$8,884	$7,131

The accompanying notes are an integral part of these consolidated financial statements.

Virgin River Casino Corporation

Consolidated Statements of Cash Flows (continued)
For the Years Ended December 31, 2004, 2003 and 2002
(in thousands)

	2004	2003	2002
Supplemental cash flow disclosure:
Cash paid for interest	$6,742	$7,436	$8,245

Noncash operating activities:
Payment of accrued interest with proceeds from Buyout	$226	$—	$—

Noncash investing and financing activities:
Acquisition of assets with long-term debt	$144,296	$—	$2,123

Acquisition of assets with minority interest contribution	$15,000	$—	$—

Acquisition of assets with contributed equity	$1,021	$—	$—

Acquisition of assets with gaming financing	$918	$1,059	$1,144

Distribution of property	$851	$—	$—

Payment of financing fees with proceeds from Buyout	$9,639	$—	$—

Payment of equity costs with proceeds from Buyout	$274	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

Virgin River Casino Corporation

Consolidated Statements of Stockholder's (Deficit) Equity
For the Years Ended December 31, 2004, 2003 and 2002
(in thousands)

	Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Accumulated Comprehensive Loss	Deemed Distribution	Total Stockholder's (Deficit) Equity
Balance, January 1, 2002	$8,343	$5,161	$(2,478)	$—	$11,026
Net income	—	779	—	—	779
Change in fair value of interest rate swaps	—	—	(2,842)	—	(2,842)
Distributions	—	(1,847)	—	—	(1,847)

Balance, December 31, 2002	8,343	4,093	(5,320)	—	7,116
Net income	—	2,830	—	—	2,830
Change in fair value of interest rate swaps	—	—	2	—	2
Shareholder contribution	1,311	—	—	—	1,311
Distributions	—	(1,785)	—	—	(1,785)

Balance, December 31, 2003	9,654	5,138	(5,318)	—	9,474
Net income	—	1,349	—	—	1,349
Redemption of equity	(7,261)	(8,169)	—	—	(15,430)
Capital contribution	1,049	—	—	—	1,049
Equity costs	(274)	—	—	—	(274)
Recognition of other comprehensive loss into earnings	—	—	5,318	—	5,318
Deemed Distribution	—	—	—	(20,672)	(20,672)
Distributions	—	(1,732)	—	—	(1,732)

Balance, December 31, 2004	$3,168	$(3,414)	$—	$(20,672)	$(20,918)

The accompanying notes are an integral part of these consolidated financial statements.

Notes to Consolidated Financial Statements

Virgin River Casino Corporation

1.    Basis of Presentation and Background

The accompanying are the consolidated financial statements of Virgin River Casino Corporation, which includes the accounts of RBG, LLC (doing business as CasaBlanca Resort/Casino/Golf/Spa) and its wholly owned subsidiary Casablanca Resorts, LLC (doing business as Oasis Resort & Casino) (collectively the "Company"). Virgin River Casino Corporation ("VRCC") owned 61.54% of RBG, LLC ("RBG") and Casablanca Resorts, LLC ("Resorts LLC") prior to December 20, 2004. Four siblings owned 100% of the shares of VRCC and owned 8.47% of the membership interests in RBG individually. Those same four siblings also owned 93.28% of B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo) ("B&BB"). The Company and B&BB are collectively referred to as the Companies. The Companies are operated under common management. Significant intercompany items and transactions of the Company have been eliminated.

B&BB and VRCC are Nevada corporations formed on December 7, 1989 and July 1, 1988, respectively, for the purpose of owning and operating Virgin River Hotel/Casino/Bingo located in Mesquite, Nevada. The hotel portion of the facility commenced operations on June 1, 1990, and the casino portion commenced operations on September 1, 1990. The land and buildings are owned by VRCC and leased to B&BB. Certain personal property including furniture and fixtures, leasehold improvements within the casino, and gaming equipment are owned by B&BB.

On March 17, 1997, RBG, a Nevada limited-liability company, was formed pursuant to an operating agreement (the "Operating Agreement") between Robert R. Black, Sr. ("Mr. Black") and R. Black, Inc., a Nevada corporation, for the purpose of acquiring the assets of Player's Island Resort (the "Resort") in Mesquite, Nevada, currently operating as the CasaBlanca Resort/Casino/Golf/Spa. On March 18, 1997, pursuant to an asset purchase agreement between RBG and certain subsidiaries of Players International, Inc. (Players), RBG purchased the Resort for $30.5 million. The Operating Agreement provides for the net income (loss) of RBG to be allocated among the members in proportion to their respective interest in RBG. The Operating Agreement terminates on February 18, 2027.

On May 31, 2001, Resorts, LLC a Nevada limited-liability company, was formed pursuant to an operating agreement ("Agreement") by RBG, as the sole member, for the purpose of acquiring the assets of Si Redd's Oasis Resort Hotel and Casino in Mesquite, Nevada. On June 30, 2001, pursuant to an asset purchase agreement between Resorts LLC, WSR, Inc., William S. Redd and Marilyn S. Redd Family Trust U/T/D 4/23/93, William S. Redd Family Trust U/T/D 9/22/92, Redd 1996 Trust U/T/D 10/14/96, and Arvada Ranch Properties, LLC, Resorts LLC purchased Si Redd's Oasis Resort Hotel and Casino for $31.7 million.

The Agreement provides for the net income (loss) of Resorts LLC to be allocated to members in proportion to their respective interest in Resorts LLC. The operating agreement terminates when any of the following items have occurred (1) all interests in the property acquired by Resorts LLC have been sold or disposed of or have been abandoned, or (2) in the event that Resorts LLC is bankrupt, a member withdraws or is expelled, the assignment by any member's interest without the written consent of the remaining members, or the admission of a new member without the written consent of the remaining members to the continuation of Resorts LLC.

Notes to Consolidated Financial Statements

Virgin River Casino Corporation

1.    Basis of Presentation and Background (cont'd)

On December 20, 2004, the Companies entered into a series of transactions whereby they issued $125.0 million aggregate principal amount of Senior Secured Notes due 2012 and $66.0 million aggregate principal amount at maturity ($39.9 million in gross proceeds) of Senior Subordinated Notes due 2013, and received a $16.0 million equity contribution from Mr. Black and R. Black, Inc. The Companies used the proceeds from the above offering to purchase the interests held by certain affiliated and unaffiliated shareholders (collectively known as the "Buyout") for $101.4 million pursuant to the Agreement for Purchase and Sale or Redemption of Equity Interests ("Agreement for Purchase of Equity Interests") between James A. Black Gaming Properties Trust, Gary W. Black Gaming Properties Trust, Michael T. Black Gaming Properties Trust, Jorco, Inc., Marcus A. Hall, James Ritchie and Barry Moore as Sellers and Robert R. Black, VRCC, and B&BB as Purchasers (see Note 3). As a result of the Buyout, Mr. Black obtained the remaining 80.97% interest in B&BB and 75.0% interest in VRCC. VRCC along with R. Black, Inc. obtained 32.69% of the membership interest in RBG that was being purchased. The remaining proceeds were utilized to repay $64.0 million owed under the Credit Agreement and the $2.0 million promissory note payable to a selling shareholder (See Note 5). Five days prior to the Buyout, RBG terminated the lease with MDW (see Note 8) and the Companies disposed of certain assets (see Note 11). As a result of these transactions, Mr. Black and R. Black, Inc. control VRCC, RBG and B&BB. In addition, VRCC, RBG and B&BB are co-issuers on the Companies' Senior Secured and Senior Subordinated Notes and all three entities are jointly managed and share resources (see Note 5).

2.    Summary of Significant Accounting Policies

Casino Revenue and Promotional Allowances—In accordance with industry practice, the Company recognizes as casino revenue the net win from gaming activities, which is the difference between gaming wins and losses. The retail value of rooms, food and beverage furnished to customers without charge is included in gross revenues and then deducted as promotional allowances. The estimated departmental costs of providing such promotional allowances are included in casino costs and expenses and consist of the following (amounts in thousands):

	Year ended December 31,
	2004	2003	2002
Food and beverage	$6,285	$6,068	$5,850
Hotel	2,111	2,266	1,898
Other	1,413	1,430	1,327

	$9,809	$9,764	$9,075

The Company's slot club program (the "Program") allows customers to redeem points earned from their gaming activity at the respective property for complimentary food, beverage, rooms, entertainment and merchandise. At the time redeemed, the retail value of complimentaries under the Program is recorded as revenue with a corresponding offsetting amount included in promotional allowances. The cost associated with complimentary food, beverage, rooms, entertainment and merchandise redeemed under the Program is recorded in casino costs and expenses.

Vacation Interval Sales—The Company recognizes revenue on the sale of vacation intervals when a minimum of 10% of the sales price has been received in cash, collectibility of the receivable representing the remainder of the sales price is reasonably assured, and the Company has completed substantially all of the obligations with respect to any development related to the real estate sold.

Notes to Consolidated Financial Statements

Virgin River Casino Corporation

2.    Summary of Significant Accounting Policies (cont'd)

Cash and Cash Equivalents—The Company considers all highly liquid investments with purchased maturities of three months or less to be cash equivalents. Bank overdraft represents a negative cash balance that has been reclassified to current liabilities.

Related company receivables and payables—The Companies are under common management and ownership. Payroll and other operating expenses are shared and expensed to each entity as incurred. Related company receivables and payables represent amounts due from or due to B&BB for such expenses.

Inventories—Inventories are stated at the lower of cost or market value. Cost is determined by the first-in, first-out method.

Property Held for Vacation Interval Sales—Property held for vacation interval sales includes the acquisition costs of the vacation intervals and renovations and the cost of land, development and construction of the vacation interval project. As intervals are sold, the cost of the interval and the estimated cost of renovations or the estimated total costs at completion for the project are charged ratably to cost of vacation interval sales. Interest on renovations or development and construction of vacation intervals is capitalized or charged to expense depending on the duration of the renovations.

Notes and Accounts Receivable—The Company's notes receivables are considered homogenous and are evaluated for impairment collectively, except for individual receivables placed on nonaccrual status, in which case receivables are reviewed individually for impairment. Impairment is measured based on the fair value of the collateral. If the measurement of fair value is less than the Company's recorded investment in the note receivable, the impairment is recognized by creating a specific allowance. Significant changes in the original assumptions of the measure of impairment are an adjustment to the specific allowance. The Company periodically reviews the relevant factors and the formula by which additions are made to the allowance for uncollectible notes receivable. The general allowance is provided based on a number of factors, including current economic trends, estimated collateral values, management's assessment of credit risk inherent in the portfolio and historical loss experience.

The Company's accounts receivable represent amounts due from patrons for gaming activities, hotel and other. Bad debt expense for notes and accounts receivable totaled $285,000, $237,000 and $395,000 during the years ended December 31, 2004, 2003 and 2002, respectively.

Fair Value of Financial Instruments—The carrying value of the Company's cash and cash equivalents, receivables, accounts payable and debt, other than the Companies Notes, approximates fair value primarily because of the short maturities of these instruments. The fair value on the Notes is based on quoted market prices.

Property and Equipment—Property and equipment is stated at cost, including interest capitalized on internally constructed assets calculated at the overall weighted-average borrowing rate of interest.

Notes to Consolidated Financial Statements

Virgin River Casino Corporation

2.    Summary of Significant Accounting Policies (cont'd)

Depreciation and amortization is provided on a straight-line basis over the assets' estimated useful lives. The estimated useful lives are as follows:

Buildings	31.5 to 39.5 years
Land improvements	15 years
Leasehold improvements	5 to 10 years
Furniture, fixtures and equipment	5 years

The Company evaluates the carrying value for real estate inventories, including property held for vacation interval sales, in accordance with FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-lived Assets ("SFAS 144"). SFAS 144 requires that when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, companies should evaluate the need for an impairment write-down. Impairment write-downs are recorded to real estate inventories when indicators of impairment are present and the undiscounted cash flows estimated to be generated from those assets are less than the carrying amount of the assets. When an impairment write-down is required, the related assets are adjusted to their estimated fair value less costs to sell. The Company did not record any impairment losses during the years ended December 31, 2004, 2003 or 2002.

Income Taxes—VRCC has elected S Corporation status under the Internal Revenue Code. RBG and Resorts LLC are limited liability companies. As such, federal income taxes are an obligation of the individual owners and no provision for income taxes is reflected in the accompanying consolidated financial statements.

Advertising Costs—Advertising costs incurred by the Company are expensed as incurred. Advertising costs included in general and administrative expenses were $3.2 million, $3.3 million and $3.7 million for the years ended December 31, 2004, 2003 and 2002, respectively.

Deferred Financing Costs—Deferred financing costs are amortized to interest expense over the term of the related financing.

Goodwill and Other Intangible Assets—Goodwill associated with the Buyout totaled $31.8 million at December 31, 2004. Other intangible assets, which represent acquired customer lists, are stated at cost net of accumulated amortization. Other intangible assets totaled $2.3 million and $250,000 as of December 31, 2004 and 2003, respectively. These costs are amortized on a straight-line basis over the assets' estimated useful life of three years. Amortization expense was $290,000, $500,000 and $500,000 for the years ended December 31, 2004, 2003 and 2002, respectively. Future amortization expense of intangible assets is estimated to be approximately $750,000 per annum.

In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." The Company adopted SFAS No. 141 for all business combinations completed after June 30, 2001, which requires among other things that such business combinations be accounted for under the purchase method. The Company adopted SFAS No. 142 in 2002 for all intangible assets recognized in the Company's balance sheet as of December 31, 2002. With the adoption of SFAS No. 142 in 2002, the Company no longer amortizes goodwill or intangible assets that are determined to have an indefinite life.

Notes to Consolidated Financial Statements

Virgin River Casino Corporation

2.    Summary of Significant Accounting Policies (cont'd)

The Company reviews intangible assets that are subject to amortization for impairment in accordance with SFAS 144. In accordance with SFAS 144, an impairment loss will be recognized if the carrying amount of an intangible asset is not recoverable and its carrying amount exceeds its fair value. The Company did not record any impairment losses during the years ended December 31, 2004, 2003 or 2002.

After an impairment loss is recognized, the adjusted carrying amount of the intangible asset becomes the new accounting basis.

Debt Guarantee—In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34. FIN No. 45 elaborates on the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued, and requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. A conclusion reached by the FASB in this Interpretation is the exclusion from the liability recognition provisions of guarantees issued between entities under common control or parent or subsidiary guarantees of third-party debt on behalf of that parent or subsidiary. Such guarantees, however, are not excluded from the enhanced disclosure provisions. The disclosure provisions have been reflected in the accompanying consolidated financial statements and footnotes.

Interest Rate Swaps—The Companies, from time to time, use interest rate swaps and similar financial instruments to assist in managing interest incurred on its long-term debt. The difference between amounts received and amounts paid under such agreements, as well as any costs or fees, is recorded as a reduction of, or addition to, interest expense as incurred over the life of the swap or similar financial instrument. The Companies account for interest rate swap agreements in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and its corresponding amendments under SFAS 138 and SFAS 149. SFAS 133 requires the Companies to measure every derivative instrument (including certain derivative instruments embedded in other contracts) at fair value and record them in the balance sheet as either an asset or liability. Changes in fair value of derivatives are recorded currently in earnings as a change in fair value of the swap unless special hedge accounting criteria are met whereby the change is recorded as a component of other comprehensive income. The Companies have designated the interest rate swaps as cash flow hedges and, accordingly, the effective portions of changes in the fair value of the interest rate swaps are reported in other comprehensive income. Any ineffective portions of hedges are recognized in earnings in the current period. During the year ended December 31, 2004, the Companies' cash flow hedge became ineffective and, accordingly, the change in fair value is being accounted for in earnings on the consolidated statements of operations.

Use of Estimates—The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Notes to Consolidated Financial Statements

Virgin River Casino Corporation

2.    Summary of Significant Accounting Policies (cont'd)

Players Club Liability—During 2002, the Company adopted the consensus provisions of EITF 00-22—"Accounting for Points and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to Be Delivered in the Future." EITF 00-22 requires that the redemption of points, such as points earned in slot players clubs, be recorded as a reduction of revenue. Although the consensus reached in EITF 00-22 applies to a redemption of points for cash as opposed to a redemption of points for free products and services, management believes the premise of EITF 00-22 applies to the Company's slot club program, which provides for the redemption of points for only free products and services (and not for cash). During the years ended December 31, 2004, 2003 and 2002, the Company recorded, as a reduction of revenue, a charge of approximately $214,000, $895,000 and $324,000, respectively, in promotional allowances in the accompanying consolidated statements of income.

Segment Information—It is management's belief that the Company's operations are part of a single segment which is the casino and hotel business and related amenities. The Company believes that it meets the "economic similarity" criteria established by SFAS No. 131, and as a result, the Company aggregates all of its properties into one operating segment. All of our properties offer the similar products, cater to the same customer base, are all located in the Mesquite, Nevada, area, have the same regulatory and tax structure, share the same marketing techniques and are all directed by a centralized management structure. In addition, management believes that all of its ancillary operations such as golf course operations, spa, timeshare and other amenities are in place to increase and enhance the casino and hotel business.

Recently Issued Accounting Standards—In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." The objective of FIN 46 is to improve financial reporting by companies involved with variable interest entities. FIN 46 changes certain consolidation requirements by requiring a variable interest entity to be consolidated by a company that is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The Company has determined that the variable interest entity it holds an investment in at December 31, 2004 does not require consolidation under the provisions of FIN 46 as the Company is not subject to a majority of the risk of loss or entitled to receive a majority of the variable interest entity's residual returns.

In April 2003, the FASB issued SFAS No. 149, "Amendment to Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is applied prospectively and is effective for contracts entered into or modified after June 30, 2003, except for SFAS No. 133 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003 and certain provisions relating to forward purchases and sales on securities that do not yet exist. The Company has determined that SFAS No. 149 did not have a significant impact on its results of operations or financial position.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. On October 29, 2003, the FASB voted to defer for an indefinite period the application of the guidance in SFAS No. 150 to non-controlling interests that are classified as equity in the financial

Notes to Consolidated Financial Statements

Virgin River Casino Corporation

2.    Summary of Significant Accounting Policies (cont'd)

statements of the subsidiary but would be classified as a liability in the parent's financial statements under SFAS No. 150. The FASB decided to defer the application of SFAS No. 150 to these non-controlling interests until it could consider some of the resulting implementation issues associated with the measurement and recognition guidance for these non-controlling interests. The Company currently has no instruments impacted by the adoption of this statement and, therefore, the adoption did not have a significant impact on our results of operations or financial position.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs." The statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company is currently evaluating the provisions of SFAS No. 151 to determine its impact on its future financial statements.

In December 2004, the FASB issued SFAS 152, "Accounting for Real Estate Time-Sharing Transactions." SFAS 152 amends existing accounting guidance to reference the financial accounting and reporting guidance for real estate time-sharing transactions provided in AICPA Statement of Position 04-02, "Accounting for Real Estate Time-Sharing Transactions." SFAS 152 is effective for our financial statements issued after January 1, 2006. The new accounting guidance requires, among other things, that costs incurred to sell timeshare units generally be charged to expense as incurred, including marketing expenses. The new standard will also require a change in the classification of certain items currently reported as expenses, requiring these items to be reflected as reductions of revenue. The Company is in the process of evaluating the impact of SFAS 152; however, the impact to reported revenue and net income is not expected to be significant.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets." This statement is based on the principle that exchanges of nonmonetary assets should be measured based on fair value of the assets exchanged. This statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company is currently evaluating the provisions of SFAS No. 153 to determine its impact on our future financial statements.

3.    Purchase of Equity Interests

On December 20, 2004, pursuant to the Agreement for Purchase of Equity Interests described in Note 1, Mr. Black and R. Black, Inc. acquired certain interests in B&BB, VRCC and RBG for $101.4 million. In addition, the Companies incurred approximately $10.0 million in capitalized deferred financing fees related to the issuance of the Notes, $8.7 million of which is recorded in the accompanying consolidated balance sheet, as well as $274,000 in costs associated with the Agreement for Purchase of Equity Interests which were charged to equity in the accompanying consolidated balance sheet. Management valued the assets acquired in the transaction as follows. Current assets and liabilities were recorded at book value, which approximated their estimated market values at the date of acquisition. Land, buildings and building improvements were valued based upon comparable values of recent sales in the Mesquite, Nevada market and 3rd party market valuations of comparable assets in Mesquite, Nevada. For equipment, management recorded these assets at book value, which was deemed to be fair value, considering the relative age and working condition of the equipment. Intangible assets, representing the Companies' customer list and slot club program, were recorded at fair value, which was calculated based upon comparable customer lists and slot programs with other casinos operating in the Las Vegas and surrounding market. In accordance with the provisions of SFAS No. 141, the remainder of the purchase price was allocated to goodwill. Management believes that the goodwill arose from the Companies' dominance in and the growing Mesquite, Nevada market, the value of the existing workforce and existing accounting and operating infrastructure.

Notes to Consolidated Financial Statements

Virgin River Casino Corporation

3.    Purchase of Equity Interests (cont'd)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed by the Companies at the date of acquisition. The purchase price allocation is in process and will be completed within one year of the acquisition; thus, the allocation of the purchase price is subject to refinement.

At December 20, 2004
Current assets	$15,600
Property and equipment	100,200
Other non-current assets	3,300
Intangibles	4,600
Goodwill	43,000

Total assets acquired	166,700

Current liabilities	12,800
Long-term liabilities	1,200
Long-term debt assumed	53,300

Total liabilities assumed	67,300

Net assets acquired	$99,400

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed related to the Company at the date of acquisition.

At December 20, 2004
Current assets	$10,000
Property and equipment	100,200
Other non-current assets	3,300
Intangibles	2,300
Goodwill	31,800

Total assets acquired	147,600

Current liabilities	10,200
Long-term liabilities	1,200
Long-term debt assumed	53,200

Total liabilities assumed	64,600

Net assets acquired	$83,000

Notes to Consolidated Financial Statements

Virgin River Casino Corporation

3.    Purchase of Equity Interests (cont'd)

The following unaudited pro forma combined financial information for the Company has been prepared assuming the Buyout occurred on January 1, 2004 and 2003, respectively (in thousands):

	Year Ended December 31, 2004	Year Ended December 31, 2003
Net revenues	$116,700	$108,869
Income from operations	$9,639	$8,557
Net loss	$(10,106)	$(10,101)

4.    Property and Equipment

Property and equipment consists of the following (in thousands):

	December 31,
	2004	2003
Land	$30,630	$20,834
Buildings	65,588	54,238
Buildings under capital lease	—	6,876
Land and leasehold improvements	21,566	14,127
Furniture, fixtures and equipment	31,420	29,893
Construction in progress	397	414

	149,601	126,382
Less—accumulated depreciation and amortization	(35,459)	(31,969)

Property and equipment, net	$114,142	$94,413

Amortization of buildings under capital lease is included within depreciation and amortization expense in the accompanying consolidated statements of operations. Accumulated amortization of buildings under capital lease was $0 and $832,000 at December 31, 2004 and 2003, respectively. The underlying lease for the buildings under capital lease was terminated on December 15, 2004 (see Note 8 and 11).

The Company owns the Mesquite Star Hotel and Casino which was opened as needed during the year ended December 31, 2003 to provide additional rooms. As of December 31, 2004 and 2003, these assets are reported in the accompanying consolidated balance sheets at $5.6 million and $6.0 million, respectively, net of accumulated depreciation.

5.    Long-term Debt

Long-term debt consists of the following (in thousands):

	December 31,
	2004	2003
Revolving credit facility totaling $15 million with Wells Fargo Foothill at a margin above prime or LIBOR, as defined; collateralized by substantially all assets of the Companies as defined.	$—	$—
9% senior secured notes, interest payable semiannually, principal due January 15, 2012, callable January 15, 2009	125,000	—

Notes to Consolidated Financial Statements

Virgin River Casino Corporation

5.    Long-term Debt (cont'd)

	December 31,
	2004	2003
12 3/4% senior subordinated notes, non-cash interest will accrue at an annual rate of 12 3/4% in the form of increase accreted value until January 15, 2009. Beginning January 15, 2009, interest payable semiannually, principal due January 15, 2013, callable January 15, 2009	40,068	—
Revolving credit facility totaling $80 million with Bank of America N.A., Wells Fargo Bank, N.A. and U.S. Bank, N.A. at a margin above prime or LIBOR, as defined; collateralized by substantially all real and personal property, leases, intangibles and other interests of the Companies as defined. The credit facility was paid in full and retired in December 2004	—	74,000
Promissory note payable to Wells Fargo Equipment Finance, Inc. payable in monthly installments of $37 at an interest rate of 6.97%, due June 2006	757	1,124
Hypothecation Note at prime plus 3.0% (8.25% at December 31, 2004), collateralized by certain notes receivable as defined; guaranteed by one of the Initial Members, due April 2004	572	1,089
Promissory note payable to Wells Fargo Equipment Finance, Inc. payable in monthly installments of $24 at an interest rate of 7.00%, due November 2005	251	508
Promissory note payable to Wells Fargo Equipment Finance, Inc. payable in monthly installments of $14 at an interest rate of 6.21%, due December 2006	293	433

	166,941	77,154
Less—current portion	(1,353)	(10,852)

Total long-term debt	$165,588	$66,302

Maturities of long-term debt are as follows (in thousands):

Years ending December 31:
2005	$1,353
2006	520
2007	—
2008	—
2009	—
Thereafter	191,000

192,873
Less debt discount	(25,932)

$166,941

New Revolving Facility

Concurrent with the Buyout, the Companies entered into a four-year $15.0 million senior secured credit facility ("Foothill Facility") on December 20, 2004 with Wells Fargo Foothill, Inc. that matures in December 2008. The Foothill Facility is secured by substantially all the assets of the Companies. During the life of the Foothill Facility, the Companies may borrow up to the lesser of (1) $15.0 million less the Letter of Credit Usage, as defined, less the Bank Product Reserve, as defined, or (2) the Borrowing Base, as defined, less the Letter of Credit Usage. At December 31, 2004, the Bank Product Reserve was approximately $750,000 and represents the fair market value at December 31, 2004 of the interest rate swap owed to Wells Fargo Foothill, Inc. Accordingly, the availability under the Foothill Facility at December 31, 2004 was limited to $14.25 million and no amounts had been drawn.

Notes to Consolidated Financial Statements

Virgin River Casino Corporation

5.    Long-term Debt (cont'd)

Under the terms of the Foothill Facility, interest accrues on the outstanding principal balance at LIBOR plus the LIBOR Rate Margin, which is 3.5%, or the Base Rate, as defined, plus the Base Rate Margin, which is 2%. LIBOR was approximately 3.1% at December 31, 2004. The Foothill Facility also contains certain financial and other covenants. These include a minimum trailing twelve-month Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") of $15,000,000 for the Companies and limitations on other indebtedness and capital expenditures, as defined.

As part of the costs of entering into the Foothill Facility, the Companies incurred approximately $0.5 million of deferred financing fees, all of which is recorded on the Company's consolidated balance sheet at December 31, 2004, that will be amortized over the life of the facility on a straight-line basis, which approximates the effective-interest method.

Senior Secured and Senior Subordinated Notes

In December 2004, as part of the Buyout, the VRCC, RBG and B&BB (the "Issuers") issued $125.0 million of 9% senior secured notes ("Senior Notes") due on January 15, 2012 and $39.9 million in gross proceeds of 12 3/4% senior subordinated notes ("Senior Sub Notes") due January 15, 2013 (collectively the "Notes"). The Notes are joint and several obligations of the Issuers and all current and future subsidiaries of the Issuers. Although the Notes are joint and several obligations of the Issuers, the allocation of the balance of the Notes to the individual balance sheets of B&BB, VRCC and RBG was according to the flow of funds at the date of the Buyout with the proceeds of the Senior Notes necessary to purchase the interests of B&BB recorded on the balance sheet of B&BB and the remaining proceeds of the Senior Notes and Senior Sub Notes recorded on the consolidated balance sheet of VRCC. The consolidated balance sheet of the Company reflects the full obligation of the Notes at December 31, 2004 with the amount recorded on the balance sheet of B&BB recognized as a deemed distribution to reflect the net obligation of the Notes recorded on the consolidated balance sheet of the Company at December 31, 2004. At December 31, 2004 and 2003, the net amount of the Notes recorded on the Company's consolidated balance sheet is $144.5 million and $0, respectively.

The Senior Notes pay interest semiannually while the Senior Sub Notes accrue interest in the form of increased accreted value until January 15, 2009, when the carrying book value of the Senior Sub Notes will be $66.0 million. At that point the Senior Sub Notes will pay interest semiannually on the same dates as the Senior Notes.

The indentures (the "Indentures") governing the Companies' Notes contain certain customary financial and other covenants, which limit the Companies' ability to incur additional debt. The Indentures provide that the Companies may not incur additional indebtedness, other than specified types of indebtedness, unless the Consolidated Coverage Ratio, on a pro-forma basis after the incurrence of the additional indebtedness is at least 2.00 to 1.00. As of December 31, 2004, the Companies have a Consolidated Coverage Ratio of 1.13 to 1.00 and have incurred $0 of additional indebtedness as defined.

The Indentures also contain other covenants which limit the ability of the Issuers and Guarantors, as defined, to pay dividends, redeem stock, or make other distributions, make investments, create certain liens, enter into certain transactions with affiliates, utilize proceeds from asset sales, transfer or sell assets, issue or sell equity interests of subsidiaries and enter into certain mergers and consolidations, as defined in the Indentures. There are no restrictions related to the transfer of funds between the Issuers, Guarantors and their respective subsidiaries. The Issuers were in compliance with these covenants at December 31, 2004.

Notes to Consolidated Financial Statements

Virgin River Casino Corporation

5.    Long-term Debt (cont'd)

The Senior Notes are secured by substantially all existing and future assets of the Issuers and the Guarantors, as defined, as well as the equity interest of the Guarantors, the equity interests of the Acquiring Shareholder and his Affiliate in the Issuers. The Guarantors are all the wholly owned subsidiaries of the Issuers. The Senior Notes are subordinated to the security interests of the Foothill Facility. The Senior Sub Notes are subordinate to the Senior Notes and all other indebtedness of the Companies.

As part of the costs of issuing the Notes, the Companies incurred approximately $10.0 million in deferred financing fees, $8.7 million of which is recorded on the consolidated balance sheet of the Company at December 31, 2004, of which $6.7 million related to underwriter fees associated with the Notes. These costs are being amortized over the life of the Notes on a straight-line basis, which approximates the effective-interest method.

Old Revolving Facility

On June 28, 2001, the Companies entered into a Credit Agreement ("Original Credit Agreement") with Bank of America, N.A., Wells Fargo Bank, N.A. and U.S. Bank, N.A (the "Bank Group"). Proceeds from the Original Credit Agreement were used to refinance the existing debt of B&BB, VRCC and RBG and to purchase the assets of Si Redd's Oasis Resort Hotel and Casino. Under the terms of the Original Credit Agreement, the Companies had the ability to borrow up to $80 million. Similar to the Notes, B&BB, VRCC and RBG were jointly obligated under the Original Credit Agreement. The allocation of the balance of the Original Credit Agreement to the individual balance sheets of B&BB, VRCC and RBG was based on amounts utilized from the Original Credit Agreement to refinance the existing debt of B&BB, VRCC and RBG and purchase Si Redd's Oasis Resort Hotel and Casino. The consolidated balance sheet of the Company reflects the full obligation of the Original Credit Agreement at December 31, 2003.

Under the terms of the Original Credit Agreement, interest accrued on the outstanding principal balance on the Original Credit Agreement at the Base Rate, defined as the lower of prime or federal funds rate plus fifty basis points, plus the Applicable Margin, as defined, or LIBOR Rate, as defined, plus the Applicable Margin, as defined. The Original Credit Agreement also contained certain financial and other covenants. These include a Leverage Ratio, as defined, an Adjusted Fixed Charge Ratio, as defined, of no less than 1.25 to 1.00 and commencing June 30, 2002, a minimum trailing twelve-month Adjusted EBITDA, as defined, of no less than $23.0 million. The Original Credit Agreement also contained limitations on incurrence of additional indebtedness, limitation on distributions and minimum and maximum levels of capital expenditures.

As of December 31, 2002, the Companies were not in compliance with certain covenants as specified in the Original Credit Agreement, as amended as of such date. As a result of this non-compliance, the Companies entered into the second amendment (Second Amendment) to the Credit Agreement dated March 31, 2003 which provided the following:

  1)
  One-time waiver of the Companies non-compliance with certain covenants as of December 31, 2002;

  2)
  Amended the minimum trailing twelve-month Adjusted EBITDA requirement to $19.5 million commencing March 31, 2003 and $23.0 million commencing June 30, 2004 to the termination of the Original Credit Agreement.

Notes to Consolidated Financial Statements

Virgin River Casino Corporation

5.    Long-term Debt (cont'd)

The Original Credit Agreement, as amended, is referred to as the Credit Agreement. As of March 31, 2004 and December 31, 2003, the Companies were not in compliance with the Adjusted Fixed Charge Coverage Ratio and the minimum trailing twelve-month Adjusted EBITDA along with the Leverage Ratio at December 31, 2003 and March 31, 2004 as specified in the Credit Agreement, among other financial covenant violations. On July 6, 2004, the Companies entered into a Forbearance Agreement with the Bank Group whereby the Bank Group agreed to forbear exercising their legal remedies under the Credit Agreement by reason of technical default while the Credit Agreement was renegotiated. On November 4, 2004, the Companies renegotiated the Credit Agreement with the Bank Group which waived all past covenant violations and extended the maturity date to June 2006.

Proceeds from the Buyout were used to repay the $64.0 million still owed on the Credit Agreement at December 20, 2004. As a result of repaying the Credit Agreement, the Companies recorded a loss on early retirement of debt of approximately $596,000 which represents unamortized deferred financing fees that were written off. All of the loss was recorded on the consolidated statements of operations of the Company.

Interest Rate Swaps

During 2001, as part of entering into the Original Credit Agreement, the Companies entered into two interest-rate swaps, each with notional amounts equal to $28.0 million (the "Swaps"), to reduce Companies' exposure to changes in interest rates. The Swaps effectively converted $56.0 million of the Companies' floating rate debt to a fixed rate. The Swaps became effective on June 29, 2001 and terminate on June 30, 2006. The Companies paid a fixed rate of 5.88% on the Swaps, which was priced to assume no value at inception.

The Swaps are accounted for under the guidance of SFAS No. 133, "Accounting for Derivative Instruments in Hedging Activities." Since the notional amount of the Swaps was always to be less than the principal amount of the debt, and the interest periods and interest rates were the same on both the swap and the debt, there was to be no ineffectiveness in the swap. Based on these assumptions, the Swaps qualified as hedge instruments and met the requirements under SFAS No. 133 to be accounted for as a cash flow hedge. As a result, the Companies designated the hedges and had recorded a liability at December 31, 2003 of approximately $5.3 million which reflected the market value of the Swaps as of December 31, 2003. The change in fair market value of the Swaps during the years ended December 31, 2003 and 2002 is recorded as a comprehensive loss in the accompanying consolidated statements of operation and comprehensive income (loss).

Given the Companies' noncompliance with the terms of the Credit Agreement and subsequently as a result of the Buyout, during the year ended December 31, 2004, the Swaps lost their effectiveness and the ability to qualify as a hedge instrument. Accordingly, subsequent to December 31, 2003, the change in fair value of the Swaps was accounted for as income to current earnings. For the year ended December 31, 2004, the Companies recorded a loss relating to the change in the fair value of the Swaps totaling $1.5 million, which was equal to the write-off of the cumulative comprehensive loss of $5.3 million, net of the current year increase in fair value of the Swaps of $3.8 million. The total amount of the loss was recorded in the accompanying consolidated statement of operations of the Company. As of December 31, 2004, the Companies have no plans of reestablishing the Swaps as hedges. The fair value of the Swaps at December 31, 2004 was $1.5 million and is included in the accompanying consolidated balance sheet. The notional amount of the Swaps at December 31, 2004 was $43.4 million.

Notes to Consolidated Financial Statements

Virgin River Casino Corporation

5.    Long-term Debt (cont'd)

Similar to the Notes, B&BB, VRCC and RBG are jointly obligated under the Swaps. The allocation of the balance of the Swaps to the individual balance sheets of B&BB, VRCC and RBG was based on original allocation of the balance of the Original Credit Agreement. The consolidated balance sheet of the Company reflects the full obligation of the Swaps at December 31, 2004 and 2003.

Other Indebtedness

During 2002, B&BB, RBG and Resorts LLC entered into separate promissory notes with Wells Fargo Equipment Finance, Inc. totaling approximately $2.3 million to finance the acquisition of a player tracking system for each of the casinos. Each of the notes is separately guaranteed by B&BB, VRCC, RBG and Resorts LLC.

During 2002, Resorts LLC entered into a promissory note for approximately $574,000 with Wells Fargo Equipment Finance, Inc. to finance the acquisition of laundry equipment. The promissory note is guaranteed by B&BB, VRCC and RBG.

During 2001, RBG and Resorts LLC entered into a promissory note for approximately $1 million with Wells Fargo Equipment Finance, Inc. to finance the acquisition of golf course maintenance equipment. The promissory note is guaranteed by B&BB and VRCC.

RBG has a financing commitment, dated April 2, 1998 for up to $10 million under a Hypothecation Note (the Hypothecation Note) with Equivest Capital, Inc. f/k/a Resort Funding, Inc. whereby RBG may borrow against notes receivable pledged as collateral (see Note 7). On December 24, 2003, RBG amended the Hypothecation Note extending the maturity date until April 2, 2004 to allow time for a new financing commitment to be entered into by RBG and Resorts LLC; however, as of December 31, 2004, no new commitment is in place.

The estimated fair value of the Company's Senior Notes and Senior Sub Notes was $130.0 million and $41.3 million, respectively, at December 31, 2004. The estimated fair value amounts were based on quoted market prices. For all other indebtedness, the fair value approximates the carrying amount of the debt due to the short-term maturities of the individual components of the debt.

6.    Gaming Equipment Financing

The Company from time to time enter into agreements with gaming manufacturers to finance the purchase of gaming equipment. Contractual terms of the agreements with the gaming manufactures consist of payment terms of less than one year to up to three years without interest. In the event that an agreement with a gaming manufacturer extends past a year, the Company will impute interest at a rate of 8%.

Notes to Consolidated Financial Statements

Virgin River Casino Corporation

6.    Gaming Equipment Financing (cont'd)

Gaming equipment financing consists of the following (in thousands):

	December 31,
	2004	2003
Gaming equipment financing to purchase 55 games, no payments for one year and monthly payments of $16 for 24 months beginning January 2006	$189	$—
Gaming equipment financing with terms of less than 12 months	582	552

	771	552
Less: current portion	(582)	(552)

Gaming equipment financing, long-term portion	$189	$—

7.    Notes Receivable

Notes receivable consist of the following (in thousands):

	December 31,
	2004	2003
Vacation interval notes receivable	$2,518	$2,676
Holdbacks by financing institutions	720	674
Allowance for possible credit losses	(337)	(212)

Total notes receivable	2,901	3,138
Less: current portion	(414)	(448)

Non-current notes receivable	$2,487	$2,690

Notes generated from the sale of vacation intervals generally bear interest at annual rates ranging from 12.75% to 14.75% and have terms of 5 to 7 years. The vacation interval notes receivable are collateralized by the right to use and deeds of trust on the vacation interval sold and serve as collateral to the Hypothecation Note (see Note 5).

8.    Related Party Transactions

Wingnuts, Inc. is a company that owns an airplane used by the Company. Wingnuts, Inc. is owned by the Acquiring Shareholder along with various former shareholders of the Companies. Wingnuts, Inc. charges the Company for business usage of the airplane using hourly rates for actual air time. Total charges for the years ended December 31, 2004, 2003 and 2002 were $46,000, $38,000 and $15,000, respectively.

MJB Development is a real estate construction company owned by a former shareholder of the Companies which provided construction services associated with hotel facilities of the Company. The actual costs of construction, overhead charges, and a profit are charged to the Company. Such charges totaled $23,000, $94,000, and $22,000 during the years ended December 31, 2004, 2003 and 2002, respectively, and are included in the accompanying consolidated statements of operation.

MDW is a Nevada limited-liability company in which the Acquiring Shareholder has an interest. MDW owns a condominium complex located in Mesquite, Nevada. RBG had entered into a lease agreement with MDW whereby MDW gave the members of the CasaBlanca Vacation Club (the timeshare club associated with the CasaBlanca) the right to use and occupy the timeshare units located on the leasehold

Notes to Consolidated Financial Statements

Virgin River Casino Corporation

8.    Related Party Transactions (cont'd)

property. The remaining units at the condominium complex were utilized by the CasaBlanca for hotel and apartment purposes. On December 15, 2004, RBG terminated its lease with MDW (See Note 11). The rent payments paid by RBG to MDW during years ended December 31, 2004, 2003 and 2002 were $739,000, $734,000 and $735,000, respectively, and are included in the consolidated statements of operation.

Virgin River Foodmart, Inc., a Nevada corporation, ("Foodmart") is owned by the Acquiring Shareholder and former shareholders of VRCC. Pursuant to a lease agreement dated November 1996, VRCC leases to Foodmart certain real property and the structures and improvements contained thereon for the purposes of operating the Virgin River Food Mart. The term of the lease was for 30 years at approximately $18,500 a month with Foodmart having the option to extend the lease for two additional ten year periods. Pursuant to the Buyout, the real property, structures and improvements previously leased to Foodmart were not acquired by the Acquiring Shareholder, but were distributed to the shareholders of VRCC; therefore the lease between VRCC and Foodmart was terminated. Lease payments made to VRCC were $222,000 for each of the years ended December 31, 2004, 2003 and 2002 and are included in the accompanying consolidated statements of operations.

In addition, participants in the Company's slot club program are able to redeem their points for gasoline at the Foodmart. Foodmart charges the Company the retail amount of gas purchased with player points. For the years ended December 31, 2004, 2003 and 2002, Foodmart has charged the Company $150,000, $159,000 and $72,000, respectively, for gasoline purchased with points from the Company's slot club program.

Black, LoBello & Pitegoff is a law firm managed by the daughter of Mr. Black. The Company retains Black, LoBello & Pitegoff as outside legal counsel, and Black, LoBello & Pitegoff has received legal fees for legal services in the amount of $153,000, $127,000 and $50,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

The Company pays Mr. Black management fees for his management of the Company's business. The Company paid Mr. Black management fees in the amount of $0, $5,000 and $140,000 for the fiscal years ended December 31, 2004, 2003 and 2002, respectively.

The Company provided management and other services to two related parties that manage and operate the home owners associations of the vacation intervals sold at the property. As of December 31, 2004 and 2003, respectively, included in the accompanying consolidated balance sheets is a receivable for $213,000 and $314,000 related to amounts owed for those services.

9.    401(k) Plan

The Companies implemented a defined contribution 401(k) plan, which covers all employees who meet certain age and length of service requirements and allows an employer contribution up to 40% of the first 6% of each participating employee's compensation. Plan participants can elect to defer before tax compensation through payroll deductions. These deferrals are regulated under Section 401(k) of the Internal Revenue Code. The Company's portion of the Companies' matching contributions for the years ended December 31, 2004, 2003 and 2002 were $182,000, $222,000 and $163,000, respectively.

Notes to Consolidated Financial Statements

Virgin River Casino Corporation

10.    Rental revenue

In 1990, the Company, as lessor, entered into a lease with B&BB for the land and building that currently contain the Virgin River Hotel/Casino/Bingo operations. The lease has a term of 30 years, ending in May 2020, with the ability to extend the lease for two ten year periods at the option of B&BB. The lease provides for monthly payments of $525,000 through May 2020. Annually during the renewal period, the monthly lease payments shall increase based on the change in the consumer price index.

In 1990, the Company entered into a lease agreement, which was last amended in April 1995, with Westates Theater, Inc. to lease and operate theaters at the Virgin River Hotel/Casino/Bingo. The term of the lease is for 15 years from the last amendment date. The lease calls for monthly lease payments, which currently approximate $10,600, at in addition to a percentage rent that is calculated annually based on 7% of gross revenue from the theater operation in excess of $800,000. Annually the monthly lease payment shall increase based on the change in the consumer price index.

In 2001, the Company entered into a lease agreement with McDonald's Corporation (McDonald's) for certain real property located adjacent to the Virgin River Foodmart for the purpose of operating a restaurant. The term of the lease was for 20 years with the annual lease beginning at $50,000 and escalating to $76,000 at the end of the original lease term with McDonald's holding an option to extend the lease for four successive periods of 5 years each. Pursuant to the Buyout, the real property leased McDonald's was not acquired by Mr. Black, but were distributed to the shareholders of VRCC; therefore the lease between VRCC and McDonald's was terminated.

Future minimum lease payments under operating leases for the five years subsequent to December 31, 2004 are as follows (in thousands):

Years ending December 31:
2005	$6,427
2006	6,427
2007	6,427
2008	6,427
2009	6,427
Thereafter	65,667

$97,802

11.    Commitments and Contingencies

Capital Leases—During 2001, Resorts LLC signed a lease agreement with Textron Financial Corporation to lease golf carts for the Palms golf course over a four-year period beginning December 2001. The aggregate monthly payments, including interest and taxes are $2,442 a month.

During 1997, RBG signed a lease agreement with MDW Mesquite, LLC ("MDW") for the use of their condominium complex, to be used to sell Vacation Intervals, for a period of fifty years. The Acquiring Shareholder is a member of MDW. The obligation under this capital lease provides for aggregate monthly payments, including interest and taxes of $49,800 determined using an interest rate of 9.25%. On January 5, 1999, the lease agreement was amended to provide for additional monthly rental payments of $12,750 to MDW Mesquite, LLC.

Effective December 15, 2004, RBG and MDW terminated their lease agreement. Pursuant to the agreement, the rental units under the original lease agreement would be converted to condominiums to be

Notes to Consolidated Financial Statements

Virgin River Casino Corporation

11.    Commitments and Contingencies (cont'd)

offered for sale. In total, 197 condominiums will be offered for sale for approximately $44,000 to $69,000 a unit, depending on the size of the unit. Mr. Black will receive 6% of the net sales proceeds from the sale of the condominium units, as defined (the "fee"). MDW also will convey to RBG three timeshare units. During the sales process, MDW and RBG will share equally the rental income from the remaining rental units pending their sale ("rental income") and share equally the expenses of the condominium project, including debt service and the fee ("project expenses"). MDW also will pay RBG 44% of the net sales proceeds from the sale of the condominium units less the fair market value of the three timeshare units conveyed to RBG. RBG will advance project expenses for the six-month period beginning on December 15, 2004 to the extent MDW does not have sufficient funds to pay the project expenses, provided, however, that the aggregate amount of the advances would not exceed $150,000. Until the aggregate amount of any such advances plus an additional payment of approximately 15% of the aggregate amount of such advances is repaid to RBG, all net sales proceeds and rental income would be payable to RBG. Management believes that their maximum exposure as it relates to their association with MDW is the amount advanced to MDW which under their agreement will not exceed $150,000. Management has determined under the provisions of FIN 46R that they are not the primary beneficiary of MDW and accordingly have not consolidated MDW in these consolidated financial statements. As of December 31, 2004 MDW had total assets of $5.5 million (unaudited), liabilities of $4.5 million (unaudited) and members' equity of $1.0 million (unaudited). Under the terms of the MDW, LLC operating agreement and lease termination agreement, management believes that Mr. Black does not have the ability to exercise control or significant influence over the operations of MDW and accordingly the Company has recorded a gain relating to the lease termination of approximately $1.3 million in the accompanying consolidated financial statements for the year ended December 31, 2004.

At December 31, 2004, future minimum lease payments under all capital leases were as follows in thousands:

Years ending December 31:
2005	$26
Less, amounts representing interest	(8)

Present value of net minimum lease payment	18
Less, current portion of obligation under capital lease	(18)

Long-term obligation under capital lease	$—

Operating Leases—During 2003, RBG signed a lease agreement with Wells Fargo Equipment Finance to lease golf carts for the Resort golf course over a three-year period beginning November 2003. The aggregate monthly payments, including interest and taxes are $5,500 a month.

During 2002, RBG signed a lease agreement with IBM Credit LLC to lease computer hardware for the Companies over a three-year period beginning January 2002. The aggregate monthly payments, including interest and taxes are $9,100 a month.

As part of the acquisition of the Oasis Resort Hotel and Casino, Resorts LLC has been assigned the rights to an agreement to lease the land which contains a portion of the golf course of the Oasis Casino and Hotel from the state of Arizona. The lease agreement is for a term of ten years that began in May 1998 at an annual rate of $26,650 and increases every year until the last year of the lease when the annual lease rate is $135,750.

As part of the acquisition of the Resort, RBG has been assigned the rights to an agreement to lease the land and water rights which contain the golf course of the Resort. The lease agreement is for a term of

Notes to Consolidated Financial Statements

Virgin River Casino Corporation

11.    Commitments and Contingencies (cont'd)

99 years that began in June 1995 at a monthly lease rate of $18,000. In June 2005 and every 5 years thereafter, the lease rate will be adjusted based on the increase in the Consumer Price Index, as defined.

Future minimum lease payments under operating leases for the five years subsequent to December 31, 2004 are as follows (in thousands):

Years ending December 31:
2005	$434
2006	401
2007	382
2008	246
2009	246
Thereafter	21,562

$23,271

Rent expense for the years ended December 31, 2004, 2003 and 2002 were $1.1 million, $1.2 million and $1.1 million, respectively.

Workers' Compensation Claim—In February 2004, an employee of Resorts LLC was killed while performing maintenance work on the Palms Golf Course. As a result of the death, the Companies recorded a liability in 2004 of $350,000, which represents the Companies' self-insured retention under their workers' compensation policy.

Litigation—From time to time the Company is party to various legal proceedings, most of which relate to routine matters incidental to the business. Other than the proceeding described below, management does not believe that the outcome of such proceedings will have a material adverse effect on the Company's consolidated financial position or results of operations.

A.F. Construction Litigation—On or about May 19, 2000, VRCC filed an action against A.F. Construction Company to quiet title of the Mesquite Star and to protect its interest with respect to a deed of trust. On or about July 19, 2000, A.F. Construction Company filed an answer and asserted a counterclaim for quantum meruit against VRCC. This action is a result of a series of transactions involving the Mesquite Star and its original owner, Nevstar Gaming and Entertainment Corporation. In 1994, A.F. Construction entered into a contract with Nevstar Gaming and Entertainment Corporation to construct the Mesquite Star. On or about August 27, 1998, A.F. Construction Company recorded a mechanic's lien against the Mesquite Star in the amount of $854,000, which was amended on or about September 4, 1998. On or about January 27, 1998, Nevstar Gaming and Entertainment Corporation obtained a $5,000,000 loan from First Credit Bank, executing a deed of trust in favor of First Credit Bank as beneficiary against the Mesquite Star. In December 1999, Nevstar Gaming and Entertainment Corporation filed for bankruptcy protection. On or about April 17, 2000, VRCC purchased the deed of trust from First Credit Bank and was assigned the beneficial interest thereunder. In the meantime, on February 12, 1999, A.F. Construction Company filed a complaint, naming only Nevstar Gaming and Entertainment Corporation as the defendant, in the Clark County District Court to enforce its mechanic's lien against the Mesquite Star. Because Nevstar Gaming and Entertainment Corporation failed to answer the complaint, the Clark County District Court entered a default foreclosure judgment against Nevstar Gaming and Entertainment Corporation on March 20, 2000. As a result, on or about May 16, 2000, VRCC received a notice of sale from A.F. Construction Company indicating the company's intention to conduct a sheriff's sale of the Mesquite Star in order to foreclose on its lien. On or about February 14,

Notes to Consolidated Financial Statements

Virgin River Casino Corporation

11.    Commitments and Contingencies (cont'd)

2001, the Clark County District Court granted VRCC partial summary judgment in the quiet title action and declared that VRCC owned the Mesquite Star free and clear of any encumbrances. The only claim that remained to be adjudicated was A.F. Construction Company's counterclaim. On November 6, 2002, the Nevada Supreme Court reversed the Clark County District Court's order and remanded the case for further proceedings. As of December 31, 2004, this matter had not been resolved; however, it is management's belief that AF Construction would settle the dispute for approximately $750,000. As the company that held the title insurance for the Mesquite Star would be responsible for half of the anticipated settlement, the Company has recorded a liability of $375,000 associated with this claim in the accompanying combined balance sheet as of December 31, 2004.

Environmental Matter—The Company has become aware that there is contamination present on some of its properties apparently due to past operations, which included a truck stop and gas station. In particular, groundwater contamination at the Oasis property (which appears to have migrated onto the CasaBlanca property) is the subject of investigation and cleanup activities being conducted by the prior owners of the Oasis. Management believes that the prior owners are responsible for such matters under an indemnity agreement negotiated at the time the Oasis was purchased; however, there is no assurance that the Company will not incur costs related to this matter. Moreover, it is possible that future developments could lead to material environmental compliance costs or other liabilities for the Company and these costs could have a material adverse effect on our combined financial position or results of operations. As of December 31, 2004 and 2003, respectively, no costs were incurred in connection with this matter.

12.    Subsequent Events (unaudited)

Golf Course Flood—In early January 2005, winter storms brought record rainfall to southern Nevada, including Mesquite, Nevada, and its surrounding area. Resulting floodwaters prompted evacuations in the low-lying areas of Mesquite, Nevada, with most of the damage from the winter storms occurring in surrounding towns such as Santa Clara, Utah, Beaver Dam, Arizona, and Overton, Nevada. As a result of the flooding, three holes on the Casablanca Golf Course sustained damage; however, the course was operational shortly after the flooding. At this time, the total dollar value of the damage is not entirely known; however, the Company's maximum exposure as a result of the damage is $100,000 which represents the Company's self-insured retention under their insurance policy.

Gaming Equipment Agreements—Subsequent to December 31, 2004, the Company entered into agreements with three different gaming machine vendors to purchase approximately $4.8 million in gaming equipment. Under the terms of the first agreement, approximately $2.5 million of gaming equipment was purchased. Within the terms of the first agreement, the Company is obligated to make no payments during the first year after delivery of the gaming equipment and monthly payments of $105,000 for two years beginning the second year after delivery. Under terms of the second agreement, approximately $1.6 million of gaming equipment was purchased; 50% of the price of the equipment was paid at the signing of the agreement and 50% was due within 30 days of delivery of the gaming equipment. Under the final agreement, $0.7 million of gaming equipment was purchased. Under the terms of the final agreement, the Company is obligated to make equal payments of approximately $19,000 a month for three years without interest.

Virgin River Casino Corporation

Condensed Consolidated Balance Sheet
June 30, 2005
(in thousands)

June 30, 2005
(unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,269
Accounts receivable, net	950
Related party receivables	252
Related company receivables	8
Inventories	1,759
Property held for vacation interval sales	376
Prepaid expenses	2,735
Current portion of notes receivable	388

Total current assets	16,737
Property and equipment, net	121,709
Notes receivable, less current portion	2,329
Other assets	293
Deferred financing fees	8,691
Goodwill and other intangible assets, net	34,930

Total assets	$184,689

Liabilities and Stockholder's Deficit
Current liabilities:
Bank overdraft	$—
Current portion of obligation under capital lease	9
Current portion of gaming equipment financing	1,410
Current portion of long-term debt	1,223
Accounts payable	3,685
Accrued liabilities	14,079
Related company payable	194

Total current liabilities	20,600
Gaming equipment financing, less current portion	4,287
Long-term debt, less current portion	167,651
Fair value of interest rate swaps	758
Commitments and contingencies
Minority interest	16,542
Stockholder's deficit:
Common stock, no par value; authorized 2,500 shares, 100 shares issued and 88 shares outstanding	—
Additional paid-in capital	3,168
Deemed Distribution	(21,600)
Accumulated deficit	(6,717)

Total stockholder's deficit	(25,149)

Total liabilities and stockholder's deficit	$184,689

The accompanying notes are an integral part of this condensed consolidated financial statement.

Virgin River Casino Corporation

Condensed Consolidated Statements of Operations (unaudited)
For the Six Months Ended June 30, 2005 and 2004
(in thousands)

	Six Months ended
	June 30, 2005	June 30, 2004
Revenues
Casino	$31,578	$29,437
Food and beverage	15,837	15,885
Hotel	10,819	10,557
Related company rental income	3,150	3,150
Other	10,832	11,696

Total revenues	72,216	70,725
Less—promotional allowances	(9,507)	(9,001)

Net revenues	62,709	61,724
Operating expenses:
Casino	15,018	14,544
Food and beverage	9,818	9,599
Hotel	3,422	3,653
Other	7,369	7,481
General and administrative	14,490	14,488
Depreciation and amortization	4,805	3,710
Loss on disposal of assets	650	20

Total operating expenses	55,572	53,495

Operating income	7,137	8,229
Other income (expense):
Interest expense	(8,716)	(3,615)
Change in fair value of interest rate swaps	736	3,019
Other	(175)	—

Income (loss) before minority interest	(1,018)	7,633
Minority interest in income from RBG, LLC and Casablanca Resorts, LLC	(502)	(1,745)

Net (loss) income	$(1,520)	$5,888

The accompanying notes are an integral part of these condensed consolidated financial statements.

Virgin River Casino Corporation

Condensed Consolidated Statements of Cash Flows (unaudited)
For the Six-Months Ended June 30, 2005 and 2004
(in thousands)

	Six months ended
	June 30, 2005	June 30, 2004
Cash flows from operating activities:
Net (loss) income	$(1,520)	$5,888
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	4,805	3,710
Minority interest in income from RBG, LLC and Casablanca Resorts, LLC	502	1,745
Change in fair value of interest rate swaps	(736)	(3,019)
Loss on sale and disposal of assets	650	20
Amortization of deferred financing fees	688	106
Accretion of senior subordinated notes	2,389	—
Interest expense on gaming equipment financing	152	—
Cost of vacation intervals sales	86	160
Change in operating assets and liabilities:
Accounts, related company and related party receivables, net	1,062	120
Inventories	(79)	(2)
Prepaid expenses	176	330
Accounts payable and accrued liabilities	3,705	(591)

Net cash provided by operating activities	11,880	8,467
Cash flows from investing activities:
Proceeds received from sale of assets	140	3
Capital expenditures	(7,617)	(1,108)
Purchase price adjustment	(1,218)	—
Decrease in notes receivable	184	91

Net cash used in investing activities	(8,511)	(1,014)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	487	178
Decrease in bank overdraft	(1,480)	(1,264)
Payment of long-term debt	(942)	(4,805)
Payment on gaming equipment financing	(400)	(412)
Payment of obligations under capital lease	(9)	(15)
Payment of financing fees	(193)	—
Change in other assets	106	118
Tax distributions paid	(1,783)	(560)
Capital contributions	—	27

Net cash used in financing activities	(4,214)	(6,733)

Net increase in cash and cash equivalents	(845)	720
Cash and cash equivalents at beginning of year	11,114	8,884

Cash and cash equivalents at end of period	$10,269	$9,604

The accompanying notes are an integral part of these condensed consolidated financial statements.

Virgin River Casino Corporation

Condensed Consolidated Statements of Cash Flows (unaudited)(continued)
For the Six-Months Ended June 30, 2005 and 2004
(in thousands)

	Six months ended
	June 30, 2005	June 30, 2004
Supplemental cash flow disclosure:
Cash paid for interest	$797	$3,440

Acquisition of assets with gaming equipment financing	$5,202	$294

The accompanying notes are an integral part of these condensed consolidated financial statements.

Notes to Condensed Consolidated Financial Statements (unaudited)
June 30, 2005

Virgin River Casino Corporation

1.    Basis of Presentation and Background

The accompanying are the consolidated financial statements of Virgin River Casino Corporation, which includes the accounts of RBG, LLC (doing business as CasaBlanca Resort/Casino/Golf/Spa) and its wholly owned subsidiary Casablanca Resorts, LLC (doing business as Oasis Resort & Casino) (collectively the "Company"). Virgin River Casino Corporation ("VRCC") owned 61.54% of RBG, LLC ("RBG") and Casablanca Resorts, LLC ("Resorts LLC") prior to December 20, 2004. Four siblings owned 100% of the shares of VRCC and owned 8.47% of the membership interests in RBG individually. Those same four siblings also owned 93.28% of B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo) ("B&BB"). The Company and B&BB are collectively referred to as the Companies. The Companies are operated under common management. Significant intercompany items and transactions of the Company have been eliminated.

On December 20, 2004, the Companies entered into a series of transactions whereby they issued $125.0 million aggregate principal amount of Senior Secured Notes due 2012 and $66.0 million aggregate principal amount at maturity ($39.9 million in gross proceeds) of Senior Subordinated Notes due 2013, and received a $16.0 million equity contribution from Mr. Black and R. Black, Inc. The Companies used the proceeds from the above offering to purchase the interests held by certain affiliated and unaffiliated shareholders (collectively known as the "Buyout") for $101.4 million pursuant to the Agreement for Purchase and Sale or Redemption of Equity Interests ("Agreement for Purchase of Equity Interests") between James A. Black Gaming Properties Trust, Gary W. Black Gaming Properties Trust, Michael T. Black Gaming Properties Trust, Jorco, Inc., Marcus A. Hall, James Ritchie and Barry Moore as Sellers and Robert R. Black, VRCC, and B&BB as Purchasers (see Note 3). As a result of the Buyout, Mr. Black obtained the remaining 80.97% interest in B&BB and 75.0% interest in VRCC. VRCC along with R. Black, Inc. obtained 32.69% of the membership interest in RBG that was being purchased. The remaining proceeds were utilized to repay $64.0 million owed under the Credit Agreement and the $2.0 million promissory note payable to a selling shareholder. Five days prior to the Buyout, RBG terminated the lease with MDW (see Note 6) and the Companies disposed of certain assets (see Note 6). As a result of these transactions, Mr. Black and R. Black, Inc. control VRCC, RBG and B&BB. In addition, VRCC, RBG and B&BB are co-issuers on the Companies' Senior Secured and Senior Subordinated Notes and all three entities are jointly managed and share resources (see Note 4).

Interim Financial Statements—The accompanying unaudited condensed consolidated financial statements for the six-month period ended June 30, 2005 and June 30, 2004 are unaudited. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary for a fair presentation of the Company's financial position and results of operations for such periods, have been included. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company's audited financial statements for the year ended December 31, 2004 included in this prospectus. The results for the six-month period ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005, or for any other period.

Notes to Condensed Consolidated Financial Statements (unaudited)
June 30, 2005

Virgin River Casino Corporation

2.    Property and Equipment

        Property and equipment consists of the following (in thousands):

June 30, 2005
(unaudited)
Land	$30,634
Buildings	66,561
Land and leasehold improvements	21,801
Furniture, fixtures and equipment	37,322
Construction in progress	3,350

159,668
Less—accumulated depreciation and amortization	(37,959)

Property and equipment, net	$121,709

3.    Purchase of Equity Interests

On December 20, 2004, pursuant to the Agreement for Purchase of Equity Interests described in Note 1, Mr. Black and R. Black, Inc. acquired certain interests in B&BB, VRCC and RBG for $101.4 million. In addition, the Companies incurred approximately $10.1 million in capitalized deferred financing fees, $8.9 million of which is recorded in the accompanying consolidated balance sheet, related to the issuance of the Notes as well as $274,000 in costs associated with the Agreement for Purchase of Equity Interests which were charged to equity in the accompanying combined balance sheet. Management valued the assets acquired in the transaction as follows. Current assets and liabilities were recorded at book value, which approximated their estimated market values at the date of acquisition. Land, buildings and building improvements were valued based upon comparable values of recent sales in the Mesquite, Nevada market and 3rd party market valuations of comparable assets in Mesquite, Nevada. For equipment, management recorded these assets at book value, which was deemed to be fair value, considering the relative age and working condition of the equipment. Intangible assets, representing the Companies' customer list and slot club program, were recorded at fair value, which was calculated based upon comparable customer lists and slot programs with other casinos operating in the Las Vegas and surrounding market. In accordance with the provisions of SFAS No. 141, the remainder of the purchase price was allocated to goodwill. Management believes that the goodwill arose from the Companies' dominance in and the growing Mesquite, Nevada market, the value of the existing workforce and the existing accounting and operating infrastructure.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed by the Companies at the date of acquisition. The purchase price allocation is in process and will be completed within one year of the acquisition; thus, the allocation of the purchase price is subject to refinement.

Notes to Condensed Consolidated Financial Statements (unaudited)
June 30, 2005

Virgin River Casino Corporation

3.    Purchase of Equity Interests (cont'd)

At December 20, 2004
Current assets	$15,600
Property and equipment	100,200
Other non-current assets	3,300
Intangibles	4,600
Goodwill	43,000

Total assets acquired	166,700

Current liabilities	12,800
Long-term liabilities	1,200
Long-term debt assumed	53,300

Total liabilities assumed	67,300

Net assets acquired	$99,400

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed related to the Company at the date of acquisition.

At December 20, 2004
Current assets	$10,000
Property and equipment	100,200
Other non-current assets	3,300
Intangibles	2,300
Goodwill	31,800

Total assets acquired	147,600

Current liabilities	10,200
Long-term liabilities	1,200
Long-term debt assumed	53,200

Total liabilities assumed	64,600

Net assets acquired	$83,000

Notes to Condensed Consolidated Financial Statements (unaudited)
June 30, 2005

Virgin River Casino Corporation

4.    Long-term Debt

        Long-term debt consists of the following (in thousands):

June 30, 2005
(unaudited)
9% senior secured notes, interest payable semiannually, principal due January 15, 2012, callable January 15, 2009	$125,000
12 3/4% senior subordinated notes, non-cash interest will accrue at an annual rate of 12 3/4% in the form of increase accreted value until January 15, 2009. Beginning January 15, 2009, interest payable semiannually, principal due January 15, 2013, callable January 15, 2009	42,456
Revolving credit facility totaling $15 million with Wells Fargo Foothill, at a margin above prime or LIBOR, as defined; collateralized by substantially all real and personal property, leases, intangibles and other interests of the Companies as defined	115
Promissory note payable to Wells Fargo Equipment Finance, Inc. payable in monthly installments of $37 at an interest rate of 6.97%, due June 2006	563
Hypothecation Note at prime plus 3.0% (9.25% at June 30, 2005), collateralized by certain notes receivable as defined; guaranteed by one of the Initial Members, due April 2004	392
Promissory note payable to Wells Fargo Equipment Finance, Inc. payable in monthly installments of $24 at an interest rate of 7.00%, due November 2005	116
Promissory note payable to Wells Fargo Equipment Finance, Inc. payable in monthly installments of $14 at an interest rate of 6.21%, due December 2006	232

168,874
Less—current portion	(1,223)

Total long-term debt	$167,651

New Revolving Facility

The Wells Fargo Foothill credit facility ("Foothill Facility') is secured by substantially all the assets of the Companies. During the life of the Foothill Facility, the Companies may borrow up to the lesser of (1) $15.0 million less the Letter of Credit Usage, as defined, less the Bank Product Reserve, as defined, or (2) the Borrowing Base, as defined, less the Letter of Credit Usage. At June 30, 2005, the Bank Product Reserve was approximately $560,000 and is based on the fair market value at June 30, 2005 of the interest rate swap owed to Wells Fargo Foothill, Inc. Accordingly, the availability under the Foothill Facility at June 30, 2005 was limited to $14.3 million.

Notes to Condensed Consolidated Financial Statements (unaudited)
June 30, 2005

Virgin River Casino Corporation

4.    Long-term Debt (cont'd)

Under the terms of the Foothill Facility, interest accrues on the outstanding principal balance at LIBOR plus the LIBOR Rate Margin, which is 3.5%, or the Base Rate, as defined, plus the Base Rate Margin, which is 2%. LIBOR was approximately 3.9% at June 30, 2005. The Foothill Facility also contains certain financial and other covenants. These include a minimum trailing twelve-month Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") of $15,000,000 for the Companies and limitations on other indebtedness and capital expenditures, as defined. The Companies were in compliance with these covenants at June 30, 2005. The outstanding balance on the Foothills Facility is a joint and several obligations of the Companies. The condensed consolidated balance sheet of the Company reflects the full obligation of the Foothills Facility at June 30, 2005.

Senior Secured and Senior Subordinated Notes

In December 2004, as part of the Buyout, the VRCC, RBG and B&BB (the "Issuers") issued $125.0 million of 9% senior secured notes ("Senior Notes") due on January 15, 2012 and $39.9 million in gross proceeds of 12 3/4% senior subordinated notes ("Senior Sub Notes") due January 15, 2013 (collectively the "Notes"). The Notes are joint and several obligations of the Issuers and all current and future subsidiaries of the Issuers. Although the Notes are joint and several obligations of the Issuers, the allocation of the balance of the Notes to the individual balance sheets of B&BB, VRCC and RBG was according to the flow of funds at the date of the Buyout with the proceeds of the Senior Notes necessary to purchase the interests of B&BB recorded on the balance sheet of B&BB and the remaining proceeds of the Senior Notes and Senior Sub Notes recorded on the consolidated balance sheet of VRCC. The condensed consolidated balance sheet of the Company reflects the full obligation of the Notes at June 30, 2005, with the amount recorded on the balance sheet of B&BB recognized as a deemed distribution to reflect the net obligation of the Notes recorded on the condensed consolidated balance sheet of the Company at June 30, 2005. At June 30, 2005, the net amount of the Notes recorded on the Company's condensed consolidated balance sheet is $147.0 million. The Senior Notes pay interest semiannually while the Senior Sub Notes accrue interest in the form of increased accreted value until January 15, 2009, when the carrying book value of the Senior Sub Notes will be $66.0 million. At that point the Senior Sub Notes will pay interest semiannually on the same dates as the Senior Notes.

The indentures (the "Indentures") governing the Companies' Notes contain certain customary financial and other covenants, which limit the Companies' ability to incur additional debt. The Indentures provide that the Companies may not incur additional indebtedness, other than specified types of indebtedness, unless the Consolidated Coverage Ratio, on a pro-forma basis after the incurrence of the additional indebtedness is at least 2.00 to 1.00. As of June 30, 2005, the Companies have incurred $0 of additional indebtedness as defined.

The Indentures also contain other covenants which limit the ability of the Issuers and Guarantors, as defined, to pay dividends, redeem stock, or make other distributions, make investments, create certain liens, enter into certain transactions with affiliates, utilize proceeds from asset sales, transfer or sell assets, issue or sell equity interests of subsidiaries and enter into certain mergers and consolidations, as defined in the Indentures. There are no restrictions related to the transfer of funds between the Issuers, Guarantors and their respective subsidiaries. The Issuers were in compliance with these covenants at June 30, 2005.

Notes to Condensed Consolidated Financial Statements (unaudited)
June 30, 2005

Virgin River Casino Corporation

4.    Long-term Debt (cont'd)

The Senior Notes are secured by substantially all existing and future assets of the Issuers and the Guarantors, as defined, as well as the equity interest of the Guarantors, the equity interests of the Mr. Black and his affiliate in the Issuers. The Guarantors are all the wholly owned subsidiaries of the Issuers. The Senior Notes are subordinated to the security interests of the Foothill Facility. The Senior Sub Notes are subordinate to the Senior Notes and all other indebtedness of the Companies.

5.    Gaming Equipment Financing

The Company from time to time enters into agreements with gaming manufacturers to finance the purchase of gaming equipment. Contractual terms of the agreements with the gaming manufactures consist of payment terms of less than one year to up to three years without interest. In the event that an agreement with a gaming manufacturer extends past a year, the Company will impute interest at a rate of 8%.

Gaming equipment financing consists of the following (in thousands):

June 30, 2005
(unaudited)
Gaming equipment financing to purchase 205 games, no payments for one year and monthly payments of $106 for 24 months beginning February 2006	$2,229
Gaming equipment financing to purchase 68 games, no payments for one year and monthly payments of $43 for 24 months beginning January 2006	908
Gaming equipment financing to purchase 70 games, no payments for one year and monthly payments of $39 for 24 months beginning March 2006	805
Gaming equipment financing to purchase 32 games, monthly payments of $10 for 36 months beginning April 2005	329
Gaming equipment financing to purchase 64 games, no payments for one year and monthly payments of $26 for 24 months beginning February 2006	555
Gaming equipment financing to purchase 38 games, monthly payments of $13 for 36 months beginning April 2005	376
Gaming equipment financing to purchase 20 games, no payments for one year and monthly payments of $8 for 24 months beginning January 2006	168
Gaming equipment financing, monthly payments of $3 for 36 months beginning January 2005	74
Gaming equipment financing with terms of less than 12 months	253

5,697
Less current portion	(1,410)

Gaming equipment financing, long-term portion	$4,287

Notes to Condensed Consolidated Financial Statements (unaudited)
June 30, 2005

Virgin River Casino Corporation

6.    Related Party Transactions

        Wingnuts, Inc. is a company that owns an airplane used by the Company. Wingnuts, Inc. is owned by Mr. Black along with various former stockholders of the Companies. Wingnuts, Inc. charges the Company for business usage of the airplane using hourly rates for actual air time. Total charges for the six-months ended June 30, 2005 and 2004 were $0 and $26,000, respectively.

        MJB Development is a real estate construction company owned by a former shareholder of the Companies which provided construction and storage services associated with hotel facilities of the Company. When performing construction services, the actual costs of construction, overhead charges, and a profit are charged to the Company. In addition to construction services, MJB Development has also leased containers for storage to the Company. Total charges for construction and leasing of storage containers totaled $2,000 and $11,000 during the six-months ended June 30, 2005 and 2004, respectively, and are included in the accompanying consolidated statements of operations. In addition, during the six-months ended June 30, 2005, the Company paid MJB Development $68,000 to purchase previously leased storage containers.

        MDW is a Nevada limited-liability company in which Mr. Black has an interest. MDW owns a condominium complex located in Mesquite, Nevada. The Company had entered into a lease agreement with MDW whereby MDW gave the members of the CasaBlanca Vacation Club (the timeshare club associated with the CasaBlanca) the right to use and occupy the timeshare units located on the leasehold property. The remaining units at the condominium complex were utilized by the CasaBlanca for hotel and apartment purposes. On December 15, 2004, pursuant to a termination agreement, the Company terminated its lease with MDW. The rent payments paid by the Company to MDW during the six-months ended June 30, 2005 and 2004 totaled $0 and $369,000, respectively, and are included in the condensed consolidated statements of operations. The Company did not record any revenue related to the condominium sales during the six-months ended June 30, 2005. In addition, pursuant to the lease termination agreement, MDW owes the Company $148,000 at June 30, 2005 for money advanced to MDW during the six-months ended June 30, 2005, which was collected subsequent to the quarter end.

        Virgin River Foodmart, Inc., a Nevada corporation, ("Foodmart") is owned by Mr. Black and former shareholders of VRCC. Pursuant to a lease agreement, VRCC leases to Virgin River Foodmart, Inc. certain real property and the structures and improvements contained thereon for the purposes of operating the Virgin River Food Mart. Pursuant to the Buyout, the real property, structures and improvements previously leased to the Virgin River Foodmart, Inc. were not acquired by Mr. Black, but were distributed to the shareholders of VRCC; therefore the lease between VRCC and Virgin River Foodmart, Inc. was terminated. Lease payments made to VRCC were $0 and $111,000 for the six-month periods ended June 30, 2005 and June 30, 2004, respectively, and are included in the accompanying condensed consolidated statements of operations.

        In addition, participants in the Company's slot club program are able to redeem their points for gasoline at the Foodmart. Foodmart charges the Company the retail amount of gas purchased with player points. Charges associated with the point redemption for gasoline at the Foodmart were $70,000 and $80,000 for the six-months ended June 30, 2005 and 2004, respectively.

        Black, LoBello & Pitegoff is a law firm managed by the daughter of Mr. Black. The Company retains Black, LoBello & Pitegoff as outside legal counsel, and has incurred legal fees for legal services in the amount of $43,000 and $68,000 for the six-months ended June 30, 2005 and 2004, respectively.

Notes to Condensed Consolidated Financial Statements (unaudited)
June 30, 2005

Virgin River Casino Corporation

6.    Related Party Transactions (cont'd)

        Pursuant to the Indenture, Mr. Black is entitled to a management fee for his management of the Company business of up to 5% of EBITDA, as defined. The Company has recorded an estimated liability of $384,000 associated with this management fee at June 30, 2005.

        Resorts LLC provided management and other services to two related parties that manage and operate the home owners associations of the vacation intervals sold at the property. Included in the accompanying condensed consolidated balance sheet at June 30, 2005 is a receivable for $252,000 related to amounts owed for those services.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of
RBG, LLC:

We have audited the accompanying consolidated balance sheets of RBG, LLC as of December 31, 2004 and 2003, and the related consolidated statements of operations and comprehensive loss, members' deficit, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2004 and 2003, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

Las Vegas, Nevada April 1, 2005	/s/ ERNST & YOUNG LLP

RBG, LLC

Consolidated Balance Sheets
December 31, 2004 and 2003
(in thousands)

	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$7,544	$7,429
Accounts receivable, net of allowance of $261 and $392 for 2004 and 2003, respectively	799	1,133
Related company receivables	205	—
Related party receivables	213	314
Inventories	1,680	1,625
Property held for vacation interval sales	461	1,187
Prepaid expenses	2,823	2,758
Current portion of notes receivable	414	448

Total current assets	14,139	14,894
Property and equipment, net	69,137	68,135
Notes receivable, less current portion	2,487	2,690
Goodwill and other intangible assets, net	34,084	250
Deferred financing fees	—	501
Other assets	399	316

Total assets	$120,246	$86,786

Liabilities and Members' Deficit
Current liabilities:
Bank overdraft	$1,480	$1,264
Current portion of obligation under capital lease	18	29
Current portion of gaming equipment financing	582	552
Current portion of long-term debt	1,353	10,852
Accounts payable	3,154	3,656
Accrued liabilities	8,645	7,527
Related company liabilities	200	1,200

Total current liabilities	15,432	25,080
Gaming equipment financing, less current portion	189	—
Long-term debt, less current portion	165,588	66,302
Fair value of interest rate swaps	1,493	5,318
Obligations under capital lease, less current portion	—	7,400
Commitments and contingencies
Members' deficit:
Members' contributions	116,391	15,950
Deemed distribution	(165,831)	(16,540)
Accumulated deficit	(13,016)	(12,915)
Accumulated comprehensive loss	—	(3,809)

Total members' deficit	(62,456)	(17,314)

Total liabilities and members' deficit	$120,246	$86,786

The accompanying notes are an integral part of these consolidated financial statements.

RBG, LLC

Consolidated Statements of Operations and Comprehensive Loss
For the Years Ended December 31, 2004, 2003 and 2002
(in thousands)

	2004	2003	2002
Revenues
Casino	$57,753	$54,201	$52,065
Food and beverage	30,509	28,293	26,670
Hotel	18,704	17,892	17,077
Other	19,511	18,658	16,985

Total revenues	126,477	119,044	112,797
Less—promotional allowances	(17,208)	(17,420)	(14,564)

Net revenues	109,269	101,624	98,233

Operating expenses:
Casino	28,809	28,005	26,431
Food and beverage	19,013	18,026	18,427
Hotel	6,506	6,304	6,433
Other	14,436	13,384	12,678
General and administrative	28,396	25,098	25,713
Depreciation and amortization	5,976	5,925	5,798
Loss on sale and disposal of assets	55	191	631

Total operating expenses	103,191	96,933	96,111

Operating income	6,078	4,691	2,122

Other income (expense):
Interest expense	(5,903)	(6,482)	(6,940)
Related company interest expense	(41)	(84)	(330)
Change in fair value of interest rate swaps	(1,069)	—	—
Gain on termination of capital lease	1,279	—	—
Loss on early retirement of debt	(445)	—	—

Other expense	(6,179)	(6,566)	(7,270)

Net loss	(101)	(1,875)	(5,148)
Change in fair value of interest rate swaps	—	1	(2,035)

Total comprehensive loss	$(101)	$(1,874)	$(7,183)

The accompanying notes are an integral part of these consolidated financial statements.

RBG, LLC

Consolidated Statements of Cash Flows
For the Years Ended December 31, 2004, 2003 and 2002
(in thousands)

	2004	2003	2002
Cash flows from operating activities:
Net loss	$(101)	$(1,875)	$(5,148)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,976	5,925	5,798
Change in fair value of interest rate swaps	1,069	—	—
Loss on sale and disposal of assets	55	191	631
Gain on termination of capital lease	(1,279)	—	—
Amortization of deferred financing fees	205	297	156
Loss on early retirement of debt	445	—	—
Cost of vacation intervals sales	397	156	297
Change in operating assets and liabilities:
Accounts and related party and related company receivables, net	230	396	(249)
Inventories	(55)	(20)	(217)
Prepaid expenses	(65)	(637)	64
Accounts payable, related company liabilities and accrued liabilities	(726)	407	1,533

Net cash provided by operating activities	6,151	4,840	2,865

Cash flows from investing activities:
Proceeds received from sale of assets	6	89	61
Capital expenditures	(2,492)	(2,459)	(2,868)
Decrease (increase) in notes receivable	237	(162)	116

Net cash used in investing activities	(2,249)	(2,532)	(2,691)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	405	628	4,510
Payment of gaming equipment financing	(696)	(998)	(1,212)
Payment of long-term debt	(3,437)	(1,672)	(2,084)
Increase (decrease) in bank overdraft	216	275	(350)
Payment of obligations under capital lease	(30)	(30)	(24)
Payment of financing fees	(116)	—	(120)
Change in other assets	(129)	(82)	(52)

Net cash (used in) provided by financing activities	(3,787)	(1,879)	668

Net increase in cash and cash equivalents	115	429	842
Cash and cash equivalents at beginning of year	7,429	7,000	6,158

Cash and cash equivalents at end of year	$7,544	$7,429	$7,000

The accompanying notes are an integral part of these consolidated financial statements.

RBG, LLC

Consolidated Statements of Cash Flows (continued)
For the Years Ended December 31, 2004, 2003 and 2002
(in thousands)

	2004	2003	2002
Supplemental cash flow disclosure:
Cash paid for interest	$5,698	$6,185	$6,783

Noncash investing and financing activities:
Acquisition of assets with contributed equity	$99,923	$—	$—

Acquisition of assets with long-term debt	$—	$—	$2,123

Acquisition of assets with gaming financing	$918	$1,059	$1,144

The accompanying notes are an integral part of these consolidated financial statements.

RBG, LLC

Consolidated Statements of Members' Deficit
For the Years Ended December 31, 2004, 2003 and 2002
(in thousands)

	Members' Contributions	Accumulated Deficit	Accumulated Comprehensive Loss	Deemed Distribution	Total Members' Deficit
Balance, January 1, 2002	$15,950	$(5,892)	$(1,775)	$(21,984)	$(13,701)
Net loss	—	(5,148)	—	—	(5,148)
Change in fair value of interest rate swaps	—	—	(2,035)	(807)	(2,842)
Deemed distribution	—	—	—	3,250	3,250

Balance, December 31, 2002	15,950	(11,040)	(3,810)	(19,541)	(18,441)
Net loss	—	(1,875)	—	—	(1,875)
Change in fair value of interest rate swaps	—	—	1	1	2
Deemed distribution	—	—	—	3,000	3,000

Balance, December 31, 2003	15,950	(12,915)	(3,809)	(16,540)	(17,314)
Net loss	—	(101)	—	—	(101)
Recognition of other comprehensive loss into earnings	—	—	3,809	1,509	5,318
Members' interest step-up	518	—	—	—	518
Members' contribution	99,923	—	—	—	99,923
Deemed distribution	—	—	—	(150,800)	(150,800)

Balance, December 31, 2004	$116,391	$(13,016)	$—	$(165,831)	$(62,456)

The accompanying notes are an integral part of these consolidated financial statements.

Notes to Consolidated Financial Statements

RBG, LLC

1.    Basis of Presentation and Background

The accompanying consolidated financial statements include the accounts of RBG, LLC (doing business as CasaBlanca Resort/Casino/Golf/Spa) and its wholly owned subsidiary Casablanca Resorts, LLC (doing business as Oasis Resort & Casino) ("Resorts LLC"). Prior to December 20, 2004, RBG, LLC ("RBG") was a 61.54% owned subsidiary of Virgin River Casino Corp. ("VRCC"). Four siblings owned 100% of the shares of VRCC and owned 8.47% of the membership interests in RBG individually. Those same four siblings owned 93.28% of B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo) ("B&BB"). VRCC, RBG and B&BB (collectively the "Companies") doing business in Mesquite, Nevada as hotel casinos and are operated under common management. Significant inter-company items and transactions have been eliminated.

B&BB and VRCC are Nevada corporations formed on December 7, 1989 and July 1, 1988, respectively, for the purpose of owning and operating Virgin River Hotel/Casino/Bingo (Virgin River) located in Mesquite, Nevada. The hotel portion of the facility commenced operations on June 1, 1990, and the casino portion commenced operations on September 1, 1990. The land and buildings are owned by VRCC and leased to B&BB. Certain personal property including furniture and fixtures, leasehold improvements within the casino, and gaming equipment are owned by B&BB.

On March 17, 1997, RBG, a Nevada limited-liability company, was formed pursuant to an operating agreement (the "Operating Agreement") between Robert R. Black, Sr. ("Mr. Black") and R. Black, Inc., a Nevada corporation, for the purpose of acquiring the assets of Player's Island Resort (the "Resort") in Mesquite, Nevada, currently operating as the CasaBlanca Resort/Casino/Golf/Spa. On March 18, 1997, pursuant to an asset purchase agreement between RBG and certain subsidiaries of Players International, Inc. (Players), RBG purchased the Resort for $30.5 million. The Operating Agreement provides for the net income (loss) of RBG to be allocated among the members in proportion to their respective interest in RBG. The Operating Agreement terminates on February 18, 2027.

On May 31, 2001, Resorts LLC a Nevada limited-liability company, was formed pursuant to an operating agreement (Agreement) by RBG, as the sole member, for the purpose of acquiring the assets of Si Redd's Oasis Resort Hotel and Casino in Mesquite, Nevada. On June 30, 2001, pursuant to an asset purchase agreement between Resorts LLC, WSR, Inc., William S. Redd and Marilyn S. Redd Family Trust U/T/D 4/23/93, William S. Redd Family Trust U/T/D 9/22/92, Redd 1996 Trust U/T/D 10/14/96, and Arvada Ranch Properties, LLC, Resorts LLC purchased Si Redd's Oasis Resort Hotel and Casino for $31.7 million.

The Agreement provides for the net income (loss) of Resorts LLC to be allocated to members in proportion to their respective interest in Resorts LLC. The operating agreement terminates when any of the following items have occurred (1) all interests in the property acquired by Resorts LLC have been sold or disposed of or have been abandoned, or (2) in the event that Resorts LLC is bankrupt, a member withdraws or is expelled, the assignment by any member's interest without the written consent of the remaining members, or the admission of a new member without the written consent of the remaining members to the continuation of Resorts LLC.

On December 20, 2004, the Companies entered into a series of transactions whereby they issued $125.0 million aggregate principal amount of Senior Secured Notes due 2012 and $66.0 million aggregate principal amount at maturity ($39.9 million in gross proceeds) of Senior Subordinated Notes due 2013,

Notes to Consolidated Financial Statements

RBG, LLC

1.    Basis of Presentation and Background (cont'd)

and received a $16.0 million equity contribution from Mr. Black and R. Black, Inc. The Companies used the proceeds from the above offering to purchase the interests held by certain affiliated and unaffiliated shareholders (collectively known as the "Buyout") for $101.4 million pursuant to the Agreement for Purchase and Sale or Redemption of Equity Interests ("Agreement for Purchase of Equity Interests") between James A. Black Gaming Properties Trust, Gary W. Black Gaming Properties Trust, Michael T. Black Gaming Properties Trust, Jorco, Inc., Marcus A. Hall, James Ritchie and Barry Moore as Sellers and Robert R. Black, VRCC, and B&BB as Purchasers (see Note 3). As a result of the Buyout, Mr. Black obtained the remaining 80.97% interest in B&BB and 75.0% interest in VRCC. VRCC along with R. Black, Inc. acquired 32.69% of the membership interest in RBG that was being purchased. The remaining proceeds were utilized to repay $64.0 million owed under the Credit Agreement and the $2.0 million promissory note payable to a selling shareholder (See Note 5). Five days prior to the Buyout, RBG terminated the lease with MDW (see Notes 9 and 11) and the Companies disposed of certain assets. As a result of these transactions, Mr. Black and R. Black, Inc. control VRCC, RBG and B&BB. In addition, VRCC, RBG, LLC and B&BB are co-issuers on the Companies' Senior Secured and Senior Subordinated Notes and all three entities are jointly managed and share resources (see Note 5).

2.    Summary of Significant Accounting Policies

Casino Revenue and Promotional Allowances—In accordance with industry practice, RBG recognizes as casino revenue the net win from gaming activities, which is the difference between gaming wins and losses. The retail value of rooms, food and beverage furnished to customers without charge is included in gross revenues and then deducted as promotional allowances. The estimated departmental costs of providing such promotional allowances are included in casino costs and expenses and consist of the following (amounts in thousands):

	Year ended December 31,
	2004	2003	2002
Food and beverage	$6,285	$6,068	$5,850
Hotel	2,111	2,266	1,898
Other	1,413	1,430	1,327

	$9,809	$9,764	$9,075

RBG's slot club program (the Program) allows customers to redeem points earned from their gaming activity at the respective property for complimentary food, beverage, rooms, entertainment and merchandise. At the time redeemed, the retail value of complimentaries under the Program is recorded as revenue with a corresponding offsetting amount included in promotional allowances. The cost associated with complimentary food, beverage, rooms, entertainment and merchandise redeemed under the Program is recorded in casino costs and expenses.

Vacation Interval Sales—RBG recognizes revenue on the sale of vacation intervals when a minimum of 10% of the sales price has been received in cash, collectibility of the receivable representing the remainder of the sales price is reasonably assured, and RBG has completed substantially all of the obligations with respect to any development related to the real estate sold.

Notes to Consolidated Financial Statements

RBG, LLC

2.    Summary of Significant Accounting Policies (cont'd)

Cash and Cash Equivalents—RBG considers all highly liquid investments with purchased maturities of three months or less to be cash equivalents. Bank overdraft represents a negative cash balance that has been reclassified to current liabilities.

Related company receivables and payables—The Companies are under common management and ownership. Payroll and other operating expenses are shared and expensed to each entity as incurred. Related company receivables and payables represent amounts due or owed amongst the entities for such expenses.

Inventories—Inventories are stated at the lower of cost or market value. Cost is determined by the first-in, first-out method.

Property Held for Vacation Interval Sales—Property held for vacation interval sales includes the acquisition costs of the vacation intervals and renovations and the cost of land, development and construction of the vacation interval project. As intervals are sold, the cost of the interval and the estimated cost of renovations or the estimated total costs at completion for the project are charged ratably to cost of vacation interval sales. Interest on renovations or development and construction of vacation intervals is capitalized or charged to expense depending on the duration of the renovations.

Notes and Accounts Receivable—RBG's notes receivables are considered homogenous and are evaluated for impairment collectively, except for individual receivables placed on nonaccrual status, in which case receivables are reviewed individually for impairment. Impairment is measured based on the fair value of the collateral. If the measurement of fair value is less than RBG's recorded investment in the note receivable, the impairment is recognized by creating a specific allowance. Significant changes in the original assumptions of the measure of impairment are an adjustment to the specific allowance. RBG periodically reviews the relevant factors and the formula by which additions are made to the allowance for uncollectible notes receivable. The general allowance is provided based on a number of factors, including current economic trends, estimated collateral values, management's assessment of credit risk inherent in the portfolio and historical loss experience.

RBG's accounts receivable represent amounts due from patrons for gaming activities, hotel and other. Bad debt expense for notes and accounts receivable totaled $285,000, $237,000 and $395,000 during the years ended December 31, 2004, 2003 and 2002, respectively.

Fair Value of Financial Instruments—The carrying value of RBG's cash and cash equivalents, receivables, accounts payable and debt, other than the Notes, approximates fair value primarily because of the short maturities of these instruments. The fair value on the Notes is based on quoted market prices.

Property and Equipment—Property and equipment is stated at cost, including interest capitalized on internally constructed assets calculated at the overall weighted-average borrowing rate of interest.

Depreciation and amortization is provided on a straight-line basis over the assets' estimated useful lives. The estimated useful lives are as follows:

Buildings	31.5 to 39.5 years
Land improvements	15 years
Leasehold improvements	5 to 10 years
Furniture, fixtures and equipment	5 years

Notes to Consolidated Financial Statements

RBG, LLC

2.    Summary of Significant Accounting Policies (cont'd)

RBG evaluates the carrying value for real estate inventories, including property held for vacation interval sales, in accordance with FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-lived Assets ("SFAS 144"). SFAS 144 requires that when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, companies should evaluate the need for an impairment write-down. Impairment write-downs are recorded to real estate inventories when indicators of impairment are present and the undiscounted cash flows estimated to be generated from those assets are less than the carrying amount of the assets. When an impairment write-down is required, the related assets are adjusted to their estimated fair value less costs to sell. RBG did not record any impairment losses during the years ended December 31, 2004, 2003 or 2002.

Income Taxes—RBG and Resorts LLC are limited liability companies. As such, federal income taxes are an obligation of the individual owners and no provision for income taxes is reflected in the accompanying consolidated financial statements.

Advertising Costs—Advertising costs incurred by RBG are expensed as incurred. Advertising costs included in general and administrative expenses were $3.2 million, $3.3 million and $3.7 million for the years ended December 31, 2004, 2003 and 2002, respectively.

Deferred Financing Costs—Deferred financing costs are amortized to interest expense over the term of the related financing.

Goodwill and Other Intangible Assets—Goodwill associated with the Buyout totaled $31.8 million at December 31, 2004. Other intangible assets, which represent acquired customer lists, are stated at cost net of accumulated amortization. Other intangible assets totaled $2.3 million and $250,000 as of December 31, 2004 and 2003, respectively. These costs are amortized on a straight-line basis over the assets' estimated useful life of three years. Amortization expense was $290,000, $500,000 and $500,000 for the years ended December 31, 2004, 2003 and 2002, respectively. Future amortization expense of intangible assets is estimated to be approximately $750,000 per annum.

In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." RBG adopted SFAS No. 141 for all business combinations completed after June 30, 2001, which requires among other things that such business combinations be accounted for under the purchase method. RBG adopted SFAS No. 142 in 2002 for all intangible assets recognized as of December 31, 2002. With the adoption of SFAS No. 142 in 2002, RBG no longer amortizes goodwill or intangible assets that are determined to have an indefinite life.

RBG reviews intangible assets that are subject to amortization for impairment in accordance with SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." In accordance with SFAS 144, an impairment loss will be recognized if the carrying amount of an intangible asset is not recoverable and its carrying amount exceeds its fair value. RBG did not record any impairment losses during the years ended December 31, 2004, 2003 or 2002.

After an impairment loss is recognized, the adjusted carrying amount of the intangible asset becomes the new accounting basis.

Notes to Consolidated Financial Statements

RBG, LLC

2.    Summary of Significant Accounting Policies (cont'd)

Debt Guarantee

In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34. FIN No. 45 elaborates on the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued, and requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. A conclusion reached by the FASB in this Interpretation is the exclusion from the liability recognition provisions of guarantees issued between entities under common control or parent or subsidiary guarantees of third-party debt on behalf of that parent or subsidiary. Such guarantees, however, are not excluded from the enhanced disclosure provisions. The disclosure provisions have been included in the accompanying consolidated financial statements and footnotes.

Interest Rate Swaps—The Companies, from time to time, use interest rate swaps and similar financial instruments to assist in managing interest incurred on its long-term debt. The difference between amounts received and amounts paid under such agreements, as well as any costs or fees, is recorded as a reduction of, or addition to, interest expense as incurred over the life of the swap or similar financial instrument.

The Companies account for interest rate swap agreements in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and its corresponding amendments under SFAS 138 and SFAS 149. SFAS 133 requires the Companies to measure every derivative instrument (including certain derivative instruments embedded in other contracts) at fair value and record them in the balance sheet as either an asset or liability. Changes in fair value of derivatives are recorded currently in earnings as a change in fair value of the swap unless special hedge accounting criteria are met whereby the change is recorded as a component of other comprehensive income. The Companies have designated the interest rate swaps as cash flow hedges and, accordingly, the effective portions of changes in the fair value of the interest rate swaps are reported in other comprehensive income. Any ineffective portions of hedges are recognized in earnings in the current period. During the year ended December 31, 2004, the Companies' cash flow hedge became ineffective and, accordingly, the change in fair value is being accounted for in earnings on the consolidated statements of operations.

Use of Estimates—The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Players Club Liability—During 2002, RBG adopted the consensus provisions of EITF 00-22—"Accounting for Points and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to Be Delivered in the Future." EITF 00-22 requires that the redemption of points, such as points earned in slot players clubs, be recorded as a reduction of revenue. Although the consensus reached in EITF 00-22 applies to a redemption of points for cash as opposed to a redemption of points for free products and services, management believes the premise of EITF 00-22 applies to RBG's slot club program, which provides for the redemption of points for only free products and services (and not for cash). During the years ended December 31, 2004, 2003 and 2002, RBG recorded, as a reduction of revenue, a charge of approximately $214,000, $895,000 and $324,000, respectively, in promotional allowances in the accompanying consolidated statements of operation.

Notes to Consolidated Financial Statements

RBG, LLC

2.    Summary of Significant Accounting Policies (cont'd)

Segment Information—It is management's belief that RBG's operations are part of a single segment which is the casino and hotel business and related amenities. RBG believe that it meets the "economic similarity" criteria established by SFAS No. 131, and as a result, RBG aggregates all of its properties into one operating segment. All of our properties offer the similar products, cater to the same customer base, are all located in the Mesquite, Nevada, area, have the same regulatory and tax structure, share the same marketing techniques and are all directed by a centralized management structure. In addition, management believes that all of its ancillary operations such as golf course operations, spa, timeshare and other amenities are in place to increase and enhance the casino and hotel business.

Recently Issued Accounting Standards—In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." The objective of FIN 46 is to improve financial reporting by companies involved with variable interest entities. FIN 46 changes certain consolidation requirements by requiring a variable interest entity to be consolidated by a company that is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. RBG has determined that all variable interest entities it holds investments in at December 31, 2004 do not require consolidation under the provisions of FIN 46 as RBG is not subject to a majority of the risk of loss or entitled to receive a majority of the variable interest entity's residual returns.

In April 2003, the FASB issued SFAS No. 149, "Amendment to Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is applied prospectively and is effective for contracts entered into or modified after June 30, 2003, except for SFAS No. 133 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003 and certain provisions relating to forward purchases and sales on securities that do not yet exist. RBG has determined that SFAS No. 149 did not have a significant impact on RBG's results of operations or financial position.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. On October 29, 2003, the FASB voted to defer for an indefinite period the application of the guidance in SFAS No. 150 to non-controlling interests that are classified as equity in the financial statements of the subsidiary but would be classified as a liability in the parent's financial statements under SFAS No. 150. The FASB decided to defer the application of SFAS No. 150 to these non-controlling interests until it could consider some of the resulting implementation issues associated with the measurement and recognition guidance for these non-controlling interests. RBG currently has no instruments impacted by the adoption of this statement and, therefore, the adoption did not have a significant impact on RBG's results of operations or financial position.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs." The statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. RBG is currently evaluating the provisions of SFAS No. 151 to determine its impact on RBG's future financial statements.

Notes to Consolidated Financial Statements

RBG, LLC

2.    Summary of Significant Accounting Policies (cont'd)

In December 2004, the FASB issued SFAS 152, "Accounting for Real Estate Time-Sharing Transactions." SFAS 152 amends existing accounting guidance to reference the financial accounting and reporting guidance for real estate time-sharing transactions provided in AICPA Statement of Position 04-02, "Accounting for Real Estate Time-Sharing Transactions." SFAS 152 is effective for our financial statements issued after January 1, 2006. The new accounting guidance requires, among other things, that costs incurred to sell timeshare units generally be charged to expense as incurred, including marketing expenses. The new standard will also require a change in the classification of certain items currently reported as expenses, requiring these items to be reflected as reductions of revenue. RBG is in the process of evaluating the impact of SFAS 152; however, the impact to reported revenue and net income is not expected to be significant.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets." This statement is based on the principle that exchanges of nonmonetary assets should be measured based on fair value of the assets exchanged. This statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. RBG is currently evaluating the provisions of SFAS No. 153 to determine its impact on its future financial statements.

3.     Purchase of Equity Interests

On December 20, 2004, pursuant to the Agreement for Purchase of Equity Interests described in Note 1, Mr. Black and R. Black, Inc. acquired certain interests in B&BB, VRCC and RBG for $101.4 million. In addition, the Companies incurred approximately $10.0 million in capitalized deferred financing fees related to the issuance of the Notes which was recorded to the consolidated balance sheet of VRCC and balance sheet of B&BB. Management valued the assets acquired in the transaction as follows. Current assets and liabilities were recorded at book value, which approximated their estimated market values at the date of acquisition. Land, buildings and building improvements were valued based upon comparable values of recent sales in the Mesquite, Nevada market and 3rd party market valuations of comparable assets in Mesquite, Nevada. For equipment, management recorded these assets at book value, which was deemed to be fair value, considering the relative age and working condition of the equipment. Intangible assets, representing the Companies' customer list and slot club program, were recorded at fair value, which was calculated based upon comparable customer lists and slot programs with other casinos operating in the Las Vegas and surrounding market. In accordance with the provisions of SFAS No. 141, the remainder of the purchase price was allocated to goodwill. Management believes that the goodwill arose from the Companies' dominance in and the growing Mesquite, Nevada market, the value of the existing workforce and existing accounting and operating infrastructure.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed by the Companies at the date of acquisition. The purchase price allocation is in process and will be completed within one year of the acquisition; thus, the allocation of the purchase price is subject to refinement.

Notes to Consolidated Financial Statements

RBG, LLC

2.    Summary of Significant Accounting Policies (cont'd)

At December 20, 2004
Current assets	$15,600
Property and equipment	100,200
Other non-current assets	3,300
Intangibles	4,600
Goodwill	43,000

Total assets acquired	166,700

Current liabilities	12,800
Long-term liabilities	1,200
Long-term debt assumed	53,300

Total liabilities assumed	67,300

Net assets acquired	$99,400

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed related to RBG at the date of acquisition.

At December 20, 2004
Current assets	$9,800
Property and equipment	57,600
Other non-current assets	2,800
Intangibles	2,300
Goodwill	31,800

Total assets acquired	104,300

Current liabilities	11,800
Long-term liabilities	900
Long-term debt assumed	46,600

Total liabilities assumed	59,300

Net assets acquired	$45,000

Notes to Consolidated Financial Statements

RBG, LLC

2.    Summary of Significant Accounting Policies (cont'd)

The following unaudited pro forma consolidated financial information for RBG has been prepared assuming the Buyout occurred on January 1, 2004 and 2003, respectively (in thousands):

	Year Ended December 31, 2004	Year Ended December 31, 2003
Net revenues	$109,269	$101,624
Income from operations	$5,015	$3,628
Net income	$2,049	$454

4.     Property and Equipment

Property and equipment consists of the following (in thousands):

	December 31,
	2004	2003
Land	$16,684	$13,486
Buildings	29,257	28,966
Buildings under capital lease	—	6,876
Land and leasehold improvements	17,806	11,269
Furniture, fixtures and equipment	30,269	28,749
Construction in progress	353	405

	94,369	89,751
Less—accumulated depreciation and amortization	(25,232)	(21,616)

Property and equipment, net	$69,137	$68,135

Amortization of buildings under capital lease is included within depreciation and amortization expense in the accompanying consolidated statements of operations. Accumulated amortization of buildings under capital lease was $0 and $832,000 at December 31, 2004 and 2003, respectively. The underlying lease for the buildings under capital lease was terminated on December 15, 2004 (see Notes 9 and 11).

5.     Long-term Debt

Long-term debt consists of the following (in thousands):

	December 31,
	2004	2003
Revolving credit facility totaling $15 million with Wells Fargo Foothill at a margin above prime or LIBOR, as defined; collateralized by substantially all assets of the Companies as defined.	$—	$—
9% senior secured notes, interest payable semiannually, principal due January 15, 2012, callable January 15, 2009	125,000	—
12 3/4% senior subordinated notes, non-cash interest will accrue at an annual rate of 12 3/4% in the form of increase accreted value until January 15, 2009. Beginning January 15, 2009, interest payable semiannually, principal due January 15, 2013, callable January 15, 2009	40,068	—

Notes to Consolidated Financial Statements

RBG, LLC

2.    Summary of Significant Accounting Policies (cont'd)

	December 31,
	2004	2003
Revolving credit facility totaling $80 million with Bank of America N.A., Wells Fargo Bank, N.A. and U.S. Bank, N.A. at a margin above prime or LIBOR, as defined; collateralized by substantially all real and personal property, leases, intangibles and other interests of the Companies as defined. The credit facility was paid in full and retired in December 2004	—	74,000
Promissory note payable to Wells Fargo Equipment Finance, Inc. payable in monthly installments of $36 at an interest rate of 6.97%, due June 2006	757	1,125
Hypothecation Note at prime plus 3.0% (8.25% at December 31, 2004), collateralized by certain notes receivable as defined; guaranteed by one of the Initial Members, due April 2004	572	1,089
Promissory note payable to Wells Fargo Equipment Finance, Inc. payable in monthly installments of $24 at an interest rate of 7.00%, due November 2005	251	507
Promissory note payable to Wells Fargo Equipment Finance, Inc. payable in monthly installments of $14 at an interest rate of 6.21%, due December 2006	293	433

	166,941	77,154
Less—current portion	(1,353)	(10,852)

Total long-term debt	$165,588	$66,302

Maturities of long-term debt are as follows (in thousands):

Years ending December 31:
2005	$1,353
2006	520
2007	—
2008	—
2009	—
Thereafter	191,000

192,873
Less debt discount	(25,932)

$166,941

New Revolving Facility

Concurrent with the Buyout, the Companies entered into a four-year $15.0 million senior secured credit facility ("Foothill Facility") on December 20, 2004 with Wells Fargo Foothill, Inc. that matures in December 2008. The Foothill Facility is secured by substantially all the assets of the Companies. During the life of the Foothill Facility, the Companies may borrow up to the lesser of (1) $15.0 million less the Letter of Credit Usage, as defined, less the Bank Product Reserve, as defined, or (2) the Borrowing Base, as defined, less the Letter of Credit Usage. At December 31, 2004, the Bank Product Reserve was approximately $750,000 and represents the fair market value at December 31, 2004 of the interest rate swap owed to Wells Fargo Foothill, Inc. Accordingly, the availability under the Foothill Facility at December 31, 2004 was limited to $14.25 million and no amounts had been drawn.

Notes to Consolidated Financial Statements

RBG, LLC

5.    Long-term Debt (cont'd)

Under the terms of the Foothill Facility, interest accrues on the outstanding principal balance at LIBOR plus the LIBOR Rate Margin, which is 3.5%, or the Base Rate, as defined, plus the Base Rate Margin, which is 2%. LIBOR was approximately 3.1% at December 31, 2004. The Foothill Facility also contains certain financial and other covenants. These include a minimum trailing twelve-month Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") of $15,000,000 for the Companies and limitations on other indebtedness and capital expenditures, as defined.

As part of the costs of entering into the Foothill Facility, the Companies incurred approximately $0.5 million of deferred financing fees, all of which was recorded to the consolidated balance sheet of VRCC, that will be amortized over the life of the facility on a straight-line basis, which approximates the effective-interest method.

Senior Secured and Senior Subordinated Notes

In December 2004, as part of the Buyout, the VRCC, RBG and B&BB (the "Issuers") issued $125.0 million of 9% senior secured notes ("Senior Notes") due on January 15, 2012 and $39.9 million in gross proceeds of 12 3/4% senior subordinated notes ("Senior Sub Notes") due January 15, 2013 (collectively the "Notes"). The Notes are joint and several obligations of the Issuers and all current and future subsidiaries of the Issuers. Although the Notes are joint and several obligations of the Issuers, the allocation of the balance of the Notes to the individual balance sheets of B&BB, VRCC and RBG was according to the flow of funds at the date of the Buyout with the proceeds of the Senior Notes necessary to purchase the interests of B&BB recorded on the balance sheet of B&BB and the remaining proceeds of the Senior Notes and Senior Sub Notes recorded on the consolidated balance sheet of VRCC. The consolidated balance sheet of RBG reflects the full obligation of the Notes at December 31, 2004, with an amount recognized as a deemed distribution to reflect the net obligation of the Notes recorded on the consolidated balance sheet of RBG at December 31, 2004. The Senior Notes pay interest semiannually while the Senior Sub Notes accrue interest in the form of increased accreted value until January 15, 2009, when the carrying book value of the Senior Sub Notes will be $66.0 million. At that point the Senior Sub Notes will pay interest semiannually on the same dates as the Senior Notes.

The indentures (the "Indentures") governing the Companies' Notes contain certain customary financial and other covenants, which limit the Companies' ability to incur additional debt. The Indentures provide that the Companies may not incur additional indebtedness, other than specified types of indebtedness, unless the Consolidated Coverage Ratio, on a pro-forma basis after the incurrence of the additional indebtedness is at least 2.00 to 1.00. As of December 31, 2004, the Companies have a Consolidated Coverage Ratio of 1.13 to 1.00 and have incurred $0 of additional indebtedness as defined.

The Indentures also contain other covenants which limit the ability of the Issuers and Guarantors, as defined, to pay dividends, redeem stock, or make other distributions, make investments, create certain liens, enter into certain transactions with affiliates, utilize proceeds from asset sales, transfer or sell assets, issue or sell equity interests of subsidiaries and enter into certain mergers and consolidations, as defined in the Indentures. There are no restrictions related to the transfer of funds between the Issuers, Guarantors and their respective subsidiaries. The Issuers were in compliance with these covenants at December 31, 2004.

Notes to Consolidated Financial Statements

RBG, LLC

5.    Long-term Debt (cont'd)

The Senior Notes are secured by substantially all existing and future assets of the Issuers and the Guarantors, as defined, as well as the equity interest of the Guarantors, the equity interests of the Acquiring Shareholder and his Affiliate in the Issuers. The Guarantors are all the wholly owned subsidiaries of the Issuers. The Senior Notes are subordinated to the security interests of the Foothill Facility. The Senior Sub Notes are subordinate to the Senior Notes and all other indebtedness of the Companies.

As part of the costs of issuing the Notes, the Companies incurred approximately $10.0 million in deferred financing fees, all of which was recorded to the consolidated balance sheet of VRCC, of which $7.7 million related to underwriter fees associated with the Notes. These costs are being amortized over the life of the Notes on a straight-line basis, which approximates the effective-interest method.

Old Revolving Facility

On June 28, 2001, the Companies entered into a Credit Agreement ("Original Credit Agreement") with Bank of America, N.A., Wells Fargo Bank, N.A. and U.S. Bank, N.A (the "Bank Group"). Proceeds from the Original Credit Agreement were used to refinance the existing debt of B&BB, VRCC and RBG and to purchase the assets of Si Redd's Oasis Resort Hotel and Casino. Under the terms of the Original Credit Agreement, the Companies had the ability to borrow up to $80 million. Similar to the Notes, B&BB, VRCC and RBG were jointly obligated under the Original Credit Agreement. The allocation of the balance of the Original Credit Agreement to the individual balance sheets of B&BB, VRCC and RBG was based on amounts utilized from the Original Credit Agreement to refinance the existing debt of B&BB, VRCC and RBG and purchase Si Redd's Oasis Resort Hotel and Casino. The consolidated balance sheet of RBG reflects the full obligation of the Original Credit Agreement at December 31, 2003 with an amount recognized as a deemed distribution to reflect the net obligation of the Original Credit Agreement on the consolidated balance sheet of RBG at December 31, 2003.

Under the terms of the Original Credit Agreement, interest accrued on the outstanding principal balance on the Original Credit Agreement at the Base Rate, defined as the lower of prime or federal funds rate plus fifty basis points, plus the Applicable Margin, as defined, or LIBOR Rate, as defined, plus the Applicable Margin, as defined. The Original Credit Agreement also contained certain financial and other covenants. These include a Leverage Ratio, as defined, an Adjusted Fixed Charge Ratio, as defined, of no less than 1.25 to 1.00 and commencing June 30, 2002, a minimum trailing twelve-month Adjusted EBITDA, as defined, of no less than $23.0 million. The Original Credit Agreement also contained limitations on incurrence of additional indebtedness, limitation on distributions and minimum and maximum levels of capital expenditures.

As of December 31, 2002, the Companies were not in compliance with certain covenants as specified in the Original Credit Agreement, as amended as of such date. As a result of this non-compliance, the Companies entered into the second amendment (Second Amendment) to the Credit Agreement dated March 31, 2003 which provided the following:

  1)
  One-time waiver of the Companies non-compliance with certain covenants as of December 31, 2002;

Notes to Consolidated Financial Statements

RBG, LLC

5.    Long-term Debt (cont'd)

  2)
  Amended the minimum trailing twelve-month Adjusted EBITDA requirement to $19.5 million commencing March 31, 2003 and $23.0 million commencing June 30, 2004 to the termination of the Original Credit Agreement.

The Original Credit Agreement, as amended, is referred to as the Credit Agreement. As of March 31, 2004 and December 31, 2003, the Companies were not in compliance with the Adjusted Fixed Charge Coverage Ratio and the minimum trailing twelve-month Adjusted EBITDA along with the Leverage Ratio at December 31, 2003 and March 31, 2004 as specified in the Credit Agreement, among other financial covenant violations. On July 6, 2004, the Companies entered into a Forbearance Agreement with the Bank Group whereby the Bank Group agreed to forbear exercising their legal remedies under the Credit Agreement by reason of technical default while the Credit Agreement was renegotiated. On November 4, 2004, the Companies renegotiated the Credit Agreement with the Bank Group which waived all past covenant violations and extended the maturity date to June 2006.

Proceeds from the Buyout were used to repay the $64.0 million still owed on the Credit Agreement at December 20, 2004. As a result of repaying the Credit Agreement, the Companies recorded a loss on early retirement of debt of approximately $596,000, of which $445,000 related to RBG, which represents unamortized deferred financing fees that were written off.

Interest Rate Swaps

During 2001, as part of entering into the Original Credit Agreement, the Companies entered into two interest-rate swaps, each with notional amounts equal to $28.0 million (the Swaps), to reduce Companies' exposure to changes in interest rates. The Swaps effectively converted $56.0 million of the Companies' floating rate debt to a fixed rate. The Swaps became effective on June 29, 2001 and terminate on June 30, 2006. The Companies paid a fixed rate of 5.88% on the Swaps, which was priced to assume no value at inception.

The Swaps are accounted for under the guidance of SFAS No. 133, "Accounting for Derivative Instruments in Hedging Activities." Since the notional amount of the Swaps was always to be less than the principal amount of the debt, and the interest periods and interest rates were the same on both the swap and the debt, there was to be no ineffectiveness in the swap. Based on these assumptions, the Swaps qualified as hedge instruments and met the requirements under SFAS No. 133 to be accounted for as a cash flow hedge. As a result, the Companies designated the hedges and had recorded a liability at December 31, 2003 of approximately $5.3 million which reflected the market value of the Swaps as of December 31, 2003. The change in fair market value of the Swaps during the years ended December 31, 2003 and 2002 is recorded as a comprehensive loss in the accompanying consolidated statements of income and consolidated statements of members' deficit.

Given the Companies' noncompliance with the terms of the Credit Agreement and subsequently as a result of the Buyout, during the year ended December 31, 2004, the Swaps lost their effectiveness and the ability to qualify as a hedge instrument. Accordingly, subsequent to December 31, 2003, the change in fair value of the Swaps was accounted for as income to current earnings. For the year ended December 31, 2004, the Companies recorded a loss relating to the change in the fair value of the Swaps totaling $1.5 million, of which RBG recorded $1.1 million. The $1.5 million charge of the Companies was equal to the write-off of the cumulative comprehensive loss of $5.3 million, net of the current year increase in fair value of the Swaps of $3.8 million. As of December 31, 2004, the Companies have no plans of reestablishing the Swaps as hedges. The fair value of the Swaps at December 31, 2004 was

Notes to Consolidated Financial Statements

RBG, LLC

5.    Long-term Debt (cont'd)

$1.5 million and is included in the accompanying consolidated balance sheet. The notional amount of the Swaps at December 31, 2004 was $43.4 million.

Similar to the Notes, B&BB, VRCC and RBG are jointly obligated under the Swaps. The allocation of the balance of the Swaps to the individual balance sheets of B&BB, VRCC and RBG was based on original allocation of the balance of the Original Credit Agreement. The consolidated balance sheet of RBG reflects the full obligation of the Swap at December 31, 2004 and 2003 with an amount recognized as a deemed distribution to reflect the net obligation of the Swaps on the consolidated balance sheet of RBG at December 31, 2004 and 2003.

Other Indebtedness

During 2002, B&BB, RBG and Resorts LLC entered into separate promissory notes with Wells Fargo Equipment Finance, Inc. totaling approximately $2.3 million to finance the acquisition of a player tracking system for each of the casinos. Each of the notes is separately guaranteed by B&BB, VRCC, RBG and Resorts LLC. At December 31, 2004 and 2003, RBG owed $0.8 million and $1.1 million, respectively, related to this obligation.

During 2002, Resorts LLC entered into a promissory note for approximately $574,000 with Wells Fargo Equipment Finance, Inc. to finance the acquisition of laundry equipment. The promissory note is guaranteed by B&BB, VRCC and RBG.

During 2001, RBG and Resorts LLC entered into a promissory note for approximately $1 million with Wells Fargo Equipment Finance, Inc. to finance the acquisition of golf course maintenance equipment. The promissory note is guaranteed by B&BB and VRCC.

RBG has a financing commitment, dated April 2, 1998 for up to $10 million under a Hypothecation Note (the Hypothecation Note) with Equivest Capital, Inc. f/k/a Resort Funding, Inc. whereby RBG may borrow against notes receivable pledged as collateral (see Note 8). On December 24, 2003, RBG amended the Hypothecation Note extending the maturity date until April 2, 2004 to allow time for a new financing commitment to be entered into by RBG and Resorts LLC; however, as of December 31, 2004, no new commitment is in place.

The estimated fair value of the Senior Notes and Senior Sub Notes was $130.0 million and $41.3 million, respectively, at December 31, 2004. The estimated fair value amounts were based on quoted market prices. For all other indebtedness, the fair value approximates the carrying amount of the debt due to the short-term maturities of the individual components of the debt.

6.    Gaming Equipment Financing

RBG from time to time enters into agreements with gaming manufacturers to finance the purchase of gaming equipment. Contractual terms of the agreements with the gaming manufactures consist of payment terms of less than one year to up to three years without interest. In the event that an agreement with a gaming manufacturer extends past a year, RBG will impute interest at a rate of 8%.

Notes to Consolidated Financial Statements

RBG, LLC

6.    Gaming Equipment Financing (cont'd)

Gaming equipment financing consists of the following (in thousands):

	December 31,
	2004	2003
Gaming equipment financing to purchase 20 games, no payments for one year and monthly payments of $8 for 24 months beginning January 2006	$189	$—
Gaming equipment financing with terms of less than 12 months	582	552

	771	552
Less current portion	(582)	(552)

Gaming equipment financing, long-term portion	$189	$—

7.    Related Company Receivables and Payables

The related company receivable at December 31, 2004 is due from B&BB. The related company payables of RBG consist of the following (in thousands):

	December 31,
	2004	2003
Virgin River Casino Corp.	$166	$—
B&BB	34	1,200

Related company payables	$200	$1,200

8.    Notes Receivable

Notes receivable consist of the following (in thousands):

	December 31,
	2004	2003
Vacation interval notes receivable	$2,518	$2,676
Holdbacks by financing institutions	720	674
Allowance for possible credit losses	(337)	(212)

Total notes receivable	2,901	3,138
Less—current portion	414	448

Non-current notes receivable	$2,487	$2,690

Notes to Consolidated Financial Statements

RBG, LLC

8.    Notes Receivable (cont'd)

Notes generated from the sale of vacation intervals generally bear interest at annual rates ranging from 12.75% to 14.75% and have terms of 5 to 7 years. The vacation interval notes receivable are collateralized by the right to use and deeds of trust on the vacation interval sold and serve as collateral to the Hypothecation Note (see Note 5).

9.    Related Party Transactions

Wingnuts, Inc. is a company that owns an airplane used by RBG. Wingnuts, Inc. is owned by the Acquiring Shareholder along with various former stockholders of B&BB and VRCC. Wingnuts, Inc. charges RBG for business usage of the airplane using hourly rates for actual air time. Total charges for the years ended December 31, 2004, 2003 and 2002 were $46,000, $38,000 and $15,000, respectively.

MJB Development is a real estate construction company owned by a former shareholder of B&BB and VRCC which provided construction services associated with hotel facilities of RBG. The actual costs of construction, overhead charges, and a profit are charged to the Companies. Such charges totaled $23,000, $94,000, and $22,000 during the years ended December 31, 2004, 2003 and 2002, respectively, and are included in the accompanying consolidated statements of operations.

MDW is a Nevada limited-liability company in which the Acquiring Shareholder has an interest. MDW owns a condominium complex located in Mesquite, Nevada. RBG had entered into a lease agreement with MDW whereby MDW gave the members of the CasaBlanca Vacation Club (the timeshare club associated with the CasaBlanca) the right to use and occupy the timeshare units located on the leasehold property. The remaining units at the condominium complex were utilized by the CasaBlanca for hotel and apartment purposes. On December 15, 2004, RBG terminated its lease with MDW (See Note 11). The rent payments paid by RBG to MDW during years ended December 31, 2004, 2003 and 2002 were $739,000, $734,000 and $735,000, respectively, and are included in the consolidated statements of operations.

Virgin River Foodmart, Inc. ("Foodmart"), a Nevada corporation, is owned by Mr. Black and former shareholders of B&BB and VRCC. Participants in RBG's slot club program are able to redeem their points for gasoline at the Foodmart. Foodmart charges RBG the retail amount of gas purchased with player points. For the years ended December 31, 2004, 2003 and 2002, Foodmart has charged RBG $150,000, $159,000 and $72,000, respectively, for gasoline purchased with points from RBG's slot club program.

Black, LoBello & Pitegoff is a law firm managed by the daughter of Mr. Black. RBG retains Black, LoBello & Pitegoff as outside legal counsel, and Black, LoBello & Pitegoff has received legal fees for legal services in the amount of $121,000, $125,000 and $50,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

RBG pays Mr. Black management fees for his management of RBG's business. RBG paid Mr. Black management fees in the amount of $0, $5,000 and $140,000 for the fiscal years ended December 31, 2004, 2003 and 2002, respectively.

RBG provided management and other services to two related parties that manage and operate the home owners associations of the vacation intervals sold at the property. As of December 31, 2004 and 2003, respectively, included in the accompanying consolidated balance sheets is a receivable for $213,000 and $314,000 related to amounts owed for those services.

Notes to Consolidated Financial Statements

RBG, LLC

10.    401(k) Plan

The Companies implemented a defined contribution 401(k) plan, which covers all employees who meet certain age and length of service requirements and allows an employer contribution up to 40% of the first 6% of each participating employee's compensation. Plan participants can elect to defer before tax compensation through payroll deductions. These deferrals are regulated under Section 401(k) of the Internal Revenue Code. RBG's portion of the Companies' matching contributions for the years ended December 31, 2004, 2003 and 2002 were $182,000, $222,000 and $163,000, respectively.

11.    Commitments and Contingencies

Capital Leases—During 2001, RBG LLC signed a lease agreement with Textron Financial Corporation to lease golf carts for the Palms golf course over a four-year period beginning December 2001. The aggregate monthly payments, including interest and taxes are $2,442 a month.

During 1997, RBG signed a lease agreement with MDW Mesquite, LLC ("MDW") for the use of their condominium complex, to be used to sell Vacation Intervals, for a period of fifty years. The Acquiring Shareholder is a member of MDW. The obligation under this capital lease provides for aggregate monthly payments, including interest and taxes of $49,800 determined using an interest rate of 9.25%. On January 5, 1999, the lease agreement was amended to provide for additional monthly rental payments of $12,750 to MDW Mesquite, LLC.

Effective December 15, 2004, RBG and MDW terminated their lease agreement. Pursuant to the agreement, the rental units under the original lease agreement would be converted to condominiums to be offered for sale. In total, 197 condominiums will be offered for sale for approximately $44,000 to $69,000 a unit, depending on the size of the unit. Mr. Black will receive 6% of the net sales proceeds from the sale of the condominium units, as defined (the "fee"). MDW also will convey to RBG three timeshare units. During the sales process, MDW and RBG will share equally the rental income from the remaining rental units pending their sale ("rental income") and share equally the expenses of the condominium project, including debt service and the fee ("project expenses"). MDW also will pay RBG 44% of the net sales proceeds from the sale of the condominium units less the fair market value of the three timeshare units conveyed to RBG. RBG will advance project expenses for the six-month period beginning on December 15, 2004 to the extent MDW does not have sufficient funds to pay the project expenses, provided, however, that the aggregate amount of the advances would not exceed $150,000. Until the aggregate amount of any such advances plus an additional payment of approximately 15% of the aggregate amount of such advances is repaid to RBG, all net sales proceeds and rental income would be payable to RBG. Management believes that their maximum exposure as it relates to their association with MDW is the amount advanced to MDW which under their agreement will not exceed $150,000. Management has determined under the provisions of FIN 46R that they are not the primary beneficiary of MDW and accordingly have not consolidated MDW in these consolidated financial statements. As of December 31, 2004 MDW had total assets of $5.5 million (unaudited), liabilities of $4.5 million (unaudited) and members' equity of $1.0 million (unaudited). Under the terms of the MDW, LLC operating agreement and lease termination agreement, management believes that Mr. Black does not have the ability to exercise control or significant influence over the operations of MDW and accordingly RBG has recorded a gain relating to the lease termination of approximately $1.3 million in the accompanying consolidated financial statements for the year ended December 31, 2004.

Notes to Consolidated Financial Statements

RBG, LLC

11.    Commitments and Contingencies (cont'd)

At December 31, 2004, future minimum lease payments under all capital leases were as follows in thousands:

Years ending December 31: 2005	$26
Less, amounts representing interest	(8)

Present value of net minimum lease payment	18
Less: current portion of obligation under capital lease	(18)

Long-term obligation under capital lease	$—

Operating Leases—During 2003, RBG signed a lease agreement with Wells Fargo Equipment Finance to lease golf carts for the Resort golf course over a three-year period beginning November 2003. The aggregate monthly payments, including interest and taxes are $5,500 a month.

During 2002, RBG signed a lease agreement with IBM Credit LLC to lease computer hardware for the Companies over a three-year period beginning January 2002. The aggregate monthly payments, including interest and taxes are $9,100 a month.

As part of the acquisition of the Oasis Resort Hotel and Casino, RBG has been assigned the rights to an agreement to lease the land which contains a portion of the golf course of the Oasis Casino and Hotel from the state of Arizona. The lease agreement is for a term of ten years that began in May 1998 at an annual rate of $26,650 and increases every year until the last year of the lease when the annual lease rate is $135,750.

As part of the acquisition of the Resort, RBG has been assigned the rights to an agreement to lease the land and water rights which contain the golf course of the Resort. The lease agreement is for a term of 99 years that began in June 1995 at a monthly lease rate of $18,000. In June 2005 and every 5 years thereafter, the lease rate will be adjusted based on the increase in the Consumer Price Index, as defined.

Future minimum lease payments under operating leases for the five years subsequent to December 31, 2004 are as follows (in thousands):

Years ending December 31: 2005	$434
2006	401
2007	382
2008	246
2009	246
Thereafter	21,562

$23,271

Rent expense for the years ended December 31, 2004, 2003 and 2002 were $1.0 million, $1.0 million and $1.0 million, respectively.

Workers' Compensation Claim—In February 2004, an employee of Resorts LLC was killed while performing maintenance work on the Palms Golf Course. As a result of the death, RBG recorded a liability in 2004 of $350,000, which represents RBG's self-insured retention under their workers' compensation policy.

Notes to Consolidated Financial Statements

RBG, LLC

11.    Commitments and Contingencies (cont'd)

Litigation—From time to time RBG is a party to various legal proceedings, most of which relate to routine matters incidental to the business. Management does not believe that the outcome of such proceedings will have a material adverse effect on RBG's consolidated financial position or results of operations.

Environmental Matter—RBG has become aware that there is contamination present on some of its properties apparently due to past operations, which included a truck stop and gas station. In particular, groundwater contamination at the Oasis property (which appears to have migrated onto the CasaBlanca property) is the subject of investigation and cleanup activities being conducted by the prior owners of the Oasis. Management believes that the prior owners are responsible for such matters under an indemnity agreement negotiated at the time the Oasis was purchased; however, there is no assurance that RBG will not incur costs related to this matter. Moreover, it is possible that future developments could lead to material environmental compliance costs or other liabilities for RBG and these costs could have a material adverse effect on our consolidated financial position or results of operations. As of December 31, 2004 and 2003, respectively, no costs were incurred in connection with this matter.

12.    Consolidating Condensed Financial Information

Casablanca Resorts, LLC, Oasis Recreational Properties, Inc., Oasis Interval Management, LLC and Oasis Interval Ownership, LLC (together the "Guarantor Subsidiaries") have fully and unconditionally guaranteed, on a joint and several basis, payment of the Notes. Separate condensed financial statement information for RBG and its Guarantor Subsidiaries as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002 (in thousands) is as follows:

	RBG	Guarantor Subsidiaries	Eliminations	Total Consolidated
As of and for the year ended December 31, 2004
BALANCE SHEET:
Current Assets, including intercompany accounts	$17,596	$5,982	$(9,439)	$14,139
Property and Equipment, net	43,884	25,253	—	69,137
Goodwill and Other Intangibles	34,084	—	—	34,084
Other assets (liabilities), including intercompany accounts	16,305	755	(14,174)	2,886

	$111,869	$31,990	$(23,613)	$120,246

Current Liabilities	$8,353	$16,518	$(9,439)	$15,432
Long-term debt, less current portion	165,232	356	—	165,588
Gaming equipment financing, less current portion	—	189	—	189
Fair value of interest rate swaps	740	753	—	1,493
Members' Equity (Deficit)	(62,456)	14,174	(14,174)	(62,456)

	$111,869	$31,990	$(23,613)	$120,246

Notes to Consolidated Financial Statements

RBG, LLC

12.    Consolidating Condensed Financial Information (cont'd)

	RBG	Guarantor Subsidiaries	Eliminations	Total Consolidated
STATEMENT OF OPERATIONS
Net Revenues	$57,501	$51,768	$—	$109,269
Operating Expenses:
Casino	15,002	13,807	—	28,809
Food and beverage	9,931	9,082	—	19,013
Hotel	3,104	3,402	—	6,506
Other	8,112	6,324	—	14,436
General and administrative	13,811	14,585	—	28,396
Depreciation and amortization	2,738	3,238	—	5,976
Loss on sale of assets	55	—	—	55

	52,753	50,438	—	103,191

Operating income	4,748	1,330	—	6,078
Loss from investment in subsidiary	(4,308)	—	4,308	—
Change in fair value of swap	(316)	(753)	—	(1,069)
Gain on early termination of capital lease	1,279	—	—	1,279
Loss on early retirement of debt	(161)	(284)	—	(445)
Related party interest income (expense)	531	(572)	—	(41)
Interest expense	(1,874)	(4,029)	—	(5,903)

Total other income (expense)	(4,849)	(5,638)	4,308	(6,179)

NET INCOME (LOSS)	$(101)	$(4,308)	$4,308	$(101)

STATEMENT OF CASH FLOWS
Net cash provided by operating activities	$3,886	$2,265	$—	$6,151
Net cash used in investing activities	(752)	(1,497)	—	(2,249)
Net cash used in financing activities	(2,779)	(1,008)	—	(3,787)
As of and for the year ended December 31, 2003
BALANCE SHEET:
Current Assets, including intercompany accounts	$15,069	$6,182	$(6,357)	$14,894
Property and Equipment, net	32,103	36,032	—	68,135
Goodwill and Other Intangibles	—	250	—	250
Deferred Financing Fees	135	366	—	501
Other Assets (liabilities), including intercompany accounts	(15,836)	620	18,222	3,006

	$31,471	$43,450	$11,865	$86,786

Current Liabilities	$17,126	$14,311	$(6,357)	$25,080
Long-term debt, less current portion	21,639	44,663	—	66,302
Obligation under capital lease, less current portion	7,385	15	—	7,400
Fair value of interest rate swaps	2,635	2,683	—	5,318
Members' Equity (Deficit)	(17,314)	(18,222)	18,222	(17,314)

	$31,471	$43,450	$11,865	$86,786

Notes to Consolidated Financial Statements

RBG, LLC

12.    Consolidating Condensed Financial Information (cont'd)

	RBG	Guarantor Subsidiaries	Eliminations	Total Consolidated
STATEMENT OF OPERATIONS
Net Revenues	$54,019	$47,605	$—	$101,624
Operating Expenses:
Casino	14,767	13,238	—	28,005
Food and beverage	9,460	8,566	—	18,026
Hotel	3,015	3,289	—	6,304
Other	7,602	5,782	—	13,384
General and administrative	12,436	12,662	—	25,098
Depreciation and amortization	2,756	3,169	—	5,925
Loss on sale of assets	191	—	—	191

	50,227	46,706	—	96,933

Operating income	3,792	899	—	4,691
Loss from investment in subsidiary	(3,828)	—	3,828	—
Related party interest income (expense)	270	(354)	—	(84)
Interest expense	(2,109)	(4,373)	—	(6,482)

Total other income (expense)	(5,667)	(4,727)	3,828	(6,566)

NET LOSS	$(1,875)	$(3,828)	$3,828	$(1,875)

STATEMENT OF CASH FLOWS
Net cash provided by operating activities	$1,098	$3,742	$—	$4,840
Net cash used in investing activities	(553)	(1,979)	—	(2,532)
Net cash used in financing activities	(805)	(1,074)	—	(1,879)
For the year ended December 31, 2002
STATEMENT OF OPERATIONS
Net Revenues	$53,343	$44,890	$—	$98,233
Operating Expenses:
Casino	14,341	12,090	—	26,431
Food and beverage	9,415	9,012	—	18,427
Hotel	3,020	3,413	—	6,433
Other	7,753	4,925	—	12,678
General and administrative	12,397	13,316	—	25,713
Depreciation and amortization	2,909	2,889	—	5,798
Loss on sale of assets	46	585	—	631

	49,881	46,230	—	96,111

Operating income	3,462	(1,340)	—	2,122
Loss from investment in subsidiary	(6,484)	—	6,484	—
Related party interest income (expense)	174	(504)	—	(330)
Interest expense	(2,300)	(4,640)	—	(6,940)

Total other income (expense)	(8,610)	(5,144)	6,484	(7,270)

NET INCOME (LOSS)	$(5,148)	$(6,484)	$6,484	$(5,148)

Notes to Consolidated Financial Statements

RBG, LLC

12.    Consolidating Condensed Financial Information (cont'd)

	RBG	Guarantor Subsidiaries	Eliminations	Total Consolidated
STATEMENT OF CASH FLOWS
Net cash provided by (used in) operating activities	$4,239	$(1,374)	$—	$2,865
Net cash used in investing activities	(609)	(2,082)	—	(2,691)
Net cash (used in) provided by financing activities	(3,056)	3,724	—	668

13.    Subsequent Events (unaudited)

Golf Course Flood—In early January 2005, winter storms brought record rainfall to southern Nevada, including Mesquite, Nevada, and its surrounding area. Resulting floodwaters prompted evacuations in the low-lying areas of Mesquite, Nevada, with most of the damage from the winter storms occurring in surrounding towns such as Santa Clara, Utah, Beaver Dam, Arizona, and Overton, Nevada. As a result of the flooding, three holes on the Casablanca Golf Course sustained damage; however, the course was operational shortly after the flooding. At this time, the total dollar value of the damage is not entirely known; however, RBG's maximum exposure as a result of the damage is $100,000 which represents RBG's self-insured retention under their insurance policy.

Gaming Equipment Agreements—Subsequent to December 31, 2004, RBG entered into agreements with three different gaming machine vendors to purchase approximately $4.8 million in gaming equipment. Under the terms of the first agreement, approximately $2.5 million of gaming equipment was purchased. Within the terms of the first agreement, the Company is obligated to make no payments during the first year after delivery of the gaming equipment and monthly payments of $105,000 for two years beginning the second year after delivery. Under terms of the second agreement, approximately $1.6 million of gaming equipment was purchased; 50% of the price of the equipment was paid at the signing of the agreement and 50% was due within 30 days of delivery of the gaming equipment. Under the final agreement, $0.7 million of gaming equipment was purchased. Under the terms of the final agreement, the Company is obligated to make equal payments of approximately $19,000 a month for three years without interest.

RBG, LLC

Condensed Consolidated Balance Sheet
June 30, 2005
(in thousands)

June 30, 2005
(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,744
Accounts receivable, net	947
Related party receivables	252
Related company receivables	267
Inventories	1,759
Property held for vacation interval sales	376
Prepaid expenses	2,704
Current portion of notes receivable	388

Total current assets	14,437
Property and equipment, net	77,391
Notes receivable, less current portion	2,329
Other assets	293
Goodwill and other intangible assets, net	33,712

Total assets	$128,162

Liabilities and Members' Deficit
Current liabilities:
Bank overdraft	$—
Current portion of obligation under capital lease	9
Current portion of gaming equipment financing	1,410
Current portion of long-term debt	1,223
Accounts payable	3,652
Accrued liabilities	14,047
Related company payable	1,023

Total current liabilities	21,364
Gaming equipment financing, less current portion	4,287
Long-term debt, less current portion	167,651
Fair value of interest rate swaps	758
Commitments and contingencies
Members' deficit:
Members' contributions	116,391
Deemed Distribution	(173,750)
Accumulated deficit	(8,539)

Total members' deficit	(65,898)

Total liabilities and members' deficit	$128,162

The accompanying notes are an integral part of this condensed consolidated financial statement.

RBG, LLC

Condensed Consolidated Statements of Operations (unaudited)
For the Six Months Ended June 30, 2005 and 2004
(in thousands)

	Six Months ended
	June 30, 2005	June 30, 2004
Revenues
Casino	$31,578	$29,437
Food and beverage	15,837	15,885
Hotel	10,400	10,167
Other	10,676	11,406

Total revenues	68,491	66,895
Less—promotional allowances	(9,507)	(9,001)

Net revenues	58,984	57,894
Operating expenses:
Casino	15,018	14,544
Food and beverage	9,818	9,599
Hotel	3,136	3,400
Other	7,369	7,481
General and administrative	14,312	14,301
Depreciation and amortization	3,865	3,144
Loss on disposal of assets	650	20

Total operating expenses	54,168	52,489

Operating income	4,816	5,405
Other income (expense):
Interest expense	(691)	(3,029)
Change in fair value of interest rate swaps	527	2,162
Other	(175)	—

Net income	$4,477	$4,538

The accompanying notes are an integral part of these condensed consolidated financial statements.

RBG, LLC

Condensed Consolidated Statements of Cash Flows (unaudited)
For the Six-Months Ended June 30, 2005 and 2004
(in thousands)

	Six months ended
	June 30, 2005	June 30, 2004
Cash flows from operating activities:
Net income	$4,477	$4,538
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	3,865	3,144
Change in fair value of interest rate swaps	(527)	(2,162)
Loss on sale and disposal of assets	650	20
Amortization of deferred financing fees	—	106
Interest expense on gaming equipment financing	152	—
Cost of vacation intervals sales	86	160
Change in operating assets and liabilities:
Accounts, related company and related party receivables, net	(249)	(841)
Inventories	(79)	(2)
Prepaid expenses	119	286
Accounts payable and accrued liabilities	1,098	1,578

Net cash provided by operating activities	9,592	6,827
Cash flows from investing activities:
Proceeds received from sale of assets	140	3
Capital expenditures	(7,364)	(1,083)
Decrease in notes receivable	184	91

Net cash used in investing activities	(7,040)	(989)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	193	178
Decrease in bank overdraft	(1,480)	(1,264)
Payment of long-term debt	(762)	(2,305)
Payment on gaming equipment financing	(400)	(412)
Payment of obligations under capital lease	(9)	(15)
Payment of financing fees	—	—
Change in other assets	106	80

Net cash used in financing activities	(2,352)	(3,738)

Net increase in cash and cash equivalents	200	2,100
Cash and cash equivalents at beginning of year	7,544	7,429

Cash and cash equivalents at end of period	$7,744	$9,529

The accompanying notes are an integral part of these condensed consolidated financial statements.

RBG, LLC

Condensed Consolidated Statements of Cash Flows (unaudited) (continued)
For the Six-Months Ended June 30, 2005 and 2004
(in thousands)

	Six months ended
	June 30, 2005	June 30, 2004
Supplemental cash flow disclosure:
Cash paid for interest	$539	$2,893

Acquisition of assets with gaming equipment financing	$5,202	$294

The accompanying notes are an integral part of these condensed consolidated financial statements.

Notes to Condensed Consolidated Financial Statements (unaudited)
June 30, 2005

RBG, LLC

1.    Basis of Presentation and Background

The accompanying condensed consolidated financial statements include the accounts of RBG, LLC (doing business as CasaBlanca Resort/Casino/Golf/Spa) and its wholly owned subsidiary Casablanca Resorts, LLC (doing business as Oasis Resort & Casino) ("Resorts LLC"). Prior to December 20, 2004, RBG, LLC ("RBG") was 61.54% owned subsidiary of Virgin River Casino Corp. ("VRCC"). Four siblings owned 100% of the shares of VRCC and owned 8.47% of the membership interests in RBG individually. Those same four siblings own 93.28% of B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo) ("B&BB"). VRCC, RBG and B&BB (collectively the "Companies") are operated under common management.

On December 20, 2004, the Companies entered into a series of transactions whereby they issued $125.0 million aggregate principal amount of Senior Secured Notes due 2012 and $66.0 million aggregate principal amount at maturity ($39.9 million in gross proceeds) of Senior Subordinated Notes due 2013, and received a $16.0 million equity contribution from Mr. Black and R. Black, Inc. The Companies used the proceeds from the above offering to purchase the interests held by certain affiliated and unaffiliated shareholders (collectively known as the "Buyout") for $101.4 million pursuant to the Agreement for Purchase and Sale or Redemption of Equity Interests ("Agreement for Purchase of Equity Interests") between James A. Black Gaming Properties Trust, Gary W. Black Gaming Properties Trust, Michael T. Black Gaming Properties Trust, Jorco, Inc., Marcus A. Hall, James Ritchie and Barry Moore as Sellers and Robert R. Black, VRCC and B&BB as Purchasers (see Note 3). As a result of the Buyout, Mr. Black obtained the remaining 80.97% interest in B&BB and 75.0% interest in VRCC. VRCC along with R. Black, Inc. obtained 32.69% of the membership interest in RBG that was being purchased. The remaining proceeds were utilized to repay $64.0 million owed under the Credit Agreement and the $2.0 million promissory note payable to a selling shareholder. Five days prior to the Buyout, RBG terminated the lease with MDW (see Note 6) and the Companies disposed of certain assets. As a result of these transactions, Mr. Black and R. Black, Inc. control VRCC, RBG and B&BB. In addition, VRCC, RBG, and B&BB are co-issuers on the Companies' Senior Secured and Senior Subordinated Notes and all three entities are jointly managed and share resources (see Note 4).

Interim Financial Statements—The accompanying unaudited condensed consolidated financial statements for the six-month period ended June 30, 2005 and June 30, 2004 are unaudited. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary for a fair presentation of RBG's financial position and results of operations for such periods, have been included. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with RBG's audited financial statements for the year ended December 31, 2004 included in this prospectus. The results for the six-month period ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005, or for any other period.

Notes to Condensed Consolidated Financial Statements (unaudited)
June 30, 2005

RBG, LLC

2.    Property and Equipment

Property and equipment consists of the following (in thousands):

June 30, 2005
(unaudited)
Land	$16,688
Buildings	30,058
Land and leasehold improvements	18,040
Furniture, fixtures and equipment	36,153
Construction in progress	3,243

104,182
Less—accumulated depreciation and amortization	(26,791)

Property and equipment, net	$77,391

3.    Purchase of Equity Interests

        On December 20, 2004, pursuant to the Agreement for Purchase of Equity Interests described in Note 1, Mr. Black and R. Black, Inc. acquired certain interests in B&BB, VRCC and RBG for $101.4 million. In addition, the Companies incurred approximately $10.1 million in capitalized deferred financing fees related to the issuance of the Notes all of which was recorded to the consolidated balance sheet of VRCC and balance sheet of B&BB. Management valued the assets acquired in the transaction as follows. Current assets and liabilities were recorded at book value, which approximated their estimated market values at the date of acquisition. Land, buildings and building improvements were valued based upon comparable values of recent sales in the Mesquite, Nevada market and 3rd party market valuations of comparable assets in Mesquite, Nevada. For equipment, management recorded these assets at book value, which was deemed to be fair value, considering the relative age and working condition of the equipment. Intangible assets, representing the Companies' customer list and slot club program, were recorded at fair value, which was calculated based upon comparable customer lists and slot programs with other casinos operating in the Las Vegas and surrounding market. In accordance with the provisions of SFAS No. 141, the remainder of the purchase price was allocated to goodwill. Management believes that the goodwill arose from the Companies' dominance in and the growing Mesquite, Nevada market, the value of the existing workforce and existing accounting and operating infrastructure.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed by the Companies at the date of acquisition. The purchase price allocation is in process and will be completed within one year of the acquisition; thus, the allocation of the purchase price is subject to refinement.

At December 20, 2004
Current assets	$15,600
Property and equipment	100,200
Other non-current assets	3,300
Intangibles	4,600
Goodwill	43,000

Total assets acquired	166,700

Notes to Condensed Consolidated Financial Statements (unaudited)
June 30, 2005

RBG, LLC

3.    Purchase of Equity Interests (cont'd)

At December 20, 2004
Current liabilities	12,800
Long-term liabilities	1,200
Long-term debt assumed	53,300

Total liabilities assumed	67,300

Net assets acquired	$99,400

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed related to RBG at the date of acquisition.

At December 20, 2004
Current assets	$9,800
Property and equipment	57,600
Other non-current assets	2,800
Intangibles	2,300
Goodwill	31,800

Total assets acquired	104,300

Current liabilities	11,800
Long-term liabilities	900
Long-term debt assumed	46,600

Total liabilities assumed	59,300

Net assets acquired	$45,000

4.    Long-term Debt

Long-term debt consists of the following (in thousands):

June 30, 2005
(unaudited)
9% senior secured notes, interest payable semiannually, principal due January 15, 2012, callable January 15, 2009	$125,000
12 3/4% senior subordinated notes, non-cash interest will accrue at an annual rate of 12 3/4% in the form of increase accreted value until January 15, 2009. Beginning January 15, 2009, interest payable semiannually, principal due January 15, 2013, callable January 15, 2009	42,456

Notes to Condensed Consolidated Financial Statements (unaudited)
June 30, 2005

RBG, LLC

4.    Long-term Debt (cont'd)

June 30, 2005
(unaudited)
Revolving credit facility totaling $15 million with Wells Fargo Foothill, at a margin above prime or LIBOR, as defined; collateralized by substantially all real and personal property, leases, intangibles and other interests of the Companies as defined.	115
Promissory note payable to Wells Fargo Equipment Finance, Inc. payable in monthly installments of $37 at an interest rate of 6.97%, due June 2006	563
Hypothecation Note at prime plus 3.0% (9.25% at June 30, 2005), collateralized by certain notes receivable as defined; guaranteed by one of the Initial Members, due April 2004	392
Promissory note payable to Wells Fargo Equipment Finance, Inc. payable in monthly installments of $24 at an interest rate of 7.00%, due November 2005	116
Promissory note payable to Wells Fargo Equipment Finance, Inc. payable in monthly installments of $14 at an interest rate of 6.21%, due December 2006	232

168,874
Less—current portion	(1,223)

Total long-term debt	$167,651

New Revolving Facility

The Wells Fargo Foothill credit facility ("Foothill Facility') is secured by substantially all the assets of the Companies. During the life of the Foothill Facility, the Companies may borrow up to the lesser of (1) $15.0 million less the Letter of Credit Usage, as defined, less the Bank Product Reserve, as defined, or (2) the Borrowing Base, as defined, less the Letter of Credit Usage. At June 30, 2005, the Bank Product Reserve was approximately $560,000 and is based on the fair market value at June 30, 2005 of the interest rate swap owed to Wells Fargo Foothill, Inc. Accordingly, the availability under the Foothill Facility at June 30, 2005 was limited to $14.3 million.

Under the terms of the Foothill Facility, interest accrues on the outstanding principal balance at LIBOR plus the LIBOR Rate Margin, which is 3.5%, or the Base Rate, as defined, plus the Base Rate Margin, which is 2%. LIBOR was approximately 3.9% at June 30, 2005. The Foothill Facility also contains certain financial and other covenants. These include a minimum trailing twelve-month Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") of $15,000,000 for the Companies and limitations on other indebtedness and capital expenditures, as defined. The Companies were in compliance with these covenants at June 30, 2005.

The outstanding balance on the Foothills Facility is a joint and several obligations of the Companies. The condensed consolidated balance sheet of RBG reflects the full obligation of the Foothills Facility at June 30, 2005 with the amount recorded on the consolidated balance sheet of VRCC recognized as a deemed distribution to reflect the net obligation of the Foothills Facility on the consolidated balance sheet of RBG

Notes to Condensed Consolidated Financial Statements (unaudited)
June 30, 2005

RBG, LLC

4.    Long-term Debt (cont'd)

at June 30, 2005. At June 30, 2005, the net amount of the Foothills Facility recorded on RBG's consolidated balance sheet is $0.

Senior Secured and Senior Subordinated Notes

In December 2004, as part of the Buyout, the VRCC, RBG and B&BB (the "Issuers") issued $125.0 million of 9% senior secured notes ("Senior Notes") due on January 15, 2012 and $39.9 million in gross proceeds of 12 3/4% senior subordinated notes ("Senior Sub Notes") due January 15, 2013 (collectively the "Notes"). The Notes are joint and several obligations of the Issuers and all current and future subsidiaries of the Issuers. Although the Notes are joint and several obligations of the Issuers, the allocation of the balance of the Notes to the individual balance sheets of B&BB, VRCC and RBG was according to the flow of funds at the date of the Buyout with the proceeds of the Senior Notes necessary to purchase the interests of B&BB recorded on the balance sheet of B&BB and the remaining proceeds of the Senior Notes and Senior Sub Notes recording on the balance sheet of VRCC. The consolidated balance sheet of RBG reflects the full obligation of the Notes at June 30, 2005 with an amount recognized as a deemed distribution to reflect the net obligation of the Notes recorded on the consolidated balance sheet of RBG at June 30, 2005. The Senior Notes pay interest semiannually while the Senior Sub Notes accrue interest in the form of increased accreted value until January 15, 2009, when the carrying book value of the Senior Sub Notes will be $66.0 million. At that point the Senior Sub Notes will pay interest semiannually on the same dates as the Senior Notes.

The indentures (the "Indentures") governing the Companies' Notes contain certain customary financial and other covenants, which limit the Companies' ability to incur additional debt. The Indentures provide that the Companies may not incur additional indebtedness, other than specified types of indebtedness, unless the Consolidated Coverage Ratio, on a pro-forma basis after the incurrence of the additional indebtedness is at least 2.00 to 1.00. As of June 30, 2005, the Companies have incurred $0 of additional indebtedness as defined.

The Indentures also contain other covenants which limit the ability of the Issuers and Guarantors, as defined, to pay dividends, redeem stock, or make other distributions, make investments, create certain liens, enter into certain transactions with affiliates, utilize proceeds from asset sales, transfer or sell assets, issue or sell equity interests of subsidiaries and enter into certain mergers and consolidations, as defined in the Indentures. There are no restrictions related to the transfer of funds between the Issuers, Guarantors and their respective subsidiaries. The Issuers were in compliance with these covenants at June 30, 2005.

The Senior Notes are secured by substantially all existing and future assets of the Issuers and the Guarantors, as defined, as well as the equity interest of the Guarantors, the equity interests of the Acquiring Shareholder and his affiliate in the Issuers. The Guarantors are all the wholly owned subsidiaries of the Issuers. The Senior Notes are subordinated to the security interests of the Foothill Facility. The Senior Sub Notes are subordinate to the Senior Notes and all other indebtedness of the Companies.

Notes to Condensed Consolidated Financial Statements (unaudited)
June 30, 2005

RBG, LLC

4.    Long-term Debt (cont'd)

5.    Gaming Equipment Financing

RBG from time to time enters into agreements with gaming manufacturers to finance the purchase of gaming equipment. Contractual terms of the agreements with the gaming manufactures consist of payment terms of less than one year to up to three years without interest. In the event that an agreement with a gaming manufacturer extends past a year, RBG will impute interest at a rate of 8%.

Gaming equipment financing for RBG consists of the following (in thousands):

June 30, 2005
Gaming equipment financing to purchase 205 games, no payments for one year and monthly payments of $106 for 24 months beginning February 2006	$2,229
Gaming equipment financing to purchase 68 games, no payments for one year and monthly payments of $43 for 24 months beginning January 2006	908
Gaming equipment financing to purchase 70 games, no payments for one year and monthly payments of $39 for 24 months beginning March 2006	805
Gaming equipment financing to purchase 32 games, monthly payments of $10 for 36 months beginning April 2005	329
Gaming equipment financing to purchase 64 games, no payments for one year and monthly payments of $26 for 24 months beginning February 2006	555
Gaming equipment financing to purchase 38 games, monthly payments of $13 for 36 months beginning April 2005	376
Gaming equipment financing to purchase 20 games, no payments for one year and monthly payments of $8 for 24 months beginning January 2006	168
Gaming equipment financing, monthly payments of $3 for 36 months beginning January 2005	74
Gaming equipment financing with terms of less than 12 months	253

5,697
Less current portion	(1,410)

Gaming equipment financing, long-term portion	$4,287

6.    Related Party Transactions

Wingnuts, Inc. is a company that owns an airplane used by RBG. Wingnuts, Inc. is owned by Mr. Black along with various former stockholders of the Companies. Wingnuts, Inc. charges RBG for business usage of the airplane using hourly rates for actual air time. Total charges for the six-months ended June 30, 2005 and 2004 were $0 and $26,000, respectively.

MJB Development is a real estate construction company owned by a former shareholder of the Companies which provided construction and storage services associated with hotel facilities of RBG. When performing construction services, the actual costs of construction, overhead charges, and a profit

Notes to Condensed Consolidated Financial Statements (unaudited)
June 30, 2005

RBG, LLC

6.    Related Party Transactions (cont'd)

are charged to RBG. In addition to construction services, MJB Development has also leased containers for storage to RBG. Total charges for construction and leasing of storage containers totaled $2,000 and $11,000 during the six-months ended June 30, 2005 and 2004, respectively, and are included in the accompanying consolidated statements of operations. In addition, during the six-months ended June 30, 2005, RBG paid MJB Development $68,000 to purchase previously leased storage containers.

MDW is a Nevada limited-liability company in which Mr. Black has an interest. MDW owns a condominium complex located in Mesquite, Nevada. RBG had entered into a lease agreement with MDW whereby MDW gave the members of the CasaBlanca Vacation Club (the timeshare club associated with the CasaBlanca) the right to use and occupy the timeshare units located on the leasehold property. The remaining units at the condominium complex were utilized by the CasaBlanca for hotel and apartment purposes. On December 15, 2004, pursuant to a termination agreement, RBG terminated its lease with MDW. The rent payments paid by RBG to MDW during the six-months ended June 30, 2005 and 2004 totaled $0 and $369,000, respectively, and are included in the condensed consolidated statements of operations. RBG did not record any revenue related to the condominium sales during the six-months ended June 30, 2005. In addition, pursuant to the lease termination agreement, MDW owes RBG $148,000 at June 30, 2005 for money advanced to MDW during the six-months ended June 30, 2005, which was collected subsequent to the quarter end.

Virgin River Foodmart, Inc. ("Foodmart"), a Nevada corporation, is owned by Mr. Black and former shareholders of B&BB and VRCC. Participants in RBG's slot club program are able to redeem their points for gasoline at the Foodmart. Foodmart charges RBG the retail amount of gas purchased with player points. Charges associated with the point redemption for gasoline at the Virgin River Food Mart, Inc. were $70,000 and $80,000 for the six-months ended June 30, 2005 and 2004, respectively.

Black, LoBello & Pitegoff is a law firm managed by the daughter of Mr. Black. The Company retains Black, LoBello & Pitegoff as outside legal counsel, and has incurred legal fees for legal services in the amount of $27,000 and $62,000 for the six-months ended June 30, 2005 and 2004, respectively.

Pursuant to the Indenture, Mr. Black is entitled to a management fee for his management of RBG's business of up to 5% of EBITDA, as defined. RBG has recorded an estimated liability of $384,000 associated with this management fee at June 30, 2005.

Resorts LLC provided management and other services to two related parties that manage and operate the home owners associations of the vacation intervals sold at the property. Included in the accompanying condensed consolidated balance sheet at June 30, 2005 is a receivable for $252,000 related to amounts owed for those services.

7.    Consolidating Condensed Financial Information

Casablanca Resorts, LLC, Oasis Recreational Properties, Inc., Oasis Interval Management, LLC and Oasis Interval Ownership, LLC (together the "Guarantor Subsidiaries") have fully and unconditionally guaranteed, on a joint and several basis, payment of the Notes. Separate condensed financial statement information for RBG and its Guarantor Subsidiaries as of June 30, 2005 and for the six months ended June 30, 2005 and 2004 (in thousands) is as follows:

Notes to Condensed Consolidated Financial Statements (unaudited)
June 30, 2005

RBG, LLC

7.    Consolidating Condensed Financial Information (cont'd)

As of June 30, 2005	RBG	Guarantor Subsidiaries	Eliminations	Total Consolidated
BALANCE SHEET:
Current Assets, including intercompany accounts	$16,741	$7,285	$(9,589)	$14,437
Property and Equipment, net	49,113	28,278	—	77,391
Goodwill and Other Intangibles	33,712	—	—	33,712
Other assets (liabilities), including intercompany accounts	18,975	792	(17,145)	2,622

	$118,541	$36,355	$(26,734)	$128,162

Current Liabilities	$13,844	$17,109	$(9,589)	$21,364
Long-term debt, less current portion	167,571	80	—	167,651
Gaming equipment financing, less current portion	2,648	1,639	—	4,287
Fair value of interest rate swaps	376	382	—	758
Members' (Deficit)Equity	(65,898)	17,145	(17,145)	(65,898)

	$118,541	$36,355	$(26,734)	$128,162

For the six-months ended June 30, 2005
STATEMENT OF OPERATIONS
Net Revenues	$29,846	$29,138	$—	$58,984
Operating Expenses:
Casino	8,129	6,889	—	15,018
Food and beverage	5,121	4,697	—	9,818
Hotel	1,430	1,706	—	3,136
Other	4,039	3,330	—	7,369
General and administrative	7,113	7,199	—	14,312
Depreciation and amortization	2,204	1,661	—	3,865
Loss on sale of assets	17	633	—	650

	28,053	26,115	—	54,168

Operating income	1,793	3,023	—	4,816
Income from investment in subsidiary	2,971	—	(2,971)	—
Change in fair value of swap	156	371	—	527
Other	(175)	—	—	(175)
Interest expense	(268)	(423)	—	(691)

Total other income (expense)	2,684	(52)	(2,971)	(339)

Net income	$4,477	$2,971	$(2,971)	$4,477

Notes to Condensed Consolidated Financial Statements (unaudited)
June 30, 2005

RBG, LLC

7.    Consolidating Condensed Financial Information (cont'd)

STATEMENT OF CASH FLOWS
Net cash provided by operating activities	$3,677	$5,915	$—	$9,592
Net cash used in investing activities	(3,714)	(3,326)	—	(7,040)
Net cash used in financing activities	(957)	(1,395)	—	(2,352)
For the six-months ended June 30, 2004
STATEMENT OF OPERATIONS
Net Revenues	$29,913	$27,981	$—	$57,894
Operating Expenses:
Casino	7,549	6,995	—	14,544
Food and beverage	4,947	4,652	—	9,599
Hotel	1,626	1,774	—	3,400
Other	4,051	3,430	—	7,481
General and administrative	6,858	7,443	—	14,301
Depreciation and amortization	1,431	1,713	—	3,144
Loss on sale of assets	20	—	—	20

	26,482	26,007	—	52,489

Notes to Condensed Consolidated Financial Statements (unaudited)
June 30, 2005

RBG, LLC

7.    Consolidating Condensed Financial Information (cont'd)

For the six-months ended June 30, 2004	RBG	Guarantor Subsidiaries	Eliminations	Total Consolidated
Operating income	3,431	1,974	—	5,405
Income from investment in subsidiary	1,168	—	(1,168)	—
Change in fair value of swap	639	1,523	—	2,162
Related party interest income (expense)	255	(286)	—	(31)
Interest expense	(955)	(2,043)	—	(2,998)

Total other income (expense)	1,107	(806)	(1,168)	(867)

Net income	$4,538	$1,168	$(1,168)	$4,538

STATEMENT OF CASH FLOWS
Net cash provided by operating activities	$5,994	$833	$—	$6,827
Net cash used in investing activities	(393)	(596)	—	(989)
Net cash used in financing activities	(2,357)	(1,381)	—	(3,738)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of
B & B B, Inc.:

We have audited the accompanying balance sheets of B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo) as of December 31, 2004 and 2003, and the related statements of operations, stockholder's deficit, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Las Vegas, Nevada April 1, 2005

B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo)

Balance Sheets
December 31, 2004 and 2003
(in thousands)

	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$5,918	$4,058
Accounts receivable, net of allowance of $33 and $20 for 2004 and 2003, respectively	255	201
Related company receivables	758	1,202
Inventories	397	383
Prepaid expenses	1,207	1,114

Total current assets	8,535	6,958
Property and equipment, net	5,242	4,845
Deferred financing fees	1,244	—
Goodwill and other intangible assets, net	13,453	—
Other assets	12	15

Total assets	$28,486	$11,818

Liabilities and Stockholder's Deficit
Current liabilities:
Current portion of long-term debt	$189	$9,176
Current portion of gaming equipment financing	280	565
Related company payable	1,250	—
Accounts payable	934	861
Accrued liabilities	3,505	2,924

Total current liabilities	6,158	13,526
Gaming equipment financing, less current portion	191	—
Long-term debt, less current portion	165,242	65,363
Fair value of interest rate swaps	1,493	5,318
Commitments and contingencies
Stockholder's deficit:
Common stock, no par value; authorized 2,500 shares, 100 shares issued and 88 shares outstanding	—	—
Retained earnings	2,330	7,629
Treasury stock, at cost	(700)	(700)
Deemed distribution	(146,228)	(79,318)

Total stockholder's deficit	(144,598)	(72,389)

Total liabilities and stockholder's deficit	$28,486	$11,818

The accompanying notes are an integral part of these financial statements.

B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo)

Statements of Operations
For the Years Ended December 31, 2004, 2003 and 2002
(in thousands)

	2004	2003	2002
Revenues
Casino	$32,145	$29,678	$30,536
Food and beverage	11,427	10,488	10,221
Hotel	7,636	7,182	6,958
Other	2,814	2,748	2,687

Total revenues	54,022	50,096	50,402
Less—promotional allowances	(7,161)	(6,570)	(6,052)

Net revenues	46,861	43,526	44,350

Operating expenses:
Casino	13,972	13,284	13,160
Food and beverage	6,977	6,882	6,573
Hotel	2,860	2,715	2,674
Related company rental expense	6,300	6,300	6,300
Other	1,476	1,444	1,302
General and administrative	12,151	11,309	10,437
Depreciation and amortization	1,396	1,650	1,669
Gain on disposal of assets	(114)	(3)	(24)

Total operating expenses	45,018	43,581	42,091

Operating income (loss)	1,843	(55)	2,259

Other income (expense):
Interest expense	(97)	(52)	(30)
Related company interest income	94	76	50

Other (expenses) income	(3)	24	20

Net income (loss)	$1,840	$(31)	$2,279

The accompanying notes are an integral part of these financial statements.

B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo)

Statements of Cash Flows
For the Years Ended December 31, 2004, 2003 and 2002
(in thousands)

	2004	2003	2002
Cash flows from operating activities:
Net income (loss)	$1,840	$(31)	$2,279
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,396	1,650	1,669
Amortization of deferred financing fees	6	—	—
Gain on sale and disposal of assets	(114)	(3)	(24)
Change in operating assets and liabilities:
Decrease (increase) in accounts and related party receivables, net	390	1,382	(1,742)
Increase in inventories	(14)	(33)	(83)
(Increase) decrease in prepaid expenses	(93)	305	149
Increase in accounts payable and accrued liabilities	373	145	511

Net cash provided by operating activities	3,784	3,415	2,759

Cash flows from investing activities:
Proceeds received from sale of assets	—	3	31
Capital expenditures	(1,044)	(914)	(712)

Net cash used in investing activities	(1,044)	(911)	(681)

Cash flows from financing activities:
Payment of long-term debt	(176)	(178)	(26)
Payment of gaming equipment financing	(715)	(368)	(477)
Distributions paid	—	(2,079)	(480)
Change in other assets	11	3	(4)

Net cash used in financing activities	(880)	(2,622)	(987)

Net increase (decrease) in cash and cash equivalents	1,860	(118)	1,091
Cash and cash equivalents at beginning of year	4,058	4,176	3,085

Cash and cash equivalents at end of year	$5,918	$4,058	$4,176

The accompanying notes are an integral part of these financial statements.

B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo)

Statements of Cash Flows (continued)
For the Years Ended December 31, 2004, 2003 and 2002
(in thousands)

	2004	2003	2002
Supplemental cash flow disclosure:
Cash paid for interest	$36	$52	$30

Noncash investing and financing activities:
Acquisition of assets with long-term debt	$20,616	$—	$—

Acquisition of assets with gaming financing	$619	$667	$384

The accompanying notes are an integral part of these financial statements.

B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo)

Statements of Stockholder's Deficit
For the Years Ended December 31, 2004, 2003 and 2002
(in thousands)

	Common Stock	Treasury Stock	Retained Earnings	Deemed Distribution	Total Stockholder's Deficit
Balance, January 1, 2002	$—	$(700)	$7,940	$(79,478)	$(72,238)
Net income	—	—	2,279	—	2,279
Deemed distribution	—	—	—	(2,842)	(2,842)
Distributions	—	—	(480)	—	(480)

Balance, December 31, 2002	—	(700)	9,739	(82,320)	(73,281)
Deemed distribution	—	—	—	3,002	3,002
Net loss	—	—	(31)	—	(31)
Distributions	—	—	(2,079)	—	(2,079)

Balance, December 31, 2003	—	(700)	7,629	(79,318)	(72,389)
Net income	—	—	1,840	—	1,840
Deemed distribution	—	—	—	(66,910)	(66,910)
Redemption of equity	—	—	(7,139)	—	(7,139)

Balance, December 31, 2004	$—	$(700)	$2,330	$(146,228)	$(144,598)

The accompanying notes are an integral part of these financial statements.

Notes to Financial Statements

B & B B, Inc. (doing business as Vergin River Hotel/Casino/Bingo)

1.    Basis of Presentation and Background

B & B B, Inc. (the "Company" or "B&BB") is a Nevada corporation formed on December 7, 1989 for the purpose of operating the Virgin River Hotel/Casino/Bingo ("Virgin River") located in Mesquite, Nevada. The Company's shares are 93.28% owned by Randy Black, Sr. ("Mr. Black") and his three siblings. The hotel portion of the facility commenced operations on June 1, 1990, and the casino portion commenced operations on September 1, 1990. The land and buildings are owned by Virgin River Casino Corporation ("VRCC"), a Nevada corporation which is 100% owned by Mr. Black and his three siblings, and leased to the Company. Certain personal property including furniture and fixtures, leasehold improvements within the casino, and gaming equipment are owned by the Company.

On December 20, 2004, the Company, VRCC and its subsidiary RBG, LLC ("RBG") and its subsidiary Casablanca Resorts, LLC ("Resorts LLC") (collectively, the "Companies"), entered into a series of transactions whereby they collectively co-issued $125.0 million aggregate principal amount of Senior Secured Notes due 2012 and $66.0 million aggregate principal amount at maturity ($39.9 million in gross proceeds) of Senior Subordinated Notes due 2013 and received a $16.0 million equity contribution from Mr. Black and R. Black, Inc. The Companies used the proceeds from the above offering to purchase the interests held by Mr. Black's siblings and unaffiliated shareholders (collectively known as the "Buyout") for $101.4 million pursuant to the Agreement for Purchase and Sale or Redemption of Equity Interests ("Agreement for Purchase of Equity Interests") between James A. Black Gaming Properties Trust, Gary W. Black Gaming Properties Trust, Michael T. Black Gaming Properties Trust, Jorco, Inc., Marcus A. Hall, James Ritchie and Barry Moore as Sellers and Robert R. Black, VRCC and B&BB as Purchasers (see Note 3). As a result of the Buyout, Mr. Black obtained the remaining 80.97% interest in B&BB and 75.0% interest in VRCC. VRCC along with R. Black, Inc. obtained 32.69% of the membership interest in RBG that was being purchased. The remaining proceeds were utilized to repay $64.0 million owed under the Credit Agreement by the Companies and the $2.0 million promissory note payable to a selling shareholder by VRCC (See Note 5). As a result of these transactions, Mr. Black and R. Black, Inc. control VRCC, RBG and B&BB. In addition, VRCC, RBG, and B&BB are co-issuers on the Companies' Senior Secured and Senior Subordinated Notes and all three entities are jointly managed and share resources (See Note 5).

2.    Summary of Significant Accounting Policies

Casino Revenue and Promotional Allowances—In accordance with industry practice, the Company recognizes as casino revenue the net win from gaming activities, which is the difference between gaming wins and losses. The retail value of rooms, food and beverage furnished to customers without charge is included in gross revenues and then deducted as promotional allowances. The estimated departmental costs of providing such promotional allowances are included in casino costs and expenses and consist of the following (amounts in thousands):

	Year ended December 31,
	2004	2003	2002
Food and beverage	$3,678	$3,420	$3,267
Hotel	712	730	654
Other	191	177	180

	$4,581	$4327	$4,101

The Company's slot club program (the Program) allows customers to redeem points earned from their gaming activity at the respective property for complimentary food, beverage, rooms, entertainment and merchandise. At the time redeemed, the retail value of complimentaries under the Program is recorded as

Notes to Financial Statements

B & B B, Inc. (doing business as Vergin River Hotel/Casino/Bingo)

2.    Summary of Significant Accounting Policies (cont'd)

revenue with a corresponding offsetting amount included in promotional allowances. The cost associated with complimentary food, beverage, rooms, entertainment and merchandise redeemed under the Program is recorded in casino costs and expenses.

Cash and Cash Equivalents—The Company considers all highly liquid investments with purchased maturities of three months or less to be cash equivalents.

Related company receivables and payables—The Companies are under common management and ownership. Payroll and other operating expenses are shared and expensed to each entity as incurred. Related company receivables and payables represent amounts due or owed amongst the entities for such expenses.

Inventories—Inventories are stated at the lower of cost or market value. Cost is determined by the first-in, first-out method.

Fair Value of Financial Instruments—The carrying value of the Company's cash and cash equivalents, receivables, accounts payable and debt, other than the Company's Notes, approximates fair value primarily because of the short maturities of these instruments. The fair value on the Notes is based on quoted market prices.

Property and Equipment—Property and equipment is stated at cost, including interest capitalized on internally constructed assets calculated at the overall weighted-average borrowing rate of interest.

Depreciation and amortization is provided on a straight-line basis over the assets' estimated useful lives. The estimated useful lives are as follows:

Land improvements	15 years
Leasehold improvements	5 to 10 years
Furniture, fixtures and equipment	5 years

The Company evaluates the carrying value for real estate inventories in accordance with FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-lived Assets ("SFAS 144"). SFAS 144 requires that when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, companies should evaluate the need for an impairment write-down. Impairment write-downs are recorded to real estate inventories when indicators of impairment are present and the undiscounted cash flows estimated to be generated from those assets are less than the carrying amount of the assets. When an impairment write-down is required, the related assets are adjusted to their estimated fair value less costs to sell. The Company did not record any impairment losses during the years ended December 31, 2004, 2003 or 2002.

Income Taxes—The Company has elected S Corporation status under the Internal Revenue Code. As such, federal income taxes are an obligation of the individual owners and no provision for income taxes is reflected in the accompanying financial statements.

Advertising Costs—Advertising costs incurred by the Company is expensed as incurred. Advertising costs included in general and administrative expenses were $1.3 million, $1.3 million and $1.3 million for the years ended December 31, 2004, 2003 and 2002, respectively.

Notes to Financial Statements

B & B B, Inc. (doing business as Vergin River Hotel/Casino/Bingo)

2.    Summary of Significant Accounting Policies (cont'd)

Goodwill and Other Intangible Assets—The Company's goodwill associated with the Buyout totaled $11.1 million at December 31, 2004. Other intangible assets, which represent acquired customer lists, are stated at cost net of accumulated amortization. Other intangible assets totaled $2.3 million as of December 31, 2004. These costs are amortized on a straight-line basis over the assets' estimated useful life of three years. Amortization expense was $23,000, $0 and $0 for the years ended December 31, 2004, 2003 and 2002, respectively. Future amortization expense of intangible assets is estimated to be approximately $750,000 per annum.

In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." RBG adopted SFAS No. 141 for all business combinations completed after June 30, 2001, which requires among other things that such business combinations be accounted for under the purchase method. The Company adopted SFAS No. 142 in 2002 for all intangible assets recognized as of December 31, 2002. With the adoption of SFAS No. 142 in 2002, the Company no longer amortizes goodwill or intangible assets that are determined to have an indefinite life.

The Company reviews intangible assets that are subject to amortization for impairment in accordance with SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." In accordance with SFAS 144, an impairment loss will be recognized if the carrying amount of an intangible asset is not recoverable and its carrying amount exceeds its fair value. The Company did not record any impairment losses during the years ended December 31, 2004, 2003 or 2002.

After an impairment loss is recognized, the adjusted carrying amount of the intangible asset becomes the new accounting basis.

Debt Guarantee

In November 2002, FASB issued FASB Interpretation ("FIN") No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34. FIN No. 45 elaborates on the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued, and requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. A conclusion reached by the FASB in this Interpretation is the exclusion from the liability recognition provisions of guarantees issued between entities under common control or parent or subsidiary guarantees of third-party debt on behalf of that parent or subsidiary. Such guarantees, however, are not excluded from the enhanced disclosure provisions. The disclosure provisions have been reflected in the accompanying financial statements and footnotes.

Interest Rate Swaps—The Companies, from time to time, use interest rate swaps and similar financial instruments to assist in managing interest incurred on its long-term debt. The difference between amounts received and amounts paid under such agreements, as well as any costs or fees, is recorded as a reduction of, or addition to, interest expense as incurred over the life of the swap or similar financial instrument.

Notes to Financial Statements

B & B B, Inc. (doing business as Vergin River Hotel/Casino/Bingo)

2.    Summary of Significant Accounting Policies (cont'd)

The Companies account for interest rate swap agreements in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and its corresponding amendments under SFAS 138 and SFAS 149. SFAS 133 requires the Companies to measure every derivative instrument (including certain derivative instruments embedded in other contracts) at fair value and record them in the balance sheet as either an asset or liability. Changes in fair value of derivatives are recorded currently in earnings as a change in fair value of the swap unless special hedge accounting criteria are met whereby the change is recorded as a component of other comprehensive income. The Companies have designated the interest rate swaps as cash flow hedges and, accordingly, the effective portions of changes in the fair value of the interest rate swaps are reported in other comprehensive income. Any ineffective portions of hedges are recognized in earnings in the current period. During the year ended December 31, 2004, the Companies' cash flow hedge became ineffective and, accordingly, the change in fair value is being accounted for in earnings on VRCC's consolidated statements of operations.

Use of Estimates—The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Players Club Liability—During 2002, the Company adopted the consensus provisions of EITF 00-22—"Accounting for Points and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to Be Delivered in the Future." EITF 00-22 requires that the redemption of points, such as points earned in slot players clubs, be recorded as a reduction of revenue. Although the consensus reached in EITF 00-22 applies to a redemption of points for cash as opposed to a redemption of points for free products and services, management believes the premise of EITF 00-22 applies to the Company's slot club program, which provides for the redemption of points for only free products and services (and not for cash). During the years ended December 31, 2004, 2003 and 2002, the Company recorded, as a reduction of revenue, a charge of approximately $205,000, $556,000 and $221,000, respectively, in promotional allowances in the accompanying statements of operations.

Segment Information—It is management's belief that the Company's operations are part of a single segment which is the casino and hotel business and related amenities. Management believes that all of its ancillary operations are in place to increase and enhance the casino and hotel business.

Recently Issued Accounting Standards—In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." The objective of FIN 46 is to improve financial reporting by companies involved with variable interest entities. FIN 46 changes certain consolidation requirements by requiring a variable interest entity to be consolidated by a company that is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The Company has determined that it holds no investments in variable interest entities at December 31, 2004.

Notes to Financial Statements

B & B B, Inc. (doing business as Vergin River Hotel/Casino/Bingo)

2.    Summary of Significant Accounting Policies (cont'd)

In April 2003, the FASB issued SFAS No. 149, "Amendment to Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is applied prospectively and is effective for contracts entered into or modified after June 30, 2003, except for SFAS No. 133 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003 and certain provisions relating to forward purchases and sales on securities that do not yet exist. The Company has determined that SFAS No. 149 did not have a significant impact on the Company's results of operations or financial position.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. On October 29, 2003, the FASB voted to defer for an indefinite period the application of the guidance in SFAS No. 150 to non-controlling interests that are classified as equity in the financial statements of the subsidiary but would be classified as a liability in the parent's financial statements under SFAS No. 150. The FASB decided to defer the application of SFAS No. 150 to these non-controlling interests until it could consider some of the resulting implementation issues associated with the measurement and recognition guidance for these non-controlling interests. The Company currently has no instruments impacted by the adoption of this statement and, therefore, the adoption did not have a significant impact on the Company's results of operations or financial position.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs." The statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company is currently evaluating the provisions of SFAS No. 151 to determine its impact on our future financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets." This statement is based on the principle that exchanges of nonmonetary assets should be measured based on fair value of the assets exchanged. This statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company is currently evaluating the provisions of SFAS No. 153 to determine its impact on the Company's future financial statements.

3.    Purchase of Equity Interests

On December 20, 2004, pursuant to the Agreement for Purchase of Equity Interests described in Note 1, Mr. Black and R. Black, Inc. acquired certain interests in B&BB, VRCC and RBG for $101.4 million. In addition, the Companies incurred approximately $10.0 million in capitalized deferred financing fees related to the issuance of the Notes, $1.3 million of which was recorded on the balance sheet of the Company. Management valued the assets acquired in the transaction as follows. Current assets and liabilities were recorded at book value, which approximated their estimated market values at the date of acquisition. Land, buildings and building improvements were valued based upon comparable values of recent sales in the Mesquite, Nevada market and 3rd party market valuations of comparable assets in Mesquite, Nevada. For equipment, management recorded these assets at book value, which was deemed to be fair value, considering the relative age and working condition of the equipment. Intangible assets, representing the Companies' customer list and slot club program, were recorded at fair value, which was calculated based upon comparable customer lists and slot programs with other casinos operating in the

Notes to Financial Statements

B & B B, Inc. (doing business as Vergin River Hotel/Casino/Bingo)

3.    Purchase of Equity Interests (cont'd)

Las Vegas and surrounding market. In accordance with the provisions of SFAS No. 141, the remainder of the purchase price was allocated to goodwill. Management believes that the goodwill arose from the Companies' dominance in and the growing Mesquite, Nevada market, the value of the existing workforce and existing accounting and operating infrastructure.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed of the Companies at the date of acquisition. The purchase price allocation is in process and will be completed within one year of the acquisition; thus, the allocation of the purchase price is subject to refinement.

At December 20, 2004
Current assets	$15,600
Property and equipment	100,200
Other non-current assets	3,300
Intangibles	4,600
Goodwill	43,000

Total assets acquired	166,700

Current liabilities	12,800
Long-term liabilities	1,200
Long-term debt assumed	53,300

Total liabilities assumed	67,300

Net assets acquired	$99,400

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed related to the Company at the date of acquisition.

At December 20, 2004
Current assets	$6,200
Property and equipment	4,200
Intangibles	2,300
Goodwill	11,100

Total assets acquired	23,800

Current liabilities	3,700
Long-term debt assumed	100

Total liabilities assumed	3,800

Net assets acquired	$20,000

The following unaudited pro forma financial information for the Company has been prepared assuming the Buyout occurred on January 1, 2004 and 2003, respectively (in thousands):

Notes to Financial Statements

B & B B, Inc. (doing business as Vergin River Hotel/Casino/Bingo)

3.    Purchase of Equity Interests (cont'd)

	Year Ended December 31, 2004	Year Ended December 31, 2003
Net revenues	$46,861	$43,526
Income (loss) from operations	$1,056	$(842)
Net loss	$(797)	$(2,673)

4.    Property and Equipment

The property and equipment of the Company consists of the following (in thousands):

	December 31,
	2004	2003
Buildings	$285	$285
Land and leasehold improvements	3,424	3,252
Furniture, fixtures and equipment	20,984	19,978

	24,693	23,515
Less—accumulated depreciation and amortization	(19,451)	(18,670)

Property and equipment, net	$5,242	$4,845

5.    Long-term Debt

Long-term debt consists of the following (in thousands):

	December 31,
	2004	2003
Revolving credit facility totaling $15 million with Wells Fargo Foothill at a margin above prime or LIBOR, as defined; collateralized by substantially all assets of the Companies as defined	$—	$—
9% senior secured notes, interest payable semiannually, principal due January 15, 2012, callable January 15, 2009	125,000	—
12 3/4% senior subordinated notes, non-cash interest will accrue at an annual rate of 12 3/4% in the form of increase accreted value until January 15, 2009. Beginning January 15, 2009, interest payable semiannually, principal due January 15, 2013, callable January 15, 2009	40,068	—
Revolving credit facility totaling $80 million with Bank of America N.A., Wells Fargo Bank, N.A. and U.S. Bank, N.A. at a margin above prime or LIBOR, as defined; collateralized by substantially all real and personal property, leases, intangibles and other interests of the Companies as defined. The credit facility was paid in full and retired in December 2004	—	74,000
Promissory note payable to Wells Fargo Equipment Finance, Inc. payable in monthly installments of $17 at an interest rate of 6.97%, due June 2006	363	539

	165,431	74,539
Less—current portion	(189)	(9,176)

Total long-term debt	$165,242	$65,363

Notes to Financial Statements

B & B B, Inc. (doing business as Vergin River Hotel/Casino/Bingo)

5.    Long-term Debt (cont'd)

Maturities of long-term debt are as follows (in thousands):

Years ending December 31:
2005	$189
2006	174
2007	—
2008	—
2009	—
Thereafter	191,000

191,363
Less debt discount	(25,932)

$165,431

New Revolving Facility

Concurrent with the Buyout, the Companies entered into a four-year $15.0 million senior secured credit facility ("Foothill Facility") on December 20, 2004 with Wells Fargo Foothill, Inc. that matures in December 2008. The Foothill Facility is secured by substantially all the assets of the Companies. During the life of the Foothill Facility, the Companies may borrow up to the lesser of (1) $15.0 million less the Letter of Credit Usage, as defined, less the Bank Product Reserve, as defined, or (2) the Borrowing Base, as defined, less the Letter of Credit Usage. At December 31, 2004, the Bank Product Reserve was approximately $750,000 and represents the fair market value at December 31, 2004 of the interest rate swap owed to Wells Fargo Foothill, Inc. Accordingly, the availability under the Foothill Facility at December 31, 2004 was limited to $14.25 million and no amounts had been drawn.

Under the terms of the Foothill Facility, interest accrues on the outstanding principal balance at LIBOR plus the LIBOR Rate Margin, which is 3.5%, or the Base Rate, as defined, plus the Base Rate Margin, which is 2%. LIBOR was approximately 3.1% at December 31, 2004. The Foothill Facility also contains certain financial and other covenants. These include a minimum trailing twelve-month Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") of $15,000,000 of the Companies and limitations on other indebtedness and capital expenditures for the Companies, as defined.

As part of the costs of entering into the Foothill Facility, the Companies incurred approximately $0.5 million of deferred financing fees, all of which was recorded to the consolidated balance sheet of VRCC, that will be amortized over the life of the facility on a straight-line basis, which approximates the effective-interest method.

Senior Secured and Senior Subordinated Notes

In December 2004, as part of the Buyout, the VRCC, RBG and B&BB (the "Issuers") issued $125.0 million of 9% senior secured notes ("Senior Notes") due on January 15, 2012 and $39.9 million in gross proceeds of 12 3/4% senior subordinated notes ("Senior Sub Notes") due January 15, 2013 (collectively the "Notes"). The Notes are joint and several obligations of the Issuers and all current and future subsidiaries of the Issuers. Although the Notes are joint and several obligations of the Issuers, the allocation of the balance of the Notes to the individual balance sheets of B&BB, VRCC and RBG was according to the flow of funds at the date of the Buyout with the proceeds of the Senior Notes necessary to purchase the interests of B&BB recorded on the balance sheet of B&BB and the remaining proceeds of

Notes to Financial Statements

B & B B, Inc. (doing business as Vergin River Hotel/Casino/Bingo)

5.    Long-term Debt (cont'd)

the Senior Notes and Senior Sub Notes recording on the consolidated balance sheet of VRCC. The balance sheet of the Company reflects the full obligation of the Notes at December 31, 2004 with an amount that is recorded on the consolidated balance sheet of VRCC recognized as a deemed distribution to reflect the net obligation of the Notes recorded on the balance sheet of the Company at December 31, 2004. At December 31, 2004 and 2003, the net amount of the Notes recorded on the Company's balance sheet is $20.6 million and $0, respectively.

The Senior Notes pay interest semiannually while the Senior Sub Notes accrue interest in the form of increased accreted value until January 15, 2009, when the carrying book value of the Senior Sub Notes will be $66.0 million. At that point the Senior Sub Notes will pay interest semiannually on the same dates as the Senior Notes.

The indentures (the "Indentures") governing the Companies' Notes contain certain customary financial and other covenants, which limit the Companies' ability to incur additional debt. The Indentures provide that the Companies may not incur additional indebtedness, other than specified types of indebtedness, unless the Consolidated Coverage Ratio, on a pro-forma basis after the incurrence of the additional indebtedness is at least 2.00 to 1.00. As of December 31, 2004, the Companies have a Consolidated Coverage Ratio of 1.13 to 1.00 and have incurred $0 of additional indebtedness as defined.

The Indentures also contain other covenants which limit the ability of the Issuers and Guarantors, as defined, to pay dividends, redeem stock, or make other distributions, make investments, create certain liens, enter into certain transactions with affiliates, utilize proceeds from asset sales, transfer or sell assets, issue or sell equity interests of subsidiaries and enter into certain mergers and consolidations, as defined in the Indentures. There are no restrictions related to the transfer of funds between the Issuers, Guarantors and their respective subsidiaries. The Issuers were in compliance with these covenants at December 31, 2004.

The Senior Notes are secured by substantially all existing and future assets of the Issuers and the Guarantors, as defined, as well as the equity interest of the Guarantors, the equity interests of the Acquiring Shareholder and his Affiliate in the Issuers. The Guarantors are all the wholly owned subsidiaries of the Issuers. The Senior Notes are subordinated to the security interests of the Foothill Facility. The Senior Sub Notes are subordinate to the Senior Notes and all other indebtedness of the Companies.

As part of the costs of issuing the Notes, the Companies incurred approximately $10.0 million in deferred financing fees, $1.3 million of which was recorded to the balance sheet of the Company, of which $7.7 million related to underwriter fees associated with the Notes. These costs are being amortized over the life of the Notes on a straight-line basis, which approximates the effective-interest method.

Old Revolving Facility

On June 28, 2001, the Companies entered into a Credit Agreement ("Original Credit Agreement") with Bank of America, N.A., Wells Fargo Bank, N.A. and U.S. Bank, N.A (the "Bank Group"). Proceeds from the Original Credit Agreement were used to refinance the existing debt of B&BB, VRCC and RBG and to purchase the assets of Si Redd's Oasis Resort Hotel and Casino. Under the terms of the Original Credit Agreement, the Companies had the ability to borrow up to $80 million. Similar to the Notes, B&BB, VRCC and RBG were jointly obligated under the Original Credit Agreement. The allocation of the

Notes to Financial Statements

B & B B, Inc. (doing business as Vergin River Hotel/Casino/Bingo)

5.    Long-term Debt (cont'd)

balance of the Original Credit Agreement to the individual balance sheets of B&BB, VRCC and RBG was based on amounts utilized from the Original Credit Agreement to refinance the existing debt of B&BB, VRCC and RBG and purchase Si Redd's Oasis Resort Hotel and Casino. The balance sheet of the Company reflects the full obligation of the Original Credit Agreement at December 31, 2003 with the amount recorded on the consolidated balance sheet of VRCC recognized as a deemed distribution to reflect the net obligation of the Original Credit Agreement on the balance sheet of the Company at December 31, 2003. At December 31, 2003, the net amount of the Original Credit Agreement recorded on the Company's balance sheet is $0.

Under the terms of the Original Credit Agreement, interest accrued on the outstanding principal balance on the Original Credit Agreement at the Base Rate, defined as the lower of prime or federal funds rate plus fifty basis points, plus the Applicable Margin, as defined, or LIBOR Rate, as defined, plus the Applicable Margin, as defined. The Original Credit Agreement also contained certain financial and other covenants. These include a Leverage Ratio, as defined, an Adjusted Fixed Charge Ratio, as defined, of no less than 1.25 to 1.00 and commencing June 30, 2002, a minimum trailing twelve-month Adjusted EBITDA, as defined, of no less than $23.0 million. The Original Credit Agreement also contained limitations on incurrence of additional indebtedness, limitation on distributions and minimum and maximum levels of capital expenditures.

As of December 31, 2002, the Companies were not in compliance with certain covenants as specified in the Original Credit Agreement, as amended as of such date. As a result of this non-compliance, the Companies entered into the second amendment (Second Amendment) to the Credit Agreement dated March 31, 2003 which provided the following:

  1)
  One-time waiver of the Companies non-compliance with certain covenants as of December 31, 2002;

  2)
  Amended the minimum trailing twelve-month Adjusted EBITDA requirement to $19.5 million commencing March 31, 2003 and $23.0 million commencing June 30, 2004 to the termination of the Original Credit Agreement.

The Original Credit Agreement, as amended, is referred to as the Credit Agreement. As of March 31, 2004 and December 31, 2003, the Companies were not in compliance with the Adjusted Fixed Charge Coverage Ratio and the minimum trailing twelve-month Adjusted EBITDA along with the Leverage Ratio at December 31, 2003 and March 31, 2004 as specified in the Credit Agreement, among other financial covenant violations. On July 6, 2004, the Companies entered into a Forbearance Agreement with the Bank Group whereby the Bank Group agreed to forbear exercising their legal remedies under the Credit Agreement by reason of technical default while the Credit Agreement was renegotiated. On November 4, 2004, the Companies renegotiated the Credit Agreement with the Bank Group which waived all past covenant violations and extended the maturity date to June 2006.

Proceeds from the Buyout were used to repay the $64.0 million still owed on the Credit Agreement at December 20, 2004. As a result of repaying the Credit Agreement, the Companies recorded a loss on early retirement of debt of approximately $596,000, all of which was recorded on the consolidated statements of operations of VRCC, which represents unamortized deferred financing fees that were written off.

Notes to Financial Statements

B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo

5.    Long-term Debt (cont'd)

Interest Rate Swaps

During 2001, as part of entering into the Original Credit Agreement, the Companies entered into two interest-rate swaps, each with notional amounts equal to $28.0 million (the Swaps), to reduce Companies' exposure to changes in interest rates. The Swaps effectively converted $56.0 million of the Companies' floating rate debt to a fixed rate. The Swaps became effective on June 29, 2001 and terminate on June 30, 2006. The Companies paid a fixed rate of 5.88% on the Swaps, which was priced to assume no value at inception.

The Swaps are accounted for under the guidance of SFAS No. 133, "Accounting for Derivative Instruments in Hedging Activities." Since the notional amount of the Swaps was always to be less than the principal amount of the debt, and the interest periods and interest rates were the same on both the swap and the debt, there was to be no ineffectiveness in the swap. Based on these assumptions, the Swaps qualified as hedge instruments and met the requirements under SFAS No. 133 to be accounted for as a cash flow hedge. As a result, the Companies designated the hedges and had recorded a liability at December 31, 2003 of approximately $5.3 million which reflected the market value of the Swaps as of December 31, 2003. The change in fair market value of the Swaps during the years ended December 31, 2003 and 2002 is recorded as a comprehensive loss in the accompanying consolidated statements of income and consolidated statements of members' deficit.

Given the Companies' noncompliance with the terms of the Credit Agreement and subsequently as a result of the Buyout, during the year ended December 31, 2004, the Swaps lost their effectiveness and the ability to qualify as a hedge instrument. Accordingly, subsequent to December 31, 2003, the change in fair value of the Swaps was accounted for as income to current earnings. For the year ended December 31, 2004, the Companies recorded a loss relating to the change in the fair value of the Swaps totaling $1.5 million which was equal to the write-off of the cumulative comprehensive loss of $5.3 million, net of the current year increase in fair value of the Swaps of $3.8 million. As of December 31, 2004, the Companies have no plans of reestablishing the Swaps as hedges. The fair value of the Swaps at December 31, 2004 was $1.5 million and is included in the consolidated balance sheet of VRCC. The notional amount of the Swaps at December 31, 2004 was $43.4 million.

Similar to the Notes, B&BB, VRCC and RBG are jointly obligated under the Swaps. The allocation of the balance of the Swaps to the individual balance sheets of B&BB, VRCC and RBG was based on original allocation of the balance of the Original Credit Agreement. The balance sheet of the Company reflects the full obligation of the Swap at December 31, 2004 and 2003 with the amount recorded to the consolidated balance sheet of VRCC recognized as a deemed distribution to reflect the net obligation of the Swaps on the balance sheet of the Company at December 31, 2004 and 2003. At December 31, 2004, the net value of the Swaps recorded on the balance sheet of the Company is $0.

Other Indebtedness and Guarantees

During 2002, the Company, RBG and Resorts LLC entered into separate promissory notes with Wells Fargo Equipment Finance, Inc. totaling approximately $2.3 million to finance the acquisition of a player tracking system for each of the casinos. Each of the notes is separately guaranteed by the Company, VRCC, RBG and Resorts LLC. The Company has recorded a liability on the accompanying balance sheet of $363,000 and $539,000, respectively, at December 31, 2004 and 2003.

Notes to Financial Statements

B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo

5.    Long-term Debt (cont'd)

During 2002, Resorts LLC entered into a promissory note for approximately $574,000 with Wells Fargo Equipment Finance, Inc. to finance the acquisition of laundry equipment. The promissory note is guaranteed by B&BB, VRCC and RBG. The Company has recorded a liability on the accompanying balance sheet of $0 at December 31, 2004 and 2003.

During 2001, RBG and Resorts LLC entered into a promissory note for approximately $1 million with Wells Fargo Equipment Finance, Inc. to finance the acquisition of golf course maintenance equipment. The promissory note is guaranteed by B&BB and VRCC. The Company has recorded a liability on the accompanying balance sheet of $0 at December 31, 2004 and 2003.

The estimated fair value of the Companies' Senior Notes and Senior Sub Notes was $130.0 million and $41.3 million, respectively, at December 31, 2004. The estimated fair value amounts were based on quoted market prices. For all other indebtedness, the fair value approximates the carrying amount of the debt due to the short-term maturities of the individual components of the debt.

6.    Gaming Equipment Financing

The Company from time to time enters into agreements with gaming manufacturers to finance the purchase of gaming equipment. Contractual terms of the agreements with the gaming manufactures consist of payment terms of less than one year to up to three years without interest. In the event that an agreement with a gaming manufacturer extends past a year, the Company's will impute interest at a rate of 8%.

Gaming equipment financing consists of the following (in thousands):

	December 31,
	2004	2003
Gaming equipment financing to purchase 35 games, no payments for one year and monthly payments of $8 for 24 months beginning January 2006	$191	$—
Gaming equipment financing with terms of less than 12 months	280	565

	471
Less current portion	(280)	(565)

Gaming equipment financing, long-term portion	$191	$—

7.    Related Company Receivables and Payables

        The related company payable of $1.3 million at December 31, 2004 is due to VRCC. The related company receivables of the Company consist of the following (in thousands):

	December 31,
	2004	2003
Virgin River Casino Corp.	$704	$1
RBG, LLC	20	109
Casablanca Resorts, LLC	34	1,092

Related company receivables	$758	$1,202

Notes to Financial Statements

B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo

7.    Related Company Receivables and Payables (cont'd)

The transactions between the Company and the entities above are based on informal arrangements. At December 31, 2004, there are no specific payment terms nor do any of the receivables require the payment of any interest.

8.    Treasury Stock

During 1992, the Board of Directors of the Company authorized the purchase of eight shares of common stock at a total cost of $400,000. During 1993, the Board of Directors of the Company authorized the purchase of four additional shares of common stock at a total cost of $300,000. The repurchased shares of stock are held as treasury shares and are reflected at cost in the accompanying financial statements.

9.    Related Party Transactions

Wingnuts, Inc. is a company that owns an airplane used by the Company. Wingnuts, Inc. is owned by Mr. Black along with various former stockholders of B&BB. Wingnuts, Inc. charges the Company for business usage of the airplane using hourly rates for actual air time. Total charges for the years ended December 31, 2004, 2003 and 2002 were $24,000, $18,000 and $7,000, respectively.

Virgin River Foodmart, Inc. ("Foodmart"), a Nevada corporation, is owned by Mr. Black and former shareholders of the Company and VRCC. Participants in the Company's slot club program are able to redeem their points for gasoline at the Foodmart. Foodmart charges the Company the retail amount of gas purchased with player points. For the years ended December 31, 2004, 2003 and 2002, Foodmart has charged the Company $306,000, $225,000 and $201,000, respectively, for gasoline purchased with points from the Company's slot club program.

Black, LoBello & Pitegoff is a law firm managed by the daughter of Mr. Black. The Company retains Black, LoBello & Pitegoff as outside legal counsel, and Black, LoBello & Pitegoff has received legal fees for legal services in the amount of $43,000, $57,000 and $1,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

The Company paid Mr. Black management fees for his management of the Company's business. The Company paid Mr. Black management fees in the amount of $0, $0 and $80,000 for the fiscal years ended December 31, 2004, 2003 and 2002, respectively.

10.    401(k) Plan

The Companies implemented a defined contribution 401(k) plan, which covers all employees who meet certain age and length of service requirements and allows an employer contribution up to 40% of the first 6% of each participating employee's compensation. Plan participants can elect to defer before tax compensation through payroll deductions. These deferrals are regulated under Section 401(k) of the Internal Revenue Code. The Company's portion of the Companies' matching contributions for the years ended December 31, 2004, 2003 and 2002 were $55,000, $54,000 and $65,000, respectively.

Notes to Financial Statements

B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo

11.    Commitments and Contingencies

Operating Leases—

In 1990, the Company entered into a lease with VRCC for the land and buildings that currently contain the Virgin River Hotel/Casino/Bingo operations. The lease has a term of 30 years, ending in May 2020, with the ability to extend the lease for two ten year periods at the option of the Company. The lease provides for monthly payments of $525,000 through May 2020. Annually during the renewal period, the monthly lease payments shall increase based on the change in the consumer price index.

During 2000 and 2001, the Companies signed two lease agreements with Las Vegas Motor Speedway, Inc. to lease two separate suites at the Las Vegas Motor Speedway for the Companies over a five-year period beginning April 2000 and January 2001. The annual payments, including interest and taxes are $30,000 and $70,000, respectively.

Future minimum lease payments under operating leases for the five years subsequent to December 31, 2004 are as follows (in thousands):

Years ending December 31:
2005	$6,400
2006	6,300
2007	6,300
2008	6,300
2009	6,300
Thereafter	65,625

$97,225

Rent expense for the years ended December 31, 2004, 2003 and 2002 was $6.5 million, $6.5 million and $6.4 million, respectively.

12.    Subsequent Events (unaudited)

Gaming Equipment Agreements—Subsequent to December 31, 2004, the Company has entered into agreements with two different gaming machine vendors to purchase approximately $3.8 million in gaming equipment. Under the terms of the first agreement, approximately $3.5 million of gaming equipment was purchased. Within the terms of the first agreement, the Company is obligated to make no payments during the first year after delivery of the gaming equipment and monthly payments of $145,000 for two years beginning the second year after delivery. Under the second agreement, approximately $0.3 million of gaming equipment was purchased. Under the terms of the second agreement, the Company is obligated to make equal payments of approximately $9,000 a month for three years without interest.

B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo)

Condensed Balance Sheet
June 30, 2005
(in thousands)

June 30, 2005
(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,457
Accounts receivable, net	114
Related company receivables	186
Inventories	382
Prepaid expenses	1,060

Total current assets	9,199
Property and equipment, net	8,755
Goodwill and other intangible assets, net	13,060
Deferred financing fees	1,175
Other assets	258

Total assets	$32,447

Liabilities and Stockholder's Deficit
Current liabilities:
Current portion of long-term debt	$270
Current portion of gaming equipment financing	836
Accounts payable	729
Accrued liabilities	9,616
Related company payable	—

Total current liabilities	11,451
Gaming equipment financing, less current portion	2,868
Long-term debt, less current portion	167,571
Fair value of interest rate swaps	758
Commitments and contingencies
Stockholder's deficit:
Common stock, no par value; authorized 2,500 shares, 100 shares issued and 88 shares outstanding	—
Retained earnings	3,192
Treasury stock, at cost	(700)
Deemed Distribution	(152,693)

Total stockholder's deficit	(150,201)

Total liabilities and stockholder's deficit	$32,447

The accompanying notes are an integral part of this condensed financial statement.

B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo)

Condensed Statements of Operations (unaudited)
For the Six Months Ended June 30, 2005 and 2004
(in thousands)

	Six Months ended
	June 30, 2005	June 30, 2004
Revenues
Casino	$17,545	$15,881
Food and beverage	5,995	5,748
Hotel	4,655	4,057
Other	1,398	1,406

Total revenues	29,593	27,092
Less—promotional allowances	(3,901)	(3,570)

Net revenues	25,692	23,522
Operating expenses:
Casino	7,030	6,937
Food and beverage	3,657	3,545
Hotel	1,379	1,493
Other	750	722
Related company rent	3,150	3,150
General and administrative	6,404	5,593
Depreciation and amortization	1,359	685
Loss on disposal of assets	(43)	—
Total operating expenses	23,686	22,125
Operating income	2,006	1,397
Other income (expense):
Interest expense	(1,144)	(20)
Related party interest income	—	31

Other (expense) income	(1,144)	11

Net income	$862	$1,408

The accompanying notes are an integral part of these condensed financial statements.

B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo)

Condensed Statements of Cash Flows (unaudited)
For the Six-Months Ended June 30, 2005 and 2004
(in thousands)

	Six months ended
	June 30, 2005	June 30, 2004
Cash flows from operating activities:
Net income	$862	$1,408
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,359	685
Gain on sale and disposal of assets	(43)	—
Amortization of deferred financing fees	90	—
Interest expense on gaming equipment financing	119	—
Change in operating assets and liabilities:
Accounts, related company and related party receivables, net	713	423
Inventories	15	7
Prepaid expenses	147	(1)
Accounts payable and accrued liabilities	(40)	105

Net cash provided by operating activities	3,222	2,627
Cash flows from investing activities:
Proceeds received from sale of assets	110	—
Capital expenditures	(1,122)	(414)

Net cash used in investing activities	(1,012)	(414)
Cash flows from financing activities:
Payment of long-term debt	(93)	(87)
Payment on gaming equipment financing	(310)	(335)
Payment of financing fees	(22)	—
Change in other assets	(246)	61

Net cash used in financing activities	(671)	(361)

Net increase in cash and cash equivalents	1,539	1,852
Cash and cash equivalents at beginning of year	5,918	4,058

Cash and cash equivalents at end of period	$7,457	$5,910

B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo)

Condensed Statements of Cash Flows (unaudited)
For the Six-Months Ended June 30, 2005 and 2004
(in thousands)

	Six months ended
	June 30, 2005	June 30, 2004
Supplemental cash flow disclosure:
Cash paid for interest	$13	$19

Acquisition of assets with gaming equipment financing	$3,453	$—

The accompanying notes are an integral part of these condensed financial statements.

Notes to Condensed Financial Statements
June 30, 2005

B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo)

1.    Basis of Presentation and Background

        B & B B, Inc. (the "Company" or "B&BB") is a Nevada corporation formed on December 7, 1989 for the purpose of operating the Virgin River Hotel/Casino/Bingo ("Virgin River") located in Mesquite, Nevada. The Company's shares are 93.28% owned by Randy Black, Sr. ("Mr. Black") and his three siblings. The hotel portion of the facility commenced operations on June 1, 1990, and the casino portion commenced operations on September 1, 1990. The land and buildings are owned by Virgin River Casino Corporation ("VRCC"), a Nevada corporation which is 100% owned by Mr. Black and his three siblings, and leased to B&BB. Certain personal property including furniture and fixtures, leasehold improvements within the casino, and gaming equipment are owned by B&BB.

On December 20, 2004, the Company, VRCC and its subsidiary RBG, LLC ("RBG") and its subsidiary Casablanca Resorts, LLC ("Resorts LLC") (collectively, the "Companies"), entered into a series of transactions whereby they collectively co-issued $125.0 million aggregate principal amount of Senior Secured Notes due 2012 and $66.0 million aggregate principal amount at maturity ($39.9 million in gross proceeds) of Senior Subordinated Notes due 2013 and received a $16.0 million equity contribution from Mr. Black and R. Black, Inc. The Companies used the proceeds from the above offering to purchase the interests held by Mr. Black's siblings and unaffiliated shareholders (collectively known as the "Buyout") for $101.4 million pursuant to the Agreement for Purchase and Sale or Redemption of Equity Interests ("Agreement for Purchase of Equity Interests") between James A. Black Gaming Properties Trust, Gary W. Black Gaming Properties Trust, Michael T. Black Gaming Properties Trust, Jorco, Inc., Marcus A. Hall, James Ritchie and Barry Moore as Sellers and Robert R. Black, VRCC and B&BB as Purchasers (see Note 3). As a result of the Buyout, Mr. Black obtained the remaining 80.97% interest in B&BB and 75.0% interest in VRCC. VRCC along with R. Black, Inc. obtained 32.69% of the membership interest in RBG that was being purchased. The remaining proceeds were utilized to repay $64.0 million owed under the Credit Agreement by the Companies and the $2.0 million promissory note payable to a selling shareholder by VRCC. As a result of these transactions, Mr. Black and R. Black, Inc. control VRCC, RBG and B&BB. In addition, VRCC, RBG, and B&BB are co-issuers on the Companies' Senior Secured and Senior Subordinated Notes and all three entities are jointly managed and share resources.

Interim Financial Statements—The accompanying unaudited condensed financial statements for the six-month period ended June 30, 2005 and June 30, 2004 are unaudited. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary for a fair presentation of the Company's financial position and results of operations for such periods, have been included. The accompanying unaudited condensed financial statements should be read in conjunction with the Company's audited financial statements for the year ended December 31, 2004 included in this prospectus. The results for the six-month period ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005, or for any other period.

Notes to Condensed Financial Statements
June 30, 2005

B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo)

2.    Property and Equipment

        Property and equipment consists of the following (in thousands):

June 30, 2005
(unaudited)
Buildings	285
Land and leasehold improvements	3,582
Furniture, fixtures and equipment	23,657

27,524
Less—accumulated depreciation and amortization	(18,769)

Property and equipment, net	$8,755

3.    Purchase of Equity Interests

        On December 20, 2004, pursuant to the Agreement for Purchase of Equity Interests described in Note 1, Mr. Black and R. Black, Inc. acquired certain interests in B&BB, VRCC and RBG for $101.4 million. In addition, the Companies incurred approximately $10.1 million in capitalized deferred financing fees related to the issuance of the Notes, $1.3 million of which was recorded to the balance sheet of the Company. Management valued the assets acquired in the transaction as follows. Current assets and liabilities were recorded at book value, which approximated their estimated market values at the date of acquisition. Land, buildings and building improvements were valued based upon comparable values of recent sales in the Mesquite, Nevada market and 3rd party market valuations of comparable assets in Mesquite, Nevada. For equipment, management recorded these assets at book value, which was deemed to be fair value, considering the relative age and working condition of the equipment. Intangible assets, representing the Companies' customer list and slot club program, were recorded at fair value, which was calculated based upon comparable customer lists and slot programs with other casinos operating in the Las Vegas and surrounding market. In accordance with the provisions of SFAS No. 141, the remainder of the purchase price was allocated to goodwill. Management believes that the goodwill arose from the Companies' dominance in and the growing Mesquite, Nevada market, the value of the existing workforce and existing accounting and operating infrastructure.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed of the Companies at the date of acquisition. The purchase price allocation is in process and will be completed within one year of the acquisition; thus, the allocation of the purchase price is subject to refinement.

At December 20, 2004
Current assets	$15,600
Property and equipment	100,200
Other non-current assets	3,300
Intangibles	4,600
Goodwill	43,000

Total assets acquired	166,700

Current liabilities	12,800
Long-term liabilities	1,200
Long-term debt assumed	53,300

Notes to Condensed Financial Statements
June 30, 2005

B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo)

3.    Purchase of Equity Interests (cont'd)

At December 20, 2004
Total liabilities assumed	67,300

Net assets acquired	$99,400

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed related to the Company at the date of acquisition.

At December 20, 2004
Current assets	$6,200
Property and equipment	4,200
Intangibles	2,300
Goodwill	11,100

Total assets acquired	23,800

Current liabilities	3,700
Long-term debt assumed	100

Total liabilities assumed	3,800

Net assets acquired	$20,000

4.    Long-term Debt

        Long-term debt consists of the following (in thousands):

June 30, 2005
(unaudited)
9% senior secured notes, interest payable semiannually, principal due January 15, 2012, callable January 15, 2009	$125,000
12 3/4% senior subordinated notes, non-cash interest will accrue at an annual rate of 12 3/4% in the form of increase accreted value until January 15, 2009. Beginning January 15, 2009, interest payable semiannually, principal due January 15, 2013, callable January 15, 2009	42,456
Revolving credit facility totaling $15 million with Wells Fargo Foothill, at a margin above prime or LIBOR, as defined; collateralized by substantially all real and personal property, leases, intangibles and other interests of the Companies as defined.	115
Promissory note payable to Wells Fargo Equipment Finance, Inc. payable in monthly installments of $17 at an interest rate of 6.97%, due June 2006	270

167,841
Less—current portion	(270)

Total long-term debt	$167,571

Notes to Condensed Financial Statements
June 30, 2005

B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo)

4.    Long-term Debt (cont'd)

New Revolving Facility

The Wells Fargo Foothill credit facility ("Foothill Facility') is secured by substantially all the assets of the Companies. During the life of the Foothill Facility, the Companies may borrow up to the lesser of (1) $15.0 million less the Letter of Credit Usage, as defined, less the Bank Product Reserve, as defined, or (2) the Borrowing Base, as defined, less the Letter of Credit Usage. At June 30, 2005, the Bank Product Reserve was approximately $560,000 and is based on the fair market value at June 30, 2005 of the interest rate swap owed to Wells Fargo Foothill, Inc. Accordingly, the availability under the Foothill Facility at June 30, 2005 was limited to $14.3 million.

Under the terms of the Foothill Facility, interest accrues on the outstanding principal balance at LIBOR plus the LIBOR Rate Margin, which is 3.5%, or the Base Rate, as defined, plus the Base Rate Margin, which is 2%. LIBOR was approximately 3.9% at June 30, 2005. The Foothill Facility also contains certain financial and other covenants. These include a minimum trailing twelve-month Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") of $15,000,000 for the Companies and limitations on other indebtedness and capital expenditures, as defined. The Companies were in compliance with these covenants at June 30, 2005.

The outstanding balance on the Foothills Facility is a joint and several obligations of the Companies. The condensed balance sheet of the Company reflects the full obligation of the Foothills Facility at June 30, 2005 with the amount recorded on the consolidated balance sheet of VRCC recognized as a deemed distribution to reflect the net obligation of the Foothills Facility on the balance sheet of the Company at June 30, 2005. At June 30, 2005, the net amount of the Foothills Facility recorded on the Company's balance sheet is $0.

Senior Secured and Senior Subordinated Notes

In December 2004, as part of the Buyout, the VRCC, RBG and B&BB (the "Issuers") issued $125.0 million of 9% senior secured notes ("Senior Notes") due on January 15, 2012 and $39.9 million in gross proceeds of 12 3/4% senior subordinated notes ("Senior Sub Notes") due January 15, 2013 (collectively the "Notes"). The Notes are joint and several obligations of the Issuers and all current and future subsidiaries of the Issuers. Although the Notes are joint and several obligations of the Issuers, the allocation of the balance of the Notes to the individual balance sheets of B&BB, VRCC and RBG was according to the flow of funds at the date of the Buyout with the proceeds of the Senior Notes necessary to purchase the interests of B&BB recorded on the balance sheet of B&BB and the remaining proceeds of the Senior Notes and Senior Sub Notes recording on the balance sheet of VRCC. The condensed balance sheet of the Company reflects the full obligation of the Notes at June 30, 2005 with an amount that is record on the consolidated balance sheet of VRCC recognized as a deemed distribution to reflect the net obligation of the Notes recorded on the balance sheet of the Company at June 30, 2005. At June 30, 2005, the net amount of the Notes recorded on the Company's balance sheet is $20.6 million.

The Senior Notes pay interest semiannually while the Senior Sub Notes accrue interest in the form of increased accreted value until January 15, 2009, when the carrying book value of the Senior Sub Notes will be $66.0 million. At that point the Senior Sub Notes will pay interest semiannually on the same dates as the Senior Notes.

Notes to Condensed Financial Statements
June 30, 2005

B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo)

4.    Long-term Debt (cont'd)

The indentures (the "Indentures") governing the Companies' Notes contain certain customary financial and other covenants, which limit the Companies' ability to incur additional debt. The Indentures provide that the Companies may not incur additional indebtedness, other than specified types of indebtedness, unless the Consolidated Coverage Ratio, on a pro-forma basis after the incurrence of the additional indebtedness is at least 2.00 to 1.00. As of June 30, 2005, the Companies have incurred $0 of additional indebtedness as defined.

The Indentures also contain other covenants which limit the ability of the Issuers and Guarantors, as defined, to pay dividends, redeem stock, or make other distributions, make investments, create certain liens, enter into certain transactions with affiliates, utilize proceeds from asset sales, transfer or sell assets, issue or sell equity interests of subsidiaries and enter into certain mergers and consolidations, as defined in the Indentures. There are no restrictions related to the transfer of funds between the Issuers, Guarantors and their respective subsidiaries. The Issuers were in compliance with these covenants at June 30, 2005.

The Senior Notes are secured by substantially all existing and future assets of the Issuers and the Guarantors, as defined, as well as the equity interest of the Guarantors, the equity interests of the Acquiring Shareholder and his affiliate in the Issuers. The Guarantors are all the wholly owned subsidiaries of the Issuers. The Senior Notes are subordinated to the security interests of the Foothill Facility. The Senior Sub Notes are subordinate to the Senior Notes and all other indebtedness of the Companies.

5.    Gaming Equipment Financing

        The Company from time to time enters into agreements with gaming manufacturers to finance the purchase of gaming equipment. Contractual terms of the agreements with the gaming manufactures consist of payment terms of less than one year to up to three years without interest. In the event that an agreement with a gaming manufacturer extends past a year, the Company will impute interest at a rate of 8%.

Gaming equipment financing consists of the following (in thousands):

June 30, 2005
(unaudited)
Gaming equipment financing to purchase 273 games, no payments for one year and monthly payments of $145 for 24 months beginning February 2006	$3,058
Gaming equipment financing to purchase 20 games, monthly payments of $7 for 36 months beginning April 2005	220
Gaming equipment financing to purchase 35 games, no payments for one year and monthly payments of $8 for 24 months beginning January 2006	169
Gaming equipment financing to purchase 4 games, monthly payments of $1 for 36 months beginning April 2005	41
Gaming equipment financing to purchase 20 games, monthly payments of $7 for 36 months beginning April 2005	192
Gaming equipment financing with terms of less than 12 months	24

3,704
Less current portion	(836)

Gaming equipment financing, long-term portion	$2,868

Notes to Condensed Financial Statements
June 30, 2005

B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo)

6.    Related Party Transactions

        Wingnuts, Inc. is a company that owns an airplane used by the Company. Wingnuts, Inc. is owned by Mr. Black along with various former stockholders of the Company. Wingnuts, Inc. charges the Company for business usage of the airplane using hourly rates for actual air time. Total charges for the six-months ended June 30, 2005 and 2004 were $0 and $12,000, respectively.

Virgin River Foodmart, Inc. ("Foodmart"), a Nevada corporation, is owned by Mr. Black and former shareholders of the Company and VRCC. Participants in the Company's slot club program are able to redeem their points for gasoline at the Foodmart. Foodmart charges the Company the retail amount of gas purchased with player points. For the six-month periods ended June 30, 2005 and 2004, Foodmart has charged the Company $133,000 and $157,000, respectively, for gasoline purchased with points from the Company's slot club program.

Black, LoBello & Pitegoff is a law firm managed by the daughter of Mr. Black. The Company retains Black, LoBello & Pitegoff as outside legal counsel, and have incurred legal fees for legal services in the amount of $4,000 and $24,000 for the six-months ended June 30, 2005 and 2004, respectively.

Pursuant to the indenture, Mr. Black is entitled to a management fee for his management of the Company's business of up to 5% of EBITDA, as defined. The Company has recorded an estimated liability of $192,000 associated with this management fee at June 30, 2005.

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	17
Use of Proceeds	35
Selected Financial Data	36
Management's Discussion and Analysis of Financial Condition and Results of Operations	40
Business	67
Regulation and Licensing	75
Management	80
Security Ownership of Certain Beneficial Owners and Management	84
Certain Relationships and Related Transactions	86
Description of Other Indebtedness	89
The Exchange Offer	90
Description of Notes	102
Description of Senior Notes	104
Description of Senior Subordinated Notes	155
Book-Entry Procedures, Delivery, Form, Transfer and Exchange	204
Certain United States Federal Income Tax Considerations	210
Plan of Distribution	213
Legal Matters	214
Experts	214
Index to Financial Statements	F-1

        Until                            , 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

OFFER TO EXCHANGE

$125,000,000 aggregate principal amount
9% Senior Secured Notes due 2012
Which Have Been Registered Under the Securities Act of 1933
For Any and All Outstanding
9% Senior Secured Notes due 2012

AND

$66,000,000 aggregate principal amount at maturity
12 3/4% Senior Subordinated Discount Notes due 2013
Which Have Been Registered Under the Securities Act of 1933
For Any and All Outstanding
12 3/4% Senior Subordinated Discount Notes due 2013

PROSPECTUS

                        , 2005

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. Indemnification of Directors and Officers

        Section 78.7502 of the Nevada Revised Statutes ("NRS") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party in a completed, pending, or threatened proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer, director, employee or agent of the corporation or serving in certain capacities at the request of the corporation. Indemnification may include attorney's fees, judgments, fines and amounts paid in settlement. The person to be indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful.

        With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        Under Section 78.751 of the NRS, unless indemnification is ordered by a court, the determination must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in certain circumstances by independent legal counsel in a written opinion. Section 78.751 permits the articles of incorporation or bylaws to provide for payment to an officer or director of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

        Section 78.7502 also provides that to the extent a director, officer, employee or agent has been successful on the merits or otherwise in the defense of any such action, he or she must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense.

        The articles of incorporation or articles of organization, as applicable, of each of the registrants other than Virgin River Casino Corporation and B & B B, Inc., do not contain provisions requiring it to indemnify its executive officers and directs to the full extent permitted by the Nevada Revised Statutes. The bylaws or operating agreements, as applicable, of each of the registrants other than RBG, LLC and Casablanca Resorts, LLC contain provisions requiring it to indemnify its executive officers and directors to the full extent permitted by the Nevada Revised Statutes.

ITEM 21. Exhibits and Financial Statement Schedules

        (a)   See exhibits listed on the Exhibit Index following the signature page of this registration statement that is incorporated herein by reference.

        (b)   Financial statement schedules are omitted because of the absence of conditions under which they are required or because the required information is provided in the consolidated financial statements or notes thereto.

II-1

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 22. Undertakings

        The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        The registrants undertake that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-2

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Pre-Effective Amendment No. 5 to Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 22, 2005.

VIRGIN RIVER CASINO CORPORATION
By:	/s/ Robert R. Black, Sr. Robert R. Black, Sr. Chairman of the Board, Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act, this Pre-Effective Amendment No. 5 to Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert R. Black, Sr. Robert R. Black, Sr.	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	September 22, 2005
/s/ Curt Mayer Curt Mayer	Chief Financial Officer (Principal Financial and Accounting Officer)	September 22, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Pre-Effective Amendment No. 5 to Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 22, 2005.

RBG, LLC
By:	/s/ Robert R. Black, Sr. Robert R. Black, Sr. Manager

        Pursuant to the requirements of the Securities Act, this Pre-Effective Amendment No. 5 to Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert R. Black, Sr. Robert R. Black, Sr.	Manager (Principal Executive Officer)	September 22, 2005
/s/ Curt Mayer Curt Mayer	Chief Financial Officer (Principal Financial and Accounting Officer)	September 22, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Pre-Effective Amendment No. 5 to Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 22, 2005.

B & B B, INC.
By:	/s/ Robert R. Black, Sr. Robert R. Black, Sr. Chairman of the Board, Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act, this Pre-Effective Amendment No. 5 to Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert R. Black, Sr. Robert R. Black, Sr.	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	September 22, 2005
/s/ Curt Mayer Curt Mayer	Chief Financial Officer (Principal Financial and Accounting Officer)	September 22, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Pre-Effective Amendment No. 5 to Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 22, 2005.

CASABLANCA RESORTS, LLC
By:	/s/ Robert R. Black, Sr. Robert R. Black, Sr. Manager of its Manager, RBG, LLC

        Pursuant to the requirements of the Securities Act, this Pre-Effective Amendment No. 5 to Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert R. Black, Sr. Robert R. Black, Sr.	Manager of its Manager, RBG, LLC (Principal Executive Officer)	September 22, 2005
/s/ Curt Mayer Curt Mayer	Chief Financial Officer (Principal Financial and Accounting Officer)	September 22, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Pre-Effective Amendment No. 5 to Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 22, 2005.

OASIS INTERVAL OWNERSHIP, LLC
By:	/s/ Robert R. Black, Sr. Robert R. Black, Sr. Manager

        Pursuant to the requirements of the Securities Act, this Pre-Effective Amendment No. 5 to Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
s/ Robert R. Black, Sr. Robert R. Black, Sr.	Manager (Principal Executive Officer)	September 22, 2005
/s/ Curt Mayer Curt Mayer	Chief Financial Officer (Principal Financial and Accounting Officer)	September 22, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Pre-Effective Amendment No. 5 to Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 22, 2005.

OASIS INTERVAL MANAGEMENT, LLC
By:	/s/ Robert R. Black, Sr. Robert R. Black, Sr. Manager

        Pursuant to the requirements of the Securities Act, this Pre-Effective Amendment No. 5 to Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert R. Black, Sr. Robert R. Black, Sr.	Manager (Principal Executive Officer)	September 22, 2005
/s/ Curt Mayer Curt Mayer	Chief Financial Officer (Principal Financial and Accounting Officer)	September 22, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Pre-Effective Amendment No. 5 to Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 22, 2005.

OASIS RECREATIONAL PROPERTIES, INC.
By:	/s/ Robert R. Black, Sr. Robert R. Black, Sr. President

        Pursuant to the requirements of the Securities Act, this Pre-Effective Amendment No. 5 to Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert R. Black, Sr. Robert R. Black, Sr.	Managing Member (Principal Executive Officer)	September 22, 2005
/s/ Curt Mayer Curt Mayer	Chief Financial Officer (Principal Financial and Accounting Officer)	September 22, 2005

EXHIBIT INDEX

Index No.	Description
2.1**	Agreement for Purchase and Sale or Redemption of Equity Interests dated November 22, 2004 by and among James A. Black Gaming Properties Trust, Gary W. Black Gaming Properties Trust, Michael T. Black Gaming Properties Trust, Jorco, Inc., Marcus A. Hall, James Ritchie and Barry R. Moore, Robert R. Black, Sr., Virgin River Casino Corporation and B & B B, Inc.
2.2**	Agreement for Purchase and Sale or Redemption of Equity Interests dated December 9, 2004 by and among Scott M. Nielson, Robert R. Black, Sr. and B & B B, Inc.
2.3**
Indenture dated as of December 20, 2004 between Virgin River Casino Corporation, RBG, LLC and B & B B, Inc., certain guarantors and The Bank of New York Trust Company, N.A. relating to Series A and Series B 9% Senior Secured Notes due 2012.
2.4**
Indenture dated as of December 20, 2004 between Virgin River Casino Corporation, RBG, LLC and B & B B, Inc., certain guarantors and The Bank of New York Trust Company, N.A. relating to Series A and Series B 12 3/4% Senior Subordinated Discount Notes due 2012.
2.5**	Form of 9% Series B Senior Secured Notes due 2012 (included as part of Indenture at Exhibit 2.3)
2.6**	Form of Regulation S Global 9% Series B Senior Secured Note due 2012 (included as part of Indenture at Exhibit 2.3).
2.7**	Form of 12 3/4% Series B Senior Subordinated Discount Notes due 2012 (included as part of Indenture at Exhibit 2.4)
2.8**	Form of Regulation S Global 12 3/4% Series B Senior Subordinated Discount Note due 2012 (included as part of Indenture at Exhibit 2.4).
2.9**	Registration Rights Agreement dated as of December 20, 2004, by and among Virgin River Casino Corporation, RBG, LLC, B & B B, Inc., certain subsidiaries and Jefferies & Company, Inc.
2.10**
Purchase Agreement dated as of December 10, 2004 by and among by and among Virgin River Casino Corporation, RBG, LLC, B & B B, Inc., certain subsidiaries, certain pledgors and Jefferies & Company, Inc.
2.11**
Senior Secured Notes Security Agreement dated December 20, 2004, by and among Virgin River Casino Corporation, RBG, LLC, B & B B, Inc., certain subsidiaries and The Bank of New York Trust Company, N.A., as collateral agent.
2.12**	Parent Pledge Agreement dated December 20, 2004 by R. Black, Inc. and The Robert R. Black, Sr. Gaming Properties Trust in favor of The Bank of New York Trust Company, N.A., as collateral agent.
2.13**	Trademark Security Agreement dated December 20, 2004, by and among Virgin River Casino Corporation, RBG, LLC, B & B B, Inc., certain subsidiaries and The Bank of New York Trust Company, N.A.
2.14**
Credit Agreement dated December 20, 2004, by and among Virgin River Casino Corporation, RBG, LLC, B & B B, Inc., certain subsidiaries, Wells Fargo Foothill, Inc. as the arranger and administrative agent and the other lending parties thereto.

2.15**
Security Agreement dated December 20, 2004 B & B B, Inc., Casablanca Resorts, LLC, Oasis Interval Management, LLC, Oasis Interval Ownership, LLC, Oasis Recreational Properties, Inc., RBG, LLC and Virgin River Casino Corporation and Wells Fargo Foothill, Inc., as agent.
2.16**	Parent Pledge Agreement dated December 20, 2004 by and among Robert R. Black, Sr., The Robert R. Black, Sr. Gaming Properties Trust, R. Black, Inc. in favor of Wells Fargo Foothill Inc.
2.17**	Trademark Security Agreement dated December 20, 2004 by and among B & B B, Inc., RBG, LLC, Virgin River Casino Corporation, certain subsidiaries and Wells Fargo Foothill, Inc.
2.18**
Bailee Agreement dated December 20, 2004 by and among Wells Fargo Foothill, Inc., The Bank of New York Trust Company, N.A., Nevada Title Company, Robert R. Black, Sr., R. Black, Inc. and Virgin River Casino Corporation.
2.19**	Intercompany Subordination Agreement dated December 20, 2004 by and among B & B B, Inc., RBG, LLC, Virgin River Casino Corporation, certain subsidiaries and Wells Fargo Foothill, Inc.
2.20**
Intercreditor and Lien Subordination Agreement dated December 20, 2004 by and among B & B B, Inc., RBG, LLC, Virgin River Casino Corporation, certain subsidiaries and Wells Fargo Foothill, Inc., Wells Fargo Foothill, Inc. and The Bank of New York Trust Company, N.A.
2.21**
Leasehold and Fee Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents (Nevada) dated as of December 20, 2004 and made by Virgin River Casino Corporation, RBG, LLC, Casablanca Resorts, LLC and Oasis Interval Ownership, LLC to Nevada Title Company, as trustee, for the benefit of The Bank of New York Trust Company, N.A.
2.22**
Leasehold and Fee Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents (Arizona) dated as of December 20, 2004 and made by Oasis Recreational Properties, Inc. to Transnation Title Insurance Company, as trustee, for the benefit of The Bank of New York Trust Company, N.A.
2.23**
Leasehold and Fee Deed of Trust, Fixture Filing with Assignment of Rents and Leases, and Security Agreement (Nevada) dated as of December 20, 2004 and made by and from RBG, LLC, Virgin River Casino Corporation, Casablanca Resorts, LLC, B & B B, Inc., and Oasis Interval Ownership, LLC to Nevada Title Company, as trustee, for the benefit of Wells Fargo Foothill, Inc.
2.24**
Leasehold and Fee Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing (Arizona) dated as of December 20, 2004 and made by and from Oasis Recreational Properties, Inc. to Transnation Title Insurance Company, as trustee, for the benefit of Wells Fargo Foothill, Inc.
2.25**
Assignment of Entitlements, Contracts, Rents and Revenues (Nevada) dated December 16, 2004 by and between Virgin River Casino Corporation, RBG, LLC, Casablanca Resorts, LLC, Oasis Interval Ownership, LLC, B & B B, Inc. and The Bank of New York Trust Company, N.A.

2.26**	Assignment of Entitlements, Contracts, Rents and Revenues (Arizona) dated December 17, 2004 by and between Oasis Recreational Properties, Inc. and The Bank of New York Trust Company, N.A.
2.27**
Assignment of Entitlements, Contracts, Rents and Revenues (Nevada) dated December 20, 2004 and made by and between Virgin River Casino Corporation, RBG, LLC, Casablanca Resorts, LLC, B & B B, Inc. and Oasis Interval Ownership, LLC and Wells Fargo Foothill, Inc.
2.28**	Assignment of Entitlements, Contracts, Rents and Revenues (Arizona) dated December 20, 2004 and made by and between Oasis Recreational Properties, Inc. and Wells Fargo Foothill, Inc.
2.29**	Collateral Assignment of Notes and Deeds of Trust dated December 16, 2004 by and between Oasis Interval Ownership, LLC and The Bank of New York Trust Company, N.A.
2.30**	Collateral Assignment of Notes and Deeds of Trust dated December 20, 2004 by and between Oasis Recreational Properties, Inc. and Wells Fargo Foothill, Inc.
2.31**
Estoppel Certificate Consent and Agreement dated December 20, 2004 by River View Limited Liability Company and RBG, LLC, for the benefit of The Bank of New York, as collateral agent, and Wells Fargo Foothill, Inc., as arranger and administrative agent.
2.32***
Convertible Senior Secured Note Purchase Agreement dated December 20, 2004 by and between R. Black, Inc., Robert R. Black Sr., Trustee of the Robert R. Black, Sr. Gaming Properties Trust u/a/d May 24, 2004 and Michael Gaughan.
2.33***	Convertible Note Pledge Agreement dated December 20, 2004 by and between Robert R. Black Sr., Trustee of the Robert R. Black, Sr. Gaming Properties Trust u/a/d May 24, 2004 and Michael Gaughan.
2.34***	Convertible Promissory Note dated December 20, 2004 made by R. Black, Inc. in favor of Michael J. Gaughan.
3.10**	Articles of Incorporation of Virgin River Casino Corporation filed July 1, 1988.
3.11**	Articles of Organization of RBG, LLC filed February 18, 1997.
3.12**	Articles of Incorporation of B & B B, Inc. filed December 7, 1989.
3.13**	Articles of Organization of Casablanca Resorts, LLC filed February 6, 2001.
3.14**	Articles of Organization of Oasis Interval Ownership, LLC filed May 31, 2001.
3.15**	Articles of Organization of Oasis Interval Management, LLC filed May 31, 2001.
3.16**	Articles of Incorporation of Oasis Recreational Properties, Inc. filed May 23, 2001.
3.20**	By-laws of Virgin River Casino Corporation adopted July 14, 1988.
3.21**	Operating Agreement of RBG, LLC adopted March 17, 1997.
3.22**	By-laws of B & B B, Inc. adopted December 8, 1989.
3.23**	Operating Agreement of Casablanca Resorts, LLC adopted May 31, 2001.
3.24**	Operating Agreement of Oasis Interval Ownership, LLC adopted June 13, 2001.
3.25**	Operating Agreement of Oasis Interval Management, LLC adopted June 6, 2001.

3.26**	By-laws of Oasis Recreational Properties, Inc. adopted June 13, 2001.
5.1***	Opinion of Kummer Kaempfer Bonner & Renshaw
10.1****	Letter dated November 12, 2004 between Curt C. Mayer and Robert R. Black, Sr. regarding employment of Mr. Mayer by B& BB Inc., Virgin River Casino Corporation, Inc. and RBG, LLC.
10.2***	Lease Buy-Out and Condominium Conversion Management Agreement dated January 24, 2005 by and between MDW Mesquite, LLC, RBG, LLC and Robert R. Black, Sr.
12.1*	Computation of Ratio of Earnings to Fixed Charges
21.1***	Subsidiaries of the Company
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2**	Consent of Kummer Kaempfer Bonner & Renshaw (included in Exhibit 5.1)
24.1**	Powers of Attorney (included on the signature pages of registration statement)
25.1**	Statement of Eligibility of Trustee on Form T-1 (9% Senior Secured Notes due 2012)
25.2**	Statement of Eligibility of Trustee on Form T-1 (12 3/4% Senior Subordinated Discount Notes due 2013)
99.1****	Form of Letter of Transmittal (9% Senior Secured Notes due 2012).
99.2****	Form of Letter of Transmittal (12 3/4% Senior Subordinated Discount Notes due 2013).
99.3***	Consent of Prospective Director Hal M. Hornburg
99.4***	Consent of Prospective Director Allan O. Hunter, Jr.
99.5***	Consent of Prospective Director Glenn J. Teixera

*
Filed herewith.

**
Previously filed with the Form S-4 filed March 8, 2005.

***
Previously filed with the Pre-Effective Amendment No. 1 to Form S-4 filed May 2, 2005.

****
Previously filed with the Pre-Effective Amendment No. 2 to Form S-4 filed May 26, 2005.

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TABLE OF ADDITIONAL REGISTRANTS
WHERE YOU CAN FIND MORE INFORMATION
TRADEMARKS
FORWARD LOOKING STATEMENTS
PROSPECTUS SUMMARY
Risk Factors
The Transactions
Summary of the Terms of the Notes
Summary Financial Data
RISK FACTORS
Risks Related to this Offering and the Notes
Risks Related to Our Business
USE OF PROCEEDS
SELECTED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
REGULATION AND LICENSING
MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF OTHER INDEBTEDNESS
THE EXCHANGE OFFER
DESCRIPTION OF NOTES
DESCRIPTION OF SENIOR NOTES
DESCRIPTION OF SENIOR SUBORDINATED NOTES
BOOK-ENTRY PROCEDURES, DELIVERY, FORM, TRANSFER AND EXCHANGE
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Virgin River Casino Corporation Consolidated Balance Sheets December 31, 2004 and 2003 (in thousands)
Virgin River Casino Corporation Consolidated Statements of Cash Flows For the Years Ended December 31, 2004, 2003 and 2002 (in thousands)
Virgin River Casino Corporation Consolidated Statements of Stockholder's (Deficit) Equity For the Years Ended December 31, 2004, 2003 and 2002 (in thousands)
Virgin River Casino Corporation Condensed Consolidated Balance Sheet June 30, 2005 (in thousands)
Virgin River Casino Corporation Condensed Consolidated Statements of Operations (unaudited) For the Six Months Ended June 30, 2005 and 2004 (in thousands)
Virgin River Casino Corporation Condensed Consolidated Statements of Cash Flows (unaudited) For the Six-Months Ended June 30, 2005 and 2004 (in thousands)
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
RBG, LLC Consolidated Balance Sheets December 31, 2004 and 2003 (in thousands)
RBG, LLC Consolidated Statements of Operations and Comprehensive Loss For the Years Ended December 31, 2004, 2003 and 2002 (in thousands)
RBG, LLC Consolidated Statements of Cash Flows For the Years Ended December 31, 2004, 2003 and 2002 (in thousands)
RBG, LLC Condensed Consolidated Balance Sheet June 30, 2005 (in thousands)
RBG, LLC Condensed Consolidated Statements of Operations (unaudited) For the Six Months Ended June 30, 2005 and 2004 (in thousands)
RBG, LLC Condensed Consolidated Statements of Cash Flows (unaudited) For the Six-Months Ended June 30, 2005 and 2004 (in thousands)
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo) Balance Sheets December 31, 2004 and 2003 (in thousands)
B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo) Statements of Operations For the Years Ended December 31, 2004, 2003 and 2002 (in thousands)
B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo) Statements of Cash Flows For the Years Ended December 31, 2004, 2003 and 2002 (in thousands)
B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo) Statements of Cash Flows (continued) For the Years Ended December 31, 2004, 2003 and 2002 (in thousands)
B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo) Condensed Balance Sheet June 30, 2005 (in thousands)
B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo) Condensed Statements of Operations (unaudited) For the Six Months Ended June 30, 2005 and 2004 (in thousands)
B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo) Condensed Statements of Cash Flows (unaudited) For the Six-Months Ended June 30, 2005 and 2004 (in thousands)
B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo) Condensed Statements of Cash Flows (unaudited) For the Six-Months Ended June 30, 2005 and 2004 (in thousands)
TABLE OF CONTENTS
SIGNATURES
EXHIBIT INDEX